QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 2, 2003

Registration No. 333-104177

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ANDREW CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3357 (Primary Standard Industrial Classification Code Number)	36-2092797 (I.R.S. Employer Identification Number)
10500 West 153rd Street Orland Park, Illinois 60462 Telephone: (708) 349-3300 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Charles R. Nicholas
Vice Chairman of the Board and Chief Financial Officer
ANDREW CORPORATION
10500 West 153rd Street
Orland Park, Illinois 60462
Telephone: (708) 349-3300
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Dewey B. Crawford Joseph H. Greenberg Gardner Carton & Douglas LLC 191 N. Wacker Drive Suite 3700 Chicago, Illinois 60606 (312) 569-1000	Lyle G. Ganske Patrick J. Leddy Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114-1190 (216) 586-3939

Approximate date of commencement of proposed sale to the public:
Upon completion of the merger described herein.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. Andrew may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and is not a solicitation of an offer to buy these securities in any state where such an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2003

Dear Andrew and Allen Stockholders:

        On behalf of the boards of directors and management teams of both Andrew Corporation and Allen Telecom Inc., we are pleased to deliver this joint proxy statement/prospectus for the merger involving Andrew and Allen. Upon completion of the merger, holders of Allen common stock will be entitled to receive 1.775 shares of Andrew common stock for each share of Allen common stock that they own at the effective time of the merger and holders of Allen Series D 7.75% Convertible Preferred Stock will be entitled to receive one share of newly created Andrew Series A 7.75% Convertible Preferred Stock, with substantially identical rights as the Allen Series D 7.75% Convertible Preferred Stock, for each share of Allen Series D 7.75% Convertible Preferred Stock that they own at the effective time of the merger. This will result in the holders of Allen common stock owning approximately 36% of the outstanding common stock of Andrew after completion of the merger. If the merger is not completed by September 30, 2003 (or November 30, 2003 if the merger has not been completed as a result of a failure to obtain certain required governmental approvals and clearances), either Andrew or Allen may terminate the merger agreement. Andrew common stock is, and the newly-created Andrew preferred stock will be, listed on the Nasdaq National Market under the symbols "ANDW" and "ANDWP," respectively.

        The boards of directors of Andrew and Allen have unanimously approved the merger agreement and strongly recommend the merger.

        We encourage you to read this joint proxy statement/prospectus, which includes important information about the merger. The section entitled "Risk Factors" beginning on page 22 of this joint proxy statement/prospectus contains a description of risks that you should consider in evaluating the proposed merger.

        Completion of the merger requires Andrew stockholders to approve the issuance of shares of Andrew stock in connection with the merger and the amendment of the Andrew certificate of incorporation and requires holders of Allen common stock to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. Andrew and Allen have scheduled special meetings of their stockholders to obtain these approvals on                         , 2003. Information regarding these special meetings is included in this joint proxy statement/prospectus. The Andrew board of directors recommends that Andrew stockholders vote "FOR" the proposal to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger, "FOR" the proposal to amend the Andrew certificate of incorporation to authorize the creation of a Series A 7.75% Convertible Preferred Stock, "FOR" the proposal to amend the Andrew certificate of incorporation to increase the maximum size of the Andrew board of directors from 11 to 13 and "FOR" the proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals. The Allen board of directors recommends that Allen stockholders vote "FOR" the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal.

        Please vote "FOR" these proposals by completing, signing and dating the enclosed proxy card or voting instruction card today and returning it in the postage pre-paid, pre-addressed envelope provided. If you wish to vote "AGAINST" these proposals, you must also complete, sign and date the enclosed proxy card or voting instruction card and return it in the postage pre-paid, pre-addressed envelope provided. If you hold your shares in the name of a bank, broker or nominee, you should follow the instructions you receive from your bank, broker or nominee.

        Thank you for your support.

        Sincerely,

/s/ Floyd L. English	/s/ Philip Wm. Colburn
Floyd L. English	Philip Wm. Colburn
Chairman of the Board of Directors Andrew Corporation	Chairman of the Board of Directors Allen Telecom Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of Andrew common stock or the Andrew Series A 7.75% Convertible Preferred Stock to be issued in connection with the merger or determined whether this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated                        , 2003 and is first being mailed to stockholders of Andrew and Allen on or about                        , 2003.

        This joint proxy statement/prospectus incorporates important business and financial information about Andrew Corporation (Andrew) and Allen Telecom Inc. (Allen) from documents that each company has filed with the Securities and Exchange Commission (SEC) but that have not been included in or delivered with this joint proxy statement/prospectus. For a listing of documents incorporated by reference into this joint proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page 127 of this joint proxy statement/prospectus.

        Andrew will provide you with copies of this information relating to Andrew, without charge, upon written or oral request to:

ANDREW CORPORATION
10500 West 153rd Street
Orland Park, Illinois 60462
Telephone: (708) 349-3300

        Allen will provide you with copies of this information relating to Allen, without charge, upon written or oral request to:

ALLEN TELECOM INC.
25101 Chagrin Boulevard
Suite 350
Beachwood, Ohio 44122
Telephone: (216) 765-5818

        In order for you to receive timely delivery of the documents in advance of the Andrew special meeting, Andrew should receive your request no later than                            , 2003.

        In order for you to receive timely delivery of the documents in advance of the Allen special meeting, Allen should receive your request no later than                             , 2003.

ANDREW CORPORATION
10500 West 153rd Street
Orland Park, Illinois 60462
Telephone: (708) 349-3300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date
Place
Items of Business	1.
To consider and vote upon a proposal to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger of Allen Telecom Inc. with and into Adirondacks, LLC, a wholly owned subsidiary of Andrew, as contemplated by the Agreement and Plan of Merger among Andrew, Adirondacks and Allen.
	2.	To consider and vote upon a proposal to amend the certificate of incorporation of Andrew Corporation to authorize the creation of a Series A 7.75% Convertible Preferred Stock.
	3.	To consider and vote upon a proposal to amend the certificate of incorporation of Andrew Corporation to increase the maximum size of the Andrew board of directors from 11 to 13.
4.
To consider and vote upon a proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the above proposals.
	5.	To transact such other business as may properly come before the Andrew special meeting or any adjournment or postponement of the Andrew special meeting.
Adjournments and Postponements
Any action on the items of business described above may be considered at the special meeting at the time and on the date specified above or at any time and date to which the Andrew special meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a holder of Andrew common stock at the close of business on May 27, 2003.
Voting
Your vote is very important. Whether or not you plan to attend the Andrew special meeting, we encourage you to read this joint proxy statement/prospectus and submit your proxy or voting instructions for the Andrew special meeting as soon as possible. You may submit your proxy or voting instructions for the Andrew special meeting by completing, signing and dating the proxy card or voting instruction card and returning it in the postage pre-paid, pre-addressed envelope provided, or alternatively if you are a record holder, by using the telephone or the Internet. If you hold your shares in the name of a bank, broker or nominee, you should follow the instructions you receive from your bank, broker or nominee. For specific instructions on how to vote your shares, please refer to the section entitled "The Special Meeting of Andrew Stockholders" beginning on page 29 of this joint proxy statement/prospectus and the instructions on the proxy card or voting instruction card.
By Order of the Board of Directors,

/s/ James F. Petelle

, 2003 Orland Park, Illinois	James F. Petelle Vice President and Secretary

ALLEN TELECOM INC.
25101 Chagrin Boulevard
Suite 350
Beachwood, Ohio 44122
Telephone: (216) 765-5818

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date
Place
Items of Business	1.
		To consider and vote upon a proposal to adopt the Agreement and Plan of Merger among Andrew Corporation, Adirondacks, LLC and Allen Telecom Inc., and approve the merger and the other transactions contemplated by the Agreement and Plan of Merger.
	2.
		To consider and vote upon a proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the above proposal.
	3.	To transact such other business as may properly come before the Allen special meeting or any adjournment or postponement of the Allen special meeting.
Adjournments and Postponements
	Any action on the items of business described above may be considered at the Allen special meeting at the time and on the date specified above or at any time and date to which the Allen special meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a holder of Allen common stock at the close of business on May 27, 2003.
Voting
	Your vote is very important. Whether or not you plan to attend the Allen special meeting, we encourage you to read this joint proxy statement/prospectus and submit your proxy for the Allen special meeting as soon as possible. If you are a holder of record of Allen common stock, you may submit your proxy for the Allen special meeting by completing, signing and dating the proxy card and returning it in the postage pre-paid, pre-addressed envelope provided. If you hold your shares in the name of a bank, broker or nominee, you should follow the instructions you receive from your bank, broker or nominee. For specific instructions on how to vote your shares, please refer to the section entitled "The Special Meeting of Allen Stockholders" beginning on page 34 of this joint proxy statement/prospectus and the instructions on the proxy card.
By Order of the Board of Directors,

/s/ Laura C. Meagher

, 2003 Beachwood, Ohio	Laura C. Meagher General Counsel and Secretary

i

THE SPECIAL MEETING OF ANDREW STOCKHOLDERS	29
Date, Time and Place	29
Items of Business	29
Recommendation of the Andrew Board of Directors	29
Method of Voting; Record Date; Stock Entitled to Vote; Quorum	29
Adjournment and Postponement	30
Required Vote	31
Share Ownership of Andrew Directors and Executive Officers	31
Voting Procedures	31
Other Matters	33
THE SPECIAL MEETING OF ALLEN STOCKHOLDERS	34
Date, Time and Place	34
Items of Business	34
Recommendation of the Allen Board of Directors	34
Method of Voting; Record Date; Stock Entitled to Vote; Quorum	34
Adjournment and Postponement	35
Required Vote	36
Share Ownership of Allen Directors and Executive Officers	36
Voting Procedures	36
Other Matters	38
THE MERGER	39
Background of the Merger	39
Andrew Corporation's Reasons for the Merger	44
Recommendation of the Andrew Board of Directors	45
Opinion of Andrew Financial Advisor	47
Recommendation of the Allen Board of Directors and Reasons for the Merger	54
Opinions of Allen Financial Advisor	56
Andrew Financial Projections	65
Interests of Allen Directors and Executive Officers in the Merger	66
The Merger Agreement	74
United States Federal Income Tax Consequences of the Merger	89
Accounting Treatment of the Merger	90
Directors of Andrew and Management of the Surviving Company Following the Merger	91

ii

Regulatory Filings and Approvals Required to Complete the Merger	91
Listing of Shares of Andrew Common Stock and Andrew Series A 7.75% Convertible Preferred Stock Issued in the Merger on the Nasdaq National Market	92
Delisting and Deregistration of Allen Common Stock and Series D 7.75% Convertible Preferred Stock After the Merger	92
Restrictions on Sales of Shares of Andrew Common Stock Received in the Merger	92
Appraisal Rights	92
BUSINESS OF THE COMBINED COMPANY	93
Overview of Business Structure	93
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	95
COMPARISON OF RIGHTS OF ANDREW AND ALLEN STOCKHOLDERS	103
Comparison of the Certificates of Incorporation and Bylaws of Andrew and Allen	103
Indemnification of Directors and Officers	107
Stockholder Rights Plans	109
DESCRIPTION OF ANDREW CAPITAL STOCK	110
Authorized Capital Stock	110
Andrew Common Stock	110
New Andrew Series A 7.75% Convertible Preferred Stock to be Issued in the Merger	111
PROPOSALS TO AMEND THE ANDREW CERTIFICATE OF INCORPORATION	125
FUTURE ANDREW STOCKHOLDER PROPOSALS	125
FUTURE ALLEN STOCKHOLDER PROPOSALS	126
LEGAL MATTERS	127
EXPERTS	127
WHERE YOU CAN FIND MORE INFORMATION	127
ANNEX A—AGREEMENT AND PLAN OF MERGER AND AMENDMENT
ANNEX B—OPINION OF MORGAN STANLEY & CO. INCORPORATED
ANNEX C—OPINION OF BEAR, STEARNS & CO. INC.
ANNEX D—UPDATE OF OPINION OF BEAR, STEARNS & CO. INC.
ANNEX E—AMENDMENTS TO ANDREW CERTIFICATE OF INCORPORATION

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

General Questions and Answers

Q:
Why am I receiving this joint proxy statement/prospectus?

A:
Andrew and Allen have agreed to combine their businesses under the terms of a merger agreement that is described in this joint proxy statement/prospectus. A copy of the merger agreement is attached to this joint proxy statement/prospectus as ANNEX A.

  In order to complete the merger, Andrew stockholders must approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger and must approve the amendment of the Andrew certificate of incorporation to authorize the creation of a Series A 7.75% Convertible Preferred Stock and to increase the maximum size of the Andrew Board of Directors from 11 to 13, and holders of Allen common stock must adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. Each of Andrew and Allen will hold a special meeting of its respective stockholders to obtain these approvals. This joint proxy statement/prospectus contains important information about the merger and the special meeting of each of Andrew and Allen, and you should read it carefully. For Andrew stockholders, the enclosed voting materials for the Andrew special meeting allow you to vote your shares of Andrew common stock without attending the Andrew special meeting. For holders of Allen common stock, the enclosed voting materials for the Allen special meeting allow you to vote your shares of Allen common stock without attending the Allen special meeting.

  Your vote is important. We encourage you to vote as soon as possible. For more specific information on how to vote, please see the questions and answers for each of the Andrew and Allen stockholders below.

Q:
Why are Andrew and Allen proposing the merger? (see pages 44 and 54)

A:
Andrew and Allen share a conviction that advances in technology, increased competition and changing customer requirements are rapidly transforming the structure and economics of the wireless infrastructure industry. Andrew and Allen also share a belief that failure to take action to comprehensively address these market trends will weaken our respective competitive positions and result in the deterioration of our respective businesses. After reviewing numerous strategic alternatives to address the opportunities and challenges facing our companies, the boards of directors of both Andrew and Allen concluded that this merger represents an attractive strategic alternative for our respective companies. Specifically, we believe, when consummated, the merger will, among other things:

•
enhance our global presence in the wireless infrastructure subsystems market;

•
strengthen and broaden our product offerings;

•
improve our relationships with customers, partners and employees; and

•
generate synergies and cost savings following the integration of the two companies that are expected to reach a rate of at least $40 million on an annual basis beginning in the fourth quarter of fiscal 2004. This cost savings estimate is based upon preliminary assumptions regarding facility closures, workforce rationalization and other considerations. Andrew expects the cost savings to result primarily from consolidation of manufacturing facilities, elimination of duplicate corporate overhead functions, economies of scale in procurement and rationalization of the research and development and sales functions of the combined company.

Q:
What will happen in the proposed merger?

A:
In the proposed merger, Allen will merge with and into a wholly owned subsidiary of Andrew. The subsidiary will survive as a wholly owned subsidiary of Andrew under the name of "Allen Telecom LLC."

Q:
Are there risks associated with the merger?

A:
Yes. Andrew and Allen may not achieve the expected benefits of the merger because of the risks and uncertainties discussed in the section entitled "Risk Factors" beginning on page 22 of this joint proxy statement/prospectus.

Q:
When do Andrew and Allen expect to complete the merger?

A:
Andrew and Allen currently plan to complete the merger promptly after stockholder approvals have been obtained.

Q:
How do the boards of directors of Andrew and Allen recommend that I vote? (see pages 45 and 54)

A:
The Andrew board of directors recommends that Andrew stockholders vote "FOR" the proposal to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger, "FOR" the proposals to amend the Andrew certificate of incorporation to authorize the creation of a Series A 7.75% Convertible Preferred Stock and to increase the maximum size of the Andrew board of directors from 11 to 13 and "FOR" the proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals.

  The Allen board of directors recommends that holders of Allen common stock vote "FOR" the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal.

Q:
What should I do if I receive more than one set of voting materials? (see pages 29 and 36)

A:
You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If your shares are held in more than one name you will receive more than one proxy or voting instruction card. In addition, if you are a stockholder of both Andrew and Allen, you may receive one or more proxy cards or voting instruction cards for Andrew and one or more proxy cards or voting instruction cards for Allen. If you are a stockholder of both Andrew and Allen, please note that a vote for approval of the issuance of shares in connection with the merger, the approval of the amendments to the Andrew certificate of incorporation or the approval of an adjournment or postponement of the Andrew special meeting to permit further solicitation of proxies at the Andrew special meeting will not constitute a vote for the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement or the approval of an adjournment or postponement of the Allen special meeting to permit further solicitation of proxies at the Allen special meeting, and vice versa. Therefore, please complete, sign, date and return each proxy card you receive from either Andrew or Allen, give your voting instructions to your broker or other nominee, or alternatively, in the case of Andrew stockholders of record, vote by telephone or the Internet.

Questions and Answers for Andrew Stockholders

Q:
When and where is the Andrew special meeting? (see page 29)

A:
The special meeting of Andrew stockholders will be held at             a.m., local time, on                            , 2003, at                        . Check-in will begin at             a.m.

Q:
What is the vote of Andrew stockholders required to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger, to approve the amendments to the Andrew certificate of incorporation and to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals? (see page 30)

A:
The listing requirements of the Nasdaq National Market require the approval of a majority of the total votes cast at the Andrew special meeting in person or by proxy on the issuance of shares proposal because the shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock on an as-converted basis being issued in connection with the merger will represent in excess of 20% of the issued and outstanding voting stock of Andrew before the merger. Under Delaware law, the amendments to the Andrew certificate of incorporation to authorize the creation of a Series A 7.75% Convertible Preferred Stock and to increase the maximum size of the Andrew board of directors from 11 to 13 each requires the approval of a majority of the issued and outstanding stock of Andrew entitled to vote on each proposal. Under Delaware law and Andrew's bylaws, the vote of the majority of shares present in person or by proxy at the Andrew special meeting and entitled to vote on the proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals, is required to approve such adjournment or postponement.

Q:
As an Andrew stockholder, how can I vote? (see page 31)

A:
If you are a stockholder of record, you may vote in person at the Andrew special meeting or you may submit a proxy for the Andrew special meeting (1) by completing, signing and dating the proxy card and returning it in the postage pre-paid, pre-addressed envelope provided, (2) by using the telephone, or (3) by using the Internet. For specific instructions on how to use the telephone or the Internet to submit a proxy for the Andrew special meeting, please refer to the instructions on your proxy card.

  If you hold your shares of Andrew common stock in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in street name), you must provide the record holder of your shares with instructions on how to vote your shares. Please check the voting instruction card used by your broker or nominee to see if you may vote using the telephone or the Internet. If you hold shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in street name), you may not vote in person at the Andrew special meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
As an Andrew stockholder, what happens if I do not vote? (see page 31)

A:
Failure to vote or give voting instructions to your broker or nominee for the Andrew special meeting will have no effect on the outcome of the proposal to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock but will have the same effect as voting "AGAINST" the proposals to amend the Andrew certificate of incorporation. Additionally, although failure to vote or give voting instructions to your broker or nominee for the Andrew special meeting will have no effect on the outcome of the proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals, abstentions will have the same effect as voting "AGAINST" this proposal. Therefore, we urge you to vote.

Q:
After I submit my proxy or voting instruction card may I change my vote? (see page 32)

A:
Yes. You may revoke a previously granted proxy or voting instruction at any time prior to the special meeting by:

•
signing and returning a later dated proxy or voting instruction card for the Andrew special meeting;

•
notifying the Corporate Secretary of Andrew in writing before the Andrew special meeting that you are revoking your proxy;

•
voting by telephone or Internet after you have given your proxy; or

•
attending the Andrew special meeting and voting in person, as described in the section entitled "The Special Meeting of Andrew Stockholders" beginning on page 29 of this joint proxy statement/prospectus.

  Only your last submitted proxy, voting instructions or telephone or Internet vote will be considered.

Q:
As an Andrew stockholder, who can help answer my questions?

A:
If you have any questions about the merger or how to vote or revoke your proxy, you should contact:

INNISFREE M&A INCORPORATED
Stockholders call toll-free:    877-825-8777
Banks and Brokers call collect:    212-750-5833

  If you only need additional copies of this joint proxy statement/prospectus or voting materials, you should contact Innisfree M&A Incorporated as described above or send an e-mail to info@innisfreema.com.

Questions and Answers for Allen Stockholders

Q:
When and where is the Allen special meeting? (see page 34)

A:
The special meeting of holders of Allen common stock will be held at             a.m., local time, on                , 2003, at                        . Check-in will begin at            a.m.

Q:
What is the vote of holders of Allen common stock required to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal? (see page 36)

A:
Under Delaware law, adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of a majority of the stock of Allen outstanding on the record date for the Allen special meeting and entitled to vote on the proposal. Under Delaware law and Allen's bylaws, the vote of the majority of shares present in person or by proxy at the Allen special meeting and entitled to vote on the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal, is required to approve such adjournment or postponement. Holders of Allen Series D 7.75% Convertible Preferred Stock are, under the terms of the Allen certificate of designation authorizing such stock, not entitled to vote on the proposals.

Q:
As a holder of Allen common stock, how can I vote? (see page 34)

A:
If you are a common stockholder of record you may vote in person at the Allen special meeting or you may submit a proxy for the Allen special meeting by completing, signing and dating the proxy card and returning it in the postage pre-paid, pre-addressed envelope provided.

  If you hold your shares of Allen common stock in a stock brokerage account or if your shares are held by a bank, broker or nominee (i.e., in street name), you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the instructions you receive from your bank, broker or nominee. If you hold shares in street name, you may not vote in person at the Allen special meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:
As a holder of Allen common stock, what happens if I do not vote? (see page 36)

A:
Failure to vote or give voting instructions to your broker or nominee for the Allen special meeting will have the same effect as voting "AGAINST" the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. Additionally, although failure to vote or give voting instructions to your broker or nominee for the Allen special meeting will have no effect on the outcome of the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal, abstentions will have the same effect as voting "AGAINST" this proposal. Therefore, we urge you to vote.

Q:
As an Allen stockholder, what will I receive upon completion of the merger? (see page 74)

A:
Upon completion of the merger, you will be entitled to receive 1.775 shares of Andrew common stock for each share of Allen common stock you own at the effective time of the merger and one share of Andrew Series A 7.75% Convertible Preferred Stock for each share of Allen Series D 7.75% Convertible Preferred Stock that you own at the effective time of the merger. Instead of a fractional share of Andrew common stock, you will be entitled to receive an amount of cash equal to the value of the fractional share remaining after aggregating all of your Allen shares held in a single account, based on the average per share closing price of Andrew common stock as reported on the Nasdaq National Market for the five trading days immediately preceding the effective time of the merger.

Q:
What are the material United States federal income tax consequences of the proposed merger to me?

A:
The merger has been structured to qualify as a reorganization for United States federal income tax purposes under the Internal Revenue Code. Both Andrew and Allen have received opinions of their respective counsel regarding such qualification. Allen stockholders will not recognize gain or loss for United States federal income tax purposes as a result of receiving Andrew common stock in exchange for their Allen common stock or Andrew Series A 7.75% Convertible Preferred Stock in exchange for their Allen Series D 7.75% Convertible Preferred Stock pursuant to the merger, except with respect to cash received instead of fractional shares of Andrew common stock. You should carefully read the discussion in the section entitled "United States Federal Income Tax Consequences of the Merger" beginning on page 89 of this joint proxy statement/prospectus. Further, you are encouraged to consult your tax advisor because tax matters can be complicated, and the tax consequences to you of the merger will depend upon your own situation.

Q:
As an Allen stockholder, will I be able to trade the Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock that I receive in connection with the merger? (see page 92)

A:
The shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock issued in connection with the merger will be freely tradable, unless you are an affiliate of Allen, and will be listed on the Nasdaq National Market under the symbols "ANDW" and "ANDWP," respectively. Generally, persons who are deemed to be affiliates of Allen must comply with Rule 145 under the Securities Act of 1933 if they wish to sell or otherwise transfer any of the shares of Andrew common stock received in connection with the merger. You will be notified if you are an affiliate of Allen.

Q:
As an Allen stockholder, should I send in my stock certificates at this time? (see page 75)

A:
Do not send in your stock certificates at this time. Promptly following completion of the merger, Computershare Trust Company of New York, the exchange agent for the merger, will send you written instructions for exchanging your Allen stock certificates for book-entry ownership of Andrew common stock or Andrew Series A 7.75% Convertible Preferred Stock or, if you request, Andrew stock certificates.

Q:
What will happen to my options to acquire Allen common stock? (see page 82)

A:
All outstanding Allen stock options will either be cashed out or converted into options to purchase shares of Andrew common stock. The treatment of any particular stock option varies as between employees and non-employee directors, and also depends on the price of Allen common stock, whether the option is vested and whether the option may be cashed out without the consent of the option holder.

  All options to purchase shares of Allen common stock held by Allen employees will become fully exercisable on the date that the holders of Allen common stock approve the merger. All options to purchase shares of Allen common stock held by Allen employees that have an exercise price higher than the market price of Allen common stock at the close of trading on the New York Stock Exchange on the day before the date that Allen's common stockholders approve the merger and at the close of trading on each day during the 60-day period preceding such date, will be converted into options to purchase shares of Andrew common stock. The number of shares under the converted option will be the number of shares under the Allen stock option multiplied by the merger exchange ratio (1.775), rounded down to the nearest whole number. The exercise price per share under the converted option will be the exercise price under the Allen stock option divided by the merger exchange ratio, rounded up to the nearest whole cent. All options to purchase shares of Allen common stock held by Allen employees that have an exercise price lower than the market price of Allen common stock at the close of trading on the day before the date that Allen's common stockholders approve the merger or at the close of trading on any day during the 60-day period preceding such date will be cancelled in exchange for a cash payment equal to the amount by which the price of Allen common stock at the close of trading on the day before the date that Allen's common stockholders approve the merger or, if higher, at the close of trading on any day during the 60-day period preceding such date exceeds the exercise price, multiplied by the number of shares of Allen common stock under the option.

  Vested options to purchase shares of Allen common stock held by non-employee directors of Allen, including options that vest upon a director ceasing to be a director as a result of the merger, that have an exercise price lower than the market price of Allen common stock at the effective time of the merger will be amended to provide for a cash-out payment, if the director holding the option consents to the payment. The cash-out payment would be equal to the amount by which the price of Allen common stock at the close of trading on the day before the effective time of the merger exceeds the exercise price, multiplied by the number of shares of Allen common stock under the option. Vested and unvested "out-of-the-money" director options, unvested "in-the-money" director options, and "in-the-money" director options as to which the director holding the option does not consent to a cash-out payment, will be assumed by Andrew and converted into options to purchase shares of Andrew common stock, on the same basis described above with respect to the conversion of options held by Allen employees.

Q:
As an Allen stockholder, who can help answer my questions?

A:
If you have any questions about the merger or how to vote or revoke your proxy, you should contact:

MacKenzie Partners, Inc.
105 Madison Avenue
14th Floor
New York, New York 10016
800-322-2885 TOLL FREE
212-929-5500 (Call Collect)

  If you only need additional copies of this joint proxy statement/prospectus or voting materials, you should contact MacKenzie Partners, Inc. as described above or send an e-mail to proxy@mackenziepartners.com.

SUMMARY

        The following is a summary of the information contained in this joint proxy statement/prospectus, including all material terms of the merger. This summary may not contain all of the information about the merger that is important to you. For a more complete description of the merger, we encourage you to read carefully this entire joint proxy statement/prospectus, including the attached appendices. In addition, we encourage you to read the information incorporated by reference into this joint proxy statement/prospectus, which includes important business and financial information about Andrew and Allen. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" beginning on page 127 of this joint proxy statement/prospectus.

The Merger and the Merger Agreement (see page 74)

        Andrew and Allen have agreed to combine their businesses under the terms of a merger agreement between the companies that is described in this joint proxy statement/prospectus. A copy of the merger agreement, as amended, is attached to this joint proxy statement/prospectus as ANNEX A. Under the terms of the merger agreement, as amended, Allen will merge with and into Adirondacks, LLC, a wholly owned subsidiary of Andrew, and Adirondacks, LLC will survive the merger under the name "Allen Telecom LLC" Upon completion of the merger, holders of Allen common stock will be entitled to receive 1.775 shares of Andrew common stock for each share of Allen common stock that they own at the effective time of the merger and holders of Allen Series D 7.75% Convertible Preferred Stock will be entitled to receive one share of newly created Andrew Series A 7.75% Convertible Preferred Stock, with substantially identical rights as the Allen Series D 7.75% Convertible Preferred Stock, for each share of Allen Series D 7.75% Convertible Preferred Stock that they own at the effective time of the merger. Andrew stockholders will continue to own their existing shares of Andrew common stock after the merger.

Parties to the Merger

ANDREW CORPORATION
10500 West 153rd Street
Orland Park, Illinois 60462
Telephone: (708) 349-3300

        Andrew Corporation ("Andrew") was incorporated in 1987 under the laws of the State of Delaware as successor to an Illinois corporation organized in 1947. Originally founded as a partnership in 1937, its principal executive offices are located at 10500 West 153rd Street, Orland Park, Illinois, 60462, which is approximately 25 miles southwest of downtown Chicago. The telephone number for the principal executive offices is (708) 349-3300. Unless otherwise indicated by the context, all references herein to Andrew include Andrew Corporation and its subsidiaries.

        Andrew is a global supplier of communications products and systems to worldwide commercial, industrial and governmental customers. The products sold by Andrew are based on the company's core competency, the radio frequency (RF) path. Andrew has significant technical skills and marketing strengths in developing products for RF systems. Andrew manages its business as one reportable business segment built around this core competency. Within this one segment the company views its sales as being to three primary markets: wireless infrastructure, fixed-line telecommunications, and broadcast and government. The wireless infrastructure market consists of infrastructure for wireless communication providers. The company's products support all traditional wireless technologies, including TDMA, GSM and CDMA networks, as well as emerging third generation (3G) technologies. The fixed-line telecommunications network market consists of infrastructure systems for telecommunication network operators and competitive service providers of voice, data, video and

Internet service. The broadcast and government market is based on infrastructure systems for radio and television broadcasting, including digital TV and satellite delivered broadcast services, air traffic control and weather surveillance radar, and various other specialized applications for government and commercial use.

        The principal products supplied by Andrew include coaxial cables, connectors, cable assemblies and accessories, power amplifiers, microwave antennas and products for point-to-point communication systems, television broadcasting antennas, special purpose antennas for commercial and government use, antennas and earth stations for satellite communication systems, cellular antenna products, global positioning system (GPS) antennas and products, radar system components and related ancillary products and services. These products are frequently sold as integrated subsystems and systems rather than as separate components.

        In fiscal year 2002, Andrew acquired Celiant Corporation, a leading power amplifier supplier. This acquisition made Andrew one of the largest suppliers of power amplifiers for wireless communications. Celiant's engineering capabilities and intellectual property complement the existing business of Andrew giving Andrew a broad offering of power amplifier products supporting TDMA, GSM and CDMA as well as emerging 3G technologies.

ALLEN TELECOM INC.
25101 Chagrin Boulevard
Suite 350
Beachwood, Ohio 44122
Telephone: (216) 765-5818

        Allen Telecom Inc. ("Allen") a Delaware corporation, originally founded in 1928 as Allen Electric & Equipment Company, repositioned its business through a series of strategic acquisitions and divestitures during the 1990s and has been known as Allen Telecom Inc. since February 1997. Allen's common stock was first listed on the New York Stock Exchange in September 1971. Allen's executive offices are located at 25101 Chagrin Boulevard, Beachwood, Ohio 44122-5687, and its telephone number is (216) 765-5818. Unless otherwise indicated by the context, all references herein to Allen include Allen Telecom Inc. and its subsidiaries.

        Allen is a global provider of wireless infrastructure equipment and services to many of the world's largest wireless communications carriers and original equipment manufacturers, or OEMs. Allen reports its sales in two segments: Wireless Communications Equipment and Wireless Engineering and Consulting Services. Between these two segments, Allen's business is aligned around five product lines: Base Station Subsystems and Components; Repeaters and In-Building Coverage Products; Base Station and Mobile Antennas; Geolocation Products; and Wireless Engineering and Consulting Services. The types of products and services offered by Allen are integral to mobile wireless communications networks. Allen's products and services offer its customers the ability to build networks that enhance network capacity, coverage and performance and are designed for use in current wireless networks as well as 3G wireless networks.

        Allen's principal products and services are marketed and sold under a variety of names. FOREM supplies sophisticated filters, duplexers, combiners, amplifiers and microwave radios to an array of OEM customers. MIKOM focuses on providing indoor and outdoor repeaters, in-building multi-band optical repeater systems and other products that enhance both the coverage and the capacity of a wireless system. Tekmar Sistemi provides integrated low power fiber optic and cable distributed antenna systems for indoor coverage systems. Decibel Products and Antenna Specialists manufacture land based and mobile antennas in frequency bands that cover all of the traditional wireless networks and 3G air interfaces. Grayson Wireless supplies network-based wireless caller geolocation systems for E 911 and value added services, as well as measurement and signal processing systems for testing the performance of a wireless network. Comsearch offers program management and network planning services, as well as engineering, development and installation of wireless networks worldwide.

ADIRONDACKS, LLC
10500 West 153rd Street
Orland Park, Illinois 60462
Telephone: (708) 349-3300

        Adirondacks, LLC is a newly formed Delaware limited liability company and a wholly owned subsidiary of Andrew. Andrew formed Adirondacks, LLC solely to effect the merger, and Adirondacks, LLC has not conducted and will not conduct any business prior to the consummation of the merger.

Recommendation of the Andrew Board of Directors (see page 45)

        After careful consideration of numerous factors, the Andrew board of directors unanimously (i) approved the merger agreement, (ii) determined that the transactions contemplated by the merger agreement are fair to and in the best interests of Andrew and the holders of Andrew common stock, (iii) determined to cause Andrew, as the sole stockholder of Adirondacks, to approve and adopt the merger agreement and (iv) recommended that Andrew stockholders approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger and approve the amendments to the Andrew certificate of incorporation in connection therewith.

        The Andrew board of directors recommends that Andrew stockholders vote "FOR" the proposal to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger, "FOR" the proposal to amend the Andrew certificate of incorporation to authorize the creation of a Series A 7.75% Convertible Preferred Stock, "FOR" the proposal to amend the Andrew certificate of incorporation to increase the maximum size of the Andrew board of directors from 11 to 13 and "FOR" the proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals. .

        The Andrew board of directors considered various factors in making this recommendation, including the extension of the global presence of Andrew in the wireless infrastructure subsystems market to better meet the evolving performance and cost efficiency requirements of its customers, the expansion of its customer base, the pro forma financial profile of the combined company, the expected benefits from the increased size, scale and financial strength of the combined company, the substantial opportunities for synergies and cost savings after the integration, the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock and numerous other factors described in the section entitled "Recommendation of the Andrew Board of Directors" beginning on page 45 of this joint proxy statement/prospectus.

Opinion of Andrew Financial Advisor Regarding the Merger (see page 47)

        On February 17, 2003, Morgan Stanley & Co. Incorporated delivered its written opinion to the Andrew board of directors that, as of that date and subject to the assumptions, considerations and limitations set forth in its opinion, the exchange ratio provided for in the merger agreement of 1.775 shares of Andrew common stock for each share of Allen common stock was fair, from a financial point of view, to Andrew. Morgan Stanley provided its opinion to the Andrew board of directors in connection with the board's consideration of the merger. The Morgan Stanley opinion is not a recommendation as to how any Andrew stockholder should vote with respect to the proposal to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible

Preferred Stock in connection with the merger or the proposals to amend the Andrew certificate of incorporation.

        The full text of the written opinion of Morgan Stanley, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with its opinion, is attached to this joint proxy statement/prospectus as ANNEX B. Stockholders of Andrew are urged to read the opinion carefully and in its entirety. Andrew stockholders should carefully consider the discussion of Morgan Stanley's analysis in the section entitled "Opinion of Andrew Financial Advisor" beginning on page 47 of this joint proxy statement/prospectus.

Recommendation of the Allen Board of Directors (see page 54)

        After careful consideration, on February 17, 2003, the Allen board of directors unanimously: (i) determined that the merger is advisable, (ii) approved the merger agreement, (iii) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Allen and holders of Allen common stock, (iv) determined to recommend the merger agreement, the merger and the other transactions contemplated by the merger agreement to the holders of Allen common stock for approval and adoption, and (v) recommended that the holders of Allen common stock adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. At a meeting held on May 27, 2003, the Allen board of directors unanimously confirmed each of clauses (i) through (v) above.

        The Allen board of directors believes that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Allen and the holders of Allen common stock and recommends that holders of Allen common stock vote "FOR" the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal at the Allen special meeting.

        Among other things considered by the Allen board of directors in making this recommendation, the Allen board of directors requested and considered the written opinions of Bear, Stearns & Co. Inc., described below, that, as of February 17, 2003 and May 27, 2003, and subject to the assumptions, considerations and limitations set forth in the opinions, the exchange ratio provided for in the merger agreement is fair, from a financial point of view, to the holders of Allen common stock. The Allen board of directors has made its recommendation based upon its consideration of the Bear, Stearns & Co. Inc. opinions and numerous other factors described in the section entitled "Recommendation of the Allen Board of Directors and Reasons for the Merger" beginning on page 54 of this joint proxy statement/prospectus.

Opinions of Allen Financial Advisor Regarding the Merger (see page 56)

        On February 17, 2003, Bear, Stearns & Co. Inc. delivered its written opinion to the Allen board of directors that, as of that date and subject to the assumptions, considerations and limitations set forth in its opinion, the exchange ratio provided for in the merger agreement of 1.775 shares of Andrew common stock for each share of Allen common stock is fair, from a financial point of view, to the holders of Allen common stock. On May 27, 2003, at the request of the Allen board of directors, Bear, Stearns & Co. Inc. delivered its oral opinion, subsequently confirmed in writing, to the Allen board of directors that, as of that date and subject to the assumptions, considerations and limitations set forth in its opinion, the exchange ratio provided for in the merger agreement of 1.775 shares of Andrew common stock for each share of Allen common stock is fair, from a financial point of view, to the holders of Allen common stock. Bear Stearns provided its opinions to the Allen board of directors in connection with the board's consideration of the merger. The Bear Stearns opinions are not a recommendation as to how any Allen stockholder should vote with respect to the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.

        The full text of the written opinions of Bear Stearns, which set forth assumptions made, matters considered and limitations on the review undertaken in connection with its opinions, are attached to this joint proxy statement/prospectus as ANNEX C and ANNEX D. Holders of Allen common stock are urged to read the opinions carefully and in their entirety. Holders of Allen common stock should carefully consider the discussion of Bear Stearns' analysis in the section entitled "Opinions of Allen Financial Advisor" beginning on page 56 of this joint proxy statement/prospectus.

Some Allen Directors and Executive Officers Have Interests in the Merger (see page 66)

        When considering the recommendation of Allen's board of directors with respect to the merger, holders of Allen common stock should be aware that certain of Allen's directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Allen stockholders and the interests of Allen stockholders generally. These interests include (1) the appointment of two of Allen's current directors to Andrew's board of directors, (2) continuing and future employment and consulting arrangements, (3) excise tax gross-up benefits, (4) acceleration of vesting of, and cash payments in connection with, stock options, (5) severance and change in control payments, a bonus payment and medical, pension and other benefits, (6) indemnification of directors and executive officers of Allen against certain liabilities arising both before and, in some cases, after the merger and (7) liability insurance for certain directors and executive officers of Allen.

        These and additional interests of certain directors and executive officers of Allen are more fully described in the sections entitled "Interests of Allen Directors and Executive Officers in the Merger" beginning on page 66 and "Directors of Andrew and Management of the Surviving Company Following the Merger" beginning on page 91 of this joint proxy statement/prospectus.

        The Allen board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Share Ownership of Directors and Executive Officers of Andrew and Allen (see pages 31 and 36)

        At the close of business on the record date for the Andrew special meeting, directors and executive officers of Andrew and their affiliates beneficially owned and were entitled to vote approximately 7.1% of the 98,329,555 shares of Andrew common stock outstanding on that date.

        At the close of business on the record date for the Allen special meeting, directors and executive officers of Allen and their affiliates owned and were entitled to vote approximately 2.5% of the 30,739,414 shares of Allen common stock outstanding on that date.

Directors and Executive Officers of Andrew Following the Merger (see page 91)

        Following the merger, two directors of Allen, Philip Wm. Colburn, the Chairman of the Board of Allen, and Robert G. Paul, the Chief Executive Officer of Allen, are expected to join the Andrew board of directors to serve for the period commencing one business day after the effective time of the merger until their respective successors are duly elected or appointed and have qualified.

What Is Needed to Complete the Merger (see page 84)

        Several conditions must be satisfied or waived before Andrew and Allen complete the merger, including those summarized below:

  •
  receipt of required approvals from Andrew stockholders and holders of Allen common stock;

  •
  absence of any final, non-appealable order of a court or other action or inaction of any governmental authority that has the effect of materially restricting, preventing or prohibiting completion of the merger;

  •
  expiration or termination of any waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act or with respect to any other foreign or domestic governmental clearances necessary for the consummation of the merger;

  •
  absence of any action instituted by the Department of Justice or Federal Trade Commission or similar foreign or domestic governmental entity challenging or seeking to enjoin the consummation of the merger, which action has not been withdrawn or terminated;

  •
  absence of any withdrawal or material modification of the opinions received by Andrew and Allen from their respective tax counsel that the merger will qualify as a "reorganization" under the Internal Revenue Code;

  •
  accuracy of each party's representations and warranties in the merger agreement, except as would not have a material adverse effect (as defined in the merger agreement) on the party making the representation;

  •
  material compliance by each party with its covenants in the merger agreement; and

  •
  absence of a material adverse effect on Andrew or Allen, respectively, from February 17, 2003 to the completion of the merger.

Andrew and Allen Are Prohibited from Soliciting Other Offers (see page 79)

        The merger agreement contains detailed provisions that prohibit Andrew and Allen and the subsidiaries of each of them, and their officers and directors, from taking any action to solicit or engage in discussions or negotiations with any person or group with respect to a takeover proposal (as defined in the merger agreement) except if specified conditions are met.

Andrew and Allen May Terminate the Merger Agreement Under Specified Circumstances (see page 85)

        Under circumstances specified in the merger agreement, either Andrew or Allen may terminate the merger agreement. These circumstances generally include if:

  •
  the merger is not completed by September 30, 2003 (which date will be extended to November 30, 2003 if the merger has not been completed as a result of a failure to obtain required antitrust approvals, or if a governmental law, regulation or order exists that materially restricts, prevents or prohibits the completion of the merger, or if the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, is not then effective under the Securities Act);

  •
  a final, non-appealable order of a court or other action or inaction of any governmental authority has the effect of materially restricting, preventing or prohibiting completion of the merger;

  •
  the required approval of the stockholders of either Andrew or Allen has not been obtained at its duly held special meeting;

  •
  the board of directors of the other party takes any action in opposition to the merger allowing for termination under the merger agreement;

  •
  the other party breaches its representations, warranties or covenants in the merger agreement and such breach has or could reasonably be expected to have a material adverse effect on the breaching party and is not cured within 30 days of notice of such breach or is incapable of being cured; or

  •
  both parties consent to termination.

Andrew or Allen May Pay a Termination Fee Under Specified Circumstances (see page 86)

        If the merger agreement is terminated, either Andrew or Allen, in specified circumstances, may be required to pay a termination fee of $20 million or may be required to pay reimbursement of out of pocket expenses to the other party.

Accounting Treatment of the Merger (see page 90)

        Andrew will account for the merger under the purchase method of accounting for business combinations.

Required Regulatory Approvals to Complete the Merger (see page 91)

        The merger is subject to antitrust laws. Andrew and Allen have made filings under applicable antitrust laws with the United States Department of Justice and the United States Federal Trade Commission and all other applicable foreign antitrust filings and have received all governmental regulatory approvals required for the merger. In some jurisdictions, however, the reviewing agencies or governments, states or private persons, may challenge the merger at any time before or after its completion.

Andrew Will List Shares of Andrew Common Stock and Andrew Series A 7.75% Convertible Preferred Stock on the Nasdaq National Market (see page 92)

        Andrew will use its reasonable best efforts to cause the shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock to be issued in connection with the merger to be approved for listing on the Nasdaq National Market before the completion of the merger, subject to official notice of issuance.

Appraisal Rights (see page 92)

        None of the holders of Andrew common stock, the holders of Allen common stock or the holders of Allen Series D 7.75% Convertible Preferred Stock has any right to an appraisal of the value of their shares in connection with the merger or the amendment of the Andrew certificate of incorporation.

Comparison of Rights of Andrew and Allen Stockholders (see page 103)

        Upon completion of the merger, the stockholders of Allen will become stockholders of Andrew, and the Andrew certificate of incorporation and the Andrew bylaws will govern the rights of former Allen stockholders. While both Andrew and Allen are incorporated under Delaware law and are subject to the Delaware General Corporation Law, there are certain differences between the rights of holders of Andrew common stock and the rights of holders of Allen common stock, including that stockholder action by written consent in lieu of a stockholder meeting may be taken by Allen's stockholders but may not be taken by Andrew's stockholders.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ANDREW

        The table below presents a summary of selected historical consolidated financial data with respect to Andrew as of the dates and for the periods indicated. The historical consolidated statement of income data presented below for the fiscal years ended September 30, 2002, 2001, and 2000 and the historical consolidated balance sheet data as of September 30, 2002 and 2001 have been derived from the audited historical consolidated financial statements of Andrew, which are incorporated by reference into this joint proxy statement/prospectus. The historical consolidated statement of income data presented below for the fiscal years ended September 30, 1999 and 1998 and the historical consolidated balance sheet data as of September 30, 2000, 1999 and 1998 have been derived from the audited historical consolidated financial statements of Andrew, which are not incorporated by reference into this joint proxy statement/prospectus. The historical consolidated statement of income data presented below for the six months ended March 31, 2003 and 2002 and the historical consolidated balance sheet data as of March 31, 2003 and 2002 have been derived from the unaudited historical consolidated financial statements of Andrew, which are incorporated by reference into this joint proxy statement/prospectus, and which, in the opinion of Andrew's management, contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation.

        It is important for you to read the following selected historical consolidated financial data together with the consolidated financial statements and accompanying notes contained in the Annual Report of Andrew on Form 10-K for its fiscal year ended September 30, 2002 and the Quarterly Report of Andrew on Form 10-Q for the three months ended March 31, 2003, each as filed with the Securities and Exchange Commission, as well as the sections of the Annual Report of Andrew on Form 10-K entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are incorporated by reference into this joint proxy statement/prospectus.

ANDREW CORPORATION
Selected Historical Consolidated Financial Data
(In thousands, except per share amounts)

	As of or For the Six Months Ended March 31,		As of or For the Year Ended September 30,
	2003(1)	2002	2002(1)	2001	2000	1999	1998
Historical Consolidated Statement of Income Data:
Net sales	$455,844	$389,222	$864,801	$935,276	$902,898	$708,038	$780,738
Income from continuing operations(2)	4,966	24,604	10,492	68,948	87,815	32,437	106,556
Basic and diluted earnings per common share:
Income from continuing operations	$0.05	$0.30	$0.12	$0.85	$1.08	$0.39	$1.21
Historical Consolidated Balance Sheet Data:
Total assets	$1,054,991	$797,282	$1,123,666	$857,732	$817,197	$666,090	$682,903
Long-term obligations—debt	9,277	39,349	13,391	39,905	65,843	48,760	38,031
Stockholders' equity(3)	$861,014	$622,299	$845,244	$600,650	$542,945	$484,010	$508,778
Ratio of Earnings to Fixed Charges and Preferred Stock	2.8	8.5	2.5	9.9	12.0	7.0	19.0

(1)
2003 and 2002 results reflect the acquisition of Celiant Corporation in June 2002.

(2)
2002 includes a $25.2 million after-tax charge for restructuring and a $7.3 million after-tax gain on the sale of Andrew's Russian telecom ventures, and 1999 includes a $28.1 million after-tax charge for restructuring.

(3)
Andrew issued 16.3 million shares in 2002 to acquire Celiant Corporation.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ALLEN

        The table below presents a summary of selected historical consolidated financial data with respect to Allen as of the dates and for the periods indicated. The historical consolidated statement of operations data presented below for the fiscal years ended December 31, 2002, 2001, and 2000 and the historical consolidated balance sheet data as of December 31, 2002 and 2001 have been derived from the audited historical consolidated financial statements of Allen, which are incorporated by reference into this joint proxy statement/prospectus. The historical consolidated statement of operations data presented below for the fiscal years ended December 31, 1999 and 1998 and the historical consolidated balance sheet data as of December 31, 2000, 1999 and 1998 have been derived from the audited historical consolidated financial statements of Allen, which are not incorporated by reference into this joint proxy statement/prospectus. The historical consolidated statement of operations data presented below for the three months ended March 31, 2003 and 2002 and the historical consolidated balance sheet data as of March 31, 2003 and 2002 have been derived from the unaudited historical consolidated financial statements of Allen, which are incorporated by reference into this joint proxy statement/prospectus and which, in the opinion of Allen's management, contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation.

        It is important for you to read the following selected historical consolidated financial data together with the consolidated financial statements and accompanying notes contained in the Annual Report of Allen on Form 10-K for its fiscal year ended December 31, 2002 and the Quarterly Report of Allen on Form 10-Q for the three months ended March 31, 2003, each as filed with the Securities and Exchange Commission, as well as the sections of the Annual Report of Allen on Form 10-K entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are incorporated by reference into this joint proxy statement/prospectus.

ALLEN TELECOM INC.
Selected Historical Consolidated Financial Data
(In thousands, except per share amounts)

	As of or For the Three Months Ended March 31,		As of or For the Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Historical Consolidated Statement of Operations Data:
Net sales	$110,934	$89,869	$416,975	$394,601	$392,608	$336,213	$390,644
Income (loss) from continuing operations	9,620	(642)	6,792	(1,823)	10,753	(5,218)	(5,512)
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.28	$(0.02)	$0.14	$(0.06)	$0.38	$(0.19)	$(0.21)
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.26	$(0.02)	$0.14	$(0.06)	$0.38	$(0.19)	$(0.21)
Historical Consolidated Balance Sheet Data:
Total assets	$542,787	$496,170	$530,038	$513,007	$474,008	$452,500	$466,985
Long-term obligations—debt	64,300	91,206	64,084	141,581	135,625	121,975	130,077
Redeemable convertible preferred stock	50,000	50,000	50,000	—	—	—	—
Stockholders' equity	$288,005	$249,643	$274,254	$258,357	$234,981	240,912	$250,081

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

        The following selected unaudited pro forma condensed consolidated financial data is based on the historical financial statements of Andrew and Allen after giving effect to the acquisition of Allen by Andrew using the purchase method of accounting. The pro forma balance sheet data as of March 31, 2003 has been prepared as if the merger occurred on March 31, 2003. The pro forma statement of operations data for the year ended September 30, 2002 and six months ended March 31, 2003 has been prepared as if the merger occurred on October 1, 2001.

        Andrew acquired Celiant on June 4, 2002 and accounted for this acquisition using the purchase method of accounting. The pro forma statement of operations data for the year ended September 30, 2002 includes adjustments for the results of operations of Celiant Corporation from October 1, 2001 to June 3, 2002. Pro forma adjustments have been made to reflect this acquisition as if it had occurred on October 1, 2001.

        The selected unaudited pro forma condensed consolidated financial data is based on estimates and assumptions that are preliminary. This data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of Andrew that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of Andrew.

        This selected unaudited pro forma condensed consolidated financial data should be read in conjunction with the selected historical consolidated financial data and the unaudited pro forma condensed consolidated financial statements and accompanying notes contained elsewhere in this joint proxy statement/prospectus and the separate historical consolidated financial statements and accompanying notes of Andrew and Allen incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find More Information" beginning on page 127 of this joint proxy statement/prospectus.

ANDREW AND ALLEN
Selected Unaudited Pro Forma Condensed Consolidated Financial Data
(In thousands, except per share amounts)

	For the Year Ended September 30, 2002	For the Six Months Ended March 31, 2003
Unaudited Pro Forma Condensed Consolidated Statement of Operations Data:
Net sales	$1,471,638	$695,080
Income from continuing operations	1,957	15,152
Basic and diluted earnings per common share:
Income (loss) from continuing operations available to common stockholders	$(0.01)	$0.09
At March 31, 2003
Unaudited Pro Forma Condensed Consolidated Balance Sheet Data:
Total assets	$1,888,992
Long-term obligations—debt	73,577
Redeemable convertible preferred stock	50,000
Stockholders' equity	$1,377,548

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

        The following table presents comparative historical and pro forma per share data regarding the earnings (loss) and book values of Andrew and Allen. Neither Andrew nor Allen paid any dividends on their common stock during the periods presented. This data has been derived from and should be read in conjunction with the unaudited condensed consolidated pro forma financial data included elsewhere in this joint proxy statement/prospectus and the historical financial statements and the accompanying notes of Andrew and Allen incorporated by reference into this joint proxy statement/prospectus.

        The pro forma earnings (loss) per share for the year ended September 30, 2002 and the six months ended March 31, 2003 was calculated assuming the merger occurred on October 1, 2001. The pro forma book value per share at March 31, 2003 was calculated as if the merger occurred on March 31, 2003. The "Allen Equivalent" per share calculations assume that 1.775 shares of Andrew common stock will be issued in exchange for each share of Allen common stock outstanding.

        The unaudited pro forma per share data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of Andrew that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations or financial condition of Andrew.

	For the Year Ended September 30, 2002
			Pro Forma
	Andrew	Allen	Andrew and Allen	Allen Equivalent(1)
Income (loss) from continuing operations per share:
Basic and diluted	$0.12	$(0.13)	$(0.01)	$(0.02)
	For the Six Months Ended March 31, 2003
			Pro Forma
	Andrew	Allen	Andrew and Allen	Allen Equivalent(1)
Income from continuing operations per share:
Basic	$0.05	$0.43	$0.09	$0.16
Diluted	$0.05	$0.41	$0.09	$0.16
Book value per share at period end(2)	$8.76	$9.38	$9.01	$15.99

(1)
The Allen equivalent pro forma share amounts are calculated by multiplying the combined pro forma share amounts by the exchange ratio in the merger of 1.775 shares of Andrew common stock for each share of Allen common stock.

(2)
Book value per share was calculated by dividing stockholders' equity by the number of shares of Andrew or Allen common stock outstanding at March 31, 2003. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Andrew common stock outstanding after the merger.

COMPARATIVE PER SHARE MARKET PRICE DATA

        Andrew common stock trades on the Nasdaq National Market under the symbol "ANDW." Allen common stock trades on the New York Stock Exchange and the Pacific Exchange under the symbol "ALN."

        The following table shows the closing prices per share of Andrew common stock (as reported on the Nasdaq National Market) and Allen common stock (as reported on the New York Stock Exchange composite transactions tape) on (1) February 14, 2003, the last full trading day preceding public announcement that Andrew and Allen had entered into the merger agreement, and (2)                             , 2003, the last full trading day for which closing prices were available as of the date of this joint proxy statement/prospectus.

        The table also includes the equivalent closing prices per share of Allen common stock on those dates. These equivalent closing prices per share reflect the fluctuating value of the Andrew common stock that holders of Allen common stock would receive in exchange for each share of Allen common stock if the merger was completed on either of these dates, applying the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock.

	Andrew Common Stock		Allen Common Stock		Equivalent Price Per Share
February 14, 2003		$9.01		$13.23		$15.99
, 2003	$		$		$

        The above table shows only historical comparisons. These comparisons may not provide meaningful information to Andrew stockholders in determining whether to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger and the amendments to the Andrew certificate of incorporation and to holders of Allen common stock in determining whether to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. Andrew and Allen stockholders are urged to obtain current market quotations for Andrew and Allen common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus in considering how to vote their shares. See the section entitled "Where You Can Find More Information" beginning on page 127 of this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Andrew and its consolidated subsidiaries, on the one hand, or Allen and its consolidated subsidiaries, on the other, to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenues, synergies, accretion, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings, approvals and closings relating to the merger or other planned acquisitions; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding the cost and outcome of litigation; any statements regarding future economic conditions or performance; any statements of belief; any statement regarding the ability to implement tax planning strategies to utilize any tax loss carryforwards; and any statements of assumptions underlying any of the foregoing.

        The risks, uncertainties and assumptions referred to above include the challenges of integration and restructuring associated with the merger and the challenges of achieving anticipated synergies; the possibility that the merger may not close or that Andrew or Allen may be required to modify some aspects of the merger in order to obtain regulatory approvals; the assumption that revenues on a combined company basis following the close of the merger will be maintained; the risk that costs related to the proposed merger will be higher than expected; the risk that the analyses of Andrew and Allen of these factors and their risks could be incorrect or that the strategies developed to address them could be unsuccessful; and other risks that are described in the section entitled "Risk Factors," which follows on the next page, and in the documents that are incorporated by reference into this joint proxy statement/prospectus.

        If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, results of Andrew and Allen could differ materially from the expectations in these statements. Andrew and Allen are not under any obligation and do not intend to update their respective forward-looking statements.

        Andrew and Allen caution that these risk factors may not be exhaustive. Andrew and Allen operate in a continually changing business environment, and new risk factors emerge from time to time. Neither Andrew nor Allen can predict these new risk factors, nor can Andrew or Allen assess the impact, if any, of these new risk factors on its respective business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. In addition, the estimates of future operating results are based on current business, which is constantly subject to change as the strategy of Andrew and Allen each evolve.

RISK FACTORS

        Andrew and Allen will operate as a combined company in a market environment that cannot be predicted and that involves significant risks, many of which will be beyond the combined company's control. In addition to the other information contained in, or incorporated by reference into, this joint proxy statement/prospectus, you should carefully consider the risks described below, which are all the material risks presently known to Andrew and Allen, before deciding how to vote your shares. Additional risks and uncertainties not presently known to Andrew and Allen or that are not currently believed to be important, if they materialize, also may adversely affect the merger and Andrew and Allen as a combined company.

Although Andrew and Allen expect that the merger will result in benefits to the combined company, the combined company may not realize those benefits because of integration and other challenges.

        The failure of the combined company to meet the challenges involved in successfully integrating the operations of Andrew and Allen or to otherwise realize any of the anticipated benefits of the merger, including anticipated cost savings described in this joint proxy statement/prospectus, could seriously harm the results of operations of the combined company. Realizing the benefits of the merger will depend in part on the integration of technology, operations, and personnel. The integration of the companies is a complex, time-consuming and expensive process that, without proper planning and implementation, could significantly disrupt the businesses of Andrew and Allen. The challenges involved in this integration include the following:

  •
  consolidating and rationalizing corporate information technology and administrative infrastructures;

  •
  consolidating and rationalizing manufacturing operations;

  •
  combining product offerings;

  •
  coordinating sales and marketing efforts to effectively communicate the capabilities of the combined company;

  •
  coordinating and rationalizing research and development activities to enhance introduction of new products and technologies with reduced cost;

  •
  preserving distribution, marketing or other important relationships of both Andrew and Allen and resolving potential conflicts that may arise;

  •
  minimizing the diversion of management attention from ongoing business concerns and successfully returning managers to regular business responsibilities from their integration planning activities;

  •
  demonstrating to employees that the business cultures of Andrew and Allen are compatible, maintaining employee morale and retaining key employees;

  •
  coordinating and combining overseas operations, relationships and facilities, which may be subject to additional constraints imposed by local laws and regulations; and

  •
  managing a complex integration process shortly after or pending the completion of other independent reorganizations by Andrew.

        Andrew management has limited experience integrating operations as substantial, geographically dispersed and decentralized as those of Allen. The combined company may not successfully integrate the operations of Andrew and Allen in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the merger to the extent, or in the timeframe, anticipated. The anticipated benefits and synergies relate to cost savings associated with anticipated restructurings and other operational efficiencies, greater economies of scale, and revenue enhancement opportunities. However, these anticipated benefits and synergies are based on projections and assumptions, not actual experience, and assume a successful integration. In addition to the integration risks discussed above, the combined company's ability to realize these benefits and synergies could be adversely impacted by practical or legal constraints on its ability to combine operations or implement workforce reductions.

        In addition, in September 2002, Andrew announced a plan to restructure its manufacturing operations and discontinue several non-strategic businesses. The combined company's efforts to successfully integrate the operations of Andrew and Allen may be made even more difficult by the diversion of management and other resources necessary to successfully complete this reorganization. Andrew management has limited experience in carrying out restructurings as substantial as this. Moreover, if Andrew management is unsuccessful in carrying out its restructuring plans, Andrew is unlikely to achieve expected cost savings, which would reduce Andrew's operating margins and income.

Allen stockholders will receive a fixed ratio of 1.775 shares of Andrew common stock for each share of Allen common stock and one share of Andrew Series A 7.75% Convertible Preferred Stock for each share of Allen Series D 7.75% Convertible Preferred Stock, which could result in Allen stockholders receiving a lower dollar value of Andrew stock at the time of completion of the merger.

        Upon completion of the merger, each share of Allen common stock will be converted into the right to receive 1.775 shares of Andrew common stock and each share of Allen Series D 7.75% Convertible Preferred Stock will be converted into the right to receive one share of Andrew Series A 7.75% Convertible Preferred Stock. The market values of Andrew common stock and Allen common stock have varied since Andrew and Allen entered into the merger agreement and are likely to continue to vary in the future due to changes in the business, operations or prospects of Andrew and Allen, market assessments of the merger, regulatory considerations, market and economic considerations, and other factors. The dollar value of Andrew common stock that holders of Allen common stock will receive upon completion of the merger will depend on the market value of Andrew common stock at the time of completion of the merger, which may be lower than the closing price of Andrew common stock on the last full trading day preceding public announcement that Andrew and Allen entered into the merger agreement, the last full trading day prior to the date of this joint proxy statement/prospectus or the date of the special meetings. There will be no adjustment to the exchange ratio, and the parties do not have a right to terminate the merger agreement based solely upon changes in the market price of either Andrew common stock or Allen common stock.

The continuing deterioration of the wireless infrastructure industry could lead to further reductions in capital spending budgets by wireless operators and original equipment manufacturers, which could further adversely affect the revenues, gross margins and income of the combined company.

        The revenues and gross margins of the combined company will depend significantly on the overall demand for wireless infrastructure subsystems products. Reduced capital spending budgets by wireless operators and original equipment manufacturers caused by the ongoing economic downturn have led to continued soft demand for the products and services of Andrew and Allen, which has resulted for Andrew and Allen and may continue to result for the combined company in decreased revenues, earnings levels or growth rates. The global economy in general, and the wireless infrastructure market in particular, has weakened and market conditions continue to be challenging. As a result, individuals and companies are delaying or reducing expenditures, including those for wireless infrastructure products. Andrew and Allen have observed effects of the global economic downturn in many areas of their businesses. Each of Andrew and Allen has experienced gross margin declines, reflecting the effect of competitive pressures as well as charges associated with previously announced restructurings. Further delays or reductions in wireless infrastructure spending could have a material adverse effect on demand for the combined company's products and services and, consequently, its results of operations, prospects and stock price.

Certain directors and executive officers of Allen have interests and arrangements that are different from Allen's stockholders and that may influence or have influenced their decision to support or approve the merger.

        When considering the recommendation of Allen's board of directors with respect to the merger, holders of Allen common stock should be aware that certain of Allen's directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Allen stockholders and the interests of Allen stockholders generally. These interests include (1) the appointment of two of Allen's current directors to Andrew's board of directors, (2) continuing and future employment and consulting arrangements, (3) excise tax gross-up benefits, (4) acceleration of vesting of, and cash payments in connection with, stock options, (5) severance and change in control payments, a bonus payment and medical, pension and other benefits, (6) indemnification of directors and executive officers of Allen against certain liabilities arising both before and, in some cases, after the merger and (7) liability insurance for certain directors and executive officers of Allen.

        As a result, these directors and executive officers may be more likely to support and to vote to approve the merger than if they did not have these interests. Holders of Allen common stock should consider whether these interests may have influenced these directors and officers to support or recommend approval of the merger. As of the close of business on the record date for the Allen special meeting, these directors and executive officers owned and were entitled to vote approximately 2.5% of the 30,739,414 shares of Allen common stock outstanding on that date. These and additional interests of certain directors and executive officers of Allen are more fully described in the sections entitled "Interests of Allen Directors and Executive Officers in the Merger" beginning on page 66 and "Directors of Andrew and Management of the Surviving Company Following the Merger" beginning on page 91 of this joint proxy statement/prospectus.

Because the combined company will depend on Lucent Technologies for a significant portion of its sales, the combined company's sales, operating margins and income would be adversely affected by any disruption of the combined company's relationship with Lucent Technologies or any material adverse change in Lucent Technologies' business.

        The combined company will depend on Lucent Technologies for a significant portion of its sales. For the twelve months ended December 31, 2002, on a pro forma basis giving effect to the merger and Andrew's acquisition of Celiant Corporation in June 2002, Lucent accounted for approximately 22% of the combined company's net sales. Although Andrew has a long-term supply agreement with Lucent relating to sales of RF power amplifiers, which represented approximately 83% of the combined company's pro forma net sales to Lucent for the twelve months ended December 31, 2002, neither Andrew nor Allen has any long-term contract with Lucent with respect to any other products, and sales of these products are made on a purchase order basis only. Any disruption of the combined company's relationship with Lucent, including an adverse modification of the supply agreement or Lucent's unwillingness or inability to perform its obligations under the supply agreement, or any material adverse change in Lucent's financial condition or in Lucent's expenditures on RF power amplifiers, would adversely affect the combined company's sales and, as a result of under-absorption of fixed costs, operating margins and income.

The combined company's revenues and selling, general and administrative expenses may suffer if it cannot continue to enforce the intellectual property rights on which its business will depend or if third parties assert that the combined company violates their intellectual property rights.

        The combined company generally will rely upon patent, copyright, trademark and trade secret laws in the United States and similar laws in other countries, and agreements with its employees, customers, partners and other parties, to establish and maintain its intellectual property rights in technology and products used in the combined company's operations. However, any of its intellectual property rights could be challenged, invalidated or circumvented, or its intellectual property rights may not provide competitive advantages, which could significantly harm its business. Also, because of the rapid pace of technological change in the wireless industry, a portion of the combined company's business and its products may rely on key technologies developed by third parties, and the combined company may not be able to obtain licenses and technologies from these third parties on reasonable terms or at all. Third parties also may claim that the combined company is infringing upon their intellectual property rights. Even if the combined company does not believe that its products or business are infringing upon third parties' intellectual property rights, the claims can be time-consuming and costly to defend and divert management's attention and resources away from the combined company's business. Claims of intellectual property infringement also might require the combined company to enter into costly settlement or license agreements. If the combined company cannot or does not license the infringed technology at all or on reasonable terms or substitute similar technology from another source, its sales, operating margins and income could suffer.

        On December 11, 2001, a lawsuit was filed against Allen in the United States District Court for the District of Delaware by a competitor, TruePosition, Inc., and its subsidiary, KSI, Inc. In their original complaint, the plaintiffs alleged that Allen, through its Grayson Wireless Division, infringed three patents in connection with Allen's GEOMETRIX wireless geolocation business. On July 16, 2002, the plaintiffs amended their complaint to include four additional patents in the lawsuit. In Allen's answer to the original complaint, filed on January 18, 2002, and to the amended complaint, filed on July 30, 2002, it has denied all of the plaintiffs' allegations and has asserted counterclaims against the plaintiffs for infringement of one of Allen's patents and for tortious interference with Allen's business relationships. Allen believes that it has meritorious defenses against the claims asserted by the plaintiffs, and intends to vigorously defend the lawsuit. There can be no assurance, however, that Allen will ultimately prevail in this action. Whether Allen ultimately wins or loses, litigation could be time-consuming and costly and injure Allen's reputation. If the plaintiffs prevail in this action, Allen may be required to negotiate royalty or license agreements with respect to the patents at issue, and may not be able to enter into such agreements on acceptable terms. Any limitation on Allen's ability to provide a service or product could cause it to lose revenue-generating opportunities and require it to incur additional expenses. Allen may also be required to indemnify its customers for any expenses or liabilities resulting from the claimed infringements. These potential costs and expenses, as well as the need to pay any damages awarded in favor of the plaintiffs, could increase the combined company's selling, general and administrative expenses and reduce income.

Continuing and future sales opportunities for Allen's geolocation products and services are uncertain and if the combined company cannot develop such opportunities, the sales and income of the combined company will be reduced.

        The Federal Communications Commission (FCC) has promulgated regulations requiring wireless communications carriers to provide caller location information for wireless 911 calls. The systems by which this location information is supplied are often described as "E 911 solutions." Allen has developed network-based geolocation products and services that enable carriers to effectively implement network-based E 911 solutions. Changes in technology and regulations, or the combined company's inability to meet customers' evolving requirements, could affect the combined company's ability to develop continuing and future sales opportunities for Allen's network-based geolocation products and services. If after completion of the merger the combined company cannot develop sales opportunities for Allen's network-based geolocation products or services or meet customers' requirements, the sales and income of the combined company would be reduced.

The price of Andrew common stock is volatile and, therefore, investors cannot rely on historical trends to predict future stock prices.

        The price of Andrew common stock, like that of other companies in the industry, is volatile. Some of the factors that can affect its stock price are:

  •
  fluctuations in capital spending on infrastructure and stock market expectations related thereto, by wireless operators and original equipment manufacturers;

  •
  the announcement of new products, services or technological innovations by Andrew or its competitors;

  •
  continued variability in the revenue or earnings of Andrew;

  •
  changes in quarterly revenue or earnings estimates for Andrew made by the investment community; and

  •
  speculation in the press or investment community about the strategic position, financial condition, results of operations, business or significant transactions of Andrew.

        General market conditions and domestic or international macroeconomic and geopolitical factors unrelated to the performance of Andrew may also affect the price of Andrew common stock. For these reasons, investors should not rely on historical trends to predict future stock prices or financial results. In addition, following periods of volatility in a company's securities, securities class action litigation against a company is sometimes instituted. This type of litigation could result in substantial costs and the diversion of management time and resources. Andrew anticipates that it will continue to face similar risks associated with stock price volatility following the merger.

A substantial portion of the sales of both Andrew and Allen are outside the United States. Conducting business in international markets involves risks and uncertainties such as foreign exchange rate exposure and political and economic instability that could lead to reduced international sales and reduced profitability associated with such sales, which would reduce the combined company's sales and income.

        A significant portion of the sales of both Andrew and Allen are outside the United States, and in recent years both companies have significantly increased their international manufacturing capabilities. Andrew anticipates that, after the merger, international sales will continue to represent a substantial portion of its total sales and that continued growth and profitability will require further international expansion. Identifiable foreign exchange rate exposures result primarily from currency fluctuations, accounts receivable from customer sales, the anticipated purchase of products from affiliates and third-party suppliers and the repayment of inter-company loans with foreign subsidiaries denominated in foreign currencies. International business risks also include political and economic instability, tariffs and other trade barriers, longer customer payment cycles, burdensome taxes, restrictions on the repatriation of earnings, expropriation or requirements of local or shared ownership, compliance with local laws and regulations, terrorist attacks, developing legal systems, reduced protection of intellectual property rights in some countries, cultural and language differences, and difficulties in managing and staffing operations. Andrew believes that international risks and uncertainties could lead to reduced international sales and reduced profitability associated with such sales, which would reduce the combined company's sales and income.

        In addition, a significant portion of the combined company's sales will be in China. While, to date, neither Andrew nor Allen has been adversely affected by the recent outbreak of Severe Acute Respiratory Syndrome (SARS) in China and the combined company will, if necessary, be able to ship product into China from other manufacturing facilities to meet demand in China, there can be no assurance that the recently imposed travel ban in China, the perception of consumers that mobile handsets manufactured in China may be dangerous and other known and unknown potential consequences of the SARS outbreak will not materially reduce the combined company's sales.

Charges to earnings resulting from the application of the purchase method of accounting may reduce the combined company's income following the merger.

        In accordance with United States generally accepted accounting principles, the combined company will account for the merger using the purchase method of accounting, which will result in charges to earnings that could have a material adverse effect on the market value of the common stock of Andrew following completion of the merger. Under the purchase method of accounting, the combined company will allocate the total estimated purchase price to Allen's net tangible assets, amortizable intangible assets, intangible assets with indefinite lives and in-process research and development based on their fair values as of the date of completion of the merger, and record the excess of the purchase price over those fair values as goodwill. The combined company will incur additional depreciation and amortization expense over the useful lives of certain of the net tangible and intangible assets acquired in connection with the merger. In addition, to the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, the combined company will be required to incur charges, which may be material, relating to the impairment of those assets. These depreciation, amortization, in-process research and development and potential impairment charges could reduce the combined company's income following the merger.

The competitive pressures the combined company will face could lead to reduced demand for the combined company's products and services in favor of its competitors' products and services, which could harm the combined company's sales, gross margins and prospects.

        The combined company will encounter aggressive competition from numerous and varied competitors in all areas of its business, and will compete primarily on the basis of technology, performance, price, quality, reliability, brand, distribution, customer service and support. If the combined company fails to develop new products and services, periodically enhance its existing products and services, or otherwise compete successfully, it will reduce its sales and prospects. Further, the combined company may have to continue to lower the prices of many of its products and services to stay competitive, while at the same time trying to maintain or improve gross margins. Andrew believes that the merger will result in improvements to gross margins on a combined company basis, principally through lower procurement costs and the elimination of redundant headcount. If the combined company cannot proportionately decrease its cost structure in response to competitive price pressures, its gross margins and therefore the profitability of the combined company could be adversely affected.

If the combined company cannot continue to rapidly develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability, it may lose market share and its revenues may suffer.

        The process of developing new wireless technology products and services is complex and uncertain, and failure to anticipate customers' changing needs and emerging technological trends accurately and to develop or obtain appropriate intellectual property could significantly harm the combined company's results of operations. The combined company must make long-term investments and commit significant resources before knowing whether its predictions will eventually result in products that the market will accept. After a product is developed, the combined company must be able to manufacture sufficient volumes quickly and at low costs. To accomplish this, it must accurately forecast volumes, mix of products and configurations that meet customer requirements, which it may not be able to do successfully.

        Among the factors that make a smooth transition from current products to new products difficult are delays in product development or manufacturing, variations in product costs, delays in customer purchases of existing products in anticipation of new product introductions and customer demand for the new product. The combined company's revenues and gross margins may suffer if it cannot make such a transition effectively and also may suffer due to the timing of product or service introductions by its suppliers and competitors. This is especially challenging when a product has a short life cycle or a competitor introduces a new product just before the combined company's own product introduction. Furthermore, sales of the combined company's new products may replace sales of some of the current products of Andrew and Allen, offsetting the benefit of even a successful product introduction. There may also be overlaps in the current Andrew and Allen product portfolios that must be managed in connection with the merger. If the combined company incurs delays in new product introductions, or does not accurately estimate the market effects of new product introductions, given the competitive nature of its industry, future demand for its products and its revenues may be seriously harmed.

You may have no remedy or right to recover against Arthur Andersen LLP in connection with material misstatements or omissions in certain historical financial statements incorporated by reference in this joint proxy statement/prospectus.

        Arthur Andersen LLP audited the financial statements of Celiant Corporation, which Andrew acquired in June 2002, for the period from March 9, 2001 through September 30, 2001 included in Andrew's Form 8-K/A filed on August 6, 2002 and incorporated by reference in this joint proxy statement/prospectus. Because Celiant's former engagement team leaders had left Andersen, Andersen did not reissue its report on those financial statements, and a copy of a previously issued report was included in the Form 8-K/A. Andersen was convicted on June 15, 2002 of federal obstruction of justice arising from the United States government's investigation of Enron Corp. You may have no effective remedy against Andersen in connection with a material misstatement or omission in these financial statements, particularly in the event that Andersen ceases to exist or becomes insolvent as a result of the conviction or other proceedings against Andersen.

        Until Andrew's consolidated audited financial statements for the fiscal year ending September 30, 2003 become available during our first fiscal quarter of 2004, the SEC's current rules would require Andrew to present or incorporate by reference audited financial statements of Celiant for the period Celiant was audited by Andersen. Although the SEC has indicated that in the interim it will continue to accept financial statements audited by Andersen, there is no assurance that the SEC will continue to do so in the future. If the SEC does not continue to do so in the future, we would be unable to access the public capital markets unless Ernst & Young LLP, Andrew's current independent accounting firm, or another independent accounting firm, is able to audit the financial statements originally audited by Andersen. Additionally, Andersen is no longer in a position to consent to the inclusion or incorporation by reference in any prospectus, including this joint proxy statement/prospectus, of their report on the above-referenced financial statements, and stockholders will not be entitled to recovery against it under Section 11 of the Securities Act of 1933 for any material misstatements or omissions in those financial statements.

THE SPECIAL MEETING OF ANDREW STOCKHOLDERS

Date, Time and Place

        The Andrew special meeting will be held at             a.m., local time, on                , 2003 at                        .

        Check-in will begin at             a.m. and Andrew stockholders should allow ample time for the check-in procedures.

Items of Business

        At the Andrew special meeting, Andrew stockholders will be asked to consider and vote upon a proposal to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger, proposals to amend the Andrew certificate of incorporation to create a Series A 7.75% Convertible Preferred Stock and to increase the maximum size of the Andrew board of directors from 11 to 13, a proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals and a proposal to transact such other business as may properly come before the Andrew special meeting or any adjournment or postponement of the Andrew special meeting, each as more fully described in this joint proxy statement/prospectus. The proxies may vote, at their discretion, upon such other business as may properly come before the Andrew special meeting or any adjournment or postponement of the Andrew special meeting. Andrew currently does not contemplate that any matters other than as described in this joint proxy statement/prospectus will be presented at the Andrew special meeting.

Recommendation of the Andrew Board of Directors

        After careful consideration, the Andrew board of directors unanimously (i) approved the merger agreement, (ii) determined that the transactions contemplated by the merger agreement are fair to and in the best interests of Andrew and the holders of Andrew common stock, (iii) determined to cause Andrew, as the sole member of Adirondacks, LLC, to approve and adopt the merger agreement and (iv) recommended that Andrew stockholders approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger and approve the amendments to the Andrew certificate of incorporation in connection therewith.

        The Andrew board of directors recommends that Andrew stockholders vote "FOR" the proposal to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger, "FOR" the proposal to amend the Andrew certificate of incorporation to authorize the creation of a Series A 7.75% Convertible Preferred Stock, "FOR" the proposal to amend the Andrew certificate of incorporation to increase the maximum size of the Andrew board of directors from 11 to 13 and "FOR" the proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes to approve the other proposals.

Method of Voting; Record Date; Stock Entitled to Vote; Quorum

        Andrew stockholders are being asked to vote both shares held directly in their name as stockholders of record and any shares they hold in street name as beneficial owners. Shares held in street name are shares held in a stock brokerage account or shares held by a bank or other nominee.

        The method of voting differs for shares held as a record holder and shares held in street name. Record holders will receive proxy cards. Holders of shares in street name will receive voting instruction cards in order to instruct their brokers or nominees how to vote.

        Proxy cards and voting instruction cards are being solicited on behalf of the Andrew board of directors from Andrew stockholders in favor of the proposals to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger and to amend the Andrew certificate of incorporation.

        Andrew stockholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive a separate voting instruction card for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one proxy card. In addition, Allen is also soliciting votes for its special meeting in order to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, and stockholders who own shares of both Andrew and Allen will also receive a proxy or voting instruction card from Allen. Please note that a vote for approval of the issuance of shares in connection with the merger and to amend the Andrew certificate of incorporation for the Andrew special meeting will not constitute a vote for the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement for the Allen special meeting, and vice versa. Therefore, the Andrew board of directors urges Andrew stockholders to complete, sign, date and return each proxy card and voting instruction card they receive for the Andrew special meeting.

        Only stockholders of Andrew at the close of business on May 27, 2003, the record date for the Andrew special meeting, are entitled to receive notice of, and vote at, the Andrew special meeting. On the record date, approximately 98,329,555 shares of Andrew common stock were issued and outstanding. Holders of Andrew common stock on the record date are each entitled to one vote per share of Andrew common stock on the proposals to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger and to amend the Andrew certificate of incorporation.

        A quorum of stockholders is necessary to have a valid meeting of Andrew stockholders. The holders of a majority of the shares of Andrew common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the Andrew special meeting in order for a quorum to be established.

        Abstentions and broker "non-votes" count as present for establishing the quorum described above. A broker "non-vote" may occur on a proposal when a broker is not permitted to vote on that proposal without instructions from the beneficial owner of the shares. Shares held by Andrew in its treasury do not count toward the quorum.

Adjournment and Postponement

        The Andrew bylaws provide that, in the event that a quorum does not exist, any adjournment or postponement of the Andrew special meeting may be made at any time by the stockholders holding a majority of shares of Andrew common stock represented at the Andrew special meeting without further notice other than by an announcement made at the Andrew special meeting. If a quorum is not present at the Andrew special meeting, holders of Andrew common stock may be asked to vote on a proposal to adjourn or postpone the Andrew special meeting to solicit additional proxies. If a quorum is present at the Andrew special meeting but there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals, holders of Andrew common stock may also be asked to vote on a proposal to approve the adjournment or postponement of the Andrew special meeting, if necessary, to permit further solicitation of proxies.

Required Vote

        Under the applicable rules of the Nasdaq National Market, the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger requires the affirmative vote of a majority of the total votes cast at the Andrew special meeting. Under the applicable provisions of Delaware law, each proposal to amend the Andrew certificate of incorporation requires the affirmative vote of a majority of the issued and outstanding Andrew common stock entitled to vote on the proposal. Under Delaware law and Andrew's bylaws, the vote of the majority of shares present in person or by proxy at the Andrew special meeting and entitled to vote on the proposal to approve adjournments or postponements of the Andrew special meeting is required to approve such adjournment or postponement.

        Brokers and other nominees are prohibited from giving a proxy to vote their customers' shares with respect to the proposals to be voted on at the Andrew special meeting in the absence of instructions from their customers. For purposes of determining whether Andrew has received the affirmative vote of a majority of the votes cast at the Andrew special meeting, broker "non-votes" and abstentions will not be considered votes cast and will therefore have the effect of a vote "AGAINST" the proposal to amend the Andrew certificate of incorporation and will have no effect on the outcome of the proposals to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger. Under Delaware law and Andrew's bylaws, for purposes of determining whether Andrew has received the affirmative vote of the majority of shares present in person or by proxy at the Andrew special meeting and entitled to vote on the proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals, abstentions will have the effect of a vote "AGAINST," and broker non-votes will have no effect on, the proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies.

Share Ownership of Andrew Directors and Executive Officers

        At the close of business on the record date for the Andrew special meeting, directors and executive officers of Andrew and their affiliates beneficially owned and were entitled to vote approximately 7.1% of the 98,329,555 shares of Andrew common stock outstanding on that date. Each of those directors and executive officers has indicated his or her present intention to vote, or cause to be voted, the Andrew common stock owned by him or her "FOR" the approval of the issuance of the Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger, "FOR" the amendments to the Andrew certificate of incorporation and "FOR" the proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals.

Voting Procedures

        Submitting Proxies or Voting Instructions.    Whether Andrew stockholders hold shares of Andrew common stock directly as stockholders of record or in street name, Andrew stockholders may direct the voting of their shares without attending the Andrew special meeting. Andrew stockholders may vote by granting proxies or, for shares held in street name, by submitting voting instructions to their brokers or nominees.

        Because Delaware, the state in which Andrew is incorporated, permits electronic submission of proxies, Andrew stockholders who are stockholders of record have the option to submit their proxies by using the telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow Andrew stockholders to appoint a proxy to vote their shares of Andrew common stock and to confirm that their instructions have been properly recorded. Instructions for voting by using the telephone or the Internet are printed on the proxy card for Andrew stockholders of record.

        Record holders of shares of Andrew common stock may submit proxies by completing, signing and dating their proxy cards for the Andrew special meeting and mailing them in the accompanying pre-addressed envelopes. Andrew stockholders who hold shares in street name may vote by mail by completing, signing and dating their voting instruction cards for the Andrew special meeting provided by their brokers or nominees and mailing them in the accompanying postage pre-paid, pre-addressed envelopes.

        If Andrew stockholders of record do not include instructions on how to vote their properly signed proxy cards for the Andrew special meeting, their shares will be voted "FOR" the proposal to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger, "FOR" the proposal to amend the Andrew certificate of incorporation to authorize the creation of a Series A 7.75% Convertible Preferred Stock, "FOR" the proposal to amend the Andrew certificate of incorporation to increase the maximum size of the Andrew board of directors from 11 to 13 and "FOR" the proposal to approve adjournments or postponements of the Andrew special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Andrew special meeting to approve the other proposals. Additionally, the proxy holders will have discretionary authority to vote, in accordance with their judgment, on other matters as may properly come before the Andrew special meeting or any adjournment or postponement of the Andrew special meeting.

        If Andrew stockholders holding shares of Andrew common stock in street name do not provide voting instructions, their shares will not be considered to be votes cast on the proposals.

        Stockholders of record of Andrew common stock may also vote in person at the Andrew special meeting by submitting their proxy cards or by filling out a ballot at the special meeting.

        If shares of Andrew common stock are held by Andrew stockholders in street name, those Andrew stockholders may not vote their shares in person at the Andrew special meeting unless they bring a signed proxy from the record holder giving them the right to vote their shares and fill out a ballot at the special meeting.

        Revoking Proxies or Voting Instructions.    Andrew stockholders may change their votes at any time prior to the vote at the Andrew special meeting. Andrew stockholders of record may change their votes by granting new proxies bearing a later date (which automatically revoke the earlier proxies), by notifying the Corporate Secretary of Andrew in writing before the Andrew special meeting that they are revoking their proxy, by voting by telephone or Internet after giving their proxy or by attending the Andrew special meeting and voting in person. Attendance at the Andrew special meeting will not cause previously granted proxies to be revoked, unless Andrew stockholders specifically so request. For shares held in street name, Andrew stockholders may change their votes by submitting new voting instructions to their brokers or nominees or by attending the Andrew special meeting and voting in person, provided that they have obtained a signed proxy from the record holder giving them the right to vote their shares.

        Proxy Solicitation.    Andrew is soliciting proxies for the Andrew special meeting from Andrew stockholders and Allen is soliciting proxies for the Allen special meeting from its stockholders. Each company will share equally the cost of printing and filing this joint proxy statement/prospectus and the registration statement on Form S-4, of which it forms a part, that has been filed by Andrew with the Securities and Exchange Commission.

        Other than the costs shared with Allen, the cost of soliciting proxies from Andrew stockholders will be paid by Andrew.

        In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person or by telephone, facsimile, telegram or electronic means by the Andrew directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

        Andrew has retained Innisfree M&A Incorporated to assist it in the solicitation of proxies. Andrew has incurred initial fees of $25,000 payable to Innisfree, and has agreed to pay Innisfree additional fees of $5.00 each for each telephone call made by Innisfree to or received by Innisfree from record or beneficial stockholders. Andrew has also agreed to reimburse such firm for out-of-pocket expenses for these services. Andrew has agreed to indemnify Innisfree against any liabilities and expenses arising out of their engagement, except for liabilities and expenses resulting from their negligence or misconduct. Upon request, Andrew also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Andrew stockholders.

        Contact for Questions and Assistance in Voting.    Any Andrew stockholder who has a question about the merger, the issuance of shares in connection with the merger, or how to vote or revoke a proxy, or who wishes to obtain additional copies of this joint proxy statement/prospectus, should contact:

INNISFREE M&A INCORPORATED
Stockholders call toll-free:    877-825-8777
Banks and Brokers call collect:    212-750-5833

Other Matters

        Andrew is not aware of any matters other than as described in this joint proxy statement/prospectus that will be brought before the Andrew special meeting. If other matters are properly brought before the Andrew special meeting or any adjournment or postponement of the Andrew special meeting, the persons named as proxy holders, Ralph E. Faison and James F. Petelle, will have discretion to act on those matters as described above and as indicated in the proxy card.

THE SPECIAL MEETING OF ALLEN STOCKHOLDERS

Date, Time and Place

        The Allen special meeting will be held at            , local time, on                        , 2003 in                        at                         .

        Check-in will begin at            , local time, and holders of Allen common stock should allow ample time for the check-in procedures.

Items of Business

        At the Allen special meeting, holders of Allen common stock will be asked to consider and vote on proposals, as more fully described in this joint proxy statement/prospectus, to:

  •
  adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement;

  •
  approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal; and

  •
  transact such other business as may properly come before the Allen special meeting or any adjournment or postponement of the Allen special meeting.

The proxies may vote, at their discretion, upon such other business as may properly come before the Allen special meeting or any adjournment or postponement of the Allen special meeting. Allen currently does not contemplate that any matters other than as described in this joint proxy statement/prospectus will be presented at the Allen special meeting.

Recommendation of the Allen Board of Directors

        After careful consideration, on February 17, 2003, the Allen board of directors unanimously: (i) determined that the merger is advisable, (ii) approved the merger agreement, (iii) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Allen and holders of Allen common stock, (iv) determined to recommend the merger agreement, the merger and the other transactions contemplated by the merger agreement to the holders of Allen common stock for approval and adoption, and (v) recommended that the holders of Allen common stock adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. At a meeting held on May 27, 2003, the Allen board of directors unanimously confirmed each of clauses (i) through (v) above.

        The Allen board of directors believes that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Allen and the holders of Allen common stock and recommends that holders of Allen common stock vote "FOR" the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal at the Allen special meeting.

Method of Voting; Record Date; Stock Entitled to Vote; Quorum

        Holders of Allen common stock are being asked to vote both shares held directly in their name as common stockholders of record and any shares they hold in "street name" (i.e., the name of a broker, bank or other record holder) as beneficial owners.

        The method of voting differs for shares held as a record holder and shares held in street name. Record holders will receive proxy cards. Holders of shares in street name should follow the instructions they receive from their brokers, banks or nominees on how to vote.

        Holders of Allen common stock may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards. For example, holders of Allen common stock who hold shares in more than one brokerage account may receive separate instructions for each brokerage account in which shares are held. Holders of Allen common stock of record whose shares are registered in more than one name will receive more than one proxy card. In addition, Andrew is also soliciting votes for its special meeting in order to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger and to amend the Andrew certificate of incorporation. Holders of Allen common stock who own shares of both Andrew and Allen may also receive a proxy card or voting instruction card from Andrew. Please note that a vote for adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement for the Allen special meeting will not constitute a vote for the approval of the issuance of shares in connection with the merger for the Andrew special meeting and the amendment of the Andrew certificate of incorporation, and vice versa. Therefore, the Allen board of directors urges holders of Allen common stock to complete, sign, date and return each proxy card they receive for the Allen special meeting.

        The Allen board of directors has fixed the close of business on May 27, 2003 as the record date for determining the holders of Allen common stock entitled to notice of, and to vote at, the Allen special meeting. Only holders of record of Allen common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the Allen special meeting. Holders of Allen Series D 7.75% Convertible Preferred Stock do not have the right to vote at the Allen special meeting.

        On the record date, approximately 30,739,414 shares of Allen common stock were issued and outstanding and entitled to vote at the Allen special meeting and held by approximately 1,600 holders of record. Holders of record of Allen common stock at the close of business on the record date are each entitled to one vote in person or by proxy for each share of Allen common stock held by such stockholder on each matter that may properly come before the Allen special meeting, including the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

        A quorum of stockholders is necessary to transact business at the Allen special meeting. The holders of a majority of the shares of Allen common stock issued and outstanding on the record date and entitled to vote at the Allen special meeting, present in person or by proxy, is necessary to constitute a quorum at the Allen special meeting.

        Abstentions and "broker non-votes" (i.e., shares held by brokers in street name that are not permitted to vote on an item at the Allen special meeting due to the absence of specific instructions on an item from the beneficial owners of those shares) will be treated as present at the Allen special meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Any shares of Allen common stock held in treasury by Allen are not considered to be outstanding for purposes of determining a quorum.

Adjournment and Postponement

        The Allen bylaws provide that if a quorum is not present at the Allen special meeting, then a majority of the Allen stockholders entitled to vote at the Allen special meeting, present in person or by proxy at the Allen special meeting may, without notice other than announcement at the Allen special meeting, adjourn the Allen special meeting from time to time until a quorum is present. If a quorum is present at the Allen special meeting, but there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal, holders of Allen common stock may be asked to vote on a proposal to approve the adjournment or postponement of the Allen special meeting, if necessary, to permit further solicitation of proxies. The Allen bylaws also provide that business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice of the special meeting.

Required Vote

        Under the applicable provisions of Delaware law, the affirmative vote of a majority of the stock of Allen outstanding on the record date for the Allen special meeting and entitled to vote on the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement is required to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. Under Delaware law and Allen's bylaws, the vote of the majority of shares present in person or by proxy at the Allen special meeting and entitled to vote on the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal, is required to approve such adjournment or postponement. Holders of Allen Series D 7.75% Convertible Preferred Stock are not entitled to vote on the proposals at the Allen special meeting.

        Under Delaware law, for purposes of determining whether Allen has received the affirmative vote of a majority of the stock of Allen outstanding on the record date for the Allen special meeting and entitled to vote on the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, broker non-votes and abstentions will have the effect of a vote "AGAINST" the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement at the Allen special meeting. Under Delaware law and Allen's bylaws, for purposes of determining whether Allen has received the affirmative vote of the majority of shares present in person or by proxy at the Allen special meeting and entitled to vote on the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal, abstentions will have the effect of a vote "AGAINST," and broker non-votes will have no effect on, the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies.

Share Ownership of Allen Directors and Executive Officers

        At the close of business on the record date for the Allen special meeting, directors and executive officers of Allen and their affiliates owned and were entitled to vote approximately 755,646 shares of Allen common stock, which represents approximately 2.5% of the 30,739,414 shares of Allen common stock outstanding on that date. Each of those directors and executive officers has indicated his or her present intention to vote, or cause to be voted, the Allen common stock owned by him or her "FOR" adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal at the Allen special meeting.

Voting Procedures

        Submitting Proxies or Voting Instructions.    Whether holders of Allen common stock hold shares of Allen common stock directly as stockholders of record or in street name, they may direct the voting of their shares without attending the Allen special meeting. Holders of Allen common stock may vote by granting proxies or, for shares held in street name, by following the instructions they receive from their bank, broker or nominee on how to vote.

        Record holders of shares of Allen common stock may submit proxies by completing, signing and dating their proxy cards for the Allen special meeting and mailing them in the accompanying postage pre-paid, pre-addressed envelopes. If holders of record of Allen common stock vote their shares of Allen common stock by signing a proxy and returning it in time for the Allen special meeting, their shares will be voted at the Allen special meeting in the manner specified in their proxy cards. If holders of record of Allen common stock do not include instructions on how to vote their properly signed proxy cards for the Allen special meeting, their shares will be voted "FOR" the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal. Additionally, the proxy holders will have discretionary authority to vote, in accordance with their judgment, on other matters as may properly come before the Allen special meeting or any adjournment or postponement of the Allen special meeting.

        Holders of record of Allen common stock may also vote in person at the Allen special meeting. If shares of Allen common stock are held by holders of Allen common stock in street name, those holders of Allen common stock may not vote in person at the Allen special meeting unless they obtain a signed proxy from the record holder giving them the right to vote the shares.

        Revoking Proxies or Voting Instructions.    Holders of Allen common stock may revoke their proxies at any time prior to the vote at the Allen special meeting. Holders of record of Allen common stock may revoke their proxies by notifying the corporate secretary of Allen before the proxy is voted at the Allen special meeting, by granting new proxies properly executed and bearing a later date (which automatically revoke the earlier proxies) or by attending the Allen special meeting and voting in person. Simply attending the Allen special meeting will not cause previously granted proxies to be revoked. Stockholders holding shares of Allen common stock in street name that have instructed their broker or other nominee to vote such shares must follow the instructions of their broker or other nominee to change those instructions.

        Proxy Solicitation.    Allen is soliciting proxies for the Allen special meeting from holders of Allen common stock and Andrew is soliciting proxies for the Andrew special meeting from its stockholders. Each company will share equally the cost of printing, filing and mailing this joint proxy statement/prospectus and the registration statement on Form S-4, of which it forms a part, that has been filed by Andrew with the Securities and Exchange Commission.

        Other than the costs shared with Andrew, the cost of soliciting proxies from holders of Allen common stock will be paid by Allen.

        In addition to solicitation by mail, the solicitation of proxies may be made in person or by telephone, facsimile, telegram or electronic means by certain directors, officers and employees of Allen and its subsidiaries, who will not receive any additional compensation for such solicitation.

        Allen has retained MacKenzie Partners, Inc. to assist it in the solicitation of proxies. Allen has agreed to pay MacKenzie an amount not to exceed $50,000 for its services. Allen has also agreed to reimburse MacKenzie for reasonable out-of-pocket expenses for its services. Allen expects to indemnify MacKenzie against any liabilities and expenses reasonably arising out of its engagement, except for liabilities and expenses resulting from MacKenzie's negligence, bad faith or willful misconduct. Upon request, Allen also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to holders of Allen common stock.

        Contact for Questions and Assistance in Voting.    Any holder of Allen common stock who has a question about the merger, the issuance of shares in connection with the merger, or how to vote or revoke a proxy, or who wishes to obtain additional copies of this joint proxy statement/prospectus or voting materials, should contact:

MacKenzie Partners, Inc.
105 Madison Avenue
14th Floor
New York, New York 10016
800-322-2885 TOLL FREE
212-929-5500 (Call Collect)

Other Matters

        Allen is not aware of any matters other than as described in this joint proxy statement/prospectus that will be brought before the Allen special meeting. If, however, other matters are properly brought before the Allen special meeting or any adjournment or postponement of the Allen special meeting, the persons named as proxies, Robert G. Paul, Philip Wm. Colburn, Robert A. Youdelman and Laura C. Meagher, will have discretion to act on those matters as described above and as indicated in the proxy card.

THE MERGER

        The following is a description of the material aspects of the merger, including the merger agreement, as amended. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire joint proxy statement/prospectus, including the merger agreement, as amended, attached to this joint proxy statement/prospectus as ANNEX A, for a more complete understanding of the merger.

Background of the Merger

        Andrew continually evaluates strategic opportunities and business scenarios as a part of its ongoing evaluation of changes in the marketplace and opportunities to strengthen its business. Since at least 1995, Floyd L. English, Chairman of the Andrew board of directors and Chief Executive Officer until February 2003, has had intermittent discussions with Philip Wm. Colburn, Chairman of the Allen board of directors, and Robert G. Paul, Allen's President and Chief Executive Officer, regarding business conditions, including trends and potential strategic combinations and alliances between Andrew and Allen. In 2001, due to an increasingly competitive market environment, the Andrew board of directors and members of Andrew management became particularly focused on developing strategies to secure the future of Andrew by strengthening and broadening its product offerings. In particular, the Andrew board of directors sought strategic alternatives that would enable Andrew to build its active components (filters and RF power amplifiers) business, thereby allowing Andrew to offer its customers a comprehensive product portfolio to better meet their evolving performance and cost-efficiency requirements. In furtherance of this strategy, Andrew actively evaluated possible alternatives for entering the filter business during 2001. In February 2002, Andrew entered into an agreement to acquire Celiant Corporation, one of the leading merchant suppliers of RF power amplifiers. This acquisition was closed in June 2002.

        Following consummation of the Celiant acquisition, Andrew management renewed its attention to filters for use in wireless base stations as the next strategic product Andrew required to expand its capabilities in wireless infrastructure subsystems. Allen, through its Forem business, is one of the largest global suppliers of filters. In addition, Allen is a leading supplier of base station antennas, network geolocation systems and repeaters and distributed antenna systems to enhance the coverage and capacity of wireless networks and their in-building communications. Accordingly, Andrew believed that a possible strategic business combination with Allen would extend the global presence of Andrew in the wireless infrastructure subsystems market and allow Andrew to provide integrated products that would encompass nearly all of the base station RF footprint.

        The board of directors and management of Allen have continually explored and assessed strategic options for Allen as part of their ongoing effort to strengthen Allen's business, improve its product mix and increase its customer base. During the last several years, the board of directors and management of Allen have periodically considered the possibility of a strategic business combination or other strategic transaction with a number of companies including Andrew.

        In March 2002, Allen completed the public offering of its convertible preferred stock, which strengthened Allen's balance sheet and positioned Allen so that it could take advantage of strategic opportunities. In April 2002, during a regularly scheduled board meeting, the Allen board discussed, among other things, the challenges facing the telecommunications industry, the wave of consolidation affecting the industry and Allen's strategic options in light of these realities. In June 2002, the management of Allen met with representatives of Bear Stearns to discuss, among other things, the consolidation trends in the telecommunications industry and various strategic options potentially available to Allen.

        On June 12, 2002, Marty R. Kittrell, Vice President, Strategic Planning of Andrew, approached Mr. Paul and Robert A. Youdelman, Allen's Chief Financial Officer, at an investor conference in New York and they discussed, among other things, business conditions, product evolution and industry trends. During this exchange, Mr. Kittrell expressed Andrew's interest in Allen.

        On July 18, 2002, during a regularly scheduled board meeting, the Allen board discussed, among other things, the challenges facing the telecommunications industry, the consolidation trends and the potential strategic options available to Allen. The Allen board also discussed possible strategic alternatives involving Allen and a number of other companies including Andrew. At this meeting, the Allen board encouraged Allen's management to further pursue a full range of strategic alternatives, which included a possible strategic business combination with Andrew.

        In July 2002, Bear Stearns contacted senior management at Andrew and offered to facilitate an initial meeting between Andrew and Allen. On July 24, 2002, Ralph E. Faison, Andrew's then President and Chief Operating Officer, met with Mr. Paul to discuss the possibility of a strategic business combination of their companies. At that meeting, they agreed to pursue further discussions with a larger group of executives.

        On August 7, 2002, Mr. Faison, Charles R. Nicholas, Vice Chairman of the Andrew board of directors and Chief Financial Officer of Andrew, and Dr. English, on behalf of Andrew, and Messrs. Colburn, Paul and Youdelman, on behalf of Allen, together with representatives of Bear Stearns, met to discuss a possible strategic business combination involving their companies.

        On August 9, 2002, Andrew and Allen entered into a confidentiality agreement.

        On August 16, 2002, Mr. Paul met with the President of another public telecommunications equipment company (the "Other Offeror") to discuss business conditions and industry trends. They agreed to speak periodically but did not specifically discuss a combination of Allen and the Other Offeror.

        On September 4, 2002, Andrew and Allen senior executives and representatives of Bear Stearns met to discuss the feasibility and potential synergies of a combination of the two companies. During September 2002, Andrew and Allen senior executives had other discussions about strategic opportunities that could result from a combination of the two companies.

        At the regularly scheduled September 12, 2002 Allen board meeting, the board discussed possible strategic business combinations with a number of companies including Andrew. At this meeting, the board authorized Allen's management to formally engage Bear Stearns to act as its financial advisor in connection with a proposed strategic business combination. Bear Stearns' engagement to act as financial advisor for Allen became effective on September 19, 2002.

        At regularly-scheduled meetings held on September 17, 2002 and November 14, 2002, Andrew's management and Morgan Stanley provided the Andrew board with updates regarding Andrew's discussions with Allen. At each meeting, Andrew's management was directed to proceed with discussions with Allen. On September 27, 2002, Morgan Stanley, on behalf of Andrew, verbally communicated to Bear Stearns' representatives an offer to acquire Allen. Based on the respective values of Allen's and Andrew's common stock at the time, Andrew's offer did not provide any implied premium to Allen's stockholders.

        Throughout the fall of 2002, Mr. Faison and Mr. Paul, together with their management teams and financial advisors, discussed various issues related to a proposed strategic combination, including due diligence items and procedures, profit improvement opportunities, valuations and management retention and other staffing issues.

        On October 23, 2002, Mr. Faison and other members of the Andrew management team, Mr. Paul and other members of the Allen management team and representatives of Morgan Stanley and Bear Stearns met at a hotel in Connecticut. Both companies' management teams reviewed the business, operations and financial condition of their respective companies. Andrew and Allen continued their discussion regarding the terms of a potential strategic business combination.

        On November 20, 2002, Andrew submitted to Allen a non-binding offer letter. Pursuant to this offer letter, Andrew proposed to acquire Allen in a strategic stock for stock merger after which Allen's stockholders (excluding Allen's preferred stockholders) would collectively own 23% of the combined company. Based on the respective values of Allen's and Andrew's common stock at the time, Andrew's offer did not provide any implied premium to Allen's stockholders. On November 22, 2002, the Allen board convened telephonically to review the terms of this offer letter and, despite the board's conclusion that the ownership percentage offered was not acceptable, authorized Allen management to continue discussions with Andrew.

        In late November, Andrew and its financial and legal advisors commenced detailed due diligence of Allen including multiple visits to Allen's domestic and foreign facilities. During this time, Allen and Andrew senior executives and their respective financial advisors met several times to discuss the proposed combination.

        On December 3, 2002, Mr. Paul and Mr. Colburn met with the President of the Other Offeror in New York and discussed the industry and other items. A discussion of a possible strategic business combination of the two businesses was brief and inconclusive.

        On December 3-4, 2002, Allen's board met with Allen's management and legal and financial advisors to discuss the status of discussions with Andrew, the structure of a possible transaction with Andrew, and related financial, legal and management issues. During the meeting, the Allen board authorized management to continue discussions.

        The due diligence activities of Andrew and Allen continued through mid-December. Over the holidays, Andrew and Allen evaluated the results of their due diligence investigations. Prior to the holidays, Andrew agreed to provide Allen with a draft merger agreement during the first week of January 2003.

        On January 6, 2003, Mr. Paul reinitiated contact with the President of the Other Offeror. During the call, the President of the Other Offeror expressed interest in exploring a possible strategic business combination with Allen. On January 8, 2003, Mr. Paul and Mr. Colburn met with the President of the Other Offeror to discuss a potential strategic business combination. During the meeting, the President of the Other Offeror agreed to informally approach his board members to see if they supported a strategic business combination with Allen. On January 10, 2003, Allen and the Other Offeror entered into a confidentiality agreement.

        Following the pre-announcement on January 8, 2003 of Allen's fourth quarter 2002 results, which exceeded analysts' expectations, and the release of positive information regarding Allen's order backlog for geolocation products, Andrew management determined it should delay proceeding further with discussions with Allen until the respective outlooks of both companies could be more fully assessed. On January 13, 2003, Mr. Faison called Mr. Paul to inform him of this decision. On that same day, the President of the Other Offeror called Mr. Paul to tell him that his board expressed support for a strategic business combination with Allen. The President of the Other Offeror and Mr. Paul scheduled due diligence and management meetings at the Other Offeror's headquarters on January 16-17, 2003.

        At the January 16-17, 2003 meetings at the Other Offeror's headquarters, Allen's management and the Other Offeror's management provided detailed reviews of their respective businesses. Financial advisors of both companies were present at the meeting. During the meetings, both parties concluded that a strategic business combination could make sense and agreed to move forward with diligence. The Allen board held a telephonic meeting on January 22, 2003 at which Allen's management updated them on progress of discussions with the Other Offeror and the status of the discussions with Andrew.

        On January 25, 2003, Jones Day, Allen's legal counsel, circulated a draft agreement for a strategic business combination with the Other Offeror. Over the course of the next two and a half weeks, Jones Day, the Other Offeror's legal counsel, Bear Stearns and the Other Offeror's financial advisors, together with the management of each company negotiated the terms of the merger agreement. During this time period, Allen's and the Other Offeror's management had multiple meetings to discuss, among other things, valuation, and, along with their legal and financial advisors, conducted intensive due diligence reviews and facility visits.

        During the latter part of January and through early February, executives of Allen and the Other Offeror had multiple discussions about the appropriate valuation of a strategic business combination involving Allen and the Other Offeror. During their discussions, the Other Offeror proposed a merger of equals with each party's stockholders owning 50% of the combined company. Allen indicated that such a combination would not produce an acceptable valuation for its stockholders, but suggested continued discussions.

        On February 9, 2003, the President of the Other Offeror met with Allen's board and provided a presentation regarding the Other Offeror's business. Representatives from Bear Stearns and Jones Day also attended the meeting.

        On February 11, 2003, the Andrew board held a regularly scheduled meeting following its annual meeting of stockholders. Members of Andrew management and representatives from Morgan Stanley and Gardner Carton & Douglas LLC, Andrew's legal counsel, attended this meeting. At this meeting, the board of directors considered, among other things, the strategic business combination with Allen in light of Allen's improved financial performance and outlook, as well as other possible alternative business combinations to be considered by Andrew. In addition, the Andrew board of directors considered the implications for Andrew of other industry combinations, including the potential impact on the industry position of Andrew of alternative transactions by Allen. Following a discussion of these matters, the Andrew board authorized Andrew management to renew discussions with Allen regarding the terms and conditions of a strategic business combination.

        On February 12, 2003, Dr. English contacted Mr. Colburn and Mr. Faison contacted Mr. Paul to discuss a strategic business combination between Allen and Andrew that would result in the holders of Allen common stock owning approximately 36% of the outstanding common stock of the combined company. Mr. Colburn and Mr. Paul each indicated their tentative interest in pursuing further negotiations, subject to authorization by Allen's board, which was scheduled to convene a meeting on February 13, 2003. On February 13, 2003, Allen's board met to review the Andrew proposal and the status of discussions with the Other Offeror and authorized Allen's management to proceed with negotiations with Andrew and the Other Offeror.

        On February 13, 2003, Mr. Paul contacted Mr. Faison indicating that Allen's board had authorized Allen's management to proceed with negotiations with Andrew regarding the proposed strategic business combination and proposed a target schedule of entering into a definitive agreement by February 17, 2003. In setting this time schedule, Allen was seeking to take advantage of the competing interests of Andrew and the Other Offeror and maximize Allen's negotiation position. On that same day, Mr. Paul also contacted the President of the Other Offeror to propose a target schedule of entering into a definitive agreement relating to a strategic business combination with the Other Offeror by February 17, 2003, and Allen proposed an alternative ownership proposal.

        Later on February 13, 2003, Andrew, Allen and their respective financial and legal advisors recommenced their preparations for the strategic business combination involving Andrew and Allen with Gardner Carton & Douglas circulating a first draft of the proposed merger agreement to Allen, Jones Day and Bear Stearns. On February 14, 2003, Jones Day circulated a revised draft of the proposed merger agreement reflecting Allen's comments.

        On February 14, 2003, the President of the Other Offeror informed Mr. Paul that, although the Other Offeror remained interested in pursuing a strategic business combination with Allen, the Other Offeror's board of directors was unable to meet the February 17 date to sign an agreement.

        From February 14 through February 17, 2003, members of the management of Andrew and Allen and their respective financial and legal advisors met at the offices of Andrew and Gardner Carton & Douglas in Chicago to update financial, business and legal due diligence and to negotiate the terms and conditions of the merger agreement. During these meetings, Mr. Faison and Mr. Paul, and the companies' respective financial advisors, negotiated, among other things, the exchange ratio for the strategic business combination and issues related to post-employment arrangements for Allen management and the treatment of marginally "in-the-money" and "out-of-the-money" Allen stock options. On February 16, 2002, the Allen board met to review the terms of the proposed transaction with Andrew, including the current status of negotiations relating to the exchange ratio. After further negotiations, Mr. Faison and Mr. Paul agreed upon the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock (which would result in the holders of Allen common stock owning approximately 36% of the outstanding common stock of the combined company), subject to approval of the boards of directors of Andrew and Allen, and final agreement on the other terms and conditions of the merger agreement. Thereafter, Mr. Paul and Mr. Faison reached agreement as to the terms of post-employment arrangements for certain Allen employees and that "in-the-money" stock options would be "cashed out" in connection with the merger in accordance with their terms, and "out-of-the-money" stock options would be converted into Andrew stock options.

        On February 17, 2003, the Andrew board of directors met to consider the strategic business combination and the terms and conditions of the merger agreement that had been negotiated by the management teams of Andrew and Allen. Also in attendance were members of Andrew management and representatives from Morgan Stanley and Gardner Carton & Douglas. Mr. Faison described to the board his meetings with Mr. Paul and the agreements he had reached with him regarding the exchange ratio for the strategic business combination and management and various other issues associated with the strategic business combination. Following Mr. Faison's presentation, representatives from Morgan Stanley reviewed Andrew's strategic rationale for the proposed business combination and presented a financial analysis with respect to the strategic business combination based upon the exchange ratio in the merger agreement that had been negotiated by the parties. Based upon the foregoing, Morgan Stanley then delivered its opinion that, as of the date of the merger agreement and subject to the assumptions, considerations and limitations set forth in its opinion, the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock provided for in the merger agreement was fair, from a financial point of view, to Andrew. The Andrew board of directors then discussed the reasons for the merger, including the financial analysis and the risks associated with the merger. After deliberating on the foregoing, the Andrew board of directors unanimously approved the merger agreement, determined that the transactions contemplated by the merger agreement were fair to and in the best interests of the holders of Andrew common stock and recommended that Andrew stockholders approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger and the amendment of the Andrew certificate of incorporation in connection therewith.

        On February 17, 2003, the Allen board of directors held a meeting to review with Allen's management and legal and financial advisors the status of the negotiations and the proposed terms and conditions of the merger with Andrew. During this meeting, Jones Day reviewed the material terms and conditions of the merger agreement, as negotiated, and the legal duties and responsibilities of the Allen board in connection with the proposed merger. Also during the meeting, Allen's management reviewed certain management and other issues related to the proposed merger. Bear Stearns reviewed its financial analysis of the Allen exchange ratio and delivered to the Allen board an opinion to the effect that, as of the date of its opinion, the Allen exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock was fair from a financial point of view, to the holders of Allen common stock. Thereafter, Messrs. Sheldon I. Ausman and Gary B. Smith, Dr. Martyn F. Roetter and Ms. Kathleen M.H. Wallman, the independent directors of Allen, met separately to review the merger and the related transactions. After this meeting, the independent directors confirmed their support for the merger. The Allen board then carefully considered the benefits and risks to Allen and its stockholders of a merger with Andrew. Following a thorough discussion, the Allen board of directors unanimously: (i) determined that the merger is advisable, (ii) approved the merger agreement, (iii) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Allen and the holders of Allen common stock, (iv) determined to recommend the merger agreement, the merger and the other transactions contemplated by the merger agreement to the holders of Allen common stock for approval and adoption, and (v) recommended that the holders of Allen common stock adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.

        Following the meetings of their respective boards of directors, Andrew and Allen executed the merger agreement on the night of February 17, 2003.

        On the morning of February 18, 2003, Andrew and Allen issued a joint press release announcing the execution of the merger agreement and the proposed merger.

        On May 27, 2003, the Allen board of directors met by telephone conference call and considered current market conditions, Allen's and Andrew's respective financial condition and prospects and other business and financial information. At the request of the Allen board of directors, Bear, Stearns & Co. Inc. also made a presentation to the board of directors regarding its current analysis of the financial terms of the transaction. At the conclusion of the presentation, Bear, Stearns & Co. Inc. provided the Allen board of directors with an updated oral opinion (subsequently confirmed in writing) based upon and subject to the certain assumptions, qualifications and limitations set forth in its written opinion, that, as of May 27, 2003, the exchange ratio provided for in the merger agreement of 1.775 shares of Andrew common stock for each share of Allen common stock is fair, from a financial point of view, to the holders of Allen common stock. Following discussion, the members of the Allen board of directors voted unanimously to confirm the recommendation of the Allen board of directors that the merger was advisable and in the best interest of Allen and its stockholders. The full text of the updated Bear, Stearns & Co. Inc. opinion is attached as ANNEX D to this joint proxy statement/prospectus.

Andrew Corporation's Reasons for the Merger

        Andrew believes that it has a broad portfolio of products that address the wireless infrastructure market. Andrew supports all traditional wireless technologies, including TDMA, CDMA and GSM networks, as well as emerging 3G technologies and is an established leader in coaxial cables and connectors, power amplifiers and terrestrial microwave antenna systems and is the technology leader in base station antennas.

        Andrew believes that Allen is one of the leading suppliers of filters, base station antennas, network geolocation solutions, repeaters, and in-building solutions.

        Andrew believes that the merger will extend the global presence of Andrew in the wireless infrastructure subsystems market, expand its customer base and diversify its product offerings. Andrew believes that the combined company will be the leading global supplier of coaxial cables, power amplifiers, terrestrial microwave antennas, network geolocation solutions, repeaters and in-building solutions and the second leading merchant provider of filters and base station antennas. Andrew believes that the merger will enable it to provide total customer solutions, including virtually the entire base station RF footprint (excluding the radio), integrating components such as filters and amplifiers, to better meet the evolving performance and cost efficiency requirements of Andrew customers who will benefit from the availability of one-stop shopping for all of their wireless subsystems infrastructure needs. Andrew believes that this will distinguish it in the marketplace, which is increasingly important as capital spending by wireless carriers and OEMs continues to decline, creating intense price competition. Andrew expects that its comprehensive product offering after the merger, combined with other factors discussed below, will increase customer penetration and advance its strategy to diversify further its sales, on both a product and geographic basis, and to create new revenue streams.

        Andrew believes that, after the merger, the combined company will offer the broadest line of products to carriers and original equipment manufacturers that build wireless telecommunications systems.

        After the merger, Andrew will have combined pro forma revenue of approximately $1.4 billion for the twelve months ended March 31, 2003, with a more diversified product mix and an expanded presence in faster-growing areas. Andrew expects that its increased size, scale and financial strength will appeal to its customers. Following the merger, Andrew will continue to have a strong balance sheet and strong cash flow, which it believes will give it the financial flexibility to continue to execute its business strategy. Andrew expects this transaction to be accretive to earnings per share of Andrew within the first full year following completion of the transaction and for that year as a whole. While the Unaudited Pro Forma Condensed Consolidated Statement of Operations of Andrew and Allen for the year ended September 30, 2002 on page 97 of this joint proxy statement/prospectus shows the transaction having a dilutive effect on Andrew's earnings per share for that historic period, Andrew continues to expect this transaction to be accretive to its earnings per share as described above because such pro forma financial information does not take into account any of the synergies and cost savings expected to be obtained from the merger. In addition, publicly available research estimates for Allen's future results of operations and Allen's earnings for the six months ended March 31, 2003 are significantly better than for the twelve months ended September 30, 2002. Accordingly, as shown in the pro forma financial information, even without taking into account any of the synergies expected to be obtained from the merger, the transaction would have been accretive to earnings per share of Andrew on a pro forma basis for the six months ended March 31, 2003.

        In addition, after integration of the two companies, Andrew expects to realize substantial opportunities for synergies and cost savings. Andrew expects these synergies and cost savings to be fully realized at a rate of at least $40 million annually beginning in the fourth quarter of fiscal 2004. This cost savings estimate is based upon preliminary assumptions regarding facility closures, workforce rationalization and other considerations. Andrew expects the cost savings to result primarily from consolidation of manufacturing facilities, elimination of duplicate corporate overhead functions, economies of scale in procurement and rationalization of the research and development and sales functions of the combined company.

Recommendation of the Andrew Board of Directors

        At a meeting held on February 17, 2003, the Andrew board of directors unanimously:

  •
  approved the merger agreement;

  •
  determined that the transactions contemplated by the merger agreement were fair to and in the best interests of the holders of Andrew common stock;

  •
  recommended that Andrew stockholders approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger; and

  •
  recommended that Andrew stockholders approve the amendments of the Andrew certificate of incorporation in connection with the transactions contemplated by the merger agreement.

        In reaching its decision to approve the merger agreement, the Andrew board of directors consulted with Andrew management and Andrew's legal counsel and financial advisors. The factors that the

Andrew board of directors considered in reaching its determination included, but were not limited to, the following:

  •
  the strategic reasons for the merger described in the section entitled "Andrew Corporation's Reasons for the Merger" beginning on page 44 of this joint proxy statement/prospectus;

  •
  management's view of the positive impact on the financial condition, results of operations and businesses of Andrew and Allen that the merger would be expected to have;

  •
  the relationship between the market value of the common stock of Allen and the consideration to be paid to stockholders of Allen in connection with the merger, which was consistent with comparable merger transactions;

  •
  the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable;

  •
  the fact that other strategic alternatives for Andrew, including the potential to enter into strategic relationships with third parties or acquire or combine with third parties were not as attractive at such time as the merger with Allen;

  •
  the fact that Allen could also pursue other strategic alternatives, including possible combinations that would result in a company with a broader product offering than Andrew, which could pose a competitive challenge to Andrew;

  •
  the oral presentations by Morgan Stanley and its written opinion to the effect that, as of February 17, 2003, and based upon and subject to the considerations and limitations set forth in its opinion, the exchange ratio provided for in the merger agreement of 1.775 shares of Andrew common stock for each share of Allen common stock was fair, from a financial point of view, to Andrew. A copy of Morgan Stanley's written opinion is attached to this joint proxy statement/prospectus as ANNEX B. See the section entitled "Opinion of Andrew Financial Advisor" beginning on page 47 of this joint proxy statement/prospectus;

  •
  the expected positive impact of the merger and its announcement on the customers, suppliers and employees of Andrew;

  •
  the fact that Andrew stockholders will have the opportunity to approve or reject the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger; and

  •
  positive reports from management, legal and financial advisors as to the results of the due diligence investigation of Allen.

        In addition, the Andrew board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including:

  •
  the risk that the potential benefits sought in the merger might not be fully or immediately realized, including:

  •
  the belief of Andrew management that it will not begin to realize the benefits of the anticipated synergies until March 2004 and will not fully realize these synergies on a quarterly basis until the fourth quarter of fiscal 2004 and on an annual basis until fiscal year 2005;

  •
  possible difficulties in integrating two organizations of the size and complexity of Andrew and Allen, particularly in view of the ongoing reorganization at Andrew and the decentralized nature of Allen, which could delay or negate some of the expected benefits of the merger; and

    •
    possible negative effects on the long-term stock price of Andrew and financial results if the benefits of the merger are not obtained on a timely basis or at all;

  •
  the possibility that the merger might not be completed or that completion might be unduly delayed;

  •
  the substantial charges to be incurred in connection with the merger, including costs of integrating Andrew and Allen and transaction expenses arising from the merger;

  •
  the terms of the merger agreement restricting Andrew's right to consider and negotiate acquisition proposals or pursue acquisitions of other companies in certain circumstances, as well as the possible effects of the provisions regarding the termination fees; and

  •
  risks associated with Allen's pending patent infringement litigation related to Allen's geolocation business and various other risks associated with the merger and the businesses of Andrew and the combined company described in the section entitled "Risk Factors" beginning on page 22 of this joint proxy statement/prospectus.

        The Andrew board of directors concluded, however, that these negative factors could be managed or mitigated by Andrew or by the combined company or were unlikely to have a material impact on the merger or the combined company, and that, overall, the potentially negative factors associated with the merger were outweighed by the potential benefits of the merger.

        The above discussion of the material factors considered by the Andrew board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the Andrew board of directors. The Andrew board of directors collectively reached the unanimous conclusion to approve the merger agreement in light of the various factors described above and other factors that each member of the Andrew board of directors felt were appropriate. In view of the wide variety of factors considered by the Andrew board of directors in connection with its evaluation of the merger and the complexity of these matters, the Andrew board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Andrew board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

        The Andrew board of directors believes that the transactions contemplated by the merger agreement are fair to and in the best interests of Andrew and the holders of Andrew common stock.

Opinion of Andrew Financial Advisor

        Under an engagement letter dated October 17, 2002, Andrew formally retained Morgan Stanley & Co. Incorporated to provide it with certain financial advisory services in connection with the merger. Morgan Stanley was selected by Andrew based on Morgan Stanley's qualifications, reputation and its knowledge of the business and affairs of Andrew. At a meeting of the Andrew board of directors on February 17, 2003, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of February 17, 2003 and based upon and subject to the various considerations set forth in the opinion, the exchange ratio pursuant to the merger agreement of 1.775 shares of Andrew common stock for each share of Allen common stock was fair from a financial point of view to Andrew.

        The full text of the written opinion of Morgan Stanley, dated February 17, 2003, is attached as ANNEX B to this document. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We urge you to read the entire opinion carefully. Morgan Stanley's opinion is directed to the Andrew board of directors and addresses only the fairness to Andrew, from a financial point of view, of the exchange ratio pursuant to the merger agreement of 1.775 shares of Andrew common stock for each share of Allen common stock as of the date of the opinion. It does not address any other aspect of the merger and does not address the prices at which Allen common stock or Andrew common stock will trade following the consummation of the merger, nor does it constitute a recommendation to any holder of Andrew common stock or Allen common stock as to how to vote at special meetings held in connection with the merger.

        In rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other information of Allen and Andrew;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Allen prepared by the management of Allen;

  •
  reviewed certain financial projections prepared by the management of Allen;

  •
  discussed the past and current operations and financial condition and the prospects of Allen with senior executives of Allen;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Andrew prepared by the management of Andrew;

  •
  reviewed certain financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared by the management of Andrew;

  •
  discussed the past and current operations and financial condition and the prospects of Andrew with senior executives of Andrew;

  •
  reviewed the pro forma impact of the merger on the earnings per share of Andrew, consolidated capitalization and financial ratios, including the issuance of Andrew preferred stock;

  •
  reviewed the relative financial contributions of Andrew and Allen to the combined company as a result of the merger and as adjusted for the pro forma capitalization of Andrew, including the issuance of Andrew preferred stock;

  •
  reviewed the reported prices and trading activity for the Allen common stock and the Andrew common stock;

  •
  compared the financial performance of Allen and Andrew and the prices and trading activity of the Allen common stock and the Andrew common stock with that of certain other comparable publicly-traded companies and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of Allen and Andrew and their financial and legal advisors;

  •
  reviewed the draft merger agreement dated February 16, 2003 and certain related documents; and

  •
  performed such other analyses and considered such other factors as Morgan Stanley has deemed appropriate.

        In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Allen and Andrew. Morgan Stanley relied upon the assessment by the management of Andrew and Allen of their ability to retain key employees. Morgan Stanley also relied upon, without independent verification, the assessment by the management of Andrew and Allen of Andrew's and Allen's technologies and products, the timing and risks associated with the integration of Andrew and Allen and the validity of, and risks associated with, Andrew's and Allen's existing and future products and technologies.

        In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. In addition, Morgan Stanley assumed, in all respects material to its analysis, that all the representations and warranties of each party contained in the merger agreement are true and correct, that each party to the merger agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto. With respect to any potential legal, tax or regulatory liabilities of either party or in connection with the merger, Morgan Stanley noted that it is not a legal, tax or regulatory expert and relied upon, without independent verification, the assessment of Andrew management and its legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to Andrew, Allen and the proposed merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Allen, nor was it furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of February 17, 2003.

        The following is a brief summary of all material financial analyses performed by Morgan Stanley in connection with its opinion dated February 17, 2003. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

        Historical Common Stock Performance.    Morgan Stanley's analysis of Allen's common stock performance consisted of a historical analysis of closing prices and trading volumes over the period from January 1, 2002 to February 14, 2003. Morgan Stanley noted that the Allen common stock closed at a price of $13.23 per share on February 14, 2003.

        Comparative Stock Price Performance.    Morgan Stanley performed historical analyses of closing prices of Andrew common stock, Allen common stock and an equally weighted index of wireless infrastructure companies consisting of Harris Corporation, REMEC, Inc., Powerwave Technologies, Inc., Anaren, Inc. and Filtronic plc. Morgan Stanley compared the performance of such index to the performance of the Andrew common stock and the Allen common stock during the period from January 1, 2002 to February 14, 2003. Morgan Stanley observed that over such period, the wireless infrastructure company index decreased 51.7%, the Andrew common stock decreased 58.8%, and the Allen common stock increased 55.6%.

        Exchange Ratio Premium Analysis.    Morgan Stanley reviewed the ratios of the closing prices of Allen common stock divided by the corresponding closing prices of Andrew common stock over various periods ending February 14, 2003. These ratios are referred to as average exchange ratios. Morgan Stanley examined the premiums represented by the exchange ratio of 1.775x, set forth in the merger agreement, over the averages of these daily ratios over various periods and found them to be as follows:

Period Ending February 14, 2003	Average Exchange Ratio (x)	Premium to Average Exchange Ratio (%)
February 14, 2003	1.468	20.9
Last 30 Trading Days	1.256	41.3
Last 60 Trading Days	1.084	63.8
Last 90 Trading Days	0.969	83.2

        Contribution Analysis.    Morgan Stanley analyzed the relative contribution of Andrew and Allen to estimated revenues, gross profit, operating income and net income of the combined company for fiscal year 2003 based on publicly available research estimates for Andrew and Allen and the market value of both companies on February 14, 2003. Morgan Stanley's contribution analysis assumed no cost savings. Morgan Stanley then adjusted the relative contribution by each company in light of each company's capital structure in order to determine the implied pro forma ownership of the combined company. The range of results is set forth below:

	Implied Ownership Contribution (%)
FY2003E
	Allen	Andrew
Revenue	27.7	72.3
Gross Profit	27.1	72.9
Operating Income	43.7	56.3
Net Income	46.3	53.7
Market Value as of February 14, 2003	31.8	68.2

        Morgan Stanley noted that the pro forma ownership of the combined company implied by the exchange ratio of 1.775x set forth in the merger agreement would be 36.3% for Allen and 63.7% for Andrew, which was within the ranges generated by the contribution analysis.

        Comparable Companies Analysis.    While noting that no comparable public company is exactly identical to Andrew or Allen, Morgan Stanley compared selected financial information for Allen and Andrew with publicly available information for comparable wireless infrastructure companies that shared certain product characteristics and similar customer bases with Andrew and Allen. Based upon publicly available estimates of certain securities research analysts and using the closing prices as of February 14, 2003, Morgan Stanley calculated, for each of these companies, the stock trading price divided by the earnings per share estimates for calendar years 2003 and 2004 (the "price/earnings" multiple) and aggregate value divided by the revenue estimates for calendar years 2003 and 2004 (the "aggregate value/revenue" multiple). Aggregate value of a company is defined as the market value of equity less cash plus the value of any debt, capital lease and preferred stock obligations of the company. For companies where there were no publicly available estimates from securities research analysts, not available ("N/A") is shown for the aggregate value/revenue and price/earnings multiples. For companies whose earnings per share estimates from securities research analysts are negative or whose price/earnings multiples are disproportionately large, not meaningful ("N/M") is shown for the price/earnings multiple. The following table shows the results of these calculations:

	Aggregate Value/Revenue
					Price/Earnings
Comparable Company
	CY2003E		CY2004E		CY2003E		CY2004E
Harris Corporation	0.9	x	0.9	x	19.9	x	17.8	x
REMEC, Inc.	0.7		0.6		N/M		N/M
Powerwave Technologies, Inc.	0.3		0.2		N/M		25.0
Anaren, Inc.	0.7		0.6		N/M		N/M
Filtronic plc	0.4		N/A		9.5		N/A
Andrew Corporation	0.9		N/A		24.5		N/A
Allen Telecom Inc.	1.1		1.0		17.7		17.0

        Morgan Stanley noted that a calendar year 2003 aggregate value/revenue multiple range between 0.6x and 1.1x implied an Allen common stock price per share between $5.80 and $13.57, and a calendar year 2003 price/earnings multiple range between 18.0x and 25.0x implied an Allen common stock price per share between $13.46 and $18.69. Morgan Stanley compared the ranges to the closing price per share of Allen common stock on February 14, 2003 of $13.23 and the purchase price per share of Allen common stock of $15.99 based on the closing prices of Andrew common stock and Allen common stock on February 14, 2003 and the exchange ratio of 1.775x set forth in the merger agreement, which amount was above the price range implied by the 2003 aggregate value/revenue multiple range and within the price range implied by the 2003 price/earnings multiple range.

        Morgan Stanley further noted that by using the closing prices on February 14, 2003 and based on the exchange ratio of 1.775x set forth in the merger agreement, the aggregate value/revenue multiples for Allen were 1.3x and 1.2x for calendar years 2003 and 2004, respectively, and the price/earnings multiples were 21.4x and 20.5x for calendar years 2003 and 2004, respectively.

        No company included in the comparable company analyses is identical to Andrew or Allen. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Andrew or Allen, such as the impact of competition on the business of Andrew or Allen and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Andrew or Allen or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, or the high or low, is not in itself a meaningful method of using comparable company data.

        Precedent Transaction Analysis.    Morgan Stanley compared certain publicly available statistics for selected wireless infrastructure transactions from January 1, 2002 to January 21, 2003 in which the acquiree, the acquiror, or both shared certain product characteristics and similar customer bases with Andrew and Allen. The following table presents the aggregate value paid for the acquiree divided by the last twelve months revenue of the acquiree (aggregate value / LTM revenue), the aggregate value paid for the acquiree divided by the estimated next twelve months revenue (aggregate value / NTM revenue) and the premiums that were implied by the exchange ratio one day before the announcement of the transaction and the average exchange ratio (defined as the average of the quotients obtained by dividing the acquiree's closing share price by the acquiror's closing share price for each trading day in the specified time period) for the thirty trading days before the announcement of the transaction. Aggregate value of a transaction is defined as the value at transaction announcement to be paid for the acquiree's common equity less the acquiree's cash plus the value of any debt, capital lease and preferred stock obligations of the acquiree to be assumed by the acquiror.

			Aggregate Value /		Exchange Ratio Premium
Announcement Date	Acquiree	Acquiror	LTM Revenue (x)	NTM Revenue (x)	1-Day Prior (%)	30-Day Average (%)
1/21/03	Allgon AB	LGP Telecom Holding AB	0.6	0.8	62	69
10/30/02	Spectrian Corporation	REMEC, Inc.	N/M	N/M	43	25
5/19/02	Spectrian Corporation	REMEC, Inc.	0.7	0.5	29	23
2/19/02	Celiant Corporation	Andrew Corporation	1.4	N/A	N/M	N/M

        Morgan Stanley also compared certain publicly available statistics for selected technology transactions from January 1, 2001 to February 14, 2003. The following table presents the premiums that were implied by the exchange ratio one day before the announcement of the transaction and the average exchange ratio for the thirty trading days before the announcement of the transaction:

	Premium to:
	1-Day Exchange Ratio (%)	30-Day Average Exchange Ratio (%)
Mean	43.0	35.5
Median	33.2	32.0

        Morgan Stanley noted that by using the closing prices on February 14, 2003 and based on the exchange ratio of 1.775x set forth in the merger agreement, the aggregate value/LTM revenue multiple and aggregate value/NTM revenue multiple for Allen were 1.5x and 1.3x, respectively, and the premiums to the exchange ratio on February 14, 2003 and to the average exchange ratio for the thirty trading days before the announcement of the transaction were 20.9% and 41.3%, respectively.

        Based on the foregoing analysis, Morgan Stanley calculated an acquisition value range for the Allen common stock of $14.14 to $19.85 per share and compared it to the purchase price of $15.99 per share based on the closing prices on February 14, 2003 and the exchange ratio of 1.775x as set forth in the merger agreement, which purchase price was within the range of values generated by this analysis.

        No transaction included in the precedent transaction analysis is identical to the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Andrew or Allen, such as the impact of competition on the business of Andrew or Allen and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Andrew or Allen or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, or the high or the low, is not in itself a meaningful method of using precedent transaction data.

        Pro Forma Analysis of the Merger.    Morgan Stanley analyzed the pro forma impact of the merger on earnings per share for Andrew for the estimated fiscal year 2004. The pro forma results were calculated as if the merger had closed at the beginning of the 2004 first quarter and were based on estimated earnings derived from publicly available research estimates for Andrew and Allen. The following table presents the pro forma fiscal year 2004 estimated Andrew earnings per share and accretion/(dilution) based on the exchange ratio of 1.775x as set forth in the merger agreement and assuming realization of approximately $20 million in pretax synergies during fiscal year 2004.

Pro Forma 2004E Andrew Earnings per Share

Andrew Standalone 2004E Earnings per Share ($)	Earnings per Share ($)	Accretion ($)	Accretion (%)
0.36	0.42	0.06	16.1

        Morgan Stanley noted that, with the assumed synergies, on a U.S. generally accepted accounting principles basis, the merger would be accretive to the earnings per share of Andrew in fiscal year 2004.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of Morgan Stanley's analyses, without considering all its analyses, would create an incomplete view of the process underlying Morgan Stanley's opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Andrew or Allen.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Andrew or Allen. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness to Andrew from a financial point of view of the exchange ratio pursuant to the merger agreement of 1.775 shares of Andrew common stock for each share of Allen common stock and were conducted in connection with the delivery of the Morgan Stanley opinion dated February 17, 2003 to the board of directors of Andrew. The analyses do not purport to be appraisals or to reflect the prices at which Andrew common stock or Allen common stock might actually trade.

        The exchange ratio pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between Andrew and Allen and were approved by the Andrew board of directors. Morgan Stanley provided advice to Andrew during such negotiations; however, Morgan Stanley did not recommend any specific consideration to Andrew or that any specific consideration constituted the only appropriate consideration for the merger. In addition, as described above, Morgan Stanley's opinion and presentation to the Andrew board of directors was one of many factors taken into consideration by the Andrew board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Andrew board of directors with respect to the value of Allen or of whether the Andrew board of directors would have been willing to agree to a different consideration.

        Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the accounts of investment funds or other clients under the management of Morgan Stanley and for the accounts of its customers, in the equity or debt securities or senior loans of Andrew and/or Allen.

        Pursuant to an engagement letter dated October 17, 2002, Morgan Stanley provided financial advisory services in connection with the merger, and Andrew agreed to pay Morgan Stanley an aggregate fee of $4 million, $1 million of which was payable upon announcement of the merger and the remainder of which is payable upon completion of the merger. Andrew has also agreed to reimburse Morgan Stanley for its reasonable expenses incurred in performing its services. In addition, Andrew has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory services for Andrew and have received fees for the rendering of these services. In particular, Andrew paid Morgan Stanley approximately $4 million for financial advisory services related to Andrew's acquisition of Celiant Corporation in 2002.

Recommendation of the Allen Board of Directors and Reasons for the Merger

        The Allen board of directors believes that the terms of the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, Allen and the holders of Allen common stock and unanimously recommends that holders of Allen common stock vote "FOR" the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to approve adjournments or postponements of the Allen special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Allen special meeting to approve the merger proposal at the Allen special meeting.

        In reaching its decision to approve the merger agreement, the Allen board considered a variety of factors with a view to maximizing stockholder value in the intermediate and long-term, including future earnings potential, realization of economies of scale, integration of products, market position of Andrew, and Allen's ability to sell its products to Andrew's large customer base. In addition, the board of Allen consulted with Allen's management, as well as its financial and legal advisers, and considered other factors, including the following:

  •
  The combined company will be a leading wireless infrastructure company with greater diversity, breadth and financial resources than could have been achieved by Allen and Andrew alone.

  •
  The strong strategic fit between Allen and Andrew and the ability to further diversify the revenue base by combining sales activities and providing Allen access to new customers who will benefit from the broadest product line in the industry, which should improve the overall performance of the combined company.

  •
  The opportunity for the combined company to benefit from the integration of products like filters and amplifiers, which customers in the marketplace are demanding, which should improve the combined company's cross-selling opportunities.

  •
  The opportunities for the combined company to benefit from synergies and cost savings following completion of the integration of the two companies that are estimated to be fully realized at a rate of at least $40 million annually beginning in the fourth quarter of fiscal 2004 and are expected to result from efficiencies in manufacturing, research and development, sales, administration and purchasing operations and the elimination of duplicative or redundant costs in each of these areas.

  •
  The current industry, economic and market conditions and trends and the likelihood of continuing consolidation and increasing competition in the industry and the corresponding decrease in the number of suitable strategic combination partners for Allen, which could pose a competitive challenge to Allen.

  •
  The Allen exchange ratio, which based on Andrew's closing price of $9.01 per share on February 14, 2003, represented a 21% premium over Allen's share price on the same day and a

    28% premium over Allen's average share price over the twenty trading day period prior to February 14, and Allen stockholders owning, on a fully diluted basis, excluding Allen Series D 7.75% Convertible Preferred Stock, approximately 36% of the common stock of the combined company, which represented substantial value to Allen's stockholders for their Allen common stock.

  •
  The strong balance sheet of the combined company, which on a pro forma basis at December 31, 2002, included approximately $183 million of debt and $1.4 billion of stockholders' equity enabling the combined company to fund internal growth initiatives, acquisitions and strategic partnerships.

  •
  Historical and forecasted financial information relating to Allen's and Andrew's respective businesses; information relating to Allen's and Andrew's operations, technology, management, competitive position and stock performance; and the results of Allen's due diligence investigation of Andrew and the other information exchanges with Andrew, all of which confirmed the attractiveness of combining the two companies.

  •
  The results of an examination of strategic alternatives available to Allen for enhancing stockholder value, including remaining independent and acquiring other wireless infrastructure companies, a merger of equals or a sale to another third party, and the determination that the merger with Andrew, a company with an excellent reputation and a significant presence in the wireless infrastructure industry, would benefit Allen stockholders, employees and customers in more ways than remaining independent or combining with another third party.

  •
  The structure of the transaction as a tax free reorganization.

  •
  The terms of the merger agreement, including (i) the fact that the merger agreement would, subject to some limitations, permit Allen to terminate the merger agreement at the same time it enters into an agreement with a third party that has made a proposal to acquire Allen on terms that are more favorable to Allen's stockholders than the proposed combination with Andrew upon payment of a $20 million termination fee to Andrew, and (ii) the fixed exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock, which provides certainty as to the number of shares of Andrew common stock to be issued to holders of Allen common stock and the percentage of the total shares of Andrew common stock that current holders of Allen common stock will own after the merger, as well as the premium that the merger consideration implied.

  •
  The opinion of Allen's financial advisor to the Allen board of directors as to the fairness to Allen, from a financial point of view, as of February 17, 2003, of the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock as described below under "Opinions of Allen Financial Advisor."

  •
  The updated opinion of Allen's financial advisor to the Allen board of directors as to the fairness to Allen, from a financial point of view, as of May 27, 2003, of the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock as described below under "Opinions of Allen Financial Advisor."

  •
  The strong operations management team drawn from both Allen and Andrew and the shared culture and entrepreneurial vision of the management and employees of both companies, which is expected to allow Allen to accelerate its product development initiatives and to position the combined company to participate in enhanced market and growth opportunities.

        The Allen board also considered countervailing factors in its deliberations concerning the merger, including:

  •
  The possibility that the merger may not maximize value in the short-term because of the potential disruption of Allen's business that might result from the announcement of the merger, the possible difficulties of integrating the two companies' managements and corporate cultures and the uncertainty regarding stockholders', customers' and employees' perceptions of the merger.

  •
  The fact that the merger exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock was fixed and, therefore, would not change as a result of fluctuations in the market price for Allen common stock or Andrew common stock or otherwise.

  •
  The risk that the potential benefits sought in the merger might not be fully realized.

  •
  The business risks associated with Andrew's relationship with Lucent Technologies, Inc., from which Andrew derives a substantial portion of its business.

  •
  The possibility that the merger might not be completed, or that completion might be unduly delayed.

  •
  Various other risks associated with the merger and the businesses of Allen, Andrew and the combined company described in the section entitled "Risk Factors" beginning on page 22 of this joint proxy statement/prospectus.

        In the view of the Allen board these considerations were not sufficient, individually or in the aggregate, to outweigh the advantages of the merger.

        The above discussion of the information and factors considered by the Allen board includes all material factors considered by the Allen board. In view of the wide variety of factors, both positive and negative, considered by the Allen board, the Allen board did not find it practical to, and did not, quantify or otherwise seek to assign relative weights to the specific factors considered. After taking into consideration all of the factors set forth above as of the date of this joint proxy statement/prospectus, the Allen board continues to believe that the merger is in the best interests of Allen and its common stockholders and continues to recommend adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement.

Opinions of Allen Financial Advisor

        Allen engaged Bear, Stearns & Co. Inc. as its financial advisor based on Bear Stearns' experience and expertise in similar transactions. Bear Stearns is an internationally recognized investment banking firm. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        At the February 17, 2003 meeting of the Allen board of directors, Bear Stearns rendered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of that date and based upon qualifications, assumptions, limitations and other matters set forth in the written opinion, the exchange ratio provided for in the merger agreement of 1.775 shares of Andrew common stock for each share of Allen common stock was fair, from a financial point of view, to holders of Allen common stock. At the request of the Allen board of directors, Bear Stearns subsequently rendered its updated opinion at the May 27, 2003 meeting of the Allen board of directors, which was subsequently confirmed in writing, to the effect that, as of that date and based upon qualifications, assumptions, limitations and other matters set forth in the updated opinion, the exchange ratio provided for in the merger agreement was fair, from a financial point of view, to the holders of Allen common stock.

        The full text of Bear Stearns' written opinion, dated February 17, 2003, and its updated opinion dated May 27, 2003, which set forth the assumptions made, matters considered and qualifications and limitations on the review undertaken by Bear Stearns, are attached as ANNEX C and ANNEX D, respectively, to this joint proxy statement/prospectus and are incorporated by reference. HOLDERS OF ALLEN COMMON STOCK ARE URGED TO READ THE BEAR STEARNS OPINIONS IN

THEIR ENTIRETY. In reading the discussions of the Bear Stearns opinions set forth below, holders of Allen common stock should be aware that the opinions:

  •
  were provided to the Allen board of directors for its benefit and use in connection with its consideration as to whether the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock was fair, as of February 17, 2003, the date of the opinion, and as of May 27, 2003, the date of the updated opinion, from a financial point of view, to the holders of Allen common stock;

  •
  did not constitute a recommendation to the board of directors of Allen in connection with the merger;

  •
  did not constitute a recommendation to any holders of Allen common stock as to how to vote in connection with the merger;

  •
  did not address Allen's underlying business decision to pursue the merger, the relative merits of the merger as compared to alternative business strategies that might exist for Allen or the effects of any other transaction in which Allen might engage;

  •
  did not express any opinion as to the price or range of prices at which the shares of common stock of Allen and Andrew would trade subsequent to the announcement of the merger or as to the price or range of prices at which the shares of common stock of Andrew may trade subsequent to the consummation of the merger; and

  •
  were expressed as of February 17, 2003 and May 27, 2003, respectively, and were based entirely upon circumstances existing on such dates.

        Although Bear Stearns evaluated the fairness, from a financial point of view as of the date of its respective opinions, of the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock to the holders of Allen common stock, the exchange ratio itself was determined at arms-length negotiations between Andrew and Allen. Bear Stearns provided advice to Allen during the course of such negotiations as requested by the Allen board of directors. Allen did not provide specific instructions to, place any limitations on the scope of the investigation by, or place any procedures to be followed or factors to be considered by, Bear Stearns in performing its analyses or providing its opinions.

        In arriving at its opinions, Bear Stearns, among other things and as the case may be:

  •
  reviewed the merger agreement between Allen and Andrew dated as of February 17, 2003 and the preliminary joint proxy statement/prospectus of Andrew and Allen dated May 15, 2003;

  •
  reviewed certain publicly available financial statements and other information of Allen and Andrew;

  •
  reviewed certain operating and financial information, including projections for the three years ended December 31, 2005, provided to Bear Stearns by management of Allen relating to the business and prospects of Allen;

  •
  met with certain members of Allen's senior management to discuss Allen's business, operations, historical and projected financial results and future prospects;

  •
  reviewed certain operating and financial information, including a budget for the fiscal year ended September 30, 2003 (which budget was subsequently updated on May 1, 2003), provided to Bear Stearns by management of Andrew relating to the business and prospects of Andrew;

  •
  met with certain members of Andrew's senior management to discuss its business, operations, historical and budgeted financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volume of the common shares of Allen and Andrew;

  •
  reviewed publicly available financial data, stock market performance data and trading multiples of companies that Bear Stearns deemed generally comparable to Allen and Andrew;

  •
  performed discounted cash flow analyses based on the projections of Allen's management for the three fiscal years ended December 31, 2005 and the estimates of combination benefits provided by Allen's and Andrew's management;

  •
  reviewed the pro forma financial results, financial condition and capitalization of Andrew giving effect to the merger;

  •
  reviewed certain estimates of cost savings and other combination benefits expected to result from the merger, prepared and provided to Bear Stearns by Allen's and Andrew's management;

  •
  reviewed the terms of recent mergers and acquisitions of companies that Bear Stearns deemed generally comparable to Allen and the merger; and

  •
  conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

        In preparing its opinions, Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the financial projections and estimated combination benefits, provided to Bear Stearns by Allen and Andrew. With respect to the financial projections and estimated combination benefits, Bear Stearns has relied on representations that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the senior management of Allen and Andrew, as of February 14, 2003, and for the updated opinion, as of May 22, 2003, as to the expected future performance of Allen and Andrew, respectively. With respect to the estimated cost benefits, Bear Stearns has relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Allen and Andrew as to the cost savings and other combination benefits expected to result from the merger. Bear Stearns has not assumed any responsibility for the independent verification of any such information or of the financial projections and synergy estimates. Bear Stearns has further relied upon the assurances of the senior management of Allen and Andrew that they are unaware of any facts that would make such information provided to Bear Stearns incomplete or misleading as of the date of Bear Stearns' opinion or as of the date of Bear Stearns' updated opinion.

        In arriving at its opinions, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities of Allen and Andrew, nor was Bear Stearns furnished with any such appraisals. Bear Stearns assumed that the merger will:

  •
  qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; and

  •
  be consummated in a timely manner and in accordance with the terms of the merger agreement, without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Allen and Andrew on a stand-alone basis or on Andrew on a pro forma basis giving effect to merger.

        Summary of Reviews and Analyses.    Bear Stearns' opinions are necessarily based on economic, market and other conditions and the information made available to Bear Stearns as of the date of each opinion. In performing its analyses, Bear Stearns made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Bear Stearns, Allen and Andrew. Any estimates contained in the analyses performed by Bear Stearns are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

        The following is a summary of the material reviews and financial and valuation analyses presented by Bear Stearns to the Allen board of directors at its meeting held on February 17, 2003, of which the Comparative Stock Price Performance Analysis, the Relative Contribution Analysis, the Selected Comparable Company Analysis and the Discounted Cash Flow Analysis were updated as of May 22, 2003, and such updated financial valuation analyses were incorporated into Bear Stearns' updated opinion dated May 27, 2003. In order to understand fully the reviews and financial valuation analyses used by Bear Stearns, any information presented in tabular format must be read together with the text of each summary. The tables alone do not represent a complete description of any such reviews or financial and valuation analyses. This summary does not purport to be a complete description of the analyses underlying the Bear Stearns opinions. All such reviews and financial valuation analyses were based on information available to Bear Stearns on February 14, 2003 and, with respect to the updated Comparative Stock Price Performance Analysis, Relative Contribution Analysis, Selected Comparable Company Analysis and Discounted Cash Flow Analysis, as of May 22, 2003, and Bear Stearns has not undertaken, and is under no duty, to update any such reviews or financial valuation analyses upon the availability of new information.

        Comparative Stock Price Performance Analysis.    Bear Stearns conducted historical analyses of closing prices of Allen common stock, Andrew common stock and an equally weighted index of wireless equipment companies consisting of Allgon AB, Filtronic PLC, Powerwave Technologies, Inc., REMEC, Inc. and Stratex Networks, Inc. Bear Stearns observed that over the last twelve months ended February 14, 2003, such index decreased 68.7%, the Andrew common stock decreased 45.4% and the Allen common stock increased 76.2%. In addition, Bear Stearns observed that (i) Andrew's stock price dropped to an intra-day low of $5.71 per share on March 14, 2003 (the day of its pre-announcement of an earnings shortfall) and approximately 36.6% lower than its stock price of $9.01 on February 14, 2003 (the last trading day prior to the announcement of the transaction), (ii) the Andrew stock price has since rebounded to $9.33 per share as of May 22, 2003, and (iii) from February 14, 2003 through May 22, 2003, Andrew's stock price increased 3.7% and the index increased 21.1%.

        Historical Exchange Ratio Analysis.    Bear Stearns reviewed the historical closing stock prices of Allen's common stock and Andrew's common stock over various periods ending February 14, 2003 and the implied historical exchange ratios determined by dividing the price per share of Allen's common stock by the price per share of Andrew's common stock over such period. Based upon this analysis, the negotiated exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock reflects a premium as compared to the implied historical exchange ratios for the periods presented. The following table shows the implied exchange ratio as of February 14, 2003 as well as the average implied historical exchange ratios for various periods leading up to February 14, 2003. No update of this analysis was performed in connection with Bear Stearns' updated opinion.

	HISTORICAL EXCHANGE RATIO
TIME PERIOD	AVERAGE	PREMIUM TO OFFER AT 1.775x EXCHANGE RATIO
As of February 14, 2003	1.468	20.9%
One week	1.407	26.2
Two weeks	1.361	30.5
One month	1.314	35.0
Three months	1.073	65.4

        Relative Contribution Analysis.    Bear Stearns calculated the relative contribution of each of Allen and Andrew to certain income statement categories of the pro forma combined company, including 2002 actual and 2003 and, for the purposes of its updated opinion, 2004 estimated revenues, earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings before interest and taxes

(EBIT), net income and net income available to common stock. Bear Stearns then compared these contribution percentages to the proportion of the enterprise value, equity value including the Allen Series D 7.75% Convertible Preferred Stock and equity value excluding the Allen Series D 7.75% Convertible Preferred Stock (each calculated as of February 14, 2003 and also, for purposes of Bear Stearns' updated opinion, as of May 22, 2003) that Allen's stockholders would receive based on the exchange ratio of 1.775x. Bear Stearns observed that Allen's share of the combined enterprise value, equity value including the Allen Series D 7.75% Convertible Preferred Stock and equity value excluding the Allen Series D 7.75% Convertible Preferred Stock, each calculated as of February 14, 2003, would be 42.0%, 40.7% and 36.3%, respectively, at the exchange ratio. Bear Stearns further observed that Allen's share of the combined enterprise value, equity value including the Allen Series D 7.75% Convertible Preferred Stock and equity value excluding the Allen Series D 7.75% Convertible Preferred Stock, each calculated as of May 22, 2003, would be 41.5%, 40.7% and 36.3%, respectively. Set forth below are Andrew's and Allen's relative contribution to certain income statement categories of the pro forma combined company, including calendar year 2002 actual, calendar year 2003 estimated and the twelve months ending September 30, 2004 estimated revenues, EBITDA, EBIT, net income and net income available to common stock based on publicly available research estimates as of February 14, 2003 and as of May 22, 2003 and management estimates of February 14, 2003 and of May 1, 2003. Bear Stearns noted that the pro forma ownership percentage based on the exchange ratio was consistent with Allen's contribution to the measurements set forth below as of the date of its original opinion but was not consistent with the measurements based on estimates for 2003 at the time of its updated opinion. Bear Stearns performed additional analysis based on the limited publicly available research for 2004 and management projections for 2003 and noted that the ownership implied by the exchange ratio was sometimes higher and sometimes lower than Allen's contribution to such amounts as of the date of its updated opinion and as more fully set forth below:

Percentages Based On Publicly Available Research Estimates As of February 14, 2003

	RELATIVE CONTRIBUTION PERCENTAGE
	ENTERPRISE VALUE(1)	MARKET VALUE OF EQUITY(1)		REVENUE
	At Deal	At Deal Including Convertible	At Deal Excluding Convertible	2002A	2003E
Allen	42.0%	40.7%	36.3%	31.2%	32.3%
Andrew	58.0%	59.3%	63.7%	68.8%	67.7%
	EBITDA		EBIT		NET INCOME (GAAP)		NET INCOME TO COMMON
	2002A	2003E	2002A	2003E	2002A	2003E	2002A	2003E
Allen	24.3%	30.9%	29.0%	40.3%	23.0%	35.0%	17.5%	30.1%
Andrew	75.7%	69.1%	71.0%	59.7%	77.0%	65.0%	82.5%	69.9%

(1)
Calculated as of February 14, 2003.

Percentages Based On Management Estimates of February 14, 2003

	RELATIVE CONTRIBUTION PERCENTAGE
	ENTERPRISE VALUE(1)	MARKET VALUE OF EQUITY(1)		REVENUE
	At Deal	At Deal Including Convertible	At Deal Excluding Convertible	2002A	2003E(2)
Allen	42.0%	40.7%	36.3%	31.2%	30.2%
Andrew	58.0%	59.3%	63.7%	68.8%	69.8%
	EBITDA		EBIT		NET INCOME (GAAP)		NET INCOME TO COMMON
	2002A	2003E(2)	2002A	2003E(2)	2002A	2003E(2)	2002A	2003E(2)
Allen	24.3%	31.6%	29.0%	36.4%	23.0%	34.1%	17.5%	31.2%
Andrew	75.7%	68.4%	71.0%	63.6%	77.0%	65.9%	82.5%	68.8%

(1)
Calculated as of February 14, 2003.

(2)
Andrew management's 2003E estimates are for the twelve months ending September 30, 2003.

 Percentages Based On Publicly Available Research Estimates As of May 22, 2003(1)

	RELATIVE CONTRIBUTION PERCENTAGE
	ENTERPRISE VALUE(2)	MARKET VALUE OF EQUITY(2)		REVENUE
	At Deal	At Deal Including Convertible	At Deal Excluding Convertible	2003E	2004E
Allen	41.5%	40.7%	36.3%	34.9%	32.9%
Andrew	58.5%	59.3%	63.7%	65.1%	67.1%
	EBITDA		EBIT		NET INCOME (GAAP)		NET INCOME TO COMMON
	2003E	2004E	2003E	2004E	2003E	2004E	2003E	2004E
Allen	46.0%	37.5%	65.8%	46.9%	64.4%	44.8%	61.5%	41.7%
Andrew	54.0%	62.5%	34.2%	53.1%	35.6%	55.2%	38.5%	58.3%

(1)
Publicly available research estimates are for the calendar year ending December 31, 2003 and the twelve months ending September 30, 2004.

(2)
Calculated as of May 22, 2003.

Percentages Based On Management Estimates of May 1, 2003

	RELATIVE CONTRIBUTION PERCENTAGE
	ENTERPRISE VALUE(1)	MARKET VALUE OF EQUITY(1)		REVENUE
	At Deal	At Deal Including Convertible	At Deal Excluding Convertible	2002A	2003E(2)
Allen	41.5%	40.7%	36.3%	31.2%	33.9%
Andrew	58.5%	59.3%	63.7%	68.8%	66.1%
	EBITDA		EBIT		NET INCOME (GAAP)		NET INCOME TO COMMON
	2002A	2003E(2)	2002A	2003E(2)	2002A	2003E(2)	2002A	2003E(2)
Allen	24.3%	41.1%	29.0%	53.7%	23.0%	50.7%	17.5%	47.8%
Andrew	75.7%	58.9%	71.0%	46.3%	77.0%	49.3%	82.5%	52.2%

(1)
Calculated as of May 22, 2003.

(2)
Andrew management's 2003E estimates are for the twelve months ending September 30, 2003.

        Selected Comparable Company Analysis.    Bear Stearns compared certain operating, financial, trading and valuation information for Allen and Andrew to certain publicly available operating, financial, trading and valuation information for five selected companies, which in Bear Stearns' judgment, were reasonably comparable to Allen and Andrew for purposes of this analysis. The comparable companies were selected because they offer similar products and services to the wireless communications industry and are of similar size to Allen. These companies were:

  •
  Allgon AB

  •
  REMEC, Inc.

  •
  Filtronic PLC

  •
  Stratex Networks, Inc.

  •
  Powerwave Technologies, Inc.

        Bear Stearns utilized the earnings forecasts for these companies from publicly available data from selected Wall Street equity research reports. Bear Stearns' analysis was based on closing stock prices as of February 14, 2003. Bear Stearns performed an additional analysis for its updated opinion based on closing stock prices as of May 22, 2003. Bear Stearns noted that the closing prices of Allen's common stock and Andrew's common stock on February 14, 2003 of $13.23 and $9.01, respectively, generally represented higher multiples than those of comparable companies. Bear Stearns also noted that the market price of Allen's common stock subsequent to February 18, 2003 reflects the announcement of the merger and the exchange ratio, and therefore the updated Selected Comparable Company Analysis based on market prices and estimates as of May 22, 2003 may be less relevant than the Selected Comparable Company Analysis based on information as of February 14, 2003. A summary of the projected multiples of enterprise value calculated as of February 14, 2003 to revenues, EBITDA and EBIT and projected multiples of price to earnings based on estimates as of February 14, 2003 of net income and cash net income for the year 2003 and a summary of the projected multiples of enterprise value calculated as of May 22, 2003 to revenues, EBITDA, EBIT, and projected multiples of price to earnings based on estimates as of May 22, 2003 of net income and cash net income for the year 2003 are set forth below:

Comparisons As of February 14, 2003

	ENTERPRISE VALUE(1)/ REVENUES 2003E	ENTERPRISE VALUE(1)/ EBITDA 2003E	ENTERPRISE VALUE(1)/ EBIT 2003E	PRICE/ EARNINGS 2003E
Allen	1.08x	9.1x	11.9x	22.7x
Andrew	0.86x	6.7x	13.4x	30.0x
Range of multiples for comparable companies	0.26x-0.86x	3.8x-6.7x	9.6x-17.7x	7.0x-30.0x
Harmonic mean for comparable companies(2)	0.47x	5.2x	12.8x	11.3x

(1)
Calculated as of February 14, 2003.

(2)
Harmonic mean excludes Allen from calculation.

Comparisons As of May 22, 2003

	ENTERPRISE VALUE(1)/ REVENUES 2003E	ENTERPRISE VALUE(1)/ EBITDA 2003E	ENTERPRISE VALUE(1)/ EBIT 2003E	PRICE/ EARNINGS 2003E
Allen	1.35x	9.6x	12.0x	19.0x
Andrew	1.01x	10.5x	30.2x	133.3x
Range of multiples for comparable companies	0.66x-1.01x	5.0x-36.7x	11.8x-30.2x	24.4x-133.3x
Harmonic mean for comparable companies(2)	0.80x	11.9x	16.9x	41.3x

(1)
Calculated as of May 22, 2003.

(2)
Harmonic mean excludes Allen from calculation.

        Bear Stearns also noted that none of the comparable companies is identical to Allen or Andrew on a stand-alone basis or a pro forma basis and, accordingly, any analysis of comparable companies necessarily involved complex consideration and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the relative trading value of Allen and Andrew versus the companies to which Allen and Andrew were being compared.

        Discounted Cash Flow Analysis.    Bear Stearns performed a discounted cash flow analysis on the projected cash flows of Allen for the year ending December 31, 2003 through December 31, 2005 using projections and assumptions provided by the management of Allen prior to February 14, 2003. Bear Stearns performed an additional discounted cash flow analysis for purposes of its updated opinion on the projected cash flows of Allen for the year ending December 31, 2003 through December 31, 2005 using updated projections and assumptions provided by the management of Allen for the third and fourth quarters of 2003, and using the previous projections of the management of Allen, provided on February 14, 2003, for the fiscal year ending on December 31, 2004 and 2005. Bear Stearns used a range of discount rates (12.5% to 14.5%) and terminal multiples (7.0x to 9.0x) based on estimated EBIT for the year ending December 31, 2005 to calculate a range of implied equity values and prices per share for Allen common stock. Bear Stearns calculated the discount rate range between 12.5% and 14.5% based on Allen's estimated weighted average cost of capital.

        Based on the original discounted cash flow analysis presented on February 17, 2003, Bear Stearns derived an implied Allen share price range of $11.80 to $15.40. Bear Stearns noted that the implied value of Allen common stock of $15.99 per share, based on the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock, and based on the closing price of Andrew common stock on February 14, 2003, was slightly higher than the high end of the range of implied values based on the discounted cash flow analysis. Based on the updated discounted cash flow analysis, taking into account the revised estimates of Allen's management for the third and fourth quarters of 2003, Bear Stearns derived an implied Allen share price range of $11.98 to $15.58. Bear Stearns noted that the implied value of the Allen common stock of $16.56 per share, based on the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock, and based on the closing prices of Andrew on May 22, 2003, was also slightly higher than the high end of the range of implied values based on the updated discounted cash flow analysis.

        Illustrative Valuation Analysis of Estimated Benefits.    Bear Stearns performed an illustrative valuation of the projected combination benefits based on the hypothetical capitalized value of estimated incremental cash flows assuming $9.5, $44.9 and $61.7 million of 2003 (estimated), 2004 (estimated) and 2005 (estimated) EBIT net synergies, respectively. Bear Stearns assumed a range of 2005 (estimated) EBIT combination benefit multiples of 6.0x to 8.0x and a range of discount rates of 13.5% to 15.0%. Based on such assumptions, the capitalized values of the projected combination benefits to be realized from the effective time of the merger through December 31, 2005 resulting from this analysis ranged from $293.9 million to $392.8 million, or approximately $3.15 to $4.20 per share of Allen common stock. No update of this analysis was conducted in connection with Bear Stearns' updated opinion.

        Accretion/Dilution Analysis.    Bear Stearns analyzed the potential pro forma financial effect of the merger on Andrew's estimated earnings per share for the fiscal year ended September 30, 2003. Estimated data for Allen and Andrew were based on financial projections and estimates of synergies provided by Allen and Andrew management prior to February 14, 2003. Based on this analysis and assuming the synergies and the timing of their realization as set forth by management and including $14.4 million of amortization expense, this analysis suggested that the range of accretion/dilution for the merger for the fiscal year ended September 30, 2003 was between 1.7% dilution (or ($.01) per share) (for $0 in projected combination benefits) to an accretion of 33.7% (or $.17 per share) (for $40 million in projected combination benefits). No update of this analysis was conducted in connection with Bear Stearns' updated opinion.

        Selected Precedent Mergers and Acquisitions Transactions.    Bear Stearns reviewed selected precedent mergers and acquisitions involving companies that, like Allen, provide wireless infrastructure equipment and services.

        The following table summarizes certain relevant statistics based on publicly available information for the precedent transactions in the wireless infrastructure equipment and services sector.

		ENTERPRISE VALUE/REVENUE MULTIPLE PAID BASED ON
ANNOUNCEMENT DATE	ACQUIRER/TARGET	FORWARD REVENUES		TRAILING REVENUES
January 21, 2003	LGP Telecom/ Allgon	0.50	x	0.58	x
May 20, 2002	REMEC/Spectrian	0.57		0.75
February 19, 2002	Andrew/Celiant	1.41		1.92
January 16, 2002	Western Multiplex/Proxim	2.10		2.21
November 20, 2001	Allen/Bartley R. F. Systems	NA		0.60
October 31, 2001	REMEC/ADC Mersum	NA		0.64

        Bear Stearns noted that, based upon the closing prices of Allen and Andrew common stock on February 14, 2003, the transaction value of the merger as a multiple of forward and trailing revenues, 1.31x and 1.53x, respectively, is within the range of similar values from precedent transactions. Bear Stearns also noted that none of the precedent mergers and acquisitions transactions above are identical to the merger. Several of the transactions were completed during a downturn in the wireless telecommunications market and as such, make a comparison less relevant because the only metric available is a revenue multiple, which in Allen's case is not a key valuation indicator. Bear Stearns further noted that the analysis of precedent transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the acquisition value of Allen versus the acquisition value of any other comparable company in general and the transactions above in particular. This review was not updated in connection with Bear Stearns' updated opinion.

        Other Considerations.    The preparation of a fairness opinion is a complex process that involves various judgments and determinations as to the most appropriate and relevant methods of financial and valuation analysis and the application of those methods to the particular circumstances. The opinion, together with the updated opinion, are, therefore, not necessarily susceptible to partial analysis or summary description. Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, would create a misleading and incomplete view of the processes underlying its opinions. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinions. In arriving at its opinion and its updated opinion, Bear Stearns did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then-existing economic, monetary, market and other conditions as to the significance of each analysis and factor. In performing its analyses, Bear Stearns, at Allen's direction and with Allen's consent, made numerous assumptions with respect to industry performance, general business conditions and other matters, many of which are beyond the control of Allen or Bear Stearns. Any assumed estimates implicitly contained in Bear Stearns' opinion or its updated opinion or relied upon by Bear Stearns in rendering its opinion or its updated opinion do not necessarily reflect actual values or predict future results or values. Any estimates relating to the value of the business or securities do not purport to be appraisals or to necessarily reflect the prices at which companies or securities may actually be sold. Bear Stearns' opinion and the tests and analyses described herein were based on information available as of February 14, 2003, with the exception of Bear Stearns' updated Comparative Stock Price Performance Analysis, Relative Contribution Analysis, Selected Comparable Company Analysis and Discounted Cash Flow Analysis, which, together with Bear Stearns' updated opinion dated May 27, 2003, were based on information available as of May 22, 2003, and Bear Stearns has not undertaken, and is under no duty, to update any such tests or analyses upon the availability of new information.

        Allen's board of directors retained Bear Stearns based upon Bear Stearns' qualifications, experience and expertise. Bear Stearns is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Bear Stearns has previously rendered investment banking services to Allen and to Andrew and has received customary fees for rendering these services. In the last twelve months, Bear Stearns acted as the sole book-running manager for the public offering of Allen's Series D 7.75% Convertible Preferred Stock (completed in March 2002) and as financial advisor to Andrew in connection with its acquisition of Celiant Corporation (announced in February 2002). In the ordinary course of its business, Bear Stearns may actively trade the equity securities of Allen and Andrew for its own account and for the accounts of its customers and, accordingly, at any time may hold a long or short position in such securities.

        Pursuant to an engagement letter, Allen agreed to pay to Bear Stearns an advisory fee in an amount equal to 1.25% of the fair market value of all the consideration paid by Andrew for Allen on the day of closing, of which $1.0 million was due upon Bear Stearns' rendering of its opinion, and the remainder is to be paid upon completion of the merger. In addition, Allen agreed to reimburse Bear Stearns for certain out-of-pocket expenses incurred by Bear Stearns in connection with the merger, including the reasonable fees and disbursements to its legal counsel. Allen has also agreed to indemnify Bear Stearns against specific liabilities in connection with its engagement, including liabilities under the federal securities laws.

Andrew Financial Projections

        During the course of ongoing discussions between Andrew, Allen and their respective financial advisors, Andrew provided Allen with certain projections of financial data as of April 17, 2003 for the fiscal year ending September 30, 2003, including the following: revenue of $946.2 million; gross profit of $258.8 million; operating income of $35.3 million; intangible amortization of $14.8 million; and earnings per share of $0.22. These projections were prepared by Andrew solely for internal use and not for publication or with a view to complying with the published guidelines of the SEC regarding projections or with the American Institute of Certified Public Accountants Guide for Prospective Financial Statements and are included in this joint proxy statement/prospectus only because they were furnished to Allen. These projections may differ materially from performance guidance that Andrew has publicly released and may in the future publicly release because these projections rely on assumptions that may be materially different from those relied on in connection with the performance guidance. These projections necessarily make numerous assumptions with respect to industry performance, general business and economic conditions, capital spending by customers and other matters, all of which are inherently subject to significant uncertainties and contingencies and many of which are beyond Andrew's control. One cannot predict whether the assumptions made in preparing these projections will be accurate, and actual results may be materially different from those contained in the projections. Projections of this type are based on estimates and assumptions that are inherently subject to significant economic, industry and competitive uncertainties and contingencies, including certain risks described in the section entitled "Risk Factors" beginning on page 22 of this joint proxy statement/prospectus, all of which are difficult to predict and many of which are beyond the control of Andrew. Accordingly, they should not be relied upon and actual results may be significantly different from those projected. The inclusion of these projections should not be regarded as fact or an indication that Andrew, Allen or anyone who received this information considered it a reliable predictor of future results, and this information should not be relied on as such. Neither Andrew nor Allen assumes any responsibility for the validity, reasonableness, accuracy or completeness of these projections and Andrew has made no representation to Allen regarding these projections.

Interests of Allen Directors and Executive Officers in the Merger

        Certain members of the management of Allen and the Allen board of directors have interests in the merger that are different from, or in addition to, their interests as Allen stockholders and the interests of Allen stockholders generally.

        Philip Wm. Colburn, the Chairman of the Allen board of directors, and Robert G. Paul, the Chief Executive Officer of Allen, will serve as directors of Andrew for the period commencing one business day after the effective time of the merger until their respective successors are duly elected or appointed and have qualified. In addition, completion of the merger will constitute a change in control of Allen for purposes of determining the entitlement of certain executive officers and directors to severance and other benefits. Furthermore, in connection with the completion of the merger, certain members of the management of Allen and the Allen board of directors will enter into consulting agreements with Andrew. In addition, Allen has also agreed to pay Mr. Colburn a special bonus of $882,000 in connection with the merger.

        The Allen board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

  New Consulting and Employment Arrangements Between Andrew and Certain Allen Directors or Executives

        At the time of the execution of the merger agreement, Andrew agreed to use its reasonable best efforts to negotiate with the following Allen executives consulting, employment or similar arrangements, based on terms for such arrangements as provided below. Each retainer/consulting/non-compete agreement referred to below will provide for a nominal annual retainer fee payable to such executive in an amount mutually acceptable to the applicable executive and Andrew, as well as a daily consulting fee, payable only to the extent Andrew, in its sole discretion, utilizes the applicable executive's services. The daily consulting fees will be $2,500 for Mr. Paul, $1,400 for Mr. Colburn, $1,600 for Mr. Youdelman, $1,100 for Mr. de Villiers, $900 for Mr. Schroeder and $840 for Ms. Meagher. Written agreements memorializing these arrangements have not yet been finalized.

  •
  Philip Wm. Colburn.  Effective upon the expiration of Mr. Colburn's existing consulting agreement on December 31, 2003, Andrew will provide Mr. Colburn a retainer/consulting/non-compete agreement with a term expiring three years from the effective time of the merger and will continue his lifetime existing agreements for life and health insurance for him and his spouse.

  •
  Robert G. Paul.  Andrew will continue to employ Mr. Paul at his current base salary through December 31, 2003. Andrew will then provide Mr. Paul a retainer/consulting/non-compete agreement with a term expiring three years from the closing date of the merger and will offer him medical benefits substantially equivalent to his existing benefits for him and his spouse for a period of three years after the closing date of the merger. In addition, Andrew will provide to Mr. Paul, at age 65 or sooner, the actuarial difference in a lump sum between the pension benefits he will receive under his existing supplemental target pension benefit agreement based upon his actual retirement date and the pension benefit he would have received had he retired at age 65, using year 2003 base salary, bonus amounts currently included in Mr. Paul's pension calculation and 34 years of service in the computation.

  •
  Robert A. Youdelman.  Effective upon the termination of his employment, Andrew will provide Mr. Youdelman a retainer/consulting/non-compete agreement with a term expiring three years from the closing date of the merger and will offer him medical benefits substantially equivalent to his existing benefits for him and his spouse for a period of three years after the closing date of the merger. In addition, Andrew will provide to Mr. Youdelman, at age 65 or sooner, the actuarial difference in a lump sum between the pension benefits he will receive under his existing supplemental target pension benefit agreement based upon his actual retirement date and the pension benefit he would have received had he retired with additional years of service at age 65, using year 2003 base salary and bonus amounts currently included in Mr. Youdelman's pension calculation.

  •
  James L. LePorte.  Andrew will continue Mr. LePorte's employment for a period of at least 12 months following the closing date of the merger. Andrew intends to then offer Mr. LePorte a position substantially similar in scope and status to his current position. If a permanent assignment is not agreed upon, Mr. LePorte will receive the severance amount to which he is entitled under his agreement with Allen, and Andrew will provide him a retainer/consulting/non-compete agreement with a term expiring three years from the closing date of the merger.

  •
  Others.  Effective upon their respective terminations, Andrew will provide each of Peter de Villiers, Laura Meagher and Roger Schroeder a retainer/consulting/non-compete agreement with a term expiring three years from the closing date of the merger.

        J. Chisholm Lyons will cease to be a director on the closing date of the merger, and the employment of each of Messrs. Youdelman, de Villiers and Schroeder, and of Ms. Meagher, is expected to be terminated at different times between the closing date of the merger and September 30, 2003. These individuals would then be entitled to severance benefits under existing agreements with Allen. Andrew has agreed to provide all of the individuals identified above a gross-up for excise taxes under the golden parachute tax rules of Sections 280G and 4999 of the Code with respect to amounts received by the individuals.

  Option Arrangements for Certain Allen Executives and Directors

        All outstanding stock options held by Allen directors who are not employees of Allen that are not vested will become vested upon the closing of the merger for any Allen director who ceases to be a director as a result of the merger. For all such vested options with respect to which the closing price of Allen common stock on the day preceding the effective time of the merger exceeds the exercise price of the outstanding stock option, the director will be entitled to receive (subject to his or her consent thereto) a cash payment equal to the amount by which the closing price of a share of Allen common stock on the day preceding the effective time of the merger exceeds the exercise price, multiplied by the number of shares under the option. All vested options pursuant to which the closing price of Allen common stock on the day preceding the effective time of the merger is less than the exercise price of an outstanding stock option on the closing date of the merger, and all options as to which the director does not consent to the receipt of the cash payment, will be converted into options to purchase shares of Andrew common stock.

        Philip Wm. Colburn's outstanding unvested stock options granted under the Amended and Restated Allen Telecom Inc. 1994 Non-Employee Directors Stock Option Plan will not become vested upon the closing of the merger because he will continue as a director of Andrew. Therefore, Mr. Colburn's outstanding unvested stock options will not be accelerated and he will not be entitled to receive a cash payment on the closing date of the merger for his outstanding unvested options under which the price of Allen common stock exceeds the exercise price of the outstanding stock option.

Instead, those stock options will be converted into options to purchase shares of Andrew common stock.

        Certain Allen executives had outstanding stock options granted under the Amended and Restated Allen Telecom Inc. 1992 Option Plan. All outstanding options under this plan will become exercisable upon approval of the merger by Allen's common stockholders. The plan provides for limited stock appreciation rights under which, upon approval of the merger by Allen's common stockholders, a cash payment is to be made in cancellation of outstanding stock options. For all options under which the price of Allen common stock at the close of trading on the day before the date that Allen's common stockholders approve the merger or, if higher, at the close of trading on the New York Stock Exchange on any day during the 60-day period preceding such date exceeds the exercise price of the outstanding stock option, the executive will receive, pursuant to the limited stock appreciation rights, a cash payment equal to the amount by which the price of a share of Allen common stock at the close of trading on the day before the date that Allen's common stockholders approve the merger or, if higher, at the close of trading on the New York Stock Exchange on any day during the 60-day period preceding such date exceeds the exercise price, multiplied by the number of shares under the option. For all options pursuant to which the price of Allen common stock at the close of trading on the day before the date that Allen's common stockholders approve the merger or at the close of trading on the New York Stock Exchange on each day during the 60-day period preceding such date is less than the exercise price of an outstanding stock option, the plan (and all related employment or severance agreements) will be amended to eliminate the associated limited stock appreciation right and all such options will be converted into options to purchase shares of Andrew common stock.

        It is presently estimated, based upon certain assumptions, including an assumed value of Allen common stock of $15.99 per share and that the change in control of Allen occurs on or around July 1, 2003, if the transactions contemplated by the merger agreement occur as described herein, the number of vested Allen stock options beneficially owned by the executive officers and directors of Allen that will increase as a result of the change in control of Allen is as follows:

	Number of Options Vested before Change in Control
				Number of Options Vested after Change in Control
		Weighted Average Exercise Price			Weighted Average Exercise Price
Name and Principal Positions
		"In-the-Money"	"Out-of-the-Money"		"In-the-Money"	"Out-of-the-Money"
Philip Wm. Colburn, Chairman of the Board	389,258	$10.69	$23.13	389,258	$10.69	$23.13
Robert G. Paul, President and Chief Executive Officer	414,741	$10.87	$17.73	518,241	$10.10	$17.63
Robert A. Youdelman, Executive Vice President and Chief Financial Officer	244,619	$10.97	$17.70	307,119	$10.17	$17.59
Peter G. de Villiers, Vice President	53,371	$10.03	$17.86	93,371	$8.79	$17.64
James L. LePorte, III, Vice President—Finance	93,284	$9.86	$17.86	133,284	$9.02	$17.72
Laura C. Meagher, Secretary and General Counsel	10,500	$10.64	$16.31	26,000	$8.67	$16.31
Roger L. Schroeder, Treasurer	29,392	$9.28	$17.92	42,142	$8.59	$17.78
J. Chisholm Lyons, Vice Chairman of the Board	98,564	$10.65	$23.13	111,064	$10.05	$23.13
Sheldon I. Ausman, Director	N/A	N/A	N/A	7,000	$6.79	N/A
Martyn F. Roetter, Director	10,750	$11.08	$17.13	16,000	$10.26	$17.13
Gary B. Smith, Director	10,750	$8.14	$17.13	16,000	$8.34	$17.13
Kathleen M.H. Wallman, Director	3,500	13.16	$17.75	10,000	$9.83	$17.75

  Change in Control Arrangements

        The completion of the merger will constitute a change in control of Allen for purposes of determining the entitlement of certain directors or executive officers to severance and other benefits as provided in the following agreements:

  •
  Change in Control Agreements of J. Chisholm Lyons and Philip Wm. Colburn.  Messrs. Lyons and Colburn have existing change in control agreements with Allen that provide that if a change in control of Allen occurs during the term of the agreement, Messrs. Lyons and Colburn are entitled to a cash payment. Pursuant to these agreements, Mr. Lyons will receive $250,000 and Mr. Colburn will receive $1,000,000. The agreements provide for a reduction in the cash payments to the extent any payments received or to be received by Messrs. Lyons and Colburn become subject to excise taxes under the golden parachute tax rules of Sections 280G and 4999 of the Code.

    Allen intends to amend the change in control agreements to eliminate the reduction in the cash payment to the extent such payment becomes subject to excise taxes under the golden parachute tax rules of Sections 280G and 4999 of the Code referred to above and (if Messrs. Lyons or Colburn become subject to the excise tax under Section 4999 of the Code) to provide for a golden parachute excise tax gross-up payment. Andrew has consented to such amendment.

  •
  Employment Agreement of Robert G. Paul.  Mr. Paul's employment agreement provides that if a change in control occurs on or before his date of termination, and if his employment is terminated without cause or by Mr. Paul for good reason, he will receive no later than the fifth day following his date of termination, a lump sum severance payment generally equal to 2.99 times his "base amount," as defined under Code Section 280G. The severance payment will be reduced by the amount of any other payment or the value of any benefit received or to be received by him under any other plan or agreement in connection with the change in control or his termination of employment unless (i) he waives the other payment, (ii) the other payment is determined not to be a "parachute payment" under Section 280G of the Code or (iii) the severance payment plus all other payments that constitute "parachute payments" under section 280G of the Code are considered reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code or are otherwise not subject to disallowance as a deduction. In addition, if a change in control of Allen occurs on or before Mr. Paul's termination date, in lieu of shares of Allen common stock issuable upon the exercise of outstanding options and stock appreciation rights granted to Mr. Paul under Allen's stock option plans, Mr. Paul is entitled to receive, no later than the fifth day following his termination date, an amount in cash equal to the product of (a) the excess of the higher of the closing price of Allen common stock on or nearest his termination date or the highest per share price for Allen common stock actually paid in connection with the change in control, over the per share option price of each option held by Mr. Paul, and (b) the number of shares of Allen common stock covered by each such option. Mr. Paul is also entitled to payment of all legal fees and expenses incurred as a result of his termination.

    Allen intends to amend Mr. Paul's employment agreement to eliminate from the employment agreement the provisions described above regarding Mr. Paul's receipt of a cash payment upon a change in control of Allen in lieu of shares of Allen common stock issuable upon the exercise of outstanding options and stock appreciation rights granted to Mr. Paul under Allen's stock option plans. Andrew has consented to such amendment. The purpose of the amendment is to clarify that Mr. Paul's stock options will be treated in connection with the merger as described in the section entitled "Option Arrangements for Certain Allen Executives and Directors" beginning on page 67 of this joint proxy statement/prospectus.

  •
  Allen Telecom Inc. Change in Control Agreements.  Messrs. Youdelman, LePorte and de Villiers and Ms. Meagher are parties to change in control severance agreements with Allen that provide that if an executive's employment is terminated within the two year period following a change in control without cause or by the executive for good reason, the executive will receive:

            (a)   his or her full base salary through the date of termination plus accrued vacation pay and all other amounts to which he or she is entitled under any compensation plan;

            (b)   a lump sum payment equal to (i) one year of the executive's salary, (ii) an amount equal to the highest annual incentive compensation paid to the executive in the three years prior to the date of termination, (iii) any additional discretionary bonus payment determined by Allen's board of directors, and (iv) fifteen percent of the sum of the amounts set forth in clauses (i) and (ii) multiplied by the number of the executive's completed years of full-time employment as of the date of termination;

            (c)   a cash payment in lieu of Allen common stock issuable upon the exercise of outstanding stock options;

            (d)   all legal fees and expenses incurred as a result of termination; and

            (e)   life, disability, accident and group health insurance benefits for a period of months after the executive's termination that is equal in number to the sum of (i) twelve, plus (ii) the product of (X) 0.15 multiplied by (Y) the number of the executive's completed years of full-time employment multiplied by (Z) 12 (but in no event exceeding 36 months).

    The change in control severance agreements with Allen provide that the amount the executive is entitled to receive will be reduced to the extent such amounts received or to be received by the executive become subject to excise taxes under the golden parachute tax rules of Sections 280G and 4999 of the Code.

    Allen intends to amend the change in control agreements to eliminate from the change in control agreements the provision described above regarding the executive's right to the receipt of a cash payment in lieu of shares of Allen common stock issuable upon the exercise of outstanding options, to eliminate the reduction in benefits to the extent such benefits become subject to excise taxes under the golden parachute tax rules of Sections 280G and 4999 of the Code and to provide for the golden parachute excise tax gross-up payment referred to above (if the executives become subject to the excise tax under Section 4999 of the Code). Andrew has consented to such amendment. The purpose of the amendment with respect to stock options is to clarify that the executive's stock options will be treated in connection with the merger as described in the section entitled "Option Arrangements for Certain Allen Executives and Directors" beginning on page 67 of this joint proxy statement/prospectus.

  •
  Allen Telecom Inc. Deferred Compensation Plan.  Certain Allen executives are participants in the Allen Deferred Compensation Plan, which provides that in the event of a change in control all unpaid deferred compensation benefits will be paid in the form of a lump sum payment.

  •
  Allen Telecom Inc. Executive Benefit Plan.  Certain Allen executives are participants in the Allen Executive Benefit Plan which provides that, in the event of a change in control, the executive is entitled to receive, within 90 days after the executive's vesting date, a change in control benefit equal to the dollar amount that is credited to the executive's account under the plan. An executive's vesting date is either (i) the six-month anniversary of a change in control if the participant remains employed on that date, or (ii) the earlier date within the period beginning 90 days before a change in control and ending six months after a change in control on which the executive retires, dies, suffers a disability or experiences an involuntarily termination of employment (except that if any such event occurs before a change in control, the vesting date is the date of the change in control).

  •
  Allen Supplemental Target Pension Benefit Agreements.  Certain Allen executives have Supplemental Target Pension Benefit Agreements which provide that upon the termination of the executive's employment without cause or by the executive for good reason within the two year period following a change in control, the executive's accrued but unpaid benefit under Allen's non-qualified supplemental executive retirement plan will be transferred to and paid under the executive's Supplemental Target Pension Benefit Agreement, and the Supplemental Target Pension Benefit accrued but unpaid as of the date of such termination of employment will become immediately payable in a lump sum payment equal to the present value of the accrued but unpaid Supplemental Target Pension Benefit. However, in the event the executive receives or becomes entitled to receive a benefit under the Executive Benefit Plan (as described in the previous paragraph), the benefits to be received under the Supplemental Target Pension Benefit Agreement will be reduced and offset to take into account the value of the benefit received under the Executive Benefit Plan.

  •
  Key Employee Severance Policy.  Certain Allen executives are participants in the Key Employee Severance Policy which provides severance benefits to key employees if their employment is terminated other than for cause or disability or by the executive for good reason during the two-year period following a change in control. The severance benefits include (i) full base salary through the date of termination and (ii) three months of the executive's monthly base salary and

    50% of such monthly base salary multiplied by the number of the executive's completed years of full-time employment as of the date of termination (up to 18 months of base salary). During the two year period following the date of a change in control, the aggregate severance payments to which an executive is entitled will not be paid over the severance pay period, but are to be paid in a lump sum within 10 days of the date of termination. In addition, during the severance pay period, the executive will be provided with life, disability, accident and group health insurance benefits.

        It is presently estimated, based upon certain assumptions, including an assumed value of Allen common stock of $15.99 per share and other currently available data, that if the transactions contemplated by the merger agreement occur, the following Allen directors and executives will be entitled to severance and other benefits approximately in the following amounts (assuming, in the case of Mr. LePorte, that he becomes entitled to severance benefits, as described above), which include required excise tax gross-up payments:

Name	Severance Benefit(1)	Health Benefits	Other(2)		Excise Tax Gross-Up Payment(3)	Total Benefits
Philip Wm. Colburn	$1,000,000	$0	$882,000	(4)	$0	$1,882,000
Robert G. Paul	$2,685,363	$50,000	$159,368		$0	$2,894,731
Robert A. Youdelman	$2,229,500	$50,000	$96,438		$1,205,330	$3,581,268
Peter de Villiers	$646,800	$46,667	$168,150		$429,197	$1,290,814
James L. LePorte	$1,253,450	$50,000	$60,886		$652,725	$2,017,061
Laura Meagher	$271,200	$26,669	$23,372		$0	$321,241
Roger Schroeder	$184,333	$50,000	$206,688		$188,088	$629,109
J. Chisholm Lyons	$250,000	$0	$0		$0	$250,000

(1)
Includes amounts received under an employment agreement with Allen (in the case of Mr. Paul), Allen's key employee severance policy (in the case of Mr. Schroeder) and change in control agreements with Allen (in the case of all other executives and directors listed).

(2)
For individuals other than Mr. Colburn, includes amounts determined to be "parachute payments" under Section 280G of the Code and the rules and regulations thereunder pursuant to cash payments received with respect to unvested stock options and the accelerated vesting of restricted stock.

(3)
Assumes severance benefits are subject to federal, state and local income tax rate of 48%. Also assumes an excise tax rate of 20% following the change in control of Allen.

(4)
Bonus amount to be received upon the effective date of the merger.

  Appointment of Directors

        The Andrew board of directors agreed to take all actions necessary such that the size of the Andrew board of directors will be increased to 12 and to cause Philip Wm. Colburn and Robert G. Paul to be elected to the board to hold office from the period commencing one business day after the effective time of the merger until their respective successors are duly elected or appointed and have qualified.

  Indemnification; Directors' and Officers' Insurance

        Following the effective time of the merger, Andrew and the surviving corporation will, to the fullest extent under applicable law, indemnify, defend and hold harmless each person who is or was an officer, director or employee of Allen or any of its subsidiaries at or prior to the signing of the merger agreement and at or prior to the effective time of the merger. This indemnification will include indemnification against:

  •
  all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or amounts paid in settlement arising out of actions or omissions occurring at or prior to the effective time of the merger (whether asserted or claimed prior to, at or after the effective time of the merger) that are based on the fact that such person is or was a director, officer or employee of Allen or any of its subsidiaries or served as a fiduciary under any Allen employee benefit plan; provided, that Andrew and the surviving corporation will not be liable for any settlement effected without its written consent, which will not be unreasonably withheld or delayed; and

  •
  all liabilities entitled to indemnification to the extent they pertain to the transactions contemplated by the merger agreement.

        Andrew and the surviving corporation will also, to the fullest extent under applicable law, indemnify, defend and hold harmless, and advance expenses to, all past and present officers, directors and employees of Allen and its subsidiaries to the same extent that they are indemnified by or have the right to advanced expenses from Allen as of the date of the merger agreement pursuant to Allen's certificate of incorporation, bylaws and indemnification agreements in effect when the merger agreement was signed.

        If any of these parties is entitled to indemnification:

  •
  Andrew and the surviving corporation will pay the reasonable fees and expenses of counsel selected by the indemnified party and reasonably satisfactory to Andrew promptly after Andrew receives statements indicating such fees and expenses, and will advance to the indemnified party upon request reimbursement of any documented expenses that are reasonably incurred;

  •
  Andrew will cooperate in the defense of any matter entitling a party to indemnification; and

  •
  any determination that is required to be made as to whether an indemnified party's conduct complies with the standards of applicable law and the certificate of incorporation or bylaws will be made by independent counsel mutually acceptable to Andrew and the indemnified party;

provided, that Andrew and the surviving corporation will not be liable for any settlement effected without its consent, which will not be unreasonably withheld or delayed.

        If an indemnified party must bring an action to enforce rights or to collect money due under the merger agreement and is successful in the action, Andrew and the surviving corporation will reimburse the indemnified party for his or her expenses in bringing and pursuing the action, including, without limitation, reasonable attorneys' fees and costs. In addition, after the effective time of the merger, directors and officers of Allen who become directors or officers of Andrew will be entitled to indemnification under the Andrew certificate of incorporation and bylaws as these documents may be amended from time to time in accordance with their terms and applicable law.

        For six years after the effective time of the merger, Andrew will also maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the effective time of the merger with respect to those directors and officers of Allen who were covered by, and on terms and in amounts no less favorable than those of, Allen's directors' and officers' liability insurance at the time the merger agreement was executed. Andrew will not be required to pay aggregate premiums for the insurance described in this paragraph in excess of 200% of the aggregate annual premiums paid or payable by Allen for such insurance coverage for the policy year ending February 2004. However, if the annual premiums of such insurance coverage exceed that amount, Andrew must obtain a policy with the best coverage available, in the reasonable judgment of the Andrew board of directors, for a cost up to but not exceeding 200% of such aggregate annual premiums. For six years after completion of the merger, Andrew also will maintain in effect fiduciary liability coverage for Allen employees who serve as fiduciaries under Allen employee benefit plans with coverages and in amounts no less favorable than those maintained by Allen on the date of the merger agreement.

The Merger Agreement

        The following summary describes the material provisions of the merger agreement, as amended. The provisions of the merger agreement are complicated and not easily summarized. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement, as amended, is attached to this joint proxy statement/prospectus as ANNEX A and we encourage you to read it carefully in its entirety for a more complete understanding of the merger agreement.

  Structure of the Merger

        The merger agreement provides for the merger of Allen with and into Adirondacks, LLC, a newly formed, wholly owned subsidiary of Andrew. Adirondacks, LLC will survive the merger as a wholly owned subsidiary of Andrew, under the name "Allen Telecom LLC."

  Completion and Effectiveness of the Merger

        We will complete the merger when all of the conditions to completion of the merger contained in the merger agreement described in the section entitled "Conditions to Completion of the Merger" beginning on page 84 of this joint proxy statement/prospectus are satisfied or waived, including approval of the issuance of shares of Andrew common stock and Series A 7.75% Convertible Preferred Stock in connection with the merger and approval and adoption of the amended and restated certificate of incorporation of Andrew by the stockholders of Andrew and adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Allen common stock. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

        We are working to complete the merger as quickly as possible. We currently plan to complete the merger promptly after stockholder approvals have been obtained.

  Conversion of Allen Stock in the Merger

        Upon completion of the merger, each share of Allen common stock outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive 1.775 shares of Andrew common stock (including, with respect to each whole share of Andrew common stock issued, the associated right described in the section entitled "Andrew Stockholder Rights Plan" beginning on page 109 of this joint proxy statement/prospectus) upon surrender of the certificate representing such share of Allen common stock in the manner provided in the merger agreement. Upon completion of the merger, Andrew also will assume "out-of-the-money" outstanding employee and director options to purchase Allen common stock, may assume certain "in-the-money" director options to purchase Allen common stock and will cash out all other "in-the money" options to purchase Allen common stock, all as described in the section entitled "Treatment of Allen Stock Options and Limited Stock Appreciation Rights" beginning on page 82 of this joint proxy statement/prospectus.

        Upon completion of the merger, each share of Allen Series D 7.75% Convertible Preferred Stock outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive one share of newly created Andrew Series A 7.75% Convertible Preferred Stock with substantially identical rights as the Allen Series D 7.75% Convertible

Preferred Stock, upon surrender of the certificate representing such share of Allen Series D 7.75% Convertible Preferred Stock in the manner provided in the merger agreement.

        Each share of Allen common stock or Allen Series D 7.75% Convertible Preferred Stock held by Allen or owned by Andrew or any of their direct or indirect wholly owned subsidiaries immediately prior to the merger will be automatically canceled and extinguished, and none of Allen, Andrew or any of their direct or indirect subsidiaries will receive any securities of Andrew or other consideration in exchange for those shares.

        Based on the exchange ratio and the number of shares of Allen common stock and options to purchase Allen common stock and Allen Series D 7.75% Convertible Preferred Stock outstanding as of the record date, a total of approximately 54,562,000 shares of Andrew common stock and 1,000,000 shares of Andrew Series A 7.75% Convertible Preferred Stock will be issued in connection with the merger to holders of Allen common stock and Allen Series D 7.75% Convertible Preferred Stock, respectively, and a total of approximately 691,550 shares of Andrew common stock will be reserved for issuance upon the exercise of options to purchase Allen common stock assumed by Andrew in connection with the merger and for issuance upon conversion of, and as payment of future dividends on, the Andrew Series A 7.75% Convertible Preferred Stock.

  Fractional Shares

        Andrew will not issue any fractional shares of common stock in connection with the merger. Instead, each holder of Allen common stock exchanged in connection with the merger who would otherwise be entitled to receive a fraction of a share of common stock of Andrew will receive cash, without interest, in an amount equal to the fraction multiplied by the average closing price of one share of Andrew common stock for the five most recent trading days that Andrew common stock has traded ending on the trading day one day prior to the date the merger is completed, as reported on the Nasdaq National Market.

  Exchange of Allen Stock Certificates for Andrew Stock Certificates

        Promptly after the closing of the merger, Computershare Trust Company of New York, the exchange agent, will send a letter of transmittal, which is to be used to exchange Allen stock certificates for certificates representing shares of Andrew common stock or Andrew Series A 7.75% Convertible Preferred Stock, to each Allen stockholder who holds one or more stock certificates. The letter of transmittal will contain instructions explaining the procedure for surrendering Allen stock certificates. YOU SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY CARD.

        Allen stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive shares of Andrew common stock into which the shares of Allen common stock were converted in the merger or shares of Andrew Series A 7.75% Convertible Preferred Stock into which the shares of Allen Series D 7.75% Convertible Preferred Stock were converted in the merger.

        After the merger, each certificate that previously represented shares of Allen common stock or Allen Series D 7.75% Convertible Preferred Stock will only represent the right to receive the shares of Andrew common stock or Andrew Series A 7.75% Convertible Preferred Stock into which those shares of Allen common stock or Allen Series D 7.75% Convertible Preferred Stock have been converted, respectively.

  Distributions with Respect to Unexchanged Shares

        Holders of Allen common stock are not entitled to receive any dividends or other distributions on Andrew common stock until the merger is completed. After the merger is completed, holders of Allen common stock certificates will be entitled to dividends and other distributions declared or made after completion of the merger with respect to the number of whole shares of Andrew common stock that they are entitled to receive upon exchange of their Allen stock certificates, but they will not be paid any dividends or other distributions on the Andrew common stock until they surrender their Allen stock certificates to the exchange agent in accordance with the exchange agent instructions.

  Transfers of Ownership and Lost Stock Certificates

        Andrew will issue only (1) a statement indicating book-entry ownership of Andrew common stock or, if requested, an Andrew stock certificate, (2) cash in lieu of a fractional share and (3) any dividends or distributions that may be applicable in a name other than the name in which a surrendered Allen stock certificate is registered if the person requesting such exchange presents to the exchange agent all documents required to show and effect the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes. If an Allen stock certificate is lost, stolen or destroyed, the holder of such certificate may need to deliver an affidavit or bond prior to receiving any statement indicating book-entry ownership of Andrew common stock or Andrew stock certificate.

  Representations and Warranties

        The merger agreement contains generally reciprocal representations and warranties made by each of Andrew and Adirondacks, on the one hand, and Allen, on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters with respect to each party:

  •
  corporate organization, qualifications to do business, corporate standing and corporate power; ownership of subsidiary capital stock and the absence of restrictions or encumbrances with respect to the capital stock of any significant subsidiary;

  •
  capitalization;

  •
  corporate authorization to enter into and carry out the obligations of the merger agreement and the enforceability of the merger agreement;

  •
  absence of any breach of the certificate of incorporation and bylaws and the certificates of incorporation, bylaws and similar organizational documents of subsidiaries;

  •
  filings and reports with the Securities and Exchange Commission;

  •
  financial statements;

  •
  absence of any material adverse change since the date of its last audited balance sheet;

  •
  litigation;

  •
  the absence of undisclosed liabilities;

  •
  absence of any conflict or violation of any applicable legal requirements, corporate charter and bylaws, and the charter, bylaws and similar organizational documents of subsidiaries;

  •
  taxes;

  •
  intellectual property;

  •
  environmental liability;

  •
  certain matters relating to Delaware law and the respective stockholder rights plans of Andrew and Allen;

  •
  accuracy of information supplied in this joint proxy statement/prospectus and the related registration statement filed by Andrew with the Securities and Exchange Commission;

  •
  employees;

  •
  employee benefit plans;

  •
  possession of and compliance with all permits required for the operation of the business of Andrew and Allen;

  •
  compliance with applicable laws;

  •
  the vote of Andrew and Allen stockholders required to complete the merger;

  •
  the fairness opinions received by Andrew and Allen;

  •
  transactions with affiliates;

  •
  payment, if any, required to be made to brokers and agents on account of the merger;

  •
  tax free reorganization matters;

  •
  absence of breaches of material contracts;

  •
  operation of the business of Andrew and Allen and their respective customer and supplier relationships;

  •
  change in control payments; and

  •
  insurance.

        The representations and warranties of Andrew, Adirondacks and Allen contained in the merger agreement expire upon completion of the merger.

  Conduct of Business Before Completion of the Merger

        Under the merger agreement, each of Andrew and Allen has agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless the other party consents in writing, it will carry on its business in the ordinary and usual course consistent with past practice and will use all reasonable efforts consistent with past practices and policies to:

  •
  preserve intact its present business organization;

  •
  keep available the services of its present executive officers and key employees; and

  •
  preserve the goodwill of those having business relationships with it.

        Under the merger agreement, each of Andrew and Allen also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless the other party consents in writing, it will conduct its business in compliance with some specific restrictions relating to the following:

  •
  amending its certificate of incorporation, bylaws or other organizational documents (except as required by the merger);

  •
  splitting, combining or reclassifying any shares of its outstanding capital stock;

  •
  declaring, setting aside or paying any dividends or other distributions payable in cash, stock or property;

  •
  making any material change in its accounting policies or procedures;

  •
  taking any action that is intended or would reasonably be expected to result in any of the conditions to the consummation of the merger not being satisfied; or

  •
  knowingly taking any action which would jeopardize qualification of the merger as a tax free reorganization.

        Except as provided for in the merger agreement, Allen and its subsidiaries also agreed to additional restrictions on the following actions unless Andrew agrees in writing:

  •
  hiring any person to any position with Allen or its subsidiaries or as a consultant to Allen or any of its subsidiaries where the annual base salary payable to such person, whether in cash or otherwise, would exceed $100,000;

  •
  authorizing for issuance, issuing or selling or agreeing to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Allen common stock upon the exercise of Allen stock options outstanding on the date of the merger agreement or option or other awards to employees of the Company or any of its subsidiaries hired after the date of the merger agreement not exceeding 100,000 shares in the aggregate;

  •
  merging or consolidating with another entity;

  •
  acquiring or purchasing an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquiring any assets outside the ordinary and usual course of business and consistent with past practice or otherwise entering into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice;

  •
  selling, leasing, licensing, waiving, releasing, transferring, encumbering or otherwise disposing of any of its assets other than in the ordinary and usual course of business and consistent with past practice or for an aggregate consideration less than $1.0 million;

  •
  incurring, assuming or prepaying any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice or for an aggregate consideration less than $1.0 million;

  •
  assuming, guaranteeing, endorsing or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in the ordinary course of business and consistent with past practice;

  •
  making any loans, advances or capital contributions to, or investments in, any other person;

  •
  authorizing or making capital expenditures in excess of the amounts currently budgeted therefor;

  •
  permitting any insurance policy naming Allen or a material subsidiary of Allen as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business;

  •
  entering into any contract, agreement, commitment or arrangement with respect to any of the preceding ten bullet points;

  •
  adopting, entering into, terminating or amending (except as may be required by applicable law) any Allen employee benefit plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee;

  •
  increasing in any manner the compensation or fringe benefits of, or paying any bonus to, any director, officer or employee (except for normal increases in salaried compensation or bonuses in the ordinary course of business consistent with past practice);

  •
  taking any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Allen employee benefit plan (including the Allen stock options);

  •
  making any tax election or settling or compromising any income tax liability or filing any income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of Allen and its subsidiaries; or

  •
  proposing, adopting, approving or implementing any stockholder rights plan which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the merger.

        Andrew and Adirondacks also agreed, unless Allen agrees in writing, not to directly or indirectly acquire or agree to acquire from any person any assets, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination or series of such transactions (whether related or unrelated) with any person or persons, which, individually or in the aggregate, would require Andrew to file financial statements with respect to such acquired person or persons (or business or businesses) pursuant to Item 7 of Form 8-K (an unrelated series of transactions being deemed related for this purpose); provided that, for such purpose, 20% is substituted for all other percentages contained in the rules or instructions governing whether the filing of such financial statements is required and an unrelated series of transactions will be deemed to be related for purposes of Item 2 and Item 7 of Form 8-K.

  Andrew and Allen Are Prohibited from Soliciting Other Offers

        Under the terms of the merger agreement, subject to certain exceptions described below, Andrew and Allen each agreed that it will not, nor will it permit any of its respective subsidiaries to, nor will it authorize or permit any of its respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person:

  •
  solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate or induce, any inquiries or the making of any inquiry, proposal or offer from any person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of such party and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of such party or of 50% or more of any class of equity securities of any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of such party or 50% or more of any class of equity securities of any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, or (iv) merger, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, other than the transactions contemplated by the merger agreement; or

  •
  participate in any discussions or negotiations regarding any such proposal or inquiry.

        Notwithstanding the foregoing, if at any time the board of directors of either party determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to its stockholders under applicable law, that party may, in response to:

  •
  a bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 30% of the combined voting power of the shares of such party's common stock then outstanding or more than 40% of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions and otherwise on terms that the board of directors determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the party's stockholders than the merger (after considering (i) any adjustment to the terms and conditions of the merger proposal by the other party in response to such proposal and (ii) the termination fee to be paid by such party) and (x) for which financing, in the good faith judgment of the board of directors, is reasonably capable of being obtained by such third party and (y) that, in the good faith judgment of the board of directors, is reasonably likely of being completed; or

  •
  a proposal with respect to which the board of directors concludes in good faith there is a reasonable likelihood that such proposal could result in a superior proposal of the nature described in the previous paragraph that was not solicited by it or that did not otherwise result from a breach of such agreement and subject to providing prior written notice of its decision to take such action to the other party and compliance with certain provisions of the merger agreement: (i) furnish the same information with respect to such party and its subsidiaries as was previously furnished to the other party, as revised or updated to reflect any changes or additions to such information (provided that such revised information is contemporaneously furnished to the other party to the extent it had not been previously so furnished), to any person making a superior proposal or a proposal that is reasonably likely to be superior pursuant to a customary confidentiality agreement (as determined) that is no less restrictive in any material respect than the confidentiality agreement between Andrew and Allen and (ii) participate in discussions or negotiations regarding such superior proposal.

        Andrew and Allen further agreed to immediately terminate, and cause their respective subsidiaries and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, or other representatives to immediately terminate, all discussions or negotiations, if any, with any third party with respect to any other proposal.

        Except as expressly permitted by the merger agreement, neither the Andrew nor the Allen board of directors nor any committee thereof may:

  •
  withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the board of directors' recommendation with respect to the approval of the issuance of Andrew shares and the amendment of Andrew's certificate of incorporation in connection with the merger, in the case of Andrew, or the approval of the merger agreement and the merger, in the case of Allen;

  •
  approve or recommend, or propose publicly to approve or recommend, any other similar proposal;

  •
  permit such party to waive or otherwise fail to enforce any standstill agreement or similar arrangement between Andrew and any other person; or

  •
  cause such party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any similar proposal.

        Notwithstanding the foregoing, if the board of directors of either party determines in good faith, after consultation with outside counsel, that in light of a superior proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to its stockholders under applicable law, the board of directors may (subject to this and the following sentences) terminate the merger agreement in order to concurrently enter into such superior proposal; provided, however, that neither party may terminate the merger agreement pursuant to this provision unless and until:

  •
  three business days have elapsed following the delivery to the other party of a written notice of such determination by the board of directors and (i) delivery of the written notice required by the merger agreement and (ii) during such three business day period, such party otherwise cooperates with the other with respect to such superior proposal with the intent of enabling the other party to engage in good faith negotiations to make such adjustments in the terms and conditions of the merger as would enable the parties to proceed with the merger on such adjusted terms;

  •
  at the end of such three business day period the board of directors continues reasonably to believe that the other proposal is superior; and

  •
  such party pays a $20 million termination fee.

        In addition to the obligations discussed above, Andrew and Allen also agreed to immediately advise the other orally and in writing of any request for information or of any other proposal, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal and to keep the other party reasonably informed of the status and details (including amendments and proposed amendments) of any such request or proposal.

        Nothing contained in the merger agreement prohibits either party from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934 or from making any disclosure to its stockholders if, in the good faith judgment of the board of directors, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as expressly permitted by the merger agreement in connection with a superior proposal, neither Andrew nor Allen nor either of their boards of directors nor any committee thereof will withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the adoption of the amended and restated certificate of incorporation, the merger, the merger agreement or the transactions contemplated thereby, or approve or recommend, or propose publicly to approve or recommend any other similar proposal.

  Obligations of the Andrew Board of Directors and Allen Board of Directors with Respect to Their Recommendations and Holding a Meeting of Their Stockholders

        The Andrew board of directors agreed to call, hold and convene a meeting of its stockholders promptly after the registration statement of which this joint proxy statement/prospectus forms a part is declared effective by the Securities and Exchange Commission. The Andrew board of directors also agreed to recommend the approval and adoption of the amended and restated certificate of incorporation and the approval of the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger to its common stockholders and to use all reasonable efforts to obtain the required stockholder approval. The Allen board of directors agreed to call, hold and convene a meeting of its common stockholders promptly after the registration statement of which this joint proxy statement/prospectus forms a part is declared effective by the Securities and Exchange Commission. The Allen board of directors also agreed to recommend the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement to its common stockholders and to use all reasonable efforts to obtain the required stockholder adoption and approvals. Notwithstanding each of the Andrew board of directors' and the Allen board of directors' obligations described in this paragraph, in response to a third party acquisition proposal deemed by the board of directors to be a superior offer, the board of directors of Andrew or Allen, as the case may be, may withhold, withdraw, amend or modify its recommendation to its stockholders as described in the preceding paragraphs.

        Regardless of whether the board of directors of either of Andrew or Allen has received an acquisition proposal or has withheld, withdrawn, amended or modified its recommendation to its stockholders, in the case of Andrew, to vote "FOR" for the proposals to approve the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock in connection with the merger and to approve the amendments to the Andrew certificate of incorporation to authorize the creation of a Series A 7.75% Convertible Preferred Stock and to increase the maximum size of the Andrew board of directors from 11 to 13, or, in the case of Allen, to vote "FOR" the proposal to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, each of Andrew and Allen is obligated under the terms of the merger agreement to call, give notice of, convene and hold a special meeting of its common stockholders to consider and vote upon its respective proposals. Neither Andrew nor Allen is permitted under the merger agreement to submit to the vote of its respective stockholders any acquisition proposal, or propose to do so.

  Treatment of Allen Stock Options and Limited Stock Appreciation Rights

        Each Allen stock option held by an Allen employee that is not exercisable on the date that holders of Allen common stock approve the merger will become exercisable upon such approval. Each unexercisable Allen stock option held by a non-employee director of Allen whose service as a director will cease upon the effective time of the merger will become exercisable upon such cessation of service.

        At the effective time of the merger, except as described below, each Allen stock option that has an exercise price higher than the market price of Allen common stock (determined for each option as described in this paragraph) will be assumed by Andrew and converted automatically into an option to purchase shares of Andrew common stock in an amount and at an exercise price determined as provided below. Allen will make the cash payments required under each limited stock appreciation right granted to Allen employees with respect to any Allen stock option that has an exercise price lower than the market price of Allen common stock at the close of trading on the day before the date of the approval of the merger by Allen's common stockholders or at the close of trading on the New York Stock Exchange on any day during the 60-day period preceding that date. This payment will cause the cancellation of the related Allen stock option. In addition, Allen will use its reasonable best efforts to make any agreements and modifications necessary to cash out (and thereby cause the cancellation of any Allen stock option that has an exercise price lower than the market price of Allen common stock at the close of trading on the day before the effective time of the merger based upon the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock outstanding and that does not have an associated limited stock appreciation right.

        For any Allen stock option that will be converted into an option to acquire Andrew common stock, the number of shares of Andrew common stock to be subject to the new Andrew stock option will be equal to the product of the number of shares of Allen common stock remaining subject (as of immediately prior to the effective time of the merger) to the original option multiplied by 1.775 (the exchange ratio). Any fractional shares of Andrew common stock resulting from such multiplication will be rounded down to the nearest share.

        The exercise price per share under the new Andrew option will be equal to the exercise price per share of Allen common stock under the original option divided by the exchange ratio of 1.775 shares of Andrew common stock for each share of Allen common stock outstanding. The exercise price will be rounded up to the nearest cent.

        After the effective time of the merger, each new option will be exercisable upon the same terms and conditions as were applicable to the related Allen stock option immediately prior to the effective time of the merger, except that all references to Allen will be deemed to be references to Andrew. Allen has agreed to take all actions necessary (including adopting amendments, if necessary, to the Allen option plans, but none of which would require Allen to obtain stockholder approval) to effect the assumption and conversion of Allen stock options.

  Board of Directors of Andrew and Management of the Surviving Company Following the Merger

        The Andrew board of directors agreed to take all actions necessary such that the size of the Andrew board of directors will be increased to 12 and to cause Philip Wm. Colburn and Robert G. Paul to be elected to the board to hold office from the period commencing one business day after the effective time of the merger until their respective successors are duly elected or appointed and have qualified.

        Under the merger agreement, prior to the effective time of the merger, Andrew and Allen will use their respective reasonable best efforts to enter into various employment, consulting or similar arrangements, and establish certain other arrangements with certain officers and directors of Allen. See the section entitled "Interests of Allen Directors and Executive Officers in the Merger" beginning on page 66 of this joint proxy statement/prospectus.

  Regulatory Filings; Antitrust Matters; Reasonable Efforts to Obtain Regulatory Approvals

        Each of Andrew, Adirondacks and Allen agreed to coordinate and cooperate with one another and use all reasonable efforts to comply with, and refrain from actions that would impede compliance with, applicable laws, regulations and any other requirements of any governmental entity. Andrew and Allen also agreed to make all filings and submissions required by any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement, including the following:

  •
  those filings or submissions required under the Hart-Scott-Rodino Antitrust Improvements Act, as well as any other comparable merger notification or control laws of any applicable jurisdiction, as agreed by the parties;

  •
  the filing of this joint proxy statement/prospectus and registration statement filed by Andrew with the Securities and Exchange Commission of which this joint proxy statement/prospectus forms a part;

  •
  the filing of a certificate of merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities from other states in which they are qualified to do business; and

  •
  any other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable foreign and state securities or related laws.

        Except as prohibited or restricted by applicable law, each of Andrew, Adirondacks and Allen generally agreed to do the following:

  •
  consult with the other with respect to the filings or submissions described above, and provide the other party an opportunity to review and comment on the filings or submissions and coordinate with the other with respect to the filings or submissions;

  •
  promptly notify the other upon the receipt of any comments or requests for amendments or supplements to any filings or submissions made pursuant to, or information provided to comply with any applicable laws, regulations and any other requirements of any governmental entity; and

  •
  provide the other copies of any filing or submission made with any governmental entity.

        Subject to the provisions described in the sections entitled "Andrew and Allen Are Prohibited from Soliciting Other Offers" beginning on page 79 of this joint proxy statement/prospectus and "Obligations of the Andrew Board of Directors and Allen Board of Directors with Respect to Their Recommendations and Holding a Meeting of Their Stockholders" beginning on page 81 of this joint proxy statement/prospectus, each of Andrew and Allen agreed to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to complete and make effective the merger and the other transactions contemplated by the merger agreement in the most expeditious manner practicable.

  Conditions to Completion of the Merger

        The respective obligations of Andrew and Adirondacks, on the one hand, and Allen, on the other, to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

  •
  all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act or with respect to any other governmental clearances or approvals required with respect to the merger and the other transactions contemplated by the merger agreement have expired or terminated early;

  •
  the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock to holders of Allen common stock and Allen Series D 7.75% Convertible Preferred Stock, respectively, in connection with the merger has been approved by the vote of holders of the requisite number of shares of Andrew common stock;

  •
  the amendments to the Andrew certificate of incorporation have been approved by the vote of holders of the requisite number of shares of Andrew common stock;

  •
  the merger agreement has been adopted and the merger and the other transactions contemplated by the merger agreement have been approved by the vote of holders of the requisite number of shares of Allen common stock;

  •
  the shares of Andrew common stock issuable to the holders of Allen common stock pursuant to the merger agreement in the merger have been authorized for listing on the Nasdaq National Market, upon official notice of issuance;

  •
  the Securities and Exchange Commission has declared the registration statement filed by Andrew effective, no stop order suspending its effectiveness has been issued and no proceedings for suspension of the registration statement's effectiveness has been initiated or threatened in writing by the Securities and Exchange Commission;

  •
  no governmental entity of competent jurisdiction (including a federal or state court) has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that materially restricts, prevents or prohibits consummation of the merger or any transaction contemplated by the merger agreement; and

  •
  other than the filing of merger documents in accordance with Delaware law, all material authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity have been obtained, been filed or have occurred.

        In addition, individually, the respective obligations of Andrew and Adirondacks, on the one hand, and Allen, on the other, to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

  •
  The representations and warranties of each party are true and correct in all respects (without giving effect to any limitation as to "materiality" or "material adverse effect" or any similar limitation set forth therein), as of the date of the merger agreement, and, except to the extent such representations and warranties speak as of an earlier date, as of the effective time of the merger as though made at and as of the effective time of the merger except where the failure of such representations and warranties to be so true and correct could not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

  •
  The other party has performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

  •
  Each party has received an opinion from its respective counsel dated on or about the date that is two business days prior to the date this joint proxy statement/prospectus is first mailed to stockholders of such party to the effect that (i) the merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) the description of the federal income tax consequences of the merger contained in this joint proxy statement/prospectus and the Registration Statement on Form S-4 of which it is a part, insofar as it relates to matters of federal income tax law, is a fair and accurate summary of such matters, which opinion will not have been withdrawn or modified in any material respect; and

  •
  No material adverse effect affecting the other party has occurred since the date of the merger agreement and no fact or circumstance has occurred or arisen since the date of the merger agreement that could reasonably be expected to have a material adverse effect on the other party.

  Definition of Material Adverse Effect

        Under the terms of the merger agreement, a "material adverse effect" or "material adverse change" with respect to either Andrew or Allen is defined to mean (i) any change, effect, event, occurrence or state of facts that, after considering any insurance coverage, the applicability of which has been assured, in writing, by the insurer, which must be financially sound, and any reserves provided for in such person's financial statements is, or would reasonably be expected to be, materially adverse to the business, operations, assets (including intangible assets), liabilities (including contingent liabilities), financial condition or results of operations of such person and its subsidiaries taken as a whole, other than any change, effect, event or occurrence (A) relating to the economy of the United States or any other region in general (which changes, effects, events or occurrences do not disproportionately affect such person) or (B) resulting from entering into the merger agreement or the consummation of the transactions contemplated by the merger agreement or the announcement of the merger agreement, or (ii) any change, effect, event, occurrence or state of facts that could reasonably be expected to materially impair or delay the ability of such person to perform its obligations under the merger agreement; provided that any change in the price of the common stock of a person will not be deemed by itself to constitute a "material adverse change" or "material adverse effect."

  Termination of the Merger Agreement

        The merger agreement may be terminated in accordance with its terms at any time prior to completion of the merger, whether before or after the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement by the holders of Allen common stock or the approval of the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock to Allen stockholders by Andrew stockholders in connection with the merger and the amendments to the Andrew certificate of incorporation in connection therewith:

  •
  by mutual written consent of Andrew and Allen;

  •
  by Andrew or Allen if the merger is not completed by September 30, 2003 (which date will be extended to November 30, 2003 if the merger has not been completed as a result of a failure to obtain certain required governmental approvals and clearances), except that this right to terminate the merger agreement is not available to any party whose failure to perform any of its obligations under the merger agreement results in the failure of the merger to occur on or before that date;

  •
  by Andrew or Allen if the issuance of shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock to Allen stockholders in connection with the merger and the adoption of the amended and restated certificate of incorporation fails to receive the requisite affirmative vote by the stockholders of Andrew at a meeting of Andrew stockholders or at any adjournment or postponement of that meeting;

  •
  by Andrew or Allen if the merger agreement and the merger and the other transactions contemplated by the merger agreement fail to receive the requisite affirmative vote for adoption and approval at a meeting of the holders of Allen common stock or at any adjournment or postponement of that meeting;

  •
  by Andrew or Allen if any governmental entity of competent jurisdiction (including a federal or state court) has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that materially restricts, prevents or prohibits consummation of the merger or any transaction contemplated by the merger agreement; provided, however, that the party seeking to terminate the agreement has used its reasonable best efforts to prevent the entry of and to remove such decree, judgment, injunction or other order;

  •
  by Andrew or Allen, if any representation or warranty of the other party contained in the merger agreement is inaccurate (without giving effect to any limitation as to "materiality" or "material adverse effect" or similar limitation contained or set forth therein) or the other party has breached or failed to perform any of its covenants or other agreements contained in the merger agreement, which inaccuracy, breach or failure to has given rise to or could reasonably be expected to give rise to a material adverse change or a material adverse effect with respect to such other party and such inaccuracy, breach or failure to perform is not cured within 30 days after written notice thereof or is incapable of being cured by that party;

  •
  by Andrew or Allen in accordance with the section above dealing with superior proposals; provided, however, that, in order for the termination of the merger agreement for this reason to be deemed effective, Allen or Andrew as the case may be must have complied with all applicable provisions related to such superior proposals in the merger agreement, including the notice provisions therein and the payment of the applicable termination fee; or

  •
  by Andrew or Allen if the board of directors of the other party or any committee thereof has withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to the other party (including any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification), that board of directors recommendation or approved or recommended any alternative transaction proposal or such board has resolved to take any of such actions.

  Payment of Termination Fee

        Andrew has agreed to pay Allen a termination fee of $20 million if the merger agreement is terminated under one of the following circumstances:

  •
  if the merger agreement is terminated by Andrew because the Andrew board of directors has authorized Andrew to enter into a written agreement for a superior proposal and within three business days, Allen and Andrew have not been able to reach a good faith agreement on adjustments to the merger to allow the Andrew board of directors to determine that the merger is at least as favorable as the other offer, then Andrew must pay the termination fee immediately prior to the termination of the merger agreement;

  •
  if an inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or the assets of Andrew, taken as a whole, the direct or indirect acquisition or purchase of 35% or more of any class of equity securities of Andrew or a tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of Andrew or merger, business combination, recapitalization, liquidation, dissolution or similar transaction involving Andrew or any of its subsidiaries other than the transactions contemplated by the merger agreement has been made known to Andrew or any of its subsidiaries or has been made directly to the Andrew stockholders generally or any person has publicly announced an intention (whether or not conditional) to make such an inquiry, proposal or offer, which in any case, has not been publicly withdrawn prior to the special meeting of Andrew stockholders and thereafter the merger agreement is terminated by either Allen or Andrew due to the failure to obtain the requisite vote of Andrew stockholders and within 12 months of such termination Andrew or any of its subsidiaries enters into any acquisition agreement or consummates any transaction referred to above, then Andrew must pay Allen the termination fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of such acquisition agreement or the consummation of such transaction; or

  •
  if the merger agreement is terminated by Allen because the Andrew board of directors or any committee thereof has withdrawn, modified or proposed publicly to withdraw or modify, in a manner adverse to Allen its recommendation in respect to the merger or has approved or recommended any alternative acquisition proposal or resolved to do any of the foregoing, then Andrew must pay Allen the termination fee, payable by wire transfer of same day funds, no later than two days after such termination.

        Allen has agreed to pay Andrew a termination fee of $20 million if the merger agreement is terminated under one of the following circumstances:

  •
  if the merger agreement is terminated by Allen because the Allen board of directors has authorized Allen to enter into a written agreement for a superior proposal and within three business days, Andrew and Allen have not been able to reach a good faith agreement on adjustments to the merger to allow the Allen board of directors to determine that the merger is at least as favorable as the other offer, then Allen must pay the termination fee immediately prior to termination of the merger agreement;

  •
  if an inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 35% or more of the net revenues, net income or the assets of Allen, taken as a whole, the direct or indirect acquisition or purchase of 35% or more of any class of equity securities of Allen or a tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of Allen or merger, business combination, recapitalization, liquidation, dissolution or similar transaction involving Allen or any of its subsidiaries other than the transactions contemplated by the merger agreement has been made known to Allen or any of its subsidiaries or has been made directly to the Allen stockholders generally or any person has publicly announced an intention (whether or not conditional) to make such an inquiry, proposal or offer, which in any case, has not been publicly withdrawn prior to the special meeting of holders of Allen common stock and thereafter the merger agreement is terminated by either Allen or Andrew due to the failure to obtain the requisite vote of holders of Allen common stock and within 12 months of such termination Allen or any of its subsidiaries enters into any acquisition agreement or consummates any transaction referred to above, then Allen must pay Andrew the termination fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of such acquisition agreement or the consummation of such transaction; or

  •
  if the merger agreement is terminated by Allen because the Allen board of directors or any committee thereof has withdrawn, modified or proposed publicly to withdraw or modify, in a manner adverse to Andrew its recommendation in respect to the merger or has approved or recommended any alternative acquisition proposal or resolved to do any of the foregoing, then Allen must pay Andrew the termination fee, payable by wire transfer of same day funds, no later than two days after such termination.

        If the merger agreement is terminated at such time that the merger agreement is terminable pursuant to the fact any representation or warranty of the other party (but not both) contained in the merger agreement is inaccurate (without giving effect to any limitation as to "materiality" or "material adverse effect" or similar limitation contained or set forth therein) or the other party has breached or failed to perform any of its covenants or other agreements contained in the merger agreement, which inaccuracy, breach or failure to perform has given rise to or could reasonably be expected to give rise to a material adverse change or a material adverse effect with respect to such other party and such inaccuracy, breach or failure to perform is not cured within 30 days after written notice thereof or is incapable of being cured by that party, then the party whose representations or warranties are inaccurate or who has breached its covenants or other agreements contained in the merger agreement must promptly (but not later than two business days after receipt of notice from the other party) pay to the other party an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to the merger or the other transactions contemplated by the merger agreement) not to exceed $3 million in the aggregate, and the non-breaching party may pursue any remedies available to it at law or in equity and will, in addition to its out-of-pocket expenses (which will be paid as specified above and, if the merger agreement is terminated by a party as a result of a willful breach by the other party, will not be limited to $3 million), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

  Extension, Waiver and Amendment of the Merger Agreement

        Andrew and Allen may amend the merger agreement before Andrew and Allen receive the requisite stockholder approval by mutual written consent. After Andrew and Allen receive stockholder approval, Andrew and Allen may amend the merger agreement by mutual written consent as long as they obtain stockholder approval of the amendment if any further stockholder approval is required by law.

        Either Andrew or Allen may, prior to the effective time of the merger, extend the time for the other's performance of any of its obligations or other acts under the merger agreement, or waive any inaccuracies in the other's representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement. Either Andrew or Allen may also, prior to the effective time of the merger, waive compliance by the other with any of the agreements or conditions contained in the merger agreement. After Andrew and Allen receive stockholder approval, however, Andrew and Allen may waive compliance by the other with any of the agreements or conditions contained in the merger agreement as long as they obtain any further stockholder approval required by law.

United States Federal Income Tax Consequences of the Merger

        The following summary, based upon current law, is a general discussion of material federal income tax consequences of the merger to Andrew, Allen and holders of Allen common stock and Allen Preferred Stock assuming the merger is consummated as contemplated in the merger agreement. This summary is based upon the Internal Revenue Code of 1986, as amended as of the date hereof (the "Code"), applicable Treasury regulations thereunder in effect as of the date hereof, and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing accuracy of this summary. This summary is also based upon certain assumptions, including assumptions regarding the absence of changes in existing facts and completion of the merger in accordance with this joint proxy statement/prospectus and the merger agreement. In addition, this summary relies on representations and covenants, including those contained in officers' certificates of Andrew and Allen. If any of those assumptions or representations are inaccurate, incomplete or untrue or the covenants are breached, the conclusions contained in this summary could be affected. This summary applies only to holders of Allen common stock and Allen Series D 7.75% Convertible Preferred Stock who hold their Allen common stock and Allen Series D 7.75% Convertible Preferred Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held as an investment). This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of Allen common stock or Allen Series D 7.75% Convertible Preferred Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, persons who are subject to the alternative minimum tax provisions of the Code, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, and holders who acquired Allen common stock or Allen Series D 7.75% Convertible Preferred Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified plan), and it does not discuss any aspect of state, local, foreign or other tax laws.

        No ruling has been (or will be) sought from the Internal Revenue Service as to the anticipated tax consequences of the merger. Jones Day, counsel to Allen, has advised Allen and Gardner Carton & Douglas LLC, counsel to Andrew, has advised Andrew that, in their respective opinions, the following discussion, insofar as it relates to matters of federal income tax law, is a fair and accurate summary of such matters. However, the opinions of Jones Day, and Gardner Carton & Douglas LLC are not binding on the Internal Revenue Service or the courts and do not prevent the Internal Revenue Service from successfully asserting a contrary opinion or a court from sustaining such opinion. HOLDERS OF ALLEN COMMON STOCK AND ALLEN SERIES D 7.75% CONVERTIBLE PREFERRED STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

        The Merger.    Based upon the accuracy of factual representations provided by Andrew and Allen, all of which must be true and correct as of the effective time, each of Jones Day, counsel to Allen, and Gardner Carton & Douglas LLC, counsel to Andrew, has delivered its opinion (attached as exhibits 8.1 and 8.2, respectively, to the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part) that the merger, if consummated in accordance with the terms of the merger agreement, will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code. The consummation of the merger is conditioned upon the above-mentioned opinions of Jones Day and Gardner Carton & Douglas LLC not having been withdrawn or modified in any material respect as of the effective time.

        As a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, the merger will result in the following general federal income tax consequences:

        1.     Andrew, Allen and Adirondacks will not recognize any gain or loss as a result of the merger.

        2.     The holders of Allen common stock who exchange their Allen common stock for Andrew common stock will not recognize any gain or loss as a result of the merger, except with respect to any cash received by holders of Allen common stock in lieu of fractional shares of Andrew common stock.

        3.     The holders of Allen Series D 7.75% Convertible Preferred Stock who exchange their Allen Series D 7.75% Convertible Preferred Stock for Andrew Series A 7.75% Convertible Preferred Stock will not recognize any gain or loss as a result of the merger.

        4.     A holder of Allen common stock, who receives in the merger cash in lieu of a fractional share of Andrew common stock, generally will recognize capital gain or loss with respect to the cash payment received in lieu of a fractional share based on the difference between the amount of the cash received instead of a fractional share and the holder's tax basis in such fractional share.

        5.     Each holder's aggregate tax basis in the Andrew common stock received in the merger will equal his aggregate tax basis in the Allen common stock exchanged therefor, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received.

        6.     Each holder's aggregate tax basis in the Andrew Series A 7.75% Convertible Preferred Stock received in the merger will equal his aggregate tax basis in the Allen Series D 7.75% Convertible Preferred Stock exchanged therefor.

        7.     Provided that the shares of Allen common stock are held as a capital asset within the meaning of Section 1221 of the Code at the effective time, the holding period of Andrew common stock received in the merger in exchange therefor will include the holding period of such Allen common stock.

        8.     Provided that the shares of Allen Series D 7.75% Convertible Preferred Stock are held as a capital asset within the meaning of Section 1221 of the Code at the effective time, the holding period of Andrew Series A 7.75% Convertible Preferred Stock received in the merger in exchange therefor will include the holding period of such Allen Series D 7.75% Convertible Preferred Stock.

        Backup Withholding.    To prevent "backup withholding" of federal income tax on any payments of cash to a holder of Allen common stock or Allen Series D 7.75% Convertible Preferred Stock, a holder of Allen common stock or Allen Series D 7.75% Convertible Preferred Stock, as the case may be, must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalty of perjury that such number is correct and that such holder is not subject to withholding. A Substitute Form W-9 will be provided to each holder of Allen common stock or Allen Series D 7.75% Convertible Preferred Stock, as the case may be, in the letter of transmittal to be mailed to each holder after the effective time. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on a holder of Allen common stock or Allen Series D 7.75% Convertible Preferred Stock, as the case may be, by the Internal Revenue Service, and any cash received by such holder may be subject to backup withholding at a rate of 30%.

        THE DISCUSSION OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS BASED ON EXISTING LAW AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF ALLEN ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

Accounting Treatment of the Merger

        In accordance with United States generally accepted accounting principles, Andrew will account for the merger using the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of Allen will be recorded, as of completion of the merger, at their respective fair values and added to those of Andrew. Reported financial condition and results of operations of Andrew issued after the completion of the merger will reflect Allen's balances and results after completion of the merger, but will not be restated retroactively to reflect the historical financial position or results of operations of Allen. Following the completion of the merger, the earnings of the combined company will reflect purchase accounting adjustments, including increased amortization and depreciation expenses for acquired assets.

        Amortizable intangible assets, currently estimated at $47,700,000, will generally be amortized over useful lives ranging from two to four years, resulting in an estimated accounting charge for amortization attributable to these items of approximately $15,200,000 on an annual basis for the first two years and approximately $6,450,000 on an annual basis for the two years thereafter. In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," intangible assets with indefinite lives, and goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). The amount of the estimated purchase price allocated to goodwill and intangible assets with indefinite lives, which is based on certain assumptions, is estimated to be approximately $379 million. If Andrew management should change the assumptions used in the allocation of the purchase price, amounts preliminarily allocated to intangible assets with indefinite lives may significantly decrease or be eliminated, and amounts allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets.

        In the event that Andrew management determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. In addition, in the event that Andrew management determines that the useful life of any intangible asset with an indefinite life has become definite, the intangible asset will be amortized over its remaining useful life, and the combined company will incur an accounting charge related to such amortization during each fiscal quarter of the intangible asset's remaining useful life. The amounts listed in the above paragraph are only preliminary estimates; however, actual amounts may differ from these estimates.

Directors of Andrew and Management of the Surviving Company Following the Merger

        The Andrew board of directors agreed to take all actions necessary such that the size of the Andrew board of directors will be increased to 12 and to cause Philip Wm. Colburn and Robert G. Paul to be elected to the board to hold office from the period commencing one business day after the effective time of the merger until their respective successors are duly elected or appointed and have qualified.

        Under the merger agreement, prior to the effective time of the merger, Andrew and Allen will use their respective reasonable best efforts to enter into various employment, consulting or similar arrangements, and establish certain other arrangements, with certain officers and directors of Allen. See the section entitled "Interests of Allen Directors and Executive Officers in the Merger" beginning on page 66 of this joint proxy statement/prospectus.

Regulatory Filings and Approvals Required to Complete the Merger

        The merger is subject to review by the United States Department of Justice and the United States Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Under this statute, Andrew and Allen made pre-merger notification filings and have received governmental regulatory approval for the merger. Andrew and Allen have also made all other applicable foreign antitrust filings and have received all foreign governmental regulatory approvals required to complete the merger.

        Although the merger has received clearance, even after completion of the merger, either the Antitrust Division of the United States Department of Justice, the Federal Trade Commission or other United States governmental authorities could challenge or seek to block the merger under the antitrust laws, as it deems necessary or desirable in the public interest. Foreign competition agencies with jurisdiction over the merger could also initiate action to challenge or block the merger. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Andrew and Allen cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Andrew and Allen will prevail.

Listing of Shares of Andrew Common Stock and Andrew Series A 7.75% Convertible Preferred Stock Issued in the Merger on the Nasdaq National Market

        Andrew will use all reasonable best efforts to cause the shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock issued in connection with the merger to be approved for listing on the Nasdaq National Market before the completion of the merger, subject to official notice of issuance.

Delisting and Deregistration of Allen Common Stock and Series D 7.75% Convertible Preferred Stock After the Merger

        When the merger is completed, Allen common stock will be delisted from the New York Stock Exchange and the Pacific Exchange and deregistered under the Securities Exchange Act of 1934 and the Allen Series D 7.75% Convertible Preferred Stock will be delisted from the New York Stock Exchange and the Pacific Exchange and deregistered under the Securities Exchange Act of 1934.

Restrictions on Sales of Shares of Andrew Common Stock Received in the Merger

        The shares of Andrew common stock to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable, except for shares of Andrew common stock issued to any person who is deemed to be an "affiliate" of Allen prior to the merger. Persons who may be deemed to be "affiliates" of Allen prior to the merger include individuals or entities that control, are controlled by, or are under common control, of Allen prior to the merger, and may include officers and directors, as well as principal stockholders, of Allen prior to the merger. Affiliates of Allen will be notified separately of their affiliate status.

        Persons who may be deemed to be affiliates of Allen prior to the merger may not sell any of the shares of Andrew common stock received by them in connection with the merger except pursuant to:

  •
  an effective registration statement under the Securities Act of 1933 covering the resale of those shares;

  •
  an exemption under paragraph (d) of Rule 145 under the Securities Act of 1933; or

  •
  any other applicable exemption under the Securities Act of 1933.

        The registration statement on Form S-4 filed by Andrew, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of Andrew common stock to be received in connection with the merger by persons who may be deemed to be affiliates of Allen prior to the merger.

Appraisal Rights

        Holders of Andrew common stock and Allen common stock and Allen Series D 7.75% Convertible Preferred Stock do not have appraisal rights under Delaware law in connection with the merger.

BUSINESS OF THE COMBINED COMPANY

Overview of Business Structure

        Following completion of the merger, the combined company will operate in over 36 countries and expects to have approximately 6,000 employees after expected headcount reductions through attrition and targeted job reductions. As of September 30, 2002, unaudited pro forma condensed consolidated total assets of Andrew and Allen were approximately $1.9 billion. In addition, for the year ended September 30, 2002, unaudited pro forma condensed consolidated total sales for Andrew and Allen were approximately $1.5 billion and income from continuing operations was approximately $2.0 million. These amounts are not intended to represent or be indicative of the amounts that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Andrew. See the section entitled "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page 95 of this joint proxy statement/prospectus.

        The surviving company will be a wholly owned subsidiary of Andrew and will be headquartered in Orland Park, Illinois.

        Andrew believes that the merger will extend the global presence of Andrew in the wireless infrastructure subsystems market, expand its customer base and diversify its product offerings. The combined company will be the leading global supplier of coaxial cables, power amplifiers, terrestrial microwave antennas, network geolocation solutions, repeaters and in-building solutions and the second leading merchant provider of filters and base station antennas. Andrew believes that the merger will enable it to provide total customer solutions, including virtually the entire base station RF footprint (excluding the radio), integrating components such as filters and amplifiers, to better meet the evolving performance and cost efficiency requirements of Andrew customers who will benefit from the availability of one-stop shopping for all of their wireless subsystems infrastructure needs. Andrew believes that this will distinguish it in the marketplace, which is increasingly important as capital spending by wireless carriers and OEMs continues to decline, creating intense price competition. Andrew expects that its comprehensive product offering after the merger, combined with other factors discussed below, will increase customer penetration and advance its strategy to diversify further its sales, on both a product and geographic basis, and to create new revenue streams.

        Andrew believes that, after the merger, the combined company will offer the broadest line of products to carriers and original equipment manufacturers that build wireless telecommunications systems.

        After the merger, Andrew will have combined pro forma revenue of approximately $1.4 billion for the twelve months ended March 31, 2003, with a more diversified product mix and an expanded presence in faster-growing areas. Andrew expects that its increased size, scale and financial strength will appeal to its customers. Following the merger, Andrew will continue to have a strong balance sheet and strong cash flow, which it believes will give it the financial flexibility to continue to execute its business strategy. Andrew expects this transaction to be accretive to earnings per share of Andrew within the first full year following completion of the transaction.

        In addition, Andrew expects to realize substantial opportunities for synergies and cost savings after the integration of the two companies. Andrew expects these synergies and cost savings to be fully realized at a rate of at least $40 million annually beginning in the fourth quarter of fiscal 2004. This cost savings estimate is based upon preliminary assumptions regarding facility closures, workforce rationalization and other considerations. Andrew expects the cost savings to result primarily from consolidation of manufacturing facilities, elimination of duplicate corporate overhead functions, economies of scale in procurement and rationalization of the research and development and sales functions of the combined company.

        As of December 31, 2002, Allen had $13.2 million of required principal payments in the following twelve months and estimated annual interest and fee charges of $4.3 million while Andrew had $4.5 million of required principal payments in the following twelve months and estimated annual interest and fee charges of $2.8 million. After the merger, the combined company is expected to have a $160 million bank credit facility, $11.9 million principal amount of floating rate industrial revenue bonds and $64.7 million principal amount of senior notes payable between 2003 and 2007. It is anticipated that outstanding borrowings under the credit facility will be approximately $88 million after the closing of the merger. The principal financial covenants under the combined company's debt instruments are expected to be: (i) maintenance of consolidated net worth of not less than $1.2 billion, plus 50% of the proceeds of any equity issuance; (ii) not permitting consolidated total debt to EBITDA ratio to be greater than 2.50 to 1.0 or consolidated senior debt to EBITDA ratio to be greater than 2.0 to 1.0 at the end of any quarter; (iii) not permitting consolidated fixed charge coverage to be less than 1.25 to 1.00 through June 30, 2003, 1.75 to 1.0 beginning June 30, 2003 through September 30, 2003, 2.00 to 1.0 beginning September 30, 2003 through December 31, 2003, and 2.50 to 1.0 thereafter; and (iv) limiting funded debt so that consolidated senior funded debt does not exceed 55% of consolidated total capitalization and consolidated funded debt does not exceed 60% of consolidated total capitalization. Andrew is currently negotiating with certain of the lenders under these debt instruments and the actual financial covenants in place after the closing of the merger may differ from what is currently expected. The combined company is also expected to have $50,000,000 of newly created redeemable Series A 7.75% Convertible Preferred Stock outstanding after the merger. On a pro forma basis, excluding Allen's preferred stock, as of March 31, 2003, the combined company would have had a debt-to-equity ratio of approximately 12%. Andrew anticipates that the combined company will remain in compliance with the terms of all of its outstanding debt.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated financial statements ("pro forma financial statements") are based on the historical financial statements of Andrew and Allen after giving effect to the purchase of Allen by Andrew using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes. The pro forma condensed consolidated balance sheet ("pro forma balance sheet") as of March 31, 2003 has been prepared as if the merger of Andrew and Allen occurred on March 31, 2003. The pro forma condensed consolidated statements of operations ("pro forma statements of operations") for the year ended September 30, 2002 and six months ended March 31, 2003 have been prepared as if the merger of Andrew and Allen occurred on October 1, 2001. Because Allen's fiscal year ends December 31, Allen's statement of operations for the year ending September 30, 2002 is based on Allen's statement of operations for its fiscal year ending December 31, 2002, adjusted by subtracting the quarter ended December 31, 2002 and adding the quarter ended December 31, 2001 and Allen's statement of operations for the six months ended March 31, 2003 is based on Allen's quarters ended December 31, 2002 and March 31, 2003.

        Andrew acquired Celiant Corporation (Celiant) on June 4, 2002 and accounted for this acquisition using the purchase method of accounting. The pro forma statement of operations for the year ended September 30, 2002 includes adjustments for the results of operations of Celiant from October 1, 2001 to June 3, 2002 to present pro forma results of operations of Andrew and Celiant combined for the full year. Pro forma adjustments have been made to reflect this acquisition as if it had occurred on October 1, 2001. The historical Andrew consolidated financial information in the pro forma statement of operations for the six months ended March 31, 2003 and the pro forma balance sheet as of March 31, 2003 include Celiant.

        The total estimated purchase consideration of $499 million, as shown in note 1 to these pro forma financial statements, has been allocated to the tangible and intangible assets of Allen based on a preliminary estimate of fair value. Independent valuation specialists are currently conducting a valuation in order to assist Andrew in determining the fair value of these assets. The preliminary work performed by these specialists has been considered in this initial estimate of the fair value of the assets acquired from Allen. A final determination of the fair value of assets and liabilities acquired from Allen cannot be made prior to the completion of the merger.

        These pro forma financial statements do not include any adjustments for liabilities resulting from integration planning, as management of Andrew and Allen are in the process of estimating these costs. However, liabilities ultimately will be recorded for integration costs such as severance, relocation and various other integration costs that would affect amounts in these pro forma financial statements. Both Andrew and Allen believe that this merger will provide significant synergies and cost savings after the integration of Andrew and Allen is complete. The impact of these cost savings and synergies has not been included in these pro forma financial statements.

        These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Andrew, Celiant and Allen incorporated by reference into this joint proxy statement/prospectus. The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Andrew that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Andrew.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
of Andrew and Allen

As of March 31, 2003

	Andrew	Allen	Pro Forma Adjustments		Pro Forma
	(Dollars in thousands)
Assets
Current Assets
Cash and cash equivalents	$79,074	$78,751			$157,825
Accounts receivable, less allowances	174,797	100,661			275,458
Inventories	150,085	107,506	—		257,591
Other current assets	22,155	13,074			35,229

Total Current Assets	426,111	299,992	—		726,103
Other Assets
Costs in excess of net assets of businesses acquired	397,277	139,136	378,850 (139,136	(2) )	776,127
Deferred income taxes	—	31,626	(31,626) 31,626	(6) (6)	31,626
Intangible assets, less amortization	39,855	—	51,500	(2)(3)	91,355
Other assets	3,092	33,797			36,889
Property, Plant and Equipment	572,755	130,885	(92,649	)(11)	610,991
Allowance for depreciation	(384,099)	(92,649)	92,649	(11)	(384,099)

	188,656	38,236	—		226,892

Total Assets	$1,054,991	$542,787	$291,214		$1,888,992

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable and current portion of long term debt	$32,500	$12,938	$42,600	(1)(4)	$88,038
Accounts payable	61,534	47,238			108,772
Restructuring	6,741	1,792			8,533
Other Current Liabilities	64,642	54,434			119,076

Total Current Liabilities	165,417	116,402	42,600		324,419
Deferred Liabilities	19,283	24,080	20,085	(2)(6)	63,448
Long-Term Debt, less current portion	9,277	64,300			73,577
Redeemable Convertible Preferred Stock	—	50,000			50,000
Stockholders' Equity
Common stock	1,027	32,633	(32,633 545	) (1)	1,572
Additional paid-in capital	145,480	204,302	(204,302 446,489 8,900 60,600	) (1) (1) (2)	661,469
Accumulated other comprehensive loss	(33,959)	(10,495)	10,495		(33,959)
Retained earnings	799,010	75,974	(75,974)		799,010
Treasury stock, at cost	(50,544)	(14,409)	14,409		(50,544)

Total Stockholders' Equity	861,014	288,005	228,529		1,377,548

Total Liabilities and Stockholders' Equity	$1,054,991	$542,787	$291,214		$1,888,992

Unaudited Pro Forma Condensed Consolidated Statement of Operations
of Andrew and Allen

For the year ended September 30, 2002

	Andrew	Celiant Oct. 1, 2001 to Jun. 3, 2002	Celiant Pro Forma Adjustments	Andrew Pro Forma	Allen	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
Sales	$864,801	$228,519		$1,093,320	$378,318			$1,471,638
Cost of products sold	627,093	179,530		806,623	289,493			1,096,116

Gross Profit	237,708	48,989		286,697	88,825	—		375,522
Operating Expenses
Research and development	57,977	13,190		71,167	25,613			96,780
Sales and administrative	140,307	14,911		155,218	56,412			211,630
Intangible amortization	5,121	66	8,134 (9)	13,321	1,966	15,210	(3)	30,497
Restructuring	24,908			24,908	—			24,908

	228,313	28,167	8,134	264,614	83,991	15,210		363,815

Operating Income (Loss)	9,395	20,822	(8,134)	22,083	4,834	(15,210)		11,707
Other(Income) Expense	(3,675)	(1,163)	1,265 (9)	(3,573)	8,501	702	(4)(5)	5,630

Income (Loss) from Continuing Operations Before Income Taxes	13,070	21,985	(9,399)	25,656	(3,667)	(15,912)		6,077
Income tax expense (benefit)	2,578	9,674	(507)	11,745	(1,507)	(6,206	)(10)	4,032

Minority Interest	—				88			88
Income(Loss) from Continuing Operations	10,492	12,311	(8,892)	13,911	(2,248)	(9,706)		1,957

Calculation of Per Share Earnings:
Numerator:
Income (loss) from continuing operations	10,492	12,311	(8,892)	13,911	(2,248)	(9,706)		1,957
Adjustment for preferred stock dividend	—	—	—	—	(1,572)	(2,303)	(5)	(3,875)

Income (loss) from continuing operations available to common shareholders	10,492	12,311	(8,892)	13,911	(3,820)	(12,009)		(1,918)
Denominator:
Average basic shares outstanding	87,197	—	10,837 (9)	98,034	29,908	54,516	(7)	152,550
Adjustment for stock options and preferred stock	98		—	98	—			98

Average diluted shares outstanding	87,295		10,837	98,132	29,908	54,516		152,648
Basic and diluted income (loss) from continuing operations available to common shareholders per diluted share:	$0.12			$0.14	$(0.13)			$(0.01)

Unaudited Pro Forma Condensed Consolidated Statement of Operations
of Andrew and Allen

For the six months ended March 31, 2003

	Andrew	Allen	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
Sales	$455,844	$239,236			$695,080
Cost of products sold	332,914	168,238			501,152

Gross Profit	122,930	70,998	—		193,928
Operating Expenses
Research and development	39,564	14,526			54,090
Sales and administrative	68,128	33,612			101,740
Intangible amortization	7,365	—	7,606	(3)	14,971
Restructuring	205	—			205

	115,262	48,138	7,606		171,006

Operating Income (Loss)	7,668	22,860	(7,606)		22,922
Other Expense	574	2,436	640	(4)	3,650

Income (loss) from Continuing Operations Before Income Taxes	7,094	20,424	(8,246)		19,272
Income tax expense (benefit)	2,128	5,139	(3,216	)(10)	4,051

Minority Interest	—	69			69
Income from Continuing Operations	4,966	15,216	(5,030)		15,152

Calculation of Per Share Earnings:
Basic:
Numerator: Income (loss) from continuing operations	4,966	15,216	(5,030)		15,152
Adjustment for preferred stock dividend	—	(1,936)	—		(1,936)

Income (loss) from continuing operations available to common shareholders	4,966	13,280	(5,030)		13,216
Denominator: Average basic shares outstanding	98,307	30,525	54,516	(7)	152,823
Income from continuing operations available to common shareholders per basic share:	$0.05	$0.44			$0.09

Diluted:
Numerator: Income (loss) from continuing operations	4,966	15,216	(5,030)		15,152
Adjustment for preferred stock dividend	—	(1,936)	1,936	(8)	—

Income (loss) from continuing operations available to common shareholders	4,966	13,280	(3,094)		15,152
Denominator: Average basic shares outstanding	98,307	30,525	54,516	(7)	152,823
Adjustment for stock options and preferred stock	2	6,758	11,526	(7)	11,528

Average diluted shares outstanding	98,309	37,283	66,042		164,351
Income from continuing operations available to common shareholders per diluted share:	$0.05	$0.41			$0.09

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Estimated Purchase Consideration.

        The estimated total purchase consideration used in the pro forma balance sheet is $498.5 million, comprised of the following estimated items (dollars in thousands):

54,516,000 shares of Andrew Stock (at $8.20 a share)	$447,034
Buyout of Allen Stock Options	14,300
Fair Value of Andrew Stock Options Exchanged	8,900
Merger Costs	28,300

$498,534

        Andrew will issue an estimated 54,516,000 shares of its $.01 par value common stock. This estimate is based on the 30,713,424 Allen common shares outstanding at March 31, 2003 and the agreed upon exchange ratio of 1.775. The actual number of Andrew shares that will be issued will be based on the outstanding shares of Allen at the completion date of the merger. The 54,516,000 shares of Andrew stock were valued at $8.20 a share. The $8.20 a share is the average closing price for three days—the day the merger was announced, February 18, 2003, and the day before and day after the announcement.

        Allen has issued stock options to employees and non-employee directors. Pursuant to Allen's stock option plans, all non-vested stock options held by employees or by directors who, upon the merger, will cease to serve as directors will automatically vest upon completion of the merger. All of Allen's options that have exercise prices below the fair market value are assumed to be paid in cash. Such cash payment will be determined by (a) in the case of directors, the price of Allen common stock at the close of trading on the day before the effective time of the merger and (b) in the case of employees, the price of Allen common stock at the close of trading on the day before the date that Allen's common stockholders approve the merger or, if higher, at the close of trading on the New York Stock Exchange on any day during the 60-day period preceding such date. The total buyout of these stock options is estimated to be $14.3 million assuming that Allen's stock price is $15.99 when the merger closes. This $15.99 estimate was the implied closing price of Allen's common stock on February 14, 2003, the last trading day before the transaction was announced, based upon the exchange ratio of 1.775. The actual payout will depend on Allen's stock price when the merger closes and may vary substantially from this estimate.

        All of Allen's outstanding stock options with exercise prices above the market price at the date of closing (determined as described above) will be exchanged for options to purchase shares of Andrew stock with the same terms and conditions as under the Allen stock option plans. The Black-Scholes option-pricing model was used to estimate the fair value of these options at $8.9 million. The fair value of the Andrew options issued cannot be determined until the merger closes and may vary significantly from this estimate.

        The $28.3 million of merger costs is comprised of $15.8 million of severance and benefit costs and $12.5 million of other merger costs. The severance and benefit costs are for Allen employees who are covered by severance agreements in their employment and other contracts with Allen. The $15.8 million of severance and benefit costs consists of approximately $12.8 million to Allen directors and executive officers as described in "Interests of Allen Directors and Executive Officers in the Merger—Change in Control Arrangements" beginning on page 69 of this joint proxy statement/prospectus, with the balance to be paid to non-executive officer employees.

        The $15.8 million of severance and benefit costs described above does not include severance, benefit or employee costs related to the integration of the two companies as management has not yet fully determined these costs. Andrew management's current estimate of the aggregate costs associated with the integration of Allen and Andrew operations is between $10 million and $20 million, including exit costs related to consolidation of manufacturing facilities and costs expected to be incurred in eliminating duplicate corporate overhead functions and rationalizing the research and development and sales functions of the combined company. A more definitive estimate cannot yet be made due to many currently undetermined variables concerning the specifics of the integration plan, both domestically and internationally. These variables include a thorough analysis of the manufacturing capabilities and the size and composition of the sales and research and development functions of the combined company. In accordance with Emerging Issues Task Force (EITF) Issue 95-3, the final purchase price allocation will reflect such costs to the extent they relate to Allen personnel and activities.

        Total estimated other merger-related costs are $12.5 million consisting of investment banker, legal, accounting and other costs. It is estimated that the total cash costs will be $42.6 million consisting of the $28.3 million of merger costs and $14.3 million for the stock option buyout.

2. Allocation of Purchase Consideration.

        The estimated purchase consideration was allocated to tangible and intangible assets based upon a preliminary estimate of fair value determined by Andrew and independent valuation specialists. With the exception of the redeemable convertible preferred stock and the deferred tax liability, there have been no adjustments to the historical carrying value of Allen's tangible assets and liabilities for these pro forma financial statements. The final purchase accounting adjustments could include additional adjustments to the fair value of the assets and liabilities acquired from Allen. Based on these preliminary estimates the purchase consideration was allocated as follows (dollars in thousands):

Net tangible assets of Allen	$148,869
Deferred income taxes liability	(20,085)
Redeemable convertible preferred stock (recorded to additional paid-in capital)	(60,600)
Intangible assets	51,500
Goodwill	378,850

$498,534

        Allen has one million redeemable convertible preferred shares outstanding which allow the holders to convert the preferred stock into common stock at a conversion rate of $7.70 per share. The preliminary estimate of the fair value of these instruments used in these pro forma financial statements was $110.6 million, which is calculated using a price per share of Allen common stock based on closing prices of Andrew and Allen on February 14, 2003 and the exchange ratio of 1.775x as set forth in the merger agreement, the terms of the Allen Series D 7.75% Convertible Preferred Stock, and the then-prevailing market rates for the debt of Allen and the then-prevailing volatility for the common stock of Allen. Each share of Allen redeemable convertible preferred stock will be converted in the merger into the right to receive one share of newly-created Andrew redeemable convertible preferred stock, with substantially identical rights as the Allen preferred stock. Each share of Andrew preferred stock will be convertible into Andrew common stock at a conversion rate of $4.338 per share, which gives effect to the common stock exchange ratio of 1.775.

3. Intangible Assets and Amortization.

        A preliminary analysis by independent valuation experts identified the following intangible assets and their associated useful lives.

	Value	Useful Life in years	Annual Amortization
	(Dollars in thousands)
Patents and related technology	$25,800	4	$6,450
AT&T Wireless Supply Agreement	21,900	2.5	8,760
GEOMETRIX trademark and trade name	3,800	Indefinite	NA

	$51,500		$15,210

        Andrew expects to complete its analysis by September 30, 2003, which could result in the identification of other intangible assets such as additional trademarks and trade names, customer lists and backlog lists. Due to the variety of potential intangible assets being evaluated, the allocation of purchase consideration and amortization periods assigned to these assets could vary considerably. Therefore, any change to Andrew's preliminary analysis could result in a material change in the annual amortization expense shown in the above table.

4. Interest Expense.

        The estimated $42.6 million of cash required to pay merger costs and severance costs and to buy out stock options is assumed to require additional borrowing. These additional borrowings are assumed to be under Andrew's revolving line of credit agreement at an estimated annual interest rate of 3%.

5. Redeemable Convertible Preferred Stock Dividend.

        Allen issued the redeemable convertible preferred stock on March 20, 2002. The pro forma statement of operations for the year ended September 30, 2002 was prepared as if the redeemable convertible preferred stock was outstanding since October 1, 2001 and reflects the dividend of $3.9 million that would have been paid if these instruments were outstanding for the entire fiscal year. If these instruments were outstanding for the entire fiscal year, Allen's interest expense would have decreased by $561,000 over such period, assuming the $46.8 million of net proceeds from the sale of these instruments was used to reduce outstanding borrowings on October 1, 2001 at an average interest rate of 3.6%.

6. Deferred Income Taxes.

        The net deferred tax asset adjustments reflect the elimination of the previously recorded Allen deferred tax assets as well as the entry to record the difference between the tax basis and book basis of the Allen acquired assets.

        The pro forma adjustments to record the estimated fair market value of intangible assets resulted in a basis difference between book and tax due to the non-deductibility of the amortization expense of these intangible assets. This resulted in a deferred tax liability of $20.1 million. As mentioned in Note 3, the final allocation of purchase price to intangible assets has not been completed. A change in the value of these intangible assets will also impact the value of the deferred income liability recorded as part of the purchase price allocation.

7. Average Shares Outstanding.

        The pro forma basic average shares outstanding includes the 54,516,000 estimated shares of Andrew stock issued in connection with the merger. The pro forma diluted average shares outstanding for the six months ended March 31, 2003 include 11,526,000 estimated shares of Andrew stock that would be issued assuming the holders of the redeemable convertible preferred stock exercised their conversion rights. The pro forma diluted shares outstanding for the year ended September 30, 2002 do not include these additional shares because these shares were anti-dilutive and would have reduced the loss per share reported.

8. Earnings Per Share.

        The pro forma basic earnings per share calculations for the year ended September 30, 2002 and the six months ended March 31, 2003 include an adjustment to income from continuing operations for the dividend on preferred stock. The pro forma diluted earnings per share calculation for the six months ended March 31, 2003 excludes the preferred stock dividend and includes 11,526,000 estimated shares of Andrew stock that would be issued assuming the holders of the redeemable convertible preferred stock exercised their conversion rights. The pro forma diluted earnings per share for the year ended September 30, 2002 include an adjustment to income from continuing operations for the preferred stock dividend and exclude the 11,526,000 shares because these shares were anti-dilutive and would have reduced the loss per share reported.

9. Celiant Pro Forma Adjustments.

        Andrew acquired Celiant on June 4, 2002 for total consideration of $481.0 million, consisting of cash and 16,279,000 shares of Andrew stock. The pro forma adjustments consist of amortization of intangible assets of $8.1 million and $1.3 million of interest expense. Andrew estimates that it would have borrowed an additional $63.0 million under its revolving credit agreement to finance this acquisition as of October 1, 2001. An adjustment of 10,837,000 shares was required to adjust Andrew's average shares outstanding to reflect the 16,279,000 shares as outstanding for the entire year.

10. Income Taxes.

        The tax benefit on the pro forma adjustments is calculated using a marginal tax rate of 39%.

11. Depreciation.

        The accumulated depreciation on Allen property, plant and equipment has been eliminated against the cost of these assets, which Andrew management believes to be a reasonable estimate of fair value. Andrew has engaged independent valuation experts to assist in determining the fair value of the Allen assets being acquired, including property, plant and equipment. This valuation is expected to be completed by September 30, 2003. The final valuation may result in adjustments to the historical carrying value of Allen's property, plant and equipment to reflect current market values. Andrew management does not anticipate that any changes to the carrying value of property, plant and equipment will have a material impact on pro forma depreciation expense.

COMPARISON OF RIGHTS OF ANDREW AND ALLEN STOCKHOLDERS

        Upon completion of the merger, the stockholders of Allen will become stockholders of Andrew, and the Andrew certificate of incorporation and the Andrew bylaws will govern the rights of former Allen stockholders. Both Andrew and Allen are incorporated under Delaware law and are subject to the Delaware General Corporation Law. The following is a summary of material differences between the rights of holders of Andrew common stock and the rights of holders of Allen common stock. While we believe that this description covers the material differences between the two, this summary may not contain all of the information that is important to you.

Comparison of the Certificates of Incorporation and Bylaws of Andrew and Allen

        The following is a summary of the material differences between the provisions of the certificate of incorporation and bylaws of each of Andrew and Allen, in the case of Andrew, assuming approval of the amendments to the Andrew certificate of incorporation, a copy of which amendments is attached as ANNEX E. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer to in this joint proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of Andrew and being a stockholder of Allen. Andrew and Allen have filed with the Securities and Exchange Commission their respective certificates of incorporation and bylaws and will send copies of these documents to you upon your request. See the section entitled "Where You Can Find More Information" beginning on page 127 of this joint proxy statement/prospectus.

  Authorized Capital Stock

        The Andrew certificate of incorporation, as amended, will authorize the issuance of 401,000,000 shares of capital stock, consisting of:

  •
  400,000,000 shares of common stock, par value $0.01 per share; and

  •
  1,000,000 shares of Series A 7.75% Convertible Preferred Stock, no par value per share.

        Allen's certificate of incorporation authorizes the issuance of 53,000,000 shares of capital stock, consisting of:

  •
  50,000,000 shares of common stock, par value $1.00 per share; and

  •
  3,000,000 shares of preferred stock, no par value, of which 500,000 shares have been designated as Series C Junior Participating Preferred Stock and 1,150,000 shares have been designated as Series D 7.75% Convertible Preferred Stock.

  Size of the Board of Directors

        The Andrew certificate of incorporation, as amended, will provide that the number of directors comprising the Andrew board of directors will be no fewer than six and no more than 13. The Andrew certificate of incorporation, as amended, will further provide that the exact number of directors comprising the Andrew board of directors will be fixed, and may be changed from time to time, within the foregoing limits, by a resolution duly adopted by the Andrew board of directors. The Andrew bylaws provide that within the range of six to 13 directors set forth in the Andrew certificate of incorporation, the exact number of directors comprising the Andrew board of directors may be as fixed from time to time by the Andrew board of directors. The Andrew board of directors currently has 10 members. Upon completion of the merger, the Andrew board of directors will have 12 members.

        Allen's certificate of incorporation provides that the number of directors comprising the Allen board of directors will be at least three or a greater number as fixed by or in the manner provided in Allen's bylaws. Allen's bylaws provide that the number of directors comprising the Allen board of directors may be no fewer than three and no more than 15. The exact number of directors comprising the Allen board of directors may be changed at any time by resolution of the Allen board of directors. The Allen board of directors currently has 7 members.

  Removal of Directors

        The Andrew amended and restated certificate of incorporation provides that any director, or the entire Andrew board of directors, may be removed, with or without cause, by the affirmative vote of the holders of the voting power of all of the Andrew shares then entitled to vote generally in the election of directors, voting together as a single class.

        Allen's certificate of incorporation and bylaws do not provide procedures for the removal of Allen directors. Under Delaware General Corporation Law, any director, or the entire board of directors, may be removed with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares of a corporation entitled to vote in the election of directors.

  Filling Vacancies on the Board of Directors

        The Andrew certificate of incorporation and bylaws provide that vacancies on the Andrew board of directors may be filled by a majority of the remaining directors, even if less than a quorum. However, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the voting power of shares represented and voting at a duly held stockholder meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum).

        Allen's bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and the directors so chosen will hold office until the next annual election and until their successors are duly elected and are qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner prescribed by Delaware law. Allen's bylaws also provide that if, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Allen board of directors (as constituted immediately prior to any such increase), then the Delaware Court of Chancery may, upon application of any stockholder(s) holding at least 10% of the total number of the then outstanding shares having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

  Ability to Call Special Meetings of the Board of Directors

        The Andrew bylaws provide that special meetings of the Andrew board of directors for any purpose(s) may be called by or at the request of the president or any two directors.

        Allen's bylaws provide that special meetings of the Allen board of directors may be called by the chairman of the board of directors or the president. The chairman of the board, president or the secretary must call a special meeting upon the request of any two directors.

  Ability to Call Special Meetings of Stockholders

        The Andrew amended and restated certificate of incorporation provides that special meetings of the Andrew stockholders may be called only by the board of directors pursuant to a resolution approved by a majority of the board of directors.

        Allen's bylaws provide that a special meeting of the Allen stockholders may be called at any time by the chairman of the board or the president and must be called by the chairman, the president or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority of Allen's issued and outstanding capital stock entitled to vote.

  Stockholder Nominations and Proposals at Stockholder Meetings

        The Andrew bylaws allow stockholders to nominate candidates for election to the Andrew board of directors at any annual meeting of Andrew stockholders. In addition, the Andrew bylaws allow stockholders to propose business to be conducted at any annual meeting of Andrew stockholders. However, nominations of candidates for election to the Andrew board of directors and proposals for business to be conducted at an annual meeting may only be made by a stockholder who has given timely written notice to the corporate secretary of Andrew before the annual meeting.

        Stockholder nominations of candidates for election to the Andrew board of directors and proposals for business to be conducted at an annual meeting cannot be brought before any annual meeting of Andrew stockholders unless the nomination or proposal was brought before the annual meeting in accordance with the Andrew stockholder advance notice procedures, as described in "Delivery and Notice Requirements for Stockholder Nominations and Proposals" below.

        Allen's bylaws are silent as to stockholder nominations and proposals. Generally, Delaware law allows stockholders to nominate candidates for election to the Allen board of directors at any annual or any special stockholder meeting at which the Allen board of directors has determined that directors will be elected. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the corporate secretary of Allen before the annual or special stockholder meeting.

  Delivery and Notice Requirements for Stockholder Nominations and Proposals

        Under the Andrew bylaws and as permitted by the rules of the SEC, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely given in writing to the secretary of Andrew. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal business office of Andrew, not later than:

  •
  90 days in advance of the anniversary of the prior year's annual meeting with respect to business to be transacted or an election to be held at an annual meeting of stockholders; or

  •
  the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders with respect to business to be transacted or an election to be held at a special meeting of stockholders.

        A stockholder's notice to the secretary must set forth as to each matter the stockholder proposes to bring before the meeting:

  •
  a brief description of the business desired to be brought before the meeting;

  •
  the name and address, as they appear on the corporation's stock records, of the stockholder proposing such business;

  •
  the class and number of shares of the corporation that are beneficially owned by the stockholder; and

  •
  any interest of the stockholder in such business.

        Such stockholder's notice must set forth, in addition to the information required above, as to each person whom the stockholder proposes to nominate for election or re-election as a director:

  •
  the name, age, business address and residence address of such person;

  •
  the principal occupation or employment of such person;

  •
  the class and number of shares of the corporation that are beneficially owned by such person, if any; and

  •
  any other information regarding such person as would be required to be disclosed in a proxy statement soliciting proxies for election of directors filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        In addition, such stockholder's notice must set forth a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

        Allen's bylaws are silent as to the process for nominations of directors by stockholders and other business being brought before a meeting by stockholders. Therefore, stockholders must comply with SEC rules with regard to such matters.

  Stockholder Action by Written Consent in Lieu of a Stockholder Meeting

        The Andrew amended and restated certificate of incorporation provides that no action may be taken by Andrew stockholders except at an annual or special meeting of the stockholders called in accordance with the Andrew bylaws, and that Andrew stockholders may not take action by written consent.

        Allen's bylaws provide that Allen stockholders may take action at an annual meeting or a special meeting of stockholders. In addition, the Allen stockholders may dispense with the meeting and the vote if all of the stockholders who would have been entitled to vote upon the action if such meeting were held, consent in writing to such corporate action being taken; or if the certificate of incorporation authorizes the action to be taken with the written consent of the holders of less than all of the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the certificate of incorporation; provided that in no case will the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent. Allen's certificate of incorporation further provides that any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than 51% of all of the stock entitled to vote upon the action if a meeting were held; provided that in no case will the written consent be by holders having less than the minimum percentage of the total vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

  Amendment to Bylaws

        The Andrew board of directors is expressly authorized to make, alter, amend or repeal the Andrew bylaws (except so far as the bylaws adopted by the stockholders will otherwise provide). Stockholders of Andrew entitled to vote may also adopt, amend or repeal the Andrew bylaws.

        The Allen board of directors is expressly authorized to make, alter or repeal Allen's bylaws. Allen's stockholders may also adopt, amend or repeal Allen's bylaws in accordance with Delaware General Corporation Law. If the action is taken at a special meeting, notice of the action must be contained in the notice of the special meeting.

  Payment of Expenses Incurred by Directors and Officers in Connection with Legal Proceedings

        The Andrew certificate of incorporation provides, and will, as amended, provide, that Andrew will advance to any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that such person is or was a director or officer of Andrew, prior to the final disposition of the proceeding, all expenses incurred by such person in defending such proceeding. However, such payment will be made only if Andrew receives an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by Andrew as authorized by the Andrew certificate of incorporation or otherwise.

        The Andrew certificate of incorporation also provides that, subject to certain exceptions, Andrew will not advance expenses to any director or officer in connection with any proceeding initiated by such officer or director unless the proceeding was authorized by the Andrew board of directors.

        In addition, subject to certain exceptions, Andrew will not advance expenses to an officer or director of Andrew in any action, suit or proceeding (whether civil, criminal, administrative or investigative), if a determination is made by the Andrew board of directors by a majority vote of directors who were not parties to the proceeding or (i) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (ii) if there are no such directors, or if such directors so elect, by independent legal counsel in a written opinion or (iii) by the Andrew stockholders), that the decision-making party acted in bad faith or in a manner that such person did not reasonably believe to be in or not opposed to the best interests of Andrew.

        Allen's bylaws provide that Allen may pay the expenses (including attorneys' fees) incurred by any Allen officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if Allen receives an undertaking by or on behalf of the director or officer to repay all amounts advanced if it is ultimately determined that the officer or director is not entitled to be indemnified by Allen as authorized by Allen's bylaws.

        No advance authorization by the Allen board of directors is required prior to the advance of expenses incurred by any Allen director or officer in connection with any proceeding initiated by such director or officer.

Indemnification of Directors and Officers

        Each of Andrew and Allen's certificate of incorporation contains a provision eliminating the personal liability of its directors to the company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. The effect of this provision is to eliminate the personal liability of directors to the company or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence. The bylaws of Andrew generally provide for the mandatory indemnification of, and payment of expenses incurred by, its directors and officers to the fullest extent permitted by applicable law unless the proceedings were initiated by the director or officer and not authorized by the board of directors. The bylaws of Allen generally provide for the mandatory indemnification of, and payment of expenses incurred by, directors and officers to the fullest extent permitted by applicable law. Each of Andrew and Allen also have obtained directors' and officers' liability insurance, which insures against liabilities that its directors and officers may incur in such capacities. Andrew and Allen have also entered into indemnification agreements with their respective directors and officers. The indemnification agreements provide indemnification to these directors and officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

        Following the effective time of the merger, Andrew and the surviving corporation will, to the fullest extent under applicable law, indemnify, defend and hold harmless each person who is or was an officer, director or employee of Allen or any of its subsidiaries at or prior to the signing of the merger agreement and at or prior to the effective time of the merger. This indemnification will include indemnification against:

  •
  all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or amounts paid in settlement arising out of actions or omissions occurring at or prior to the effective time of the merger (whether asserted or claimed prior to, at or after the effective time of the merger) that are based on the fact that such person is or was a director, officer or employee of Allen or any of its subsidiaries or served as a fiduciary under any Allen employee benefit plan; provided, that Andrew and the surviving corporation will not be liable for any settlement effected without its written consent, which will not be unreasonably withheld or delayed; and

  •
  all liabilities entitled to indemnification to the extent they pertain to the transactions contemplated by the merger agreement.

Andrew and the surviving corporation will also, to the fullest extent under applicable law, indemnify, defend and hold harmless, and advance expenses to, all past and present officers, directors and employees of Allen and its subsidiaries to the same extent that they are indemnified by or have the right to advanced expenses from Allen as of the date of the merger agreement pursuant to Allen's certificate of incorporation, bylaws and indemnification agreements in effect when the merger agreement was signed.

        If any of these parties is entitled to indemnification:

  •
  Andrew and the surviving corporation will pay the reasonable fees and expenses of counsel selected by the indemnified party and reasonably satisfactory to Andrew promptly after Andrew receives statements indicating such fees and expenses, and will advance to the indemnified party upon request reimbursement of any documented expenses that are reasonably incurred;

  •
  Andrew will cooperate in the defense of any matter entitling a party to indemnification; and

  •
  any determination that is required to be made as to whether an indemnified party's conduct complies with the standards of applicable law and the certificate of incorporation or bylaws will be made by independent counsel mutually acceptable to Andrew and the indemnified party;

provided, that Andrew and the surviving corporation will not be liable for any settlement effected without its consent, which will not be unreasonably withheld or delayed.

        If an indemnified party must bring an action to enforce rights or to collect money due under the merger agreement and is successful in the action, Andrew and the surviving corporation will reimburse the indemnified party for his or her expenses in bringing and pursuing the action, including, without limitation, reasonable attorneys' fees and costs. In addition, after the effective time of the merger, directors and officers of Allen who become directors or officers of Andrew will be entitled to indemnification under the Andrew certificate of incorporation and bylaws as these documents may be amended from time to time in accordance with their terms and applicable law.

        For six years after the effective time of the merger, Andrew will also maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the effective time of the merger with respect to those directors and officers of Allen who were covered by, and on terms and in amounts no less favorable than those of, Allen's directors' and officers' liability insurance at the time the merger agreement was executed. Andrew will not be required to pay aggregate premiums for the insurance described in this paragraph in excess of 200% of the aggregate annual premiums paid or payable by Allen for such insurance coverage for the policy year ending February 2004. However, if the annual premiums of such insurance coverage exceed that amount, Andrew must obtain a policy with the best coverage available, in the reasonable judgment of the Andrew board of directors, for a cost up to but not exceeding 200% of such aggregate annual premiums. For six years after completion of the merger, Andrew also will maintain in effect fiduciary liability coverage for Allen employees who serve as fiduciaries under Allen employee benefit plans with coverages and in amounts no less favorable than those maintained by Allen on the date of the merger agreement.

        Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Andrew or Allen pursuant to the foregoing provisions, Andrew has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Stockholder Rights Plans

        Under Delaware General Corporation Law, every corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of such shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation and issuance of such rights.

        Each of Andrew and Allen has entered into a stockholder rights agreement. The terms of the rights agreements are complex and not easily summarized, particularly as they relate to the acquisition of common stock and to exercisability. This summary may not contain all of the information that is important to you. Accordingly, you should carefully read the Andrew rights agreement and the Allen rights agreement, both of which are incorporated by reference into this joint proxy statement/prospectus in their entirety.

  Andrew Stockholder Rights Plan

        Andrew has adopted a rights plan, pursuant to which holders of Andrew common stock receive one common stock purchase right for each outstanding share of Andrew common stock, with each right entitling its holder to purchase one share of Andrew common stock at an exercise price of $500.00 per share, subject to certain adjustments. The rights become exercisable if any person or entity or group thereof, in a concerted effort, acquires 15% or more of the outstanding Andrew common stock, or commences a tender or exchange offer that would cause the offeror to own 15% or more of the outstanding Andrew common stock. Under certain circumstances involving an attempted takeover of Andrew, holders of these rights would be entitled to purchase shares of Andrew common stock or common stock of the acquiring person or entity having a value equal to two times the exercise price of the right. The rights are redeemable by Andrew at any time prior to any person acquiring 15% or more of the outstanding Andrew common stock, or commencing a tender offer or exchange offer outlined above, at a price of $.001 per right. The Andrew Rights Plan is not implicated by the merger.

  Allen Stockholder Rights Plan

        On January 5, 1998, the Board of Directors of Allen declared a dividend distribution of one right for each share of Allen common stock of Allen outstanding at the close of business on January 20, 1998 pursuant to the terms of a Rights Agreement, dated as of January 20, 1998, between Allen and Harris Trust Company of New York, as Rights Agent. The Fifth Third Bank has succeeded Harris as Rights Agent under the Rights Agreement. The Allen rights agreement also provides, subject to specified exceptions and limitations, that Allen common stock issued or delivered from Allen's treasury subsequent thereto will be entitled to and accompanied by rights. Each right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from Allen one one-hundredth of a share of Series C Junior Participating Preferred Stock of Allen, no par value, subject to adjustment. Allen has amended the Allen Rights Agreement so as to not apply to the merger.

DESCRIPTION OF ANDREW CAPITAL STOCK

        The following is a summary of the material terms of the capital stock of Andrew before and after the merger. The form of the amendments to the Andrew certificate of incorporation is included as ANNEX E. The current Andrew certificate of incorporation and bylaws are incorporated by reference and will be sent to stockholders of Andrew or Allen upon request. See "Where You Can Find More Information," on page 127.

Authorized Capital Stock

        Prior to completion of the merger, the Andrew certificate of incorporation authorizes 400,000,000 shares of common stock, $.01 par value per share. As of the record date for the Andrew special meeting, there were issued and outstanding 98,329,555 shares of Andrew common stock.

        At the Andrew special meeting, holders of Andrew common stock will be asked to approve the amendments to the Andrew certificate of incorporation, which, as amended, will authorize 400,000,000 shares of common stock, $.01 par value per share and 1,000,000 shares of Series A 7.75% Convertible Preferred Stock, no par value per share.

Andrew Common Stock

        Andrew Common Stock Outstanding.    The outstanding shares of Andrew common stock are, and the shares of Andrew common stock issued under the merger will be, duly authorized, validly issued, fully paid and non-assessable.

        Voting Rights.    Each holder of Andrew common stock is entitled to one vote for each share of Andrew common stock held of record on the applicable record date on all matters submitted to a vote of shareholders.

        Dividend Rights; Rights upon Liquidation.    The holders of Andrew common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Andrew board of directors, subject, assuming the adoption of the amended and restated certificate of incorporation, to the dividend preference of any outstanding Andrew Series A 7.75% Convertible Preferred Stock. In the event of liquidation, each share of Andrew common stock is entitled to share pro rata in any distribution of the assets of Andrew after payment or providing for the payment of liabilities and, assuming the adoption of the amended and restated certificate of incorporation, any liquidation preference of any outstanding Andrew Series A 7.75% Convertible Preferred Stock.

        Preemptive Rights.    Holders of Andrew common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

New Andrew Series A 7.75% Convertible Preferred Stock to be Issued in the Merger

        Designation and Amount.    The new Andrew Series A 7.75% Convertible Preferred Stock will have no par value and a liquidation preference of $50.00 per share plus accrued and unpaid dividends. The new preferred stock will be designated Series A 7.75% Convertible Preferred Stock. The authorized number of shares of Andrew Series A 7.75% Convertible Preferred Stock will be 1,000,000. The terms of the Andrew Series A 7.75% Convertible Preferred Stock are substantially identical to the Allen Series D 7.75% Convertible Preferred Stock except that the conversion price will be adjusted to take account of the exchange ratio at the completion of the merger.

        Rank.    The Andrew Series A 7.75% Convertible Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank senior to Andrew common stock and each other class of capital stock or series of preferred stock established after the original issue date of the Andrew Series A 7.75% Convertible Preferred Stock by the Andrew board of directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Andrew Series A 7.75% Convertible Preferred Stock as to such rights, and on parity with any class of capital stock or series of preferred stock established after the original issue date of the Andrew Series A 7.75% Convertible Preferred Stock by the Andrew board of directors, the terms of which expressly provide that such class or series will rank on parity with the Andrew Series A 7.75% Convertible Preferred Stock as to such rights. The Andrew Series A 7.75% Convertible Preferred Stock ranks junior to each class of capital stock or series of preferred stock established after the original issue date of the Andrew Series A 7.75% Convertible Preferred Stock by the Andrew board of directors, the terms of which expressly provide that such class or series will rank senior to the Andrew Series A 7.75% Convertible Preferred Stock as to dividend rights or rights upon Andrew's liquidation, winding-up or dissolution.

        While any shares of Andrew Series A 7.75% Convertible Preferred Stock are outstanding, Andrew may not authorize, increase the authorized amount of or issue any shares of any class or series of stock ranking senior to the Andrew Series A 7.75% Convertible Preferred Stock (or any security convertible into stock senior to the Andrew Series A 7.75% Convertible Preferred Stock), or adopt amendments to the Andrew amended and restated certificate of incorporation or bylaws that would materially affect the existing terms of the Andrew Series A 7.75% Convertible Preferred Stock, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Andrew Series A 7.75% Convertible Preferred Stock. The Andrew amended and restated certificate of incorporation provides that, except as otherwise required by law, the authorization of, the increase in the authorized amount of or the issuance of any class or series of stock ranking pari passu with, or junior to, the Andrew Series A 7.75% Convertible Preferred Stock does not require the consent of any holder of Andrew Series A 7.75% Convertible Preferred Stock and is not deemed to materially affect the existing terms of the convertible preferred stock as to dividend rights or rights upon liquidation or otherwise.

        Dividends.    Subject to the rights of any holders of stock ranking senior to, or pari passu with, the Andrew Series A 7.75% Convertible Preferred Stock, holders of shares of Andrew Series A 7.75% Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Andrew board of directors out of assets that are legally available for payment, dividends at the annual rate of 7.75% of the liquidation preference of $50.00 per share of Andrew Series A 7.75% Convertible Preferred Stock. This is equivalent to $3.875 per share annually. Dividends on the Andrew Series A 7.75% Convertible Preferred Stock will be payable quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year, commencing on the next of such dates following the Andrew special meeting. Dividends will be payable from the most recent dividend payment date or, in the case of the dividend payable on the first dividend payment date, from the date of issue of the Andrew Series A 7.75% Convertible Preferred Stock. Dividends payable on the Andrew Series A 7.75% Convertible Preferred Stock for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Each dividend will be payable to holders of record as they appear on the Andrew stock records at the close of business on the 15th day prior to the relevant dividend payment date, or such other record date designated by the Andrew board of directors with respect to the relevant dividend payment date.

        At its option, Andrew may pay any dividend on the Andrew Series A 7.75% Convertible Preferred Stock in cash, in shares of Andrew common stock, or in a combination of cash and shares of Andrew common stock.

        If Andrew elects to pay any portion of a dividend in shares of Andrew common stock:

  •
  Andrew will give notice of its election by issuing a press release for publication on the PR Newswire or an equivalent newswire service if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Andrew Series A 7.75% Convertible Preferred Stock or Andrew common stock is listed or traded, and by mail or publication (with subsequent prompt notice by mail) to the holders of the Andrew Series A 7.75% Convertible Preferred Stock at least ten days in advance of the record date for the relevant dividend payment date, and

  •
  the number of shares of Andrew common stock to be issued as a dividend on the applicable dividend payment date per share of Andrew Series A 7.75% Convertible Preferred Stock will be determined by dividing the difference between the total declared dividend amount per share of the convertible preferred stock ($0.96875, in the case of a full quarterly dividend) and the amount of the cash dividend, if any, to be paid with respect to each share of convertible preferred stock, by the product of (x) 95% and (y) the average closing price of a share of Andrew common stock as reported on the Nasdaq National Market (or such other national securities exchange or automated quotation system on which Andrew common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by Andrew's board of directors to be the fair value of the Andrew common stock) for the ten consecutive trading day period ending on and including the fifth trading day before that dividend payment date.

        If the Andrew board of directors does not declare a dividend, or if Andrew fails to pay a dividend declared by the Andrew board of directors for any quarterly dividend period, holders of the Andrew Series A 7.75% Convertible Preferred Stock will not be entitled to receive any dividend for that period and such undeclared or unpaid dividend will not accumulate, but the conversion ratio per share of Andrew Series A 7.75% Convertible Preferred Stock described below will automatically increase on the dividend payment date on which such dividend would have been paid by 115% of the number of shares of Andrew common stock that Andrew would have been required to issue as a stock dividend on each share of Andrew Series A 7.75% Convertible Preferred Stock to pay the dividend for that quarterly dividend period in full. This adjustment to the conversion ratio will be deemed to fully satisfy in all respects Andrew's dividend payment for such quarterly dividend period.

        Automatic increases in the conversion ratio will occur each time the Andrew board of directors does not declare a dividend, declares a partial dividend or if Andrew fails to pay a dividend declared by its board of directors for a dividend period, and such conversion ratio increases will accumulate until such time as the shares of Andrew Series A 7.75% Convertible Preferred Stock are redeemed for cash or converted or until such time as Andrew makes a distribution of its assets with respect to shares of Andrew Series A 7.75% Convertible Preferred Stock upon liquidation, winding up or dissolution.

Holders of shares of Andrew Series A 7.75% Convertible Preferred Stock will not be entitled to receive any additional amount in respect of undeclared or unpaid dividends if such holders do not convert their shares of Andrew Series A 7.75% Convertible Preferred Stock into shares of Andrew common stock before a mandatory redemption of the Andrew Series A 7.75% Convertible Preferred Stock occurs or before Andrew's liquidation, winding up or dissolution. Andrew will furnish holders of Andrew Series A 7.75% Convertible Preferred Stock written notice of any automatic increase in the conversion ratio as described below under "Conversion Rights; Conversion Ratio."

        In the event Andrew consummates a change of control transaction described in the second bullet point of the definition of "Change of Control" under "Change of Control" below and if dividends become subject to foreign withholding taxes, then such dividends will be increased such that the net amount payable after withholding taxes will be equivalent to the dividend that the holder would have received absent such withholding taxes.

        The transfer agent is authorized and directed to:

  •
  aggregate any fractional shares of Andrew common stock that would otherwise be distributable as dividends;

  •
  sell them at the best available price; and

  •
  distribute the proceeds to the holders of the Andrew Series A 7.75% Convertible Preferred Stock in proportion to their respective interests.

        Andrew will reimburse the transfer agent for expenses incurred with respect to any sale of the aggregated fractional shares, including brokerage commissions. If the sale by the transfer agent of the aggregated fractional interests would be restricted, Andrew will agree with the transfer agent on other appropriate arrangements for the cash realization of fractional shares of Andrew common stock. All shares of Andrew common stock distributed on any dividend payment date in payment of dividends on the Andrew Series A 7.75% Convertible Preferred Stock will be freely transferable without restriction under the Securities Act.

        Andrew will not declare, pay or set apart any sum for the payment of any dividend or other distribution in respect of any stock ranking pari passu with, or junior to, the Andrew Series A 7.75% Convertible Preferred Stock unless the Andrew board of directors has declared, and Andrew has not failed to pay, a dividend on the Andrew Series A 7.75% Convertible Preferred Stock in the full amount payable with respect to the dividend period in which such payment of a dividend or other distribution in respect of any stock ranking pari passu with, or junior to, the Andrew Series A 7.75% Convertible Preferred Stock would occur. Notwithstanding anything herein to the contrary, Andrew may:

  •
  declare and pay dividends on any stock ranking pari passu with the Andrew Series A 7.75% Convertible Preferred Stock that are payable solely in shares of such stock or other stock ranking junior to the Andrew Series A 7.75% Convertible Preferred Stock;

  •
  declare and pay dividends on any stock ranking junior to the Andrew Series A 7.75% Convertible Preferred Stock that are payable solely in shares of such stock ranking junior to the Andrew Series A 7.75% Convertible Preferred Stock;

  •
  declare and pay dividends on any stock ranking pari passu with, or junior to, the Andrew Series A 7.75% Convertible Preferred Stock by increasing the liquidation value of such stock, as applicable;

  •
  repurchase, redeem or otherwise acquire any stock ranking junior to the Andrew Series A 7.75% Convertible Preferred Stock in exchange for other stock ranking junior to the Andrew Series A 7.75% Convertible Preferred Stock; or

  •
  repurchase, redeem or otherwise acquire any stock ranking pari passu with the Andrew Series A 7.75% Convertible Preferred Stock in exchange for other stock ranking pari passu with, or junior to, the Andrew Series A 7.75% Convertible Preferred Stock.

        In addition, the ability of Andrew to declare and pay dividends may be limited by applicable Delaware law. Andrew may be restricted from paying dividends on the Andrew Series A 7.75% Convertible Preferred Stock or, in the event the Andrew board of directors does not declare or Andrew does not pay a dividend, Andrew may be restricted from increasing the conversion ratio.

        Mandatory Redemption.    On, but not before, February 15, 2014, subject to legal availability of funds therefor, Andrew must redeem all outstanding shares of Andrew Series A 7.75% Convertible Preferred Stock at a redemption price in cash equal to the liquidation preference of the Andrew Series A 7.75% Convertible Preferred Stock. Holders of Andrew Series A 7.75% Convertible Preferred Stock will not be entitled to receive any additional amount per share in excess of the liquidation preference to compensate such holders for any accumulated increases in the conversion ratio in respect of undeclared or unpaid dividends through the date of the mandatory redemption. The amended and restated certificate of incorporation provides that Andrew will take all actions required or permitted under Delaware law to permit the redemption. The option of holders of Andrew Series A 7.75% Convertible Preferred Stock to convert shares of Andrew Series A 7.75% Convertible Preferred Stock into Andrew common stock will terminate at the close of business on the business day preceding the mandatory redemption date, unless Andrew defaults in making payment of any cash payable upon mandatory redemption.

        Andrew will give holders of Andrew Series A 7.75% Convertible Preferred Stock notice of the mandatory redemption:

  •
  by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Andrew Series A 7.75% Convertible Preferred Stock or Andrew common stock is listed or traded; and

  •
  by mail or publication (with subsequent prompt notice by mail) at least 15 days in advance of the mandatory redemption date.

        In addition to any information required by applicable law or regulation, the press release and notice of mandatory redemption must state, as appropriate:

  •
  the date of the mandatory redemption;

  •
  the total number of shares of Andrew Series A 7.75% Convertible Preferred Stock to be mandatorily redeemed;

  •
  that each outstanding share of Andrew Series A 7.75% Convertible Preferred Stock will be redeemed for an amount in cash equal to the liquidation preference, $50.00;

  •
  that dividends on the Andrew Series A 7.75% Convertible Preferred Stock to be mandatorily redeemed will cease to be payable on the mandatory redemption date, unless Andrew defaults in making payment of any cash payable upon mandatory redemption;

  •
  that the option to convert shares of Andrew Series A 7.75% Convertible Preferred Stock into Andrew common stock will terminate at the close of business on the business day preceding the date of the mandatory redemption, unless Andrew defaults in making payment of any cash payable upon mandatory redemption;

  •
  the conversion ratio then in effect; and

  •
  that holders of shares of Andrew Series A 7.75% Convertible Preferred Stock must surrender any Andrew Series A 7.75% Convertible Preferred Stock certificates to Andrew or the transfer agent.

        Liquidation Preference.    In the event of voluntary or involuntary liquidation, winding-up or dissolution of Andrew, each holder of Andrew Series A 7.75% Convertible Preferred Stock will, subject to the prior rights of any holders of any stock ranking senior to the Andrew Series A 7.75% Convertible Preferred Stock, be entitled to receive and to be paid out of Andrew's assets available for distribution to Andrew stockholders, before any payment or distribution is made to holders of any stock ranking junior to the Andrew Series A 7.75% Convertible Preferred Stock (including Andrew common stock), a liquidation preference in the amount of $50.00 per share of Andrew Series A 7.75% Convertible Preferred Stock. Holders of shares of Andrew Series A 7.75% Convertible Preferred Stock will not be entitled to receive any additional amount per share in excess of the liquidation preference to compensate such holders for any accumulated increases in the conversion ratio in respect of undeclared or unpaid dividends through the date of liquidation.

        If, upon a voluntary or involuntary liquidation, winding-up or dissolution of Andrew, the amounts payable with respect to the liquidation preference of the Andrew Series A 7.75% Convertible Preferred Stock are not paid in full, the holders of the Andrew Series A 7.75% Convertible Preferred Stock and any stock ranking pari passu with the Andrew Series A 7.75% Convertible Preferred Stock with respect to rights upon liquidation, winding-up or dissolution will share equally and ratably in any distribution of the assets of Andrew in proportion to the full liquidation preference and, if applicable in the case of holders of such stock ranking pari passu, accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of the Andrew Series A 7.75% Convertible Preferred Stock will have no right or claim to any of Andrew's remaining assets. Neither the sale of all or substantially all of the assets or business of Andrew (other than in connection with the liquidation, winding-up or dissolution of Andrew's business), nor the merger or consolidation of Andrew into or with any other person will be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution of Andrew. The amended and restated certificate of incorporation does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Andrew Series A 7.75% Convertible Preferred Stock, which has no par value.

        Voting Rights.    The shares of Andrew Series A 7.75% Convertible Preferred Stock have no voting rights except as described below and otherwise required by Delaware law from time to time. So long as any shares of Andrew Series A 7.75% Convertible Preferred Stock remain outstanding, Andrew may not authorize, increase the authorized amount of or issue any shares of any class or series of any stock ranking senior to the Andrew Series A 7.75% Convertible Preferred Stock (or any security convertible into any stock ranking senior to the Andrew Series A 7.75% Convertible Preferred Stock), or adopt amendments to the amended and restated certificate of incorporation or bylaws that would materially affect the existing terms of the Andrew Series A 7.75% Convertible Preferred Stock, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Andrew Series A 7.75% Convertible Preferred Stock. The amended and restated certificate of incorporation provides that, except as otherwise required by law, the authorization of, the increase in the authorized amount of or the issuance of any shares of any class or series of stock ranking pari passu with, or junior to, the Andrew Series A 7.75% Convertible Preferred Stock does not require the consent of any holder of Andrew Series A 7.75% Convertible Preferred Stock, and is not deemed to materially adversely affect the existing terms of the Andrew Series A 7.75% Convertible Preferred Stock. So long as at least 100,000 shares of the Andrew Series A 7.75% Convertible Preferred Stock remain outstanding, if, for each of six consecutive dividend periods, Andrew fails to pay the full dividend payable to the holders of the Andrew Series A 7.75% Convertible Preferred Stock with respect to such dividend period in cash, in shares of Andrew common stock or a combination thereof, then the holders of the Andrew Series A 7.75% Convertible Preferred Stock, voting separately as one class, will be entitled at the next regular or special meeting of Andrew stockholders to elect one additional director to the Andrew board of directors. Upon the election of this additional director, the number of directors that compose the Andrew board of directors will be increased by one director. Such voting rights and the term of any director so elected will continue until such time as fewer than 100,000 shares of the Andrew Series A 7.75% Convertible Preferred Stock are outstanding, such time as the outstanding shares of Andrew Series A 7.75% Convertible Preferred Stock have been mandatorily converted or redeemed, or the liquidation, winding-up or dissolution of Andrew, whichever is earliest. In all cases in which the holders of Andrew Series A 7.75% Convertible Preferred Stock are entitled to vote, each share of Andrew Series A 7.75% Convertible Preferred Stock will be entitled to one vote.

        Conversion Rights; Conversion Ratio.    Each share of Andrew Series A 7.75% Convertible Preferred Stock will be convertible at the option of the holder thereof at any time into:

  •
  11.5260 shares of Andrew common stock, which is calculated by dividing the liquidation preference per share of the Andrew Series A 7.75% Convertible Preferred Stock, $50.00, by the conversion price, which is initially $4.338 per share of Andrew common stock; plus

  •
  cash in lieu of any fractional share. See "Fractional Shares" below.

        The initial conversion price is subject to adjustment as described below under "Conversion Price Adjustment" (such price or adjusted price being referred to as the "Conversion Price"). The number of shares of Andrew common stock into which each share of Andrew Series A 7.75% Convertible Preferred Stock may be converted at any time, based upon the Conversion Price, is referred to as the conversion ratio. The conversion ratio will automatically increase if the Andrew board of directors does not declare a dividend or declares a partial dividend or Andrew fails to pay a dividend declared by the Andrew board of directors for any dividend period, as described above under "Dividends." Andrew will give notice to the holders of Andrew Series A 7.75% Convertible Preferred Stock of any automatic increase in the conversion ratio:

  •
  by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Andrew Series A 7.75% Convertible Preferred Stock or Andrew common stock is listed or traded; and

  •
  by mail or publication (with subsequent prompt notice by mail) at least ten days in advance of the record date for the relevant dividend payment date, in the event that the Andrew board of directors does not declare a dividend for any quarterly dividend period, or no more than three days after the relevant dividend payment date, in the event that Andrew fails to pay a dividend declared by the Andrew board of directors for any quarterly dividend period. The option of holders of shares of Andrew Series A 7.75% Convertible Preferred Stock to convert shares of Andrew Series A 7.75% Convertible Preferred Stock into Andrew common stock will terminate at the close of business on the business day preceding the date of mandatory redemption, unless Andrew defaults in making payment of any cash payable upon mandatory redemption. See above under "Mandatory Redemption."

        All shares of Andrew common stock distributed upon conversion of the Andrew Series A 7.75% Convertible Preferred Stock will be freely transferable without restriction under the Securities Act. If a dividend is declared by the Andrew board of directors for any dividend period, the holders of shares of Andrew Series A 7.75% Convertible Preferred Stock at the close of business on a record date will be entitled to receive the dividend payment on those shares on the corresponding dividend payment date notwithstanding the conversion of such shares following that record date, unless Andrew defaults in payment of the dividend due on that dividend payment date, in which case such holders will be issued on the dividend payment date, in addition to the shares of Andrew common stock issued on the conversion date, an additional number of shares of Andrew common stock per converted share of Andrew Series A 7.75% Convertible Preferred Stock equal to the automatic increase in the conversion ratio described above under "Dividends."

        However, shares of Andrew Series A 7.75% Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date and the close of business on the business day immediately preceding the applicable dividend payment date must be accompanied by payment of an amount in cash equal to the cash dividend payable on such shares on that dividend payment date, or, if the dividend payable on that dividend payment date is payable in Andrew common stock in whole or in part, an amount of cash equal to the cash dividend amount that would have been payable on that dividend payment date if Andrew had elected to pay that dividend solely in cash. A holder of shares of Andrew Series A 7.75% Convertible Preferred Stock on a record date who (or whose transferee) tenders any shares for conversion on the corresponding dividend payment date will receive any dividend payable by Andrew on the Andrew Series A 7.75% Convertible Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Andrew Series A 7.75% Convertible Preferred Stock for conversion.

        Mandatory Conversion.    At any time on or after February 20, 2005, Andrew may, at its option, cause all, but not a portion, of the outstanding shares of Andrew Series A 7.75% Convertible Preferred Stock to be automatically converted into that number of shares of Andrew common stock for each share of Andrew Series A 7.75% Convertible Preferred Stock equal to the then prevailing conversion ratio, plus cash in lieu of any fractional shares. Andrew may exercise this right to cause a mandatory conversion only if the closing price of Andrew common stock as reported on the Nasdaq National Market (or such other national securities exchange or automated quotation system on which the Andrew common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by the Andrew board of directors to be the fair value of the Andrew common stock) equals or exceeds 125% of the then prevailing Conversion Price for at least 20 trading days in any consecutive 30-day trading period, including the last trading day of such 30-day period, ending on the trading day prior to the issuance of a press release, or, if no press release is issued, mailing of a notice announcing the mandatory conversion.

        To exercise the mandatory conversion right described above, if required by the federal securities laws or the rules of any stock exchange on which the Andrew Series A 7.75% Convertible Preferred Stock or Andrew common stock is listed or traded, Andrew must issue a press release announcing such a mandatory conversion for publication on the PR Newswire or an equivalent newswire service prior to the opening of business on the first trading day following any date on which the conditions described in the preceding paragraph are met. Whether or not a press release is issued, Andrew will give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Andrew Series A 7.75% Convertible Preferred Stock not later than the 15th day prior to the date on which the mandatory conversion will occur announcing Andrew's intention to mandatorily convert the Andrew Series A 7.75% Convertible Preferred Stock. The date of the mandatory conversion will be a date that Andrew selects and will be at least 15 days but not more than 30 days after the date on which Andrew issues such press release or, if no press release is issued, mails such notice.

        In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion will state, as appropriate:

  •
  the date of the mandatory conversion;

  •
  the number of shares of Andrew common stock to be issued upon the mandatory conversion of each share of Andrew Series A 7.75% Convertible Preferred Stock;

  •
  the number of shares of Andrew Series A 7.75% Convertible Preferred Stock to be converted; and

  •
  that dividends on the Andrew Series A 7.75% Convertible Preferred Stock to be converted will cease to be payable on the date of the mandatory conversion.

        On and after the date of the mandatory conversion, dividends will cease to be payable on the Andrew Series A 7.75% Convertible Preferred Stock called for a mandatory conversion, and all rights of holders of such Andrew Series A 7.75% Convertible Preferred Stock will terminate except for the right to receive the shares of Andrew common stock issuable upon conversion thereof and cash in lieu of any fractional share of Andrew common stock. Any dividend payment declared by the Andrew board of directors with respect to the Andrew Series A 7.75% Convertible Preferred Stock called for a mandatory conversion on a date during the period between the close of business on any record date for the payment of dividends to the close of business on the corresponding dividend payment date will be payable on such dividend payment date to the record holder of such share on such record date if such share has been converted after such record date and prior to such dividend payment date. In addition to the mandatory conversion provision described above, if there are less than 100,000 shares of Andrew Series A 7.75% Convertible Preferred Stock outstanding, Andrew may, at any time on or after February 20, 2006, at its option, cause each outstanding share of Andrew Series A 7.75% Convertible Preferred Stock to be automatically converted into the lesser of:

  •
  the number of shares of Andrew common stock equal to the then prevailing conversion ratio; and

  •
  the number of shares of Andrew common stock equal to the liquidation preference, $50.00, divided by the market value (as described below in "Conversion Price Adjustment") for the period ending on the second trading day immediately prior to the mandatory conversion date, plus the aggregate number of shares of Andrew common stock by which the conversion ratio has been increased in respect of undeclared or unpaid dividends through the mandatory conversion date.

        The provisions of the second, fourth and fifth paragraphs of this subsection "Mandatory Conversion" also apply to any mandatory conversion pursuant to the preceding paragraph. In addition to any information required by applicable law or regulation, the press release and notice of such a mandatory conversion must state, as appropriate:

  •
  the date of the mandatory conversion;

  •
  the number of shares of Andrew Series A 7.75% Convertible Preferred Stock to be converted;

  •
  that dividends on the Andrew Series A 7.75% Convertible Preferred Stock to be converted will cease to be payable on the date of the mandatory conversion;

  •
  the then prevailing conversion ratio; and

  •
  that the number of shares of Andrew common stock to be issued upon conversion of each share of Andrew Series A 7.75% Convertible Preferred Stock will be equal to the lesser of the prevailing conversion ratio and the liquidation preference, $50.00, divided by the market value for the period ending on the second trading day immediately prior to the date of the mandatory conversion, plus the aggregate number of shares of Andrew common stock by which the conversion ratio has been increased in respect of undeclared and unpaid dividends through the date of the mandatory conversion.

        Fractional Shares.    No fractional shares of Andrew common stock or securities representing fractional shares of Andrew common stock will be issued upon conversion, whether voluntary or mandatory. Any fractional share of Andrew common stock resulting from conversion will be paid in cash based on the last reported sale price of Andrew common stock on the Nasdaq National Market (or such other national securities exchange or automated quotation system on which the Andrew common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by the Andrew board of directors to be the fair value of the Andrew common stock) at the close of business on the trading day next preceding the date of conversion. Fractional shares of Andrew common stock that may be distributed as dividends will be aggregated and sold at the best available price by the transfer agent, and the proceeds of the sale will be distributed to the holders of the Andrew Series A 7.75% Convertible Preferred Stock in proportion to their respective interests, as described above under "Dividends."

        Conversion Price Adjustment.    The Conversion Price is subject to adjustment, in accordance with formulas that will be set forth in the amended and restated certificate of incorporation, in certain events, including upon:

  •
  any payment of a dividend (or other distribution) payable in shares of Andrew common stock on any class of Andrew capital stock (other than the issuance of shares of Andrew common stock in connection with the payment in conversion of Andrew Series A 7.75% Convertible Preferred Stock or dividends in respect of the Andrew Series A 7.75% Convertible Preferred Stock or any Parity Stock);

  •
  any issuance to all holders of shares of Andrew common stock of rights, options or warrants entitling them to subscribe for or purchase shares of Andrew common stock or securities convertible into or exchangeable for shares of Andrew common stock at less than the market value for the period ending on the date of issuance; provided, however, that no adjustment may be made with respect to such a distribution if the holder of shares of Andrew Series A 7.75% Convertible Preferred Stock would be entitled to receive such rights, options or warrants upon conversion at any time of shares of Andrew Series A 7.75% Convertible Preferred Stock into Andrew common stock; and provided further, however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur;

  •
  any subdivision, combination or reclassification of the Andrew common stock;

  •
  any dividend or distribution to all holders of shares of Andrew common stock (other than a dividend or distribution referred to in the second bullet-pointed clause above) made pursuant to any shareholder rights plan, "poison pill" or similar arrangement;

  •
  any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in the immediately preceding bullet-pointed clause above, or cash distributed upon a merger or consolidation to which the final paragraph of this subsection entitled "Conversion Price Adjustment" applies) to all holders of shares of Andrew common stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by us or any of Andrew's subsidiaries for shares of Andrew common stock concluded within the then-preceding 12 months in respect of which no adjustment has been made, exceeds 10% of Andrew's market capitalization (defined as the product of the market value for the period ending on the record date of such distribution times the number of shares of Andrew common stock then outstanding) on the record date of such distribution;

  •
  the completion of a tender or exchange offer made by us or any of Andrew's subsidiaries for shares of Andrew common stock that involves an aggregate consideration that, together with (i) any cash and other consideration payable in a tender or exchange offer by us or any of Andrew's subsidiaries for shares of Andrew common stock expiring within the then-preceding 12 months in respect of which no adjustment has been made and (ii) the aggregate amount of any such all-cash distributions referred to in the immediately preceding bullet-pointed clause to all holders of shares of Andrew common stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 10% of Andrew's market capitalization on the expiration of such tender offer; or

  •
  a distribution to all holders of Andrew common stock consisting of evidences of indebtedness, shares of capital stock other than Andrew common stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above).

        The adjustment referred to in the sixth bullet point above will only be made if the cash and value of any other consideration included in such payment per share of Andrew common stock exceeds the current market price per share of Andrew common stock on the business day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange by 5% or more. No adjustment of the Conversion Price will be required to be made until the cumulative adjustments not made, amount to 1% or more of the Conversion Price as last adjusted.

        Andrew has the right to make such reductions in the Conversion Price, in addition to those required in the foregoing provisions, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event Andrew elects to make such a reduction in the Conversion Price, it will comply with the requirements of securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

        The term "market value" means the average closing price of the Andrew common stock for a five consecutive trading day period on the Nasdaq National Market (or such other national securities exchange or automated quotation system on which the Andrew common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by the Andrew board of directors to be the fair value of the Andrew common stock).

        If Andrew distributes rights or warrants (other than those referred to in the second bullet point in this subsection entitled "Conversion Price Adjustment") pro rata to holders of shares of Andrew common stock, so long as any such rights or warrants have not expired or been redeemed by Andrew, the holder of any Andrew Series A 7.75% Convertible Preferred Stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Andrew common stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows:

  •
  if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants, the same number of rights or warrants to which a holder of a number of shares of Andrew common stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants; and

  •
  if such conversion occurs after such distribution date, the same number of rights or warrants to which a holder of the number of shares of Andrew common stock into which such Andrew Series A 7.75% Convertible Preferred Stock was convertible immediately prior to such distribution date would have been entitled on such distribution date had such Andrew Series A 7.75% Convertible Preferred Stock been converted immediately prior to such distribution date in accordance with the terms and provisions applicable to the rights or warrants.

        The Conversion Price will not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants. Subject to the provisions under "Change of Control" and "Consolidation, Merger and Sale of Assets," following any reclassification, consolidation or merger of Andrew with or into another person or any merger of another person with or into Andrew (with certain exceptions), or any sale or other disposition of all or substantially all of the assets of Andrew (computed on a consolidated basis), each share of Andrew Series A 7.75% Convertible Preferred Stock then outstanding will, without the consent of any holder of Andrew Series A 7.75% Convertible Preferred Stock, be convertible at any time at the option of the holder thereof only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale or other disposition by a holder of the number of shares of Andrew common stock into which such Andrew Series A 7.75% Convertible Preferred Stock was convertible immediately prior thereto, after giving effect to any adjustment event, including an adjustment upon a change of control, if applicable. Any adjustment to the Conversion Price will result in a change in the conversion ratio.

        Change of Control.    Except as provided below, upon a change of control (as defined below), holders of Andrew Series A 7.75% Convertible Preferred Stock have, in the event that the liquidation preference, $50.00, divided by the market value at such time plus the aggregate number of shares of Andrew common stock by which the conversion ratio has been increased in respect of undeclared or unpaid dividends is greater than the conversion ratio, a one-time option to convert each of their outstanding shares of Andrew Series A 7.75% Convertible Preferred Stock into a number of shares of Andrew common stock equal to the liquidation preference, $50.00, divided by an adjusted Conversion Price equal to the greater of:

  •
  the Market Value (as defined above under "Conversion Price Adjustment") as of the change of control date; and

  •
  $2.6291;

plus, in either case, the aggregate number of shares of Andrew common stock by which the conversion ratio has been increased in respect of undeclared or unpaid dividends through the change of control date.

        This option will be exercisable during a period of not less than 30 days nor more than 60 days commencing on the third business day after notice of the change of control is given by Andrew in the manner specified in the amended and restated certificate of incorporation, provided, however, that in the case of a transaction described in the second bullet point under the definition of "Change of Control" below that is for the purpose of changing Andrew's domicile to a location outside of the United States, this option will be exercisable for a 15 consecutive day period immediately prior to the change of control commencing upon Andrew mailing a notice to the holders of the Andrew Series A 7.75% Convertible Preferred Stock as described in the amended and restated certificate of incorporation. In such event, the applicable market value will be determined for the period ending two trading days before the mailing of such notice.

        In lieu of converting the Andrew Series A 7.75% Convertible Preferred Stock into shares of Andrew common stock in the event of a change of control, Andrew may, at its option, redeem each share of Andrew Series A 7.75% Convertible Preferred Stock for cash equal to the market value determined for the period ending on the change of control date multiplied by the number of shares of Andrew common stock that would be issuable upon conversion of each share of Andrew Series A 7.75% Convertible Preferred Stock as described in the first paragraph of this subsection entitled "Change of Control."

        Notwithstanding the foregoing, upon a change of control in which (i) each holder of Andrew common stock receives consideration consisting solely of common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares) that is listed on a national securities exchange or quoted on the Nasdaq National Market and (ii) all of the Andrew common stock has been exchanged for, converted into or acquired for common stock of the successor, acquiror or other third party (and cash in lieu of fractional shares), and the Andrew Series A 7.75% Convertible Preferred Stock becomes convertible solely into such common stock, the Conversion Price will not be adjusted as described in the first paragraph of this subsection entitled "Change of Control." "Change of Control" is defined in the amended and restated certificate of incorporation as any of the following events:

  •
  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Andrew (determined on a consolidated basis) to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act);

  •
  the consolidation with or merger of Andrew into any other person or conveyance, transfer or lease of all or substantially all of the assets of Andrew to any person or the consolidation with or merger into Andrew by any other person or transfer or lease of all or substantially all of any other person's assets to Andrew, if the surviving company, successor, transferee or lessee is not organized under the laws of the United States or any political subdivision thereof;

  •
  the adoption of a plan the consummation of which would result in the liquidation or dissolution of Andrew;

  •
  the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the voting stock of Andrew; or

  •
  during any period of two consecutive years, individuals who at the beginning of such period composed the Andrew board of directors (together with any new directors whose election by such board of directors or whose nomination for election by Andrew stockholders was approved by a vote of 66 2/3% of Andrew's directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Andrew board of directors then in office.

        The phrase "all or substantially all" of the assets of Andrew is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of "all or substantially all" of the assets of Andrew.

        Consolidation, Merger and Sale of Assets.    The amended and restated certificate of incorporation provides that Andrew may, without the consent of any holder of the outstanding Andrew Series A 7.75% Convertible Preferred Stock, consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its assets to any person or permit any person to consolidate with or merge into, or transfer or lease all or substantially all its properties to Andrew as long as:

  •
  the shares of Andrew Series A 7.75% Convertible Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Andrew Series A 7.75% Convertible Preferred Stock had immediately prior to such transaction; and

  •
  Andrew delivers to the transfer agent an officers' certificate and an opinion of counsel stating that such transaction complies with the amended and restated certificate of incorporation.

        Upon the consolidation of Andrew with, or merger of Andrew into, any other person or any conveyance, transfer or lease of all or substantially all of the assets of Andrew as described in the preceding paragraph, the successor resulting from such consolidation or into which Andrew merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of Andrew under the shares of Andrew Series A 7.75% Convertible Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to Andrew Series A 7.75% Convertible Preferred Stock.

        SEC Reports.    Whether or not Andrew is required to file reports with the SEC, if any shares of Andrew Series A 7.75% Convertible Preferred Stock are outstanding, Andrew will file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act. See the section entitled "Where You Can Find More Information"

beginning on page 127 of this joint proxy statement/prospectus. Andrew will supply each holder of Andrew Series A 7.75% Convertible Preferred Stock, upon request to Andrew's corporate secretary at Andrew's address set forth under "Where You Can Find More Information," at no charge, copies of such reports or other information.

        Book Entry, Delivery and Form.    The Depository Trust Company, or DTC, will act as securities depositary for the Andrew Series A 7.75% Convertible Preferred Stock. The Andrew Series A 7.75% Convertible Preferred Stock will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate number of shares of the Andrew Series A 7.75% Convertible Preferred Stock, will be issued and deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer beneficial interests in the Andrew Series A 7.75% Convertible Preferred Stock so long as the shares of the Andrew Series A 7.75% Convertible Preferred Stock are represented by global security certificates. The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc., collectively referred to as participants. Access to the depositary system is also available to others, including securities brokers and dealers, bank and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly, collectively referred to as indirect participants. The rules applicable to the depositary and its participants are on file with the SEC.

        No Andrew Series A 7.75% Convertible Preferred Stock represented by global security certificates may be exchanged in whole or in part for the Andrew Series A 7.75% Convertible Preferred Stock registered, and no transfer of global security certificates will be made in whole or in part for the Andrew Series A 7.75% Convertible Preferred Stock registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary, unless, however, the depositary has notified us that it is unwilling or unable to continue as depositary for the global security certificates, has ceased to be qualified to act or there is a continuing default by us in respect of Andrew's obligations under the Andrew Series A 7.75% Convertible Preferred Stock, the amended and restated certificate of incorporation or any other principal agreements or instruments executed in connection with this offering. All shares of the Andrew Series A 7.75% Convertible Preferred Stock represented by one or more global security certificates or any portion of them will be registered in those names as the depositary may direct.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or that nominee will be considered the sole owner and holder of the global security certificates and all of the Andrew Series A 7.75% Convertible Preferred Stock represented by those certificates for all purposes under the Andrew Series A 7.75% Convertible Preferred Stock. Except in the limited circumstances referred to above, owners of beneficial interest in global security certificates will not be entitled to have the global security certificates or shares of the Andrew Series A 7.75%

Convertible Preferred Stock represented by those certificates registered in their names, will not receive or be entitled to receive physical delivery of the Andrew Series A 7.75% Convertible Preferred Stock certificates in exchange and will not be considered to be owners or holders of the global security certificates or any of the Andrew Series A 7.75% Convertible Preferred Stock represented by those certificates for any purpose under the Andrew Series A 7.75% Convertible Preferred Stock. All payments on the Andrew Series A 7.75% Convertible Preferred Stock represented by the global security certificates and all related transfers and deliveries of Andrew common stock will be made to the depositary or its nominee as their holder.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee with respect to participants' interests or by the participant with respect to interests of persons held by the participants on their behalf.

        Procedures for conversion or redemption of the Andrew Series A 7.75% Convertible Preferred Stock will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

        Neither Andrew, nor any of its agents, will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to those beneficial ownership interests.

        The information in this section concerning the depositary and its book-entry system has been obtained from sources that Andrew believes to be reliable, but Andrew does not take responsibility for its accuracy.

        Replacement of Andrew Series A 7.75% Convertible Preferred Stock Certificates.    If physical certificates are issued, Andrew will replace any mutilated certificate at the holder thereof's expense upon surrender of that certificate to the transfer agent. Andrew will replace certificates that become destroyed, lost or stolen at your expense upon delivery to us and the transfer of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the transfer agent and Andrew.

        Andrew, however, is not required to issue any certificates representing shares of the Andrew Series A 7.75% Convertible Preferred Stock on or after any conversion date thereof. In place of the delivery of a replacement certificate following such conversion date, the transfer agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Andrew common stock issuable pursuant to the terms of the Andrew Series A 7.75% Convertible Preferred Stock evidenced by the certificate.

PROPOSALS TO AMEND THE ANDREW CERTIFICATE OF INCORPORATION

        The Andrew board of directors, in connection with the merger, approved, and recommended to the holders of Andrew common stock that they approve, amendments to the Andrew certificate of incorporation to:

  •
  authorize the creation of a Series A 7.75% Convertible Preferred Stock; and

  •
  increase the maximum size of the Andrew board of directors from 11 to 13.

        The merger agreement provides that, in connection with the merger, each share of Allen Series D 7.75% Convertible Preferred Stock will be converted into the right to receive one share of newly created Andrew Series A 7.75% Convertible Preferred Stock and that Messrs. Colburn and Paul will each join the Andrew board of directors, which currently has 10 members and is limited to a maximum size of 11 by the current Andrew certificate of incorporation. Accordingly, the merger cannot be completed unless the Andrew stockholders approve the amendments to the Andrew certificate of incorporation.

        The Andrew board of directors unanimously recommends a vote "FOR" the proposals to amend the Andrew certificate of incorporation.

FUTURE ANDREW STOCKHOLDER PROPOSALS

        Under the rules of the SEC, if a stockholder wants Andrew to include a proposal in its proxy statement and form of proxy for presentation at the Andrew 2004 annual meeting of stockholders, the proposal must be received by Andrew by August 22, 2003, attention: Corporate Secretary at 10500 West 153rd Street, Orland Park, Illinois 60462; provided, however, if the date of the 2004 annual meeting of stockholders is changed by more than 30 days from the date of the previous year's meeting (February 11, 2003), then the deadline is a reasonable time before Andrew begins to print and mail its proxy materials.

        Under the Andrew bylaws and as permitted by the rules of the SEC, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be timely given in writing to the secretary of Andrew. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal business office of Andrew not later than:

  •
  90 days in advance of the anniversary of the prior year's annual meeting with respect to business to be transacted or an election to be held at an annual meeting of stockholders; or

  •
  the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders with respect to business to be transacted or an election to be held at a special meeting of stockholders.

        A stockholder's notice to the secretary must set forth as to each matter the stockholder proposes to bring before the meeting:

  •
  a brief description of the business desired to be brought before the meeting;

  •
  the name and address, as they appear on the corporation's stock records, of the stockholder proposing such business;

  •
  the class and number of shares of the corporation which are beneficially owned by the stockholder; and

  •
  any interest of the stockholder in such business.

        Such stockholder's notice must set forth, in addition to the information required above, as to each person whom the stockholder proposes to nominate for election or re-election as a director:

  •
  the name, age, business address and residence address of such person;

  •
  the principal occupation or employment of such person;

  •
  the class and number of shares of the corporation that are beneficially owned by such person, if any; and

  •
  any other information regarding such person as would be required to be disclosed in a proxy statement soliciting proxies for election of directors filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        In addition, such stockholder's notice must set forth a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

FUTURE ALLEN STOCKHOLDER PROPOSALS

        Under the rules of the SEC, if a stockholder wants Allen to include a proposal in its proxy statement and form of proxy for presentation at the Allen 2004 annual meeting of stockholders, the proposal must be received by Allen, attention Corporate Secretary, at 25101 Chagrin Boulevard, Beachwood, Ohio 44122, not less than 120 calendar days before the date of Allen's proxy statement sent to Allen stockholders in connection with the previous year's annual meeting of stockholders; provided, however, if the date of the Allen 2004 annual meeting of stockholders is changed by more than 30 days from the date of the previous year's annual meeting of stockholders, then the deadline is a reasonable time before Allen begins to print and mail its proxy materials for the Allen 2004 annual meeting of stockholders.

        All notices of stockholder proposals submitted outside of this process for presentation at the Allen 2004 annual meeting of stockholders must be received by Allen, attention Corporate Secretary, at 25101 Chagrin Boulevard, Beachwood, Ohio 44122, at least 45 days before the date on which Allen first mailed its proxy materials for the previous year's annual meeting of stockholders, or such proposals will be considered untimely under the rules of the SEC; provided, however, if the date of the Allen 2004 annual meeting of stockholders is changed by more than 30 days from the date of the previous year's annual meeting of stockholders, then the deadline is a reasonable time before Allen mails its proxy materials for the Allen 2004 annual meeting of stockholders. Allen's form of proxy related to the Allen 2004 annual meeting of stockholders will give discretionary authority to the proxy holders to vote with respect to all Allen stockholder proposals received by the Company after the date calculated to serve as the deadline for proposals submitted outside of the process noted in the first paragraph above in the manner described in this paragraph.

LEGAL MATTERS

        Gardner Carton & Douglas LLC, Chicago, Illinois, will pass upon the validity of the shares of Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock offered by this joint proxy statement/prospectus and certain federal income tax consequences of the merger for Andrew. Attorneys of that firm participating in the preparation of this joint proxy statement/prospectus owned 37,300 shares of Andrew common stock as of May 29, 2003.

        Jones Day, Cleveland, Ohio, will pass upon certain federal income tax consequences of the merger for Allen. Attorneys of that firm participating in the preparation of this joint proxy statement/prospectus owned 4,600 shares of Allen common stock as of May 29, 2003.

EXPERTS

        The consolidated financial statements and schedule of Andrew Corporation at September 30, 2002 and 2001 and for each of the three years in the period ended September 30, 2002, appearing in Andrew Corporation's Annual Report on Form 10-K for the year ended September 30, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedule of Allen incorporated in this joint proxy statement/prospectus by reference from Allen's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Allen's change in the method of accounting for goodwill and intangible assets, and an explanatory paragraph describing the subsequent event transaction with Andrew Corporation), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Lucent Technologies Inc.'s FreshStart Amplifier Venture ("FreshStart") incorporated in this joint proxy statement/prospectus by reference to Andrew Corporation's Current Report on Form 8-K/A dated June 4, 2002 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to FreshStart's basis of presentation as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        This joint proxy statement/prospectus incorporates documents by reference, which are not presented in or delivered with this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this joint proxy statement/prospectus and incorporated by reference into this joint proxy statement/prospectus.

        The following documents, which were filed by Andrew (Commission File number 001-14617) with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

  •
  Andrew's Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed with the Securities and Exchange Commission on December 20, 2002;

  •
  Andrew's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002, filed with the Securities and Exchange Commission on February 10, 2003;

  •
  Andrew's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 14, 2003;

  •
  Andrew's Current Report on Form 8-K/A, dated June 4, 2002, filed with the Securities and Exchange Commission on August 6, 2002;

  •
  Andrew's Current Report on Form 8-K, dated February 11, 2003, filed with the Securities and Exchange Commission on February 13, 2003;

  •
  Andrew's Current Report on Form 8-K, dated February 18, 2003, filed with the Securities and Exchange Commission on February 18, 2003;

  •
  Andrew's Current Report on Form 8-K, dated February 26, 2003, filed with the Securities and Exchange Commission on February 27, 2003;

  •
  Andrew's Current Report on Form 8-K, dated April 9, 2003, filed with the Securities and Exchange Commission on April 9, 2003; and

  •
  Andrew's Current Report on Form 8-K, dated April 17, 2003, filed with the Securities and Exchange Commission on April 21, 2003.

        The following documents, which were filed by Allen (Commission File number 001-06016) with the Securities and Exchange Commission, are incorporated by reference into this joint proxy statement/prospectus:

  •
  Allen's Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 8, 2003;

  •
  Allen's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 7, 2003;

  •
  Allen's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 18, 2003;

  •
  Allen's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 27, 2003;

  •
  Allen's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 3, 2003;

  •
  Allen's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 25, 2003;

  •
  Allen's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 20, 2003; and

  •
  Allen's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 14, 2003.

        In addition, all documents filed by Andrew and Allen pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this joint proxy statement/prospectus and before the date of the Andrew and Allen special meetings are deemed to be incorporated by reference into, and to be a part of, this joint proxy statement/prospectus from the date of filing of those documents.

        Any statement contained in this joint proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

        Andrew has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus about Andrew, and Allen has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus about Allen.

        The documents incorporated by reference into this joint proxy statement/prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this joint proxy statement/prospectus) to any person, without charge, upon written or oral request. In order for Andrew stockholders to receive timely delivery of the documents in advance of the Andrew special meeting, Andrew should receive your request no later than                            , 2003. In order for holders of Allen common stock to receive timely delivery of the documents in advance of the Allen special meeting, Allen should receive your request no later than                            , 2003.

        Andrew and Allen stockholders may request a copy of information incorporated by reference into this joint proxy statement/prospectus by contacting the investor relations department for each of Andrew and Allen at:

For information relating to Andrew:	For information relating to Allen:
ANDREW CORPORATION 10500 West 153rd Street Orland Park, Illinois 60462 Telephone: (708) 349-3300 Attention: Investor Relations	ALLEN TELECOM INC. 25101 Chagrin Boulevard, Suite 350 Beachwood, Ohio 44122 Telephone: (216) 765-5855 Attention: Allen Investor Relations

        Andrew and Allen file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Those filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

        Andrew has filed a registration statement on Form S-4 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to Andrew common stock and Andrew Series A 7.75% Convertible Preferred Stock to be issued to holders of Allen common stock and Allen Series D 7.75% Convertible Preferred Stock, respectively, in connection with the merger. This joint proxy statement/prospectus constitutes the prospectus of Andrew filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

        Andrew stockholders should contact Innisfree M&A Incorporated at the address or telephone number listed below with any questions about the merger:

INNISFREE M&A INCORPORATED
Stockholders call toll-free:    877-825-8777
Banks and Brokers call collect:    212-750-5833

        Any Andrew stockholder who only needs additional copies of this joint proxy statement/prospectus or voting materials should contact Innisfree M&A Incorporated as described above or send an e-mail message to info@innisfreema.com.

        Allen holders of common stock should contact MacKenzie Partners, Inc. at the address or telephone number listed below with any questions about the merger:

MacKenzie Partners, Inc.
105 Madison Avenue
14th Floor
New York, New York 10016
800-322-2885 TOLL FREE
212-929-5500 (Call Collect)

        Any Allen stockholder who only needs additional copies of this joint proxy statement/prospectus or voting materials should contact MacKenzie Partners, Inc. as described above or send an e-mail message to proxy@mackenziepartners.com.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus will, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus.

Annex A

AGREEMENT AND PLAN OF MERGER
by and among
ANDREW CORPORATION,
ADIRONDACKS, INC.
and
ALLEN TELECOM INC.

DATED AS OF FEBRUARY 17, 2003

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of February 17, 2003 (this "Agreement"), by and among Andrew Corporation, a Delaware corporation ("Parent"), Adirondacks, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("Sub"), and Allen Telecom Inc., a Delaware corporation (the "Company").

        WHEREAS, the Boards of Directors of Parent and Sub and the Company deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors (and Parent as the sole stockholder of Sub) have approved this Agreement and the merger of the Company with and into Sub in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"); and

        WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I.

THE MERGER

        Section 1.1.    The Merger.    In accordance with the provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Sub (the "Merger"), the separate existence of the Company shall thereupon cease, and Sub shall be the surviving corporation in the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the DGCL. At Parent's option, the Merger may be structured so that (i) any direct Subsidiary of Parent other than Sub is merged with and into the Company or (ii) the Company is merged with and into Parent or any direct Subsidiary of Parent. In the event of such an election by Parent, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such election.

        Section 1.2.    Effective Time of the Merger.    The Merger shall become effective at the time of filing of a properly executed Certificate of Merger in the form required by and executed in accordance with the provisions of the DGCL. The parties to this Agreement shall cause such filing to be made simultaneously with the Closing (as defined in Section 1.3). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

        Section 1.3.    Closing.    The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gardner Carton & Douglas LLC, 191 N. Wacker Drive, Suite 3700, Chicago, Illinois, at 10:00 a.m., local time, on the day on which all of the conditions set forth in Article VIII (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of those conditions) are satisfied or waived (subject to applicable law) or on such other date and at such other time and place as Parent and the Company shall agree (such date, the "Closing Date").

ARTICLE II.

THE SURVIVING CORPORATION

        Section 2.1.    Certificate of Incorporation.    The Certificate of Incorporation of Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Allen Telecom Inc."

        Section 2.2.    By-Laws.    The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

        Section 2.3.    Directors and Officers of Surviving Corporation.

          (a)   The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation, and each shall hold office from the Effective Time until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

          (b)   The officers as set forth on Exhibit A shall be the initial officers of the Surviving Corporation, and each shall hold office until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation or as otherwise provided by law.

        Section 2.4.    Directors and Officers of Parent.    The directors of Parent at the Effective Time shall continue as the directors of Parent after the Effective Time; except that Parent shall cause the number of directors serving on its board to be increased to twelve (12) and cause Philip Wm. Colburn and Robert G. Paul to be elected to the board to hold office from the period commencing one (1) business day after the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of Parent or as otherwise provided by law.

        Section 2.5.    Certificate of Incorporation of Parent.    At the Effective Time, the Certificate of Incorporation of Parent shall be amended and restated substantially in the form of Exhibit B (the "Amended and Restated Charter").

ARTICLE III.

CONVERSION OF SHARES

        Section 3.1.    Exchange Ratio.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a)   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(f)) shall be converted into the right to receive a number of shares of Common Stock, par value, $.01 per share of Parent (the "Parent Common Stock"), equal to 1.775 (the "Exchange Ratio"), payable upon the surrender of the certificate (or a lost security affidavit in form satisfactory to Parent) formerly representing such share of Company Common Stock in accordance with Section 3.2 hereof.

          (b)   Each outstanding share of Common Stock, $0.01 par value per share ("Sub Common Stock"), of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          (c)   Each outstanding share of Series D 7.75% Convertible Preferred Stock of the Company, no par value per share (the "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(f)) shall be converted into the right to receive one share of Series A 7.75% Convertible Preferred Stock of Parent, no par value per share ("Parent Preferred Stock"), authorized pursuant to the Amended and Restated Charter, payable immediately upon the surrender of the certificate (or a lost security affidavit in form satisfactory to Parent) formerly representing such share of Company Preferred Stock in accordance with Section 3.2 of this Agreement. Shares of Parent Preferred Stock shall have, in respect of Parent, the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon as the shares of Company Preferred Stock had in respect of the Company immediately prior to the Effective Time. Prior to the Closing, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon conversion of the Parent Preferred Stock.

          (d)   As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock and Company Preferred Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of Company Common Stock ("Common Certificates") or of Company Preferred Stock ("Preferred Certificates" and together with the Common Certificates, the "Certificates") shall thereafter cease to have any rights with respect to such shares of Company Common Stock or Company Preferred Stock, respectively, except as provided herein or by law.

          (e)   Each outstanding option to purchase Company Common Stock (each, a "Company Stock Option") shall be assumed or otherwise provided for by Parent as more specifically provided in Section 7.8.

          (f)    All shares of Company Common Stock and Company Preferred Stock that, in either case, are (i) held by the Company as treasury shares or (ii) owned by Parent or any wholly-owned Subsidiary of Parent shall be canceled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor. As used in this Agreement, the term "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (1) such party or any other Subsidiary of such party is a general partner excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership or (2) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization that is directly or indirectly owned or controlled by such party and/or one or more of its Subsidiaries.

        Section 3.2.    Exchange of Company Stock; Procedures.

          (a)   Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with or for the account of the Exchange Agent stock certificates representing the number of shares of Parent Common Stock and Parent Preferred Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of Company Common Stock or Company Preferred Stock, which shares of Parent Common Stock and Parent Preferred Stock shall be deemed to have been issued at the Effective Time. Parent agrees to make available directly or indirectly to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.4 and any dividends and other distributions pursuant to Section 3.3.

          (b)   Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate that was converted pursuant to Section 3.1 into the right to receive shares of Parent Common Stock or Parent Preferred Stock, as the case may be (i) a form of letter of transmittal (such letter to be reasonably acceptable to the Company prior to the Effective Time) specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of Parent Common Stock or Parent Preferred Stock, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock or Parent Preferred Stock, as the case may be, which such holder has the right to receive pursuant to the provisions of this Article III, (y) a check in an amount equal to the cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.4, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled and (z) any dividends or distributions to which such holder may be entitled pursuant to Section 3.3. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock or Parent Preferred Stock, as the case may be may be issued to a transferee if the Certificate representing such Company Common Stock or Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock or Parent Preferred Stock, as the case may be, cash in lieu of any fractional shares of Parent Common Stock and any dividends or distributions, which may be payable pursuant to Section 3.3 hereof.

        Section 3.3.    Dividends; Escheat.    No dividends or distributions that are declared on shares of Parent Common Stock or Parent Preferred Stock, as the case may be will be paid to persons entitled to receive certificates representing shares of Parent Common Stock or Parent Preferred Stock, as the case may be until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Parent Common Stock or Parent Preferred Stock, as the case may be shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock or Parent Preferred Stock, as the case may be which have a record date on or after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement; and any holders of Company Common Stock or Company Preferred Stock who have not theretofore complied with this Article III shall look thereafter only to the Surviving Corporation for the shares of Parent Common Stock or Parent Preferred Stock, as the case may be, any dividends or distributions thereon and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article III. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Common Stock or Company Preferred Stock for any shares of Parent Common Stock or Parent Preferred Stock, as the case may be, any dividends or distributions thereon or any cash in lieu of fractional shares thereof delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        Section 3.4.    No Fractional Securities.    No certificates or scrip representing fractional shares of Parent Common Stock or Parent Preferred Stock, as the case may be shall be issued upon the surrender for exchange of Certificates, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of such holder's Certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder) and (ii) the average of the per share closing prices for Parent Common Stock on the NASDAQ National Market ("NNM") for the five (5) trading days immediately preceding the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall deposit or cause the Surviving Corporation to deposit, such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

        Section 3.5.    Closing of Company Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock or Company Preferred Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article III.

        Section 3.6.    Further Assurances.    If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

        Section 3.7.    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the number of shares of Parent Common Stock or Parent Preferred Stock to which such person is entitled pursuant to Section 3.1 with respect to the shares of Company Common Stock or Company Preferred Stock, as the case may be, formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 3.4, and unpaid dividends and distributions on shares of Parent Common Stock or Parent Preferred Stock to which such holders are entitled pursuant to this Agreement.

        Section 3.8.    Withholding Rights.    Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Preferred Stock, Company Stock Options or any other equity rights in the Company such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub as follows:

        Section 4.1.    Corporate Organization; Related Entities.

          (a)   The Company and each Subsidiary of the Company which would be required to be set forth on an exhibit to the Company's Annual Report on Form 10-K pursuant to the rules and regulations under the Exchange Act (each of which is identified on Schedule 4.1(a)) (each, a "Company Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. Schedule 4.1(a) lists, and the Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business and is in good standing in, every jurisdiction where the character of the Company's or the Company Subsidiary's properties (owned or leased) or the nature of its activities makes such qualification or licensure necessary, except for failures, if any, to be so qualified or licensed, which in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined).

          (b)   Except as set forth on Schedule 4.1(b), the Company does not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest of any kind in any business, joint venture, partnership or other entity. Except as set forth on Schedule 4.1(b) and for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Company's Subsidiaries has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by the Company, free of any Liens, preemptive rights or other restrictions with respect thereto.

          (c)   The copies of the Certificate of Incorporation and By-Laws or other comparable governing documents of the Company and each Company Subsidiary heretofore made available to Parent are complete and correct copies of such instruments as presently in effect.

          (d)   "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with any person, (i) any change, effect, event, occurrence or state of facts that, after considering any insurance coverage, the applicability of which has been assured, in writing, by the insurer, which must be financially sound, and any reserves provided for in such person's financial statements is, or would reasonably be expected to be, materially adverse to the business, operations, assets (including intangible assets), liabilities (including contingent liabilities), financial condition or results of operations of such person and its Subsidiaries taken as a whole, other than any change, effect, event or occurrence (A) relating to the economy of the United States or any other region in general (which changes, effects, events or occurrences do not disproportionately affect such person) or (B) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, or (ii) any change, effect, event, occurrence or state of facts that could reasonably be expected to materially impair or delay the ability of such person to perform its obligations under this Agreement, and the terms "material" and "materially" (other than as used in this Section 4.1(d)), have correlative meanings; provided that any change in the price of the common stock of a person shall not be deemed by itself to constitute a "Material Adverse Change" or "Material Adverse Effect." A "Material Adverse Change" or "Material Adverse Effect" when used in connection with the Company and its Subsidiaries shall be referred to herein as a "Company Material Adverse Change" or a "Company Material Adverse Effect," as the case may be, and a "Material Adverse Change" or "Material Adverse Effect" when used in connection with Parent and its Subsidiaries shall be referred to herein as a "Parent Material Adverse Change" or a "Parent Material Adverse Effect," as the case may be.

        Section 4.2.    Capitalization.

          (a)   As of the date of this Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, 30,612,301 of which are issued and outstanding; 3,000,000 shares of preferred stock, no par value per share, of which 1,150,000 have been designated as Series D 7.75% Convertible Preferred Stock, of which 1,000,000 shares are issued and outstanding. As of the date of this Agreement, 3,560,377 shares of Company Common Stock and no shares of preferred stock of the Company are reserved for issuance pursuant to the Company Stock Options and all other employee benefit plans of the Company and 6,493,507 shares of Company Common Stock are reserved for the conversion of, and 6,052,631 shares of Company Common Stock are reserved for payment of Company Common Stock dividends on, the Company Preferred Stock. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable.

          (b)   Except as disclosed in this Section 4.2 or on Schedule 4.2(b), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from the Company or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company or any of its Subsidiaries, as the case may be, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock and (iii) there is no voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

          (c)   Except as set forth on Schedule 4.2(c), none of the awards, grants or other agreements pursuant to which Company Stock Options were issued have provisions which accelerate the vesting or right to exercise such options upon the execution of this Agreement (including the documents attached as Exhibits hereto), the consummation of the transactions contemplated hereby (or thereby) or any other "change of control" or similar events.

        Section 4.3.    Authority Relative to This Agreement.    The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders' meeting contemplated by Section 7.5(a) with respect to this Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

        Section 4.4.    Consents and Approvals; No Violations.    Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the charter, by-laws or other organizational documents of the Company or any Subsidiary of the Company, (ii) require a filing with, or a permit, authorization, consent or approval of, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory body, authority or administrative agency or commission (a "Governmental Entity"), except in connection with or in order to comply with the applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and those other governmental approvals specifically set forth on Schedule 4.4 (the "Other Governmental Approvals"), for the filing of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to Parent Common Stock and Parent Preferred Stock to be offered to the holders of Company Common Stock and Company Preferred Stock, the filing of the Proxy Statement-Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filings or approvals required under state securities or "blue sky" laws, the By-Laws of the National Association of Securities Dealers (the "NASD") and the filing and recordation of the Certificate of Merger as required by the DGCL, (iii) except as set forth on Schedule 4.4 hereto, require any consent or approval under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind or right of others of whatever nature ("Liens"), on any property or asset of the Company or any Subsidiary of the Company pursuant to, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement, arrangement or other instrument or obligation, whether written or oral (each, a "Contract"), to which the Company or any Subsidiary of the Company is a party or by which it or any of their respective properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets, except, in the case of clauses (ii), (iii) and (iv), where failures to make such filing or obtain such authorization, consent or approval could not reasonably be expected to have, or where such violations, breaches or defaults or Liens could not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

        Section 4.5.    Reports and Financial Statements.    The Company has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act since December 31, 1998 (collectively, the "Company SEC Reports"), and has previously made available to Parent true and complete copies of all such Company SEC Reports. Such Company SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of the Company as at the dates thereof and the consolidated results of operations and cash flows of the Company for the periods then ended. Except as disclosed in the Company SEC Reports or on Schedule 4.5, since December 31, 2001, there has been no change in any of the significant accounting (including tax accounting) policies or procedures of the Company or any of its consolidated Subsidiaries.

        Section 4.6.    Absence of Certain Changes or Events.    Except as set forth on Schedule 4.6 or in the Company SEC Reports filed as of the date of this Agreement, since December 31, 2001, (i) the Company and each Company Subsidiary has conducted its respective businesses and operations in the ordinary course of business and consistent with past practices and has not taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.1 and (ii) there has not been any fact, event, circumstance or change affecting or relating to the Company or any Subsidiary of the Company which has had or could reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 4.6 or as could not reasonably be expected to represent a Company Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which the Company or any Company Subsidiary is a party.

        Section 4.7.    Litigation.    Except as disclosed on Schedule 4.7 and except for litigation disclosed in the notes to the financial statements included in the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001, or in the Company SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company or with respect to which the Company or any Subsidiary of the Company could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which has had or could reasonably be expected to have a Company Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any Subsidiary of the Company which has had or could reasonably be expected to have, a Company Material Adverse Effect.

        Section 4.8.    Absence of Undisclosed Liabilities.    Except for liabilities or obligations which are accrued or reserved against in the Company's consolidated financial statements (or reflected in the notes thereto) included in the Company SEC Reports or which were incurred after September 30, 2002, in the ordinary course of business and consistent with past practice, and except as set forth on Schedule 4.8, the Company has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which have had or could reasonably be expected to have a Company Material Adverse Effect.

        Section 4.9.    No Default.    Except as set forth in Schedule 4.9, neither the Company nor any Subsidiary of the Company is in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) its Certificate of Incorporation or By-Laws or other comparable governing documents, or (b) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any Subsidiary of the Company or any of their respective properties or assets or (y) any Contract to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any of their respective properties or assets may be bound, except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.10.    Taxes.

          (a)   The Company has heretofore delivered or will make available to Parent true, correct and complete copies of the federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by the Company and each Subsidiary of the Company for each of the years ended December 31, 1998, 1999, 2000 and 2001, inclusive.

          (b)   Except as disclosed in Schedule 4.10(b):

              (i)  All material returns, declarations, reports, estimates, statements, schedules or other information or document with respect to Taxes (as hereinafter defined) (collectively, "Tax Returns") required to be filed by the Company and each Subsidiary of the Company have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete.

             (ii)  The Company and each Subsidiary of the Company has timely paid all material Taxes due.

            (iii)  There are no material Liens for Taxes upon the assets of the Company or any Company Subsidiary except Liens for Taxes not yet due and payable.

            (iv)  No Tax Returns of the Company or any Subsidiary of the Company for Tax years for which the statute of limitations remains open or from which a net operating loss is currently being carried forward have been examined by the Internal Revenue Service (the "Service") or any other taxing authority (state, local or foreign), nor is any such examination or audit pending nor has the Company or any Subsidiary of the Company received a notice of examination or audit from any taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Subsidiary of the Company which has not been resolved and paid or accrued in full. There are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by the Company or any Subsidiary of the Company (excluding the time for filing of Tax Returns or paying Taxes). No taxing authority in any jurisdiction in which neither the Company nor any of its Subsidiaries files tax returns has claimed that the Company or any of its Subsidiaries is subject to Tax in such jurisdiction.

             (v)  The Company is the common parent corporation of an affiliated group of corporations (as defined in Section 1504 of the Code) (the "Affiliated Group"), which includes the Company and each domestic Subsidiary of the Company. The Affiliated Group has filed consolidated federal income Tax Returns for at least the last six years.

            (vi)  Neither the Company nor any Subsidiary of the Company has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which has had or could reasonably be expected to have a Company Material Adverse Effect.

           (vii)  The Company and each Subsidiary of the Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

          (viii)  Neither the Company nor any Subsidiary of the Company is a party to, is bound by or has any obligation under, any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

            (ix)  No power of attorney granted by the Company or any Subsidiary of the Company with respect to any Taxes or Tax Returns is currently in force.

             (x)  Neither the Company nor any Subsidiary of the Company has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Company Subsidiary.

            (xi)  Neither the Company nor any Subsidiary of the Company is or has been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code a "United States real property holding company" (as defined in Section 897(c)(2) of the Code) and the Company shall provide a certificate to such effect at the Closing.

           (xii)  Neither the Company nor any Subsidiary of the Company has participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code.

          (xiii)  The charges, accruals and reserves for Taxes reflected on the books of the Company are adequate under GAAP to cover the Tax liabilities accruing or payable by the Company and each Subsidiary of the Company in respect of periods prior to the date hereof.

          (xiv)  Neither the Company nor any Subsidiary of the Company is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

           (xv)  Neither the Company nor any Subsidiary of the Company is subject to liability for Taxes of any other person (other than with respect to the Company), including, without limitation, liability arising from the application of U.S. Treasury Regulation §1.1502-6 or any analogous provision of Tax law.

          (xvi)  No indebtedness of the Company or any of the Company's Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

         (xvii)  Neither the Company nor any of its Subsidiaries has entered into any transfer pricing agreements with the Service or other like arrangements with respect to any foreign jurisdiction.

        (xviii)  Neither the Company nor any of its Subsidiaries has either distributed stock of a controlled corporation pursuant to Section 355 of the Code or had its stock distributed by another corporation pursuant to Section 355 of the Code.

          (xix)  Neither the Company nor any of its Subsidiaries has entered into any transaction that is required to be disclosed or registered as a tax shelter or is a "listed transaction" pursuant to Section 6011, 6111 or 6112 of the Code or the regulations and Service pronouncements promulgated thereunder.

           (xx)  For purposes of this Agreement, "Taxes" (including, with correlative meaning, the term "Tax") shall include all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, service, service use, ad valorem, transfer, franchise, profits, license, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto imposed by any taxing authority (domestic or foreign).

        Section 4.11.    Intellectual Property.    The Company or a Subsidiary of the Company owns, licenses or otherwise has such rights to use, sell, license or dispose of all industrial and intellectual property rights, including, without limitation, all: (1) patents, patent applications and other intellectual property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature or having similar effect, in any jurisdiction throughout the world ("Patents"); (2) trademarks, service marks, trade names, brand names, trade dress, slogans, logos, Internet domain names, applications for registration of any of the foregoing, and unregistered forms of the foregoing ("Trademarks"); (3) copyright registration(s) and applications for copyright registration ("Copyrights"); (4) software, computer systems, content and databases (including CD-ROMs) ("Software"); (5) technology, know-how, trade secrets, proprietary processes and formulae (collectively, "Intellectual Property") as are used in the conduct of the business of the Company and its Subsidiaries as currently conducted. Set forth on Schedule 4.11, with the owner, title and brief description, registration and/or application number and country of registration and/or application and use indicated, as applicable, is a true and complete listing of (i) all of the Company's and its Subsidiaries' registered and pending applications for Trademarks, Patents and Copyrights, and (ii) Trademarks, Patents and Copyrights that are used in conjunction with the business of the Company and its Subsidiaries and are licensed from third parties, indicating the identity of the licensor. The rights of the Company and its Subsidiaries to all such Intellectual Property are in full force. Except as set forth on Schedule 4.11:

          (a)   the Company and its Subsidiaries have the rights to bring actions for the infringement of its rights to the Intellectual Property necessary to protect such rights in the Intellectual Property, with such exceptions as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect, and the consummation of the transactions contemplated hereby will not (i) give rise to any right of termination, amendment, renegotiation, cancellation or acceleration with respect to any license or other agreement to use, sell, license or dispose of such Intellectual Property which in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect or (ii) in any way impair any currently existing right of the Company and its Subsidiaries to use, sell, license or dispose of or to bring any action for the infringement of any of the rights of the Company to the Intellectual Property or any portion thereof;

          (b)   none of the former or present employees, officers or directors of the Company or any of its Subsidiaries holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property used by the Company or any of its Subsidiaries; neither the Company nor any of its Subsidiaries licenses from any present or, to the Company's knowledge, former employees, officers or directors of the Company any Intellectual Property which is necessary for the business of the Company or any Company Subsidiary as presently conducted;

          (c)   each license and other agreement with respect to the use of any Intellectual Property currently used in the Company's or any Company Subsidiary's business is a valid, legally binding obligation of the Company or such Company Subsidiary and, to the best knowledge of the Company, all other parties thereto, enforceable in accordance with its terms, with such exceptions as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect and except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and neither the Company nor any Company Subsidiary is in breach, violation or default thereof (and no event has occurred which with the giving of notice or the passage of time or both would constitute such a breach, violation or default or give rise to any right of termination, amendment, renegotiation, cancellation or acceleration under any such license or agreement), and neither the Company nor any Company Subsidiary has any reason to believe that any other party to any such license or other agreement is in breach, violation or default thereof, other than, in each case, such breaches, violations and defaults as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect; and

          (d)   the operation of the Company's and its Subsidiaries' respective businesses and the manufacture, marketing, use, sale, licensure or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by the Company and its Subsidiaries or in the manner currently proposed to be used, sold, licensed or disposed of by the Company and its Subsidiaries does not and will not violate any license or agreement between the Company or any of its Subsidiaries and any third party; or, to the knowledge of the Company based, in part, on representations and warranties from third parties from whom Intellectual Property is licensed by the Company or any of its Subsidiaries, infringe on the proprietary rights of any person, nor has such an infringement been alleged within three years preceding the date of this Agreement (other than such as have been resolved). There is no pending or threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any Intellectual Property in the manner in which currently used, sold, licensed or disposed of by the Company or any of its Subsidiaries, nor is there a valid basis for any such claim or litigation, nor has the Company or any of its Subsidiaries received any notice asserting that the proposed operation of the Company's and its Subsidiaries' respective businesses or the use, sale, license or disposition by the Company of any of the Intellectual Property of the Company or any of its Subsidiaries conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case, with such exceptions as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect. None of the Intellectual Property is being infringed or otherwise used or available for use by any person other than the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has asserted any claim of infringement, misappropriation or misuse within the past three years, with such exceptions as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.12.    Environmental Liability.

          (a)   At all times prior to the Closing, except as disclosed on Schedule 4.12, the Company and each of its Subsidiaries has complied in all respects with all Environmental Laws, except where the failure to comply has not had and could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed on Schedule 4.12, neither the Company nor any of its Subsidiaries has received any notice, report, or information (including information that any Action of any kind is pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental Laws relating to the Company or any of its Subsidiaries or the occupation or use of any of the Company's or any of its Subsidiaries' assets or any real properties formerly owned or leased by the Company or any of its Subsidiaries. The Company or one of its Subsidiaries holds all Material Permits under Environmental Laws necessary for the conduct of the Company's and its Subsidiaries' business as presently being conducted, and such Material Permits are valid and in full force and effect. "Environmental Laws" means any and all federal, state, county, local and foreign laws, statutes, codes, ordinances, rules, regulations, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          (b)   Except as disclosed on Schedule 4.12, no Hazardous Materials have been, or are currently, located at, in, or under or emanating from either any property currently or previously owned or operated by the Company or any of its Subsidiaries in a manner which violates in any respect any applicable Environmental Laws, except for such violations as in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect. "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law (including asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

        Section 4.13.    Section 203 of the DCGL; Stockholder Rights Plan.

          (a)   Other than that certain Rights Agreement dated as of January 20, 1998, by and between the Company and The Fifth Third Bank, as Successor Rights Agent (the "Company Rights

  Agreement"), the Company has not proposed, adopted, approved or implemented any stockholder rights plan, or authorized the issuance of any similar dividend or the distribution of any securities to its stockholders, or entered into any agreement with respect to the foregoing (any such plan, authorization, dividend, distribution or agreement being referred to herein as a "Stockholder Rights Plan"), which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement by the parties hereto.

          (b)   Prior to the date of this Agreement, the Board of Directors of the Company has taken all action necessary to exempt under, or make not subject to, (i) the provisions of Section 203 of the DGCL and (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (A) the execution of this Agreement, (B) the Merger and (C) the transactions contemplated by this Agreement. The Company Rights Agreement has been amended so that (i) each of Parent and Sub is exempt from the definition of "Acquiring Person" (as defined in the Company Rights Agreement), (ii) no "Share Acquisition Date," "Distribution Date" or "Triggering Event" (as such terms are defined in the Company Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement and (iii) the Rights Agreement will expire immediately prior to the Effective Time. The Company Rights Agreement, as amended in accordance with the preceding sentence, has not been further amended or modified. Copies of all such amendments to the Company Rights Agreement have been previously provided to Parent.

        Section 4.14.    Information in Disclosure Documents and Registration Statement.    None of the information to be supplied by the Company for inclusion in (i) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock and Parent Preferred Stock to be issued in connection with the Merger (the "Registration Statement") or (ii) the joint proxy statement-prospectus to be distributed in connection with Parent's and the Company's meetings of stockholders to vote upon the transactions contemplated by this Agreement (the "Proxy Statement-Prospectus") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or its representatives for inclusion in the Proxy Statement-Prospectus or with respect to information concerning Parent or any of the Parent Subsidiaries incorporated by reference in the Proxy Statement-Prospectus.

        Section 4.15.    Employees.    To the Company's knowledge, based upon 2003 information, the Company has provided to Parent a complete and correct list of all U.S. employees whose annual base salary exceeds $130,000, all geo-location employees who are entitled to royalty payments and all European senior executives, and with respect to each such person, their 2003 base salary and, if known, their target bonus. The Company has provided or made available to Parent true, correct and complete copies of all employment or severance or termination agreements and Company-wide policies and commitments, whether written or oral, accruing to the benefit of any employee or independent contractor of the Company or any of the Company Subsidiaries. Except as disclosed on Schedule 4.15, neither the Company nor any of its Subsidiaries is a party to any Contracts with any labor union or employee association nor has the Company or any of its Subsidiaries conducted negotiations with any labor union or employee association with respect to any future contracts. Except as disclosed on Schedule 4.15, the Company is not aware of any current attempts to organize or establish any labor union or employee association with respect to any employees of the Company or any of its Subsidiaries, and there is no existing or pending certification of any such union with regard to a bargaining unit.

        Section 4.16.    Employee Benefit Plans; ERISA.

          (a)   Schedule 4.16 hereto sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained or contributed to by the Company or any of its Subsidiaries or by any trade or business related thereto, whether or not incorporated (each Subsidiary and each such trade or business is referred to herein as an "ERISA Affiliate"), which together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Company Plans") or with respect to which the Company or any ERISA Affiliate of the Company has any liability. Neither the Company nor any ERISA Affiliate of the Company has any formal plan or commitment to create any additional plan or modify any existing Company Plan, except for such modifications that are required by law.

          (b)   Each of the Company Plans that is subject to ERISA is in compliance with ERISA, except for any failures to be in such compliance that individually or in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect; each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, no event has occurred which may affect such qualification and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, except as has not had and could not reasonably be expected to have a Company Material Adverse Effect; no Company Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, except as has not had and could not reasonably be expected to have a Company Material Adverse Effect; neither the Company nor any ERISA Affiliate of the Company has incurred, directly or indirectly, any liability to or on account of a Company Plan pursuant to Title IV of ERISA, except for such liability or liabilities that individually or in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect; no proceedings have been instituted to terminate any Company Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Company Plan, except for any such reportable event that occurred more than three years before the date of this Agreement; and no condition exists that presents a material risk to the Company or an ERISA Affiliate of the Company of incurring a liability to or on account of a Company Plan pursuant to Title IV of ERISA, except for such conditions which individually or in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect.

          (c)   There are no facts or circumstances that would materially change the funded status of any Company Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan, each of which reports has been provided to Parent. No Company Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA) and no Company Plan is a multiple employer plan as defined in Section 413 of the Code. Except for contributions or amounts which either individually or in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect, all contributions or other amounts payable by the Company or any of its Subsidiaries as of the Effective Time with respect to each Company Plan in respect of current or prior plan years have been either paid or accrued on the consolidated balance sheet of the Company. There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto, except for such claims which individually or in the aggregate have not had and could not reasonably be expected to have a Company Material Adverse Effect.

          (d)   Neither the Company, nor any ERISA Affiliate of the Company, nor any Company Plan, nor any trust created thereunder, nor any trustee or administrator thereof has incurred any liability pursuant to Section 409 or 502(i) of ERISA or Section 4975 or 4976 of the Code, that, in either case, individually or in the aggregate has had or could reasonably be expected to have a Company Material Adverse Effect. No amounts payable under the Company Plans will, individually or in the aggregate, fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Except as disclosed on Schedule 4.16, no Company Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate of the Company beyond their retirement or other termination of service the cost of which is material to the Company and any of its Subsidiaries taken as a whole other than (i) coverage mandated by applicable law or (ii) death benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA. Except as disclosed on Schedule 4.16, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          (e)   All Company Plans comply in form and operation, and the Company and each ERISA Affiliate of the Company have complied with respect to the Company Plans, with all applicable Laws, except where the failure to comply has not had and could not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.17.    Permits.    The Company and each of its Subsidiaries has, and is in material compliance with, all Permits required to conduct its respective business as now being conducted, except any such Permit the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect ("Material Permits"). All the Material Permits are valid and in full force and effect. There is not now pending, nor to the knowledge of the Company, threatened, any Action (as hereafter defined) by any person or by or before any Governmental Entity to revoke, cancel, rescind, modify or refuse to renew any the Material Permits and, to the knowledge of the Company, there exist no facts or circumstances that could reasonably be expected to give rise to such Action. "Permits" means all licenses, permits, franchises, approvals, authorizations, certificates, registrations, consents or orders of, or filings with, any Governmental Entity used or held for use in the operation of the Company and its Subsidiaries' respective businesses and all other rights and privileges granted by a Governmental Entity necessary to allow the Company and its Subsidiaries' respective businesses to own and operate its business without any violation of law.

        Section 4.18.    Compliance with Law.    Neither the Company nor any of its Subsidiaries has violated, and the Company and each of its Subsidiaries is in compliance with, all laws, statutes, ordinances, regulations, rules and orders of any Governmental Entity, and any judgment, decision, decree or order of any Governmental Entity (collectively, "Laws") other than where such violation has not had and could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice to the effect that the Company and its Subsidiaries are not in such compliance with any Laws, and the Company has no knowledge that any existing circumstances are reasonably likely to result in such violations of any Laws.

        Section 4.19.    Vote Required.    The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. The Board of Directors of the Company (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the holders of Company Common Stock, (iii) determined to recommend this Agreement, the Merger and the other transactions contemplated hereby to such holders for approval and adoption, and

(iv) recommended that the Company's stockholders adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

        Section 4.20.    Opinion of Financial Advisor.    The Company has received the opinion of Bear, Stearns & Co. Inc. ("Bear Stearns"), dated the date hereof, substantially to the effect that the consideration to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view.

        Section 4.21.    Affiliate Transactions.    Except as disclosed in the Company SEC Reports, there are no material Contracts or other transactions between the Company or any of its Subsidiaries, on the one hand, and any (i) officer or director of the Company, (ii) record or beneficial owner of five percent or more of the voting securities of the Company or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

        Section 4.22.    Brokers.    Except for its financial advisor, Bear Stearns, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        Section 4.23.    Reorganization.    To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from constituting a "reorganization," within the meaning of Section 368(a) of the Code.

        Section 4.24.    Contracts.    Schedule 4.24 lists, as of the date of this Agreement, all Contracts to which the Company or any of its Subsidiaries is a party and that fall within any of the following categories:

          (a)   Contracts not entered into in the ordinary course of the Company's and its Subsidiaries' business other than those that are not material to the Company's or its Subsidiaries' business;

          (b)   joint venture, partnership and similar agreements;

          (c)   Contracts containing covenants purporting by their express terms to limit the freedom of the Company or its Subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals;

          (d)   Contracts that, after the Effective Time, would have the effect of limiting the freedom of Parent or its Subsidiaries (other than the Company and its Subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals;

          (e)   Contracts with any labor organization or union;

          (f)    Contracts providing for "earn-outs," "savings guarantees," "performance guarantees" (other than performance guarantees for wholly owned Subsidiaries of the Company) or other contingent payments by the Company or its Subsidiaries involving more than $50,000 over the term of the Contract; and

          (g)   Contracts involving payments to or by the Company and its Subsidiaries taken as a whole, or which are reasonably likely to result in the incurrence by the Company and its Subsidiaries, taken as a whole, of liabilities, of at least $5,000,000 per year.

        All such Contracts are valid and binding obligations of the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, the valid and binding obligation of each other party thereto, except such Contracts that, if not so valid and binding, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company or its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition, that with the passage of time or giving of notice (or both), would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.25.    Operation of the Company's Business; Relationships.    Except as set forth in Schedule 4.25, since September 30, 2002, to the knowledge of the Company, no material customer of the Company or any of the Company Subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from the Company or its Subsidiaries, and no material supplier of the Company or any of the Company Subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to the Company or the Company Subsidiaries or, in either case, is otherwise involved in, or is threatening, a material dispute with the Company or its Subsidiaries.

        Section 4.26.    Change in Control Payments.    Except as set forth on Schedule 4.26, neither the Company nor any of its Subsidiaries has any plans, programs, agreements or arrangements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, the transactions contemplated hereby.

        Section 4.27.    Insurance.    Schedule 4.27 lists all material insurance policies and binders and programs of self-insurance owned, held or maintained by the Company and its Subsidiaries on the date of this Agreement that afford or afforded, as the case may be, coverage to the Company or its Subsidiaries, or the respective assets or businesses of the Company or its Subsidiaries. The Company and its Subsidiaries' insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. The Company has made available to Parent true and correct copies of all material insurance policies maintained by the Company and its Subsidiaries as of the date of this Agreement.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to the Company as follows:

        Section 5.1.    Corporate Organization; Related Entities.

          (a)   Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified has not had and could not reasonably be expected to have a Parent Material Adverse Effect (as hereinafter defined). Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

          (b)   Schedule 5.1(b) lists all of the Subsidiaries of Parent which would be required to be set forth on an exhibit to Parent's Annual Report on Form 10-K pursuant to the rules and regulations under the Exchange Act (the "Parent Subsidiaries"). Each of the Parent Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted, except for failures, if any, to be so organized, validly existing or in good standing or to have such corporate power and authority which in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

          (c)   Except as set forth on Schedule 5.1(c), Parent does not own, directly or indirectly, any capital stock of any corporation or have any direct or indirect equity or ownership interest of any kind in any business, joint venture, partnership or other entity. Except as set forth on Schedule 5.1(c) and for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Parent Subsidiaries has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by Parent, free of any Liens, preemptive rights or other restrictions with respect thereto.

          (d)   The copies of the Certificate of Incorporation and By-Laws of Parent heretofore made available to the Company are complete and correct copies of such instruments as presently in effect.

        Section 5.2.    Capitalization.

          (a)   As of the date of this Agreement, the authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, of which 98,329,555 shares of Parent Common Stock are issued and outstanding and 4,388,655 shares are held as treasury stock. As of the date of this Agreement, 9,830,999 shares of Parent Common Stock are reserved for issuance pursuant to Parent's Management Incentive Plans, 1,221,305 shares of Parent Common Stock are reserved for issuance pursuant to Parent's Non-Employee Director Stock Plans and 655,079 shares of Parent Common Stock are reserved for issuance pursuant to Parent's Employee Stock Purchase Plan (each a "Parent Stock Option Plan"). The issued and outstanding shares of Parent's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof. Except pursuant to Parent Stock Option Plans and Parent's stockholder rights plan, Parent does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock.

          (b)   The authorized capital stock of Sub consists of 100 shares of Sub Common Stock, which shares, as of the date hereof, are issued and outstanding, owned by Parent and is validly issued, fully paid and nonassessable.

          (c)   Except as disclosed in this Section 5.2 or in the Parent SEC Reports (as hereinafter defined), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Parent or Sub any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent or Sub, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock, and (iii) there is no voting trust or other agreement or understanding to which Parent or Sub is a party or is bound with respect to the voting of the capital stock of Parent or Sub.

          (d)   Except for qualifying shares required by certain foreign jurisdictions, all of the issued and outstanding capital stock of each of the Parent Subsidiaries has been validly issued, is fully paid and nonassessable and is owned of record and beneficially, directly or indirectly, by Parent, free of any Liens, preemptive rights or other restrictions with respect thereto.

        Section 5.3.    Authority Relative to This Agreement.    Each of Parent and Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the transactions contemplated on their part hereby have been duly authorized by their respective Boards of Directors, and by Parent as the sole stockholder of Sub, and, except for the approval of Parent's stockholders to be sought at the stockholders' meeting contemplated by Section 7.5(b), no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

        Section 5.4.    Consents and Approvals; No Violations.    Neither the execution, delivery and performance of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of (x) the Certificate of Incorporation or By-Laws of Parent or of Sub or (y) the organizational documents of the Parent Subsidiaries, (ii) require a filing with, or a permit, authorization, consent or approval of, any Governmental Entity except in connection with or in order to comply with the applicable provisions of the HSR Act, the Other Governmental Approvals, the filing of the Proxy Statement-Prospectus under the Exchange Act, filings or approvals required under state or foreign laws relating to takeovers, if applicable, state securities or "blue sky" laws, the By-Laws of the NASD and the filing and recordation of Certificate of Merger as required by the DCGL, (iii) except as set forth on Schedule 5.4, require any consent or approval under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of a Lien on any property or asset of Parent or any other of the Parent Subsidiaries pursuant to, any of the terms, conditions or provisions of any material Contract to which Parent or Sub or any other Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to Parent, Sub or any other Parent Subsidiary or any of their properties or assets, except, in the case of clauses (ii), (iii) and (iv), where the failure to make such filing or obtain such authorization, consent or approval could not reasonably be expected to have, or where such violations, breaches or defaults or Liens could not reasonably be expected to have, in any such case, a Parent Material Adverse Effect.

        Section 5.5.    Reports and Financial Statements.    Parent has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act or the Securities Act since September 30, 1998 (collectively, the "Parent SEC Reports"), and has previously made available to the Company true and complete copies of all such Parent SEC Reports. Such Parent SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of Parent and its consolidated

Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods then ended. Except as disclosed in the Parent SEC Reports, since September 30, 2002, there has been no change in any of the significant accounting (including tax accounting) policies or procedures of Parent or any of its consolidated Subsidiaries.

        Section 5.6.    Absence of Certain Changes or Events.    Except as set forth in the Parent SEC Reports filed as of the date of this Agreement, since September 30, 2002, (i) neither Parent nor any Parent Subsidiary has conducted its business and operations other than in the ordinary course of business and consistent with past practices and has not taken any actions that, if it had been in effect, would have violated or been inconsistent with the provisions of Section 6.2 and (ii) there has not been any fact, event, circumstance or change affecting or relating to Parent and the Parent Subsidiaries which has had or could reasonably be expected to have a Parent Material Adverse Effect. Except as set forth on Schedule 5.6 or as could not reasonably be expected to represent a Parent Material Adverse Effect, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Contract to which Parent or any Parent Subsidiary is a party.

        Section 5.7.    Litigation.    Except for litigation disclosed in the notes to the financial statements included in Parent's Annual Report to Stockholders for the fiscal year ended September 30, 2002, or in the Parent SEC Reports filed subsequent thereto, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Subsidiary of Parent or with respect to which Parent or any Subsidiary of Parent could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which has had or could reasonably be expected to have a Parent Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against Parent or any Subsidiary of Parent having, or which has had or could reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.8.    Absence of Undisclosed Liabilities.    Except for liabilities or obligations which are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports filed as of the date of this Agreement or which were incurred after September 30, 2002, in the ordinary course of business and consistent with past practices, none of Parent and the Parent Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) or which have had or could reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.9.    No Default.    Neither Parent nor any Parent Subsidiary is in breach or violation, or in default under (and no event has occurred which with notice or the lapse of time or both would constitute such a breach, default or violation) of any term, condition or provision of (a) Parent's Certificate of Incorporation or By-Laws or (b) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to Parent or any Parent Subsidiary or any of their properties or assets or (y) any Contract to which Parent or a Parent Subsidiary is a party or by which Parent or a Parent Subsidiary or any of their properties or assets may be bound except in the case of this clause (b), which breaches, violations or defaults, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.10.    Taxes.

          (a)   Parent has heretofore delivered or will make available to Parent true, correct and complete copies of the federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by Parent and each Subsidiary of Parent for each of the years ended December 31, 1998, 1999, 2000 and 2001, inclusive.

          (b)   Except as disclosed in Schedule 5.10(b):

              (i)  All material Tax Returns required to be filed by Parent and each Subsidiary of Parent have been timely filed (giving effect to extensions granted with respect thereto), and all such Tax Returns are true, correct and complete.

             (ii)  Parent and each Subsidiary of Parent has timely paid all material Taxes due.

            (iii)  There are no material Liens for Taxes upon the assets of Parent or any Parent Subsidiary except Liens for Taxes not yet due and payable.

            (iv)  No Tax Returns of Parent or any Subsidiary of Parent for Tax years for which the statute of limitations remains open or from which a net operating loss is currently being carried forward have been examined by the Service or any other taxing authority (state, local or foreign), nor is any such examination or audit pending nor has Parent or any Subsidiary of Parent received a notice of examination or audit from any taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against Parent or any Subsidiary of Parent which has not been resolved and paid or accrued in full. There are no outstanding waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns that have been given by Parent or any Subsidiary of Parent (excluding the time for filing of Tax Returns or paying Taxes). No taxing authority in any jurisdiction in which neither Parent nor any of its Subsidiaries files tax returns has claimed that Parent or any of its Subsidiaries is subject to Tax in such jurisdiction.

             (v)  Parent is the common parent corporation of an Affiliated Group, which includes Parent and each domestic Subsidiary of Parent. The Affiliated Group has filed consolidated federal income Tax Returns for at least the last six years.

            (vi)  Neither Parent nor any Subsidiary of Parent has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which has had or could reasonably be expected to have a Parent Material Adverse Effect.

           (vii)  Parent and each Subsidiary of Parent has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

          (viii)  Neither Parent nor any Subsidiary of Parent is a party to, is bound by or has any obligation under, any Tax sharing, allocation or indemnity agreement or similar contract or arrangement.

            (ix)  No power of attorney granted by Parent or any Subsidiary of Parent with respect to any Taxes or Tax Returns is currently in force.

             (x)  Neither Parent nor any Subsidiary of Parent has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any Parent Subsidiary.

            (xi)  Neither Parent nor any Subsidiary of Parent has participated in, or cooperated with, an "international boycott" within the meaning of Section 999 of the Code.

           (xii)  The charges, accruals and reserves for Taxes reflected on the books of Parent are adequate under GAAP to cover the Tax liabilities accruing or payable by Parent and each Subsidiary of Parent in respect of periods prior to the date hereof.

          (xiii)  Neither Parent nor any Subsidiary of Parent is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for U.S. federal income tax purposes.

          (xiv)  Neither Parent nor any Subsidiary of Parent is subject to liability for Taxes of any other person (other than with respect to Parent), including, without limitation, liability arising from the application of U.S. Treasury Regulation §1.1502-6 or any analogous provision of Tax law.

           (xv)  No indebtedness of Parent or any of Parent's Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (xvi)  Neither Parent nor any of its Subsidiaries has entered into any transfer pricing agreements with the Service or other like arrangements with respect to any foreign jurisdiction.

         (xvii)  Neither Parent nor any of its Subsidiaries has either distributed stock of a controlled corporation pursuant to Section 355 of the Code or had its stock distributed by another corporation pursuant to Section 355 of the Code.

        (xviii)  Neither Parent nor any of its Subsidiaries has entered into any transaction that is required to be disclosed or registered as a tax shelter or is a "listed transaction" pursuant to Section 6011, 6111 or 6112 of the Code or the regulations and Service pronouncements promulgated thereunder.

        Section 5.11.    Intellectual Property.    The operation of Parent's and its Subsidiaries' respective businesses and the manufacture, marketing, use, sale, licensure or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by Parent and its Subsidiaries or in the manner currently proposed to be used, sold, licensed or disposed of by Parent and its Subsidiaries does not and will not violate any license or agreement between Parent or any of its Subsidiaries and any third party; or, to the knowledge of Parent based, in part, on representations and warranties from third parties from whom Intellectual Property is licensed by Parent or any of its Subsidiaries, infringe on the proprietary rights of any person, nor has such an infringement been alleged within three years preceding the date of this Agreement (other than such as have been resolved). There is no pending or threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any Intellectual Property in the manner in which currently used, sold, licensed or disposed of by Parent or any of its Subsidiaries, nor is there a valid basis for any such claim or litigation, nor has Parent or any of its Subsidiaries received any notice asserting that the proposed operation of Parent's and its Subsidiaries' respective businesses or the use, sale, license or disposition by Parent of any of the Intellectual Property of Parent or any of its Subsidiaries conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case, with such exceptions as in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.12.    Environmental Liability.

          (a)   At all times prior to the Closing, Parent and each of its Subsidiaries has complied in all respects with all Environmental Laws, except where the failure to comply has not had or could not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any notice, report, or information (including information that any Action of any kind is pending or threatened) regarding any liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental Laws relating to Parent or any of its Subsidiaries or the occupation or use of any of Parent's or any of its Subsidiaries' assets or any real properties formerly owned or leased by Parent or any of its Subsidiaries. Parent or one of its Subsidiaries holds all Material Parent Permits under Environmental Laws necessary for the conduct of Parent's and its Subsidiaries' business as presently being conducted, and such Material Parent Permits are valid and in full force and effect.

          (b)   No Hazardous Materials have been, or are currently, located at, in, or under or emanating from either any property currently or previously owned or operated by Parent or any of its Subsidiaries in a manner which violates in any respect any applicable Environmental Laws, except for such violations as in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.13.    Section 203 of the DCGL; Stockholder Rights Plan.

          (a)   Other than that certain Rights Agreement dated as of November 14, 1996, by and between Parent and Harris Trust and Savings Bank Company of New York (the "Parent Rights Agreement"), Parent has not proposed, adopted, approved or implemented any Stockholder Rights Plan, which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement by the parties thereto.

          (b)   Prior to the date of this Agreement, the Board of Directors of Parent has taken all action, if any, necessary to exempt under, or make not subject to, (i) the provisions of Section 203 of the DGCL and (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (A) the execution of this Agreement, (B) the Merger and (C) the transactions contemplated by this Agreement. No "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) and no event allowing bargain purchases will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement.

        Section 5.14.    Information in Disclosure Documents and Registration Statement.    None of the information to be supplied by Parent or Sub for inclusion in (i) the Registration Statement or (ii) the Proxy Statement-Prospectus will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement-Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement-Prospectus and any amendments or supplements thereto, and at the time of the meeting of stockholders of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement-Prospectus will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to statements made therein based on information supplied by the Company or any of its Subsidiaries or their representatives for inclusion in the Registration Statement or the Proxy Statement-Prospectus or with respect to information concerning the Company or any of its Subsidiaries incorporated by reference in the Registration Statement or the Proxy Statement-Prospectus.

        Section 5.15.    Employees.    The Parent has provided or made available to the Company true, correct and complete copies of all employment or severance or termination agreements, policies, plans, commitments or other Contracts, whether written or oral, accruing to the benefit of any officer or director of the Company. Neither Parent nor any of its Subsidiaries is a party to any Contracts with any labor union or employee association nor has Parent or any of its Subsidiaries conducted negotiations with any labor union or employee association with respect to any future contracts. Parent is not aware of any current attempts to organize or establish any labor union or employee association with respect to any employees of Parent or any of its Subsidiaries, and there is no existing or pending certification of any such union with regard to a bargaining unit.

        Section 5.16.    Employee Benefit Plans; ERISA.

          (a)   Schedule 5.16 hereto sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained or contributed to by Parent or the Sub or by any ERISA Affiliate of Parent (the "Parent Plans") or with respect to which Parent or any ERISA Affiliate of Parent has any liability. Neither Parent nor any ERISA Affiliate of Parent has any formal plan or commitment to create any additional plan or modify any existing Parent Plan, except for such modifications that are required by law.

          (b)   Each of the Parent Plans that is subject to ERISA is in compliance with ERISA, except for any failures to be in such compliance that individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect; each of the Parent Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, no event has occurred which may affect such qualification and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, except as has not had and could not reasonably be expected to have a Parent Material Adverse Effect; no Parent Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, except as has not had and could not reasonably be expected to have a Parent Material Adverse Effect; neither Parent nor any ERISA Affiliate of Parent has incurred, directly or indirectly, any liability to or on account of a Parent Plan pursuant to Title IV of ERISA, except for such liability or liabilities that individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect; no proceedings have been instituted to terminate any Parent Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Parent Plan, except for any such reportable event that occurred more than three years before the date of this Agreement; and no condition exists that presents a material risk to Parent or an ERISA Affiliate of Parent of incurring a liability to or on account of a Parent Plan pursuant to Title IV of ERISA, except for such conditions which individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

          (c)   There are no facts or circumstances that would materially change the funded status of any Parent Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Parent Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA) and no Parent Plan is a multiple employer plan as defined in Section 413 of the Code. Except for contributions or amounts which either individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect, all contributions or other amounts payable by Parent or the Sub as of the Effective Time with respect to each Parent Plan in respect of current or prior plan years have been either paid or accrued on the consolidated balance sheet of Parent. There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Parent Plans or any trusts related thereto, except for such claims which individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

          (d)   Neither Parent, nor any ERISA Affiliate of Parent, nor any Parent Plan, nor any trust created thereunder, nor any trustee or administrator thereof has incurred any liability pursuant to Section 409 or 502(i) of ERISA or Section 4975 or 4976 of the Code, that, in either case, individually or in the aggregate has had or could reasonably be expected to have a Parent Material Adverse Effect. No amounts payable under the Parent Plans will, individually or in the aggregate, fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. No Parent Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of Parent or any ERISA Affiliate of Parent beyond their retirement or other termination of service the cost of which is material to Parent and Sub taken as a whole other than (i) coverage mandated by applicable law or (ii) death benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA. Except as disclosed on Schedule 5.16, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Parent or any ERISA Affiliate of Parent to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          (e)   All Parent Plans comply in form and operation, and Parent and each ERISA Affiliate of Parent have complied with respect to the Parent Plans, with all applicable Laws, except where the failure to comply has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.17.    Permits.    Parent and each of its Subsidiaries has, and is in material compliance with, all Permits required to conduct its respective business as now being conducted, except any such Permit the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect ("Material Parent Permits"). All the Material Parent Permits are valid and in full force and effect. There is not now pending, nor to the knowledge of Parent, threatened, any Action by any person or by or before any Governmental Entity to revoke, cancel, rescind, modify or refuse to renew any of the Material Parent Permits and, to the knowledge of Parent, there exist no facts or circumstances that could reasonably be expected to give rise to such Action.

        Section 5.18.    Compliance with Law.    Neither Parent nor any of its Subsidiaries has violated, and Parent and each of its Subsidiaries is in compliance with, all Laws, other than where such violation has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any written notice to the effect that Parent and its Subsidiaries are not in such compliance with any Laws, and Parent has no knowledge that any existing circumstances are reasonably likely to result in such violations of any Laws.

        Section 5.19.    Vote Required.    The affirmative vote of the holders of a majority of the shares of Parent Common Stock present in person or represented by proxy at the stockholders meeting of Parent contemplated by Section 7.5(b) (provided that the shares so present or represented constitute a majority of the outstanding shares of Parent Common Stock) is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of shares of Parent Common Stock and Parent Preferred Stock pursuant to the Merger (the "Share Issuance"), and the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the adoption of the Amended and Restated Charter (the "Charter Amendment") (collectively, the "Parent Stockholder Approval"). The affirmative vote of Parent, as the sole stockholder of all outstanding shares of Sub Common Stock, is the only vote of the holders of any class or series of Sub capital stock necessary to approve the Merger. The Board of Directors of Parent (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of Parent and the holders of Parent Common Stock,

(iii) determined to cause Parent, as the sole stockholder of Sub, to approve and adopt this Agreement, and (iv) recommended that Parent's stockholders approve the Share Issuance and the Charter Amendment. The Board of Directors of Sub (by unanimous written consent) has approved this Agreement.

        Section 5.20.    Opinion of Financial Advisor.    Parent has received the opinion of Morgan Stanley & Co. Incorporated ("Morgan Stanley"), dated the date hereof, substantially to the effect that the consideration to be paid by Parent pursuant to the Exchange Ratio pursuant to the terms of this Agreement is fair from a financial point of view to Parent.

        Section 5.21.    Affiliate Transactions.    Except as disclosed in Parent SEC Reports, there are no material Contracts or other transactions between Parent or any of its Subsidiaries, on the one hand, and any (i) officer or director of Parent, (ii) record or beneficial owner of five percent or more of the voting securities of Parent or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand.

        Section 5.22.    Brokers.    Except for its financial advisor, Morgan Stanley, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

        Section 5.23.    Reorganization.    To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from constituting a "reorganization," within the meaning of Section 368(a) of the Code.

        Section 5.24.    Contracts.    All material Contracts of Parent and its Subsidiaries are valid and binding obligations of Parent or its Subsidiaries, as the case may be, and, to the knowledge of Parent, the valid and binding obligation of each other party thereto, except such Contracts that, if not so valid and binding, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent or its Subsidiaries, nor, to the knowledge of Parent, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition, that with the passage of time or giving of notice (or both), would constitute a default under or permit the termination of, any such Contract, except such violations or defaults under or terminations that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.25.    Change in Control Payments.    Neither Parent nor any of its Subsidiaries has any plans, programs, agreements or arrangements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, the transactions contemplated hereby.

        Section 5.26.    Operation of Parent's Business; Relationships.    Since September 30, 2002, to the knowledge of Parent, no material customer of Parent or any of the Parent Subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from Parent or its Subsidiaries, and no material supplier of Parent or any of the Parent Subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to Parent or the Parent Subsidiaries or, in either case, is otherwise involved in, or is threatening, a material dispute with Parent or its Subsidiaries.

        Section 5.27.    Insurance.    Schedule 5.27 lists all material insurance policies and binders and programs of self-insurance owned, held or maintained by Parent and its Subsidiaries on the date of this Agreement that afford or afforded, as the case may be, coverage to Parent or its Subsidiaries, or the respective assets or businesses of Parent or its Subsidiaries. Parent and its Subsidiaries' insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. Parent has made available to the Company true and correct copies of all material insurance policies maintained by Parent and its Subsidiaries as of the date of this Agreement.

ARTICLE VI.

CONDUCT OF BUSINESS PENDING THE MERGER

        Section 6.1.    Conduct of Business by the Company and its Subsidiaries Pending the Merger.    Prior to the Effective Time, unless Parent shall otherwise agree in writing, or as set forth on Schedule 6.1 or as otherwise expressly contemplated by this Agreement:

          (a)   The Company and its Subsidiaries shall conduct their business only in the ordinary and usual course consistent with past practice, and the Company and its Subsidiaries shall use their reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees and preserve the goodwill of those having business relationships with them; neither the Company nor any Subsidiary of the Company shall hire any person to any position within the Company or such Subsidiary or as a consultant to the Company or such Subsidiary where the annual base salary payable to such person, whether in cash or otherwise, would exceed $100,000;

          (b)   neither the Company nor any of its Subsidiaries shall (i) amend its Certificate of Incorporation, By-Laws or other organizational documents, (ii) split, combine or reclassify any shares of its outstanding capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock;

          (c)   neither the Company nor any of its Subsidiaries shall (i) authorize for issuance, issue or sell or agree to issue or sell any shares of, or rights or securities of any kind to acquire, rights or securities convertible into any shares of, its capital stock (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement or option or other awards to employees of the Company or any of its Subsidiaries hired after the date hereof not exceeding 100,000 shares in the aggregate; (ii) merge or consolidate with another entity; (iii) acquire or purchase an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary and usual course of business and consistent with past practice or otherwise enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (iv) sell, lease, license, waive, release, transfer, encumber or otherwise dispose of any of its assets other than in the ordinary and usual course of business and consistent with past practice or for an aggregate consideration less than $1.0 million; (v) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practice or for an aggregate consideration less than $1.0 million; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in the ordinary course of business and consistent with past practice; (vii) make any loans, advances or capital contributions to, or investments in, any other person; (viii) authorize or make capital expenditures in excess of the amounts currently budgeted therefor; (ix) permit any insurance policy naming the Company or a Company Subsidiary as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d)   neither the Company nor any of its Subsidiaries shall (i) adopt, enter into, terminate or amend (except as may be required by applicable law) any Company Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases in salaried compensation or bonuses in the ordinary course of business consistent with past practice) or (iii) take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or other Company Plan (including the Company Stock Options);

          (e)   neither the Company nor any of its Subsidiaries shall make any material change in its accounting policies or procedures;

          (f)    neither the Company nor any of its Subsidiaries shall take any action that is intended or would reasonably be expected to result in any of the conditions set forth in Article VIII not being satisfied;

          (g)   neither the Company nor any of its Subsidiaries shall knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

          (h)   neither the Company nor any of its Subsidiaries shall make any Tax election or settle or compromise any income Tax liability or file any income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company and its Subsidiaries; and

          (i)    neither the Company nor any of its Subsidiaries shall propose, adopt, approve or implement any Stockholder Rights Plan which could have the effect of restricting, prohibiting, impeding or otherwise affecting the consummation of the transactions contemplated by this Agreement by the parties thereto.

        Section 6.2.    Conduct of Business by Parent Pending the Merger.    Prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise expressly contemplated by this Agreement:

          (a)   Parent and its Subsidiaries shall conduct their business only in the ordinary and usual course consistent with past practice, and Parent and its Subsidiaries shall use their reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and key employees and preserve the goodwill of those having business relationships with them;

          (b)   neither Parent nor Sub shall (i) amend its Certificate of Incorporation, By-Laws or other organizational documents other than to the extent required to comply with applicable law or Parent's obligations hereunder, (ii) split, combine or reclassify any shares of its outstanding capital stock or (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

          (c)   neither Parent nor any of its Subsidiaries shall make any material change in its accounting policies or procedures;

          (d)   neither Parent nor any of its Subsidiaries shall take any action that is intended or would reasonably be expected to result in any of the conditions set forth in Article VIII not being satisfied;

          (e)   neither Parent nor Sub shall knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; and

          (f)    Parent shall not, directly or indirectly, acquire or agree to acquire from any person any assets, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination or series of such transactions (whether related or unrelated) with any person or persons, which, individually or in the aggregate, would require Parent to file financial statements with respect to such acquired person or persons (or business or businesses) pursuant to Item 7 of Form 8-K (an unrelated series of transactions being deemed related for this purpose); provided that for purposes of this Section 6.2(f), 20% shall be substituted for all other percentages contained in the rules or instructions governing whether the filing of such financial statements is required and an unrelated series of transactions will be deemed to be related for purposes of Item 2 and Item 7 of Form 8-K.

        Section 6.3.    Conduct of Business of Sub.    During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

ARTICLE VII.

ADDITIONAL AGREEMENTS

        Section 7.1.    Access and Information.    Each of the Company and Parent shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records (other than privileged documents and subject to any confidentiality provisions applicable to communications between any party and its counsel) and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each party agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all non-public information so acquired in accordance with the terms of the confidentiality agreement, dated August 9, 2002, between Parent and the Company (the "Confidentiality Agreement").

        Section 7.2.    No Solicitation by Parent.

          (a)   Parent shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate or induce, any inquiries or the making of any proposal that constitutes any Parent Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Parent Takeover Proposal; provided, however, that, if at any time, the Board of Directors of Parent determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Parent's stockholders under applicable law, Parent may, in response to a Parent Superior Proposal, or a Parent Takeover Proposal with respect to which the Board of Directors of Parent concludes in good faith there is a reasonable likelihood that such Parent Takeover Proposal could result in a Parent Superior Proposal (a "Probable Parent Superior Proposal"), that was not solicited by it or that did not otherwise result from a breach of this Section 7.2(a) and subject to providing prior written notice of its decision to take such action to the Company and compliance with Section 7.2(c), (x) furnish the same information with respect to Parent and its Subsidiaries as was previously furnished to the Company, as revised or updated to reflect any changes or additions to such information (provided that such revised information is contemporaneously furnished to Company to the extent it had not been previously so furnished), to any person making a Parent Superior Proposal or a Probable Parent Superior Proposal pursuant to a customary confidentiality agreement (as determined by Parent after consultation with its outside counsel) that is no less restrictive in any material respect than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Parent Superior Proposal or a Probable Parent Superior Proposal. For purposes of this Agreement, "Parent Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Parent and its Subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Parent or of 50% or more of any class of equity securities of any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Parent or 50% or more of any class of equity securities of any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, or (z) merger, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. Parent shall immediately terminate, and shall cause its Subsidiaries and its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, or other representatives to immediately terminate, all discussions or negotiations, if any, with any third party with respect to a Parent Takeover Proposal.

          (b)   Except as expressly permitted by this Section 7.2(b) or Section 7.5(b), neither the Board of Directors of Parent nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Company, Parent Recommendation or, (ii) approve or recommend, or propose publicly to approve or recommend, any Parent Takeover Proposal, (iii) permit Parent to waive or otherwise fail to enforce any standstill agreement or similar arrangement between Parent and any other person, or (iv) cause Parent to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Parent Acquisition Agreement") related to any Parent Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Parent determines in good faith, after consultation with outside counsel, that in light of a Parent Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to Parent's stockholders under applicable law, the Board of Directors of Parent may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Parent Acquisition Agreement with respect to a Parent Superior Proposal; provided, however, that Parent may not terminate this Agreement pursuant to this Section 7.2(b) unless and until (i) three business days have elapsed following the delivery to the Company of a written notice of such determination by the Board of Directors of Parent and (x) Parent has delivered to the Company the written notice required by Section 7.2(c) below and (y) during such three business day period, Parent otherwise cooperates with Company with respect to the Parent Takeover Proposal that constitutes a Parent Superior Proposal with the intent of enabling the Company to engage in good faith negotiations to make such adjustments in the terms and conditions of the Merger as would enable Parent to proceed with the Merger on such adjusted terms, (ii) at the end of such three business day period the Board of Directors of Parent continues reasonably to believe that the Parent Takeover Proposal constitutes a Parent

  Superior Proposal and (iii) Parent pays the Parent Termination Fee as provided in Section 9.5. For purposes of this Agreement, a "Parent Superior Proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 30% of the combined voting power of the shares of Parent Common Stock then outstanding or more than 40% of the assets of Parent and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions and otherwise on terms which the Board of Directors of Parent determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Parent's stockholders than the Merger (after considering (1) any adjustment to the terms and conditions of the Merger proposal by Company in response to a Parent Takeover Proposal and (2) the Parent Termination Fee) and (i) for which financing, in the good faith judgment of the Board of Directors of Parent, is reasonably capable of being obtained by such third party and (ii) which, in the good faith judgment of the Board of Directors of Parent, is reasonably likely of being completed.

          (c)   In addition to the obligations of Parent set forth in paragraphs (a) and (b) of this Section 7.2, Parent shall immediately advise the Company orally and in writing of any request for information or of any Parent Takeover Proposal, the material terms and conditions of such request or Parent Takeover Proposal and the identity of the person making such request or Parent Takeover Proposal. Parent shall keep the Company reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Parent Takeover Proposal.

          (d)   Nothing contained in this Section 7.2 prohibits Parent from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Parent's stockholders if, in the good faith judgment of the Board of Directors of Parent, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as expressly permitted by paragraph (b) of this Section 7.2 in connection with a Parent Superior Proposal, neither Parent nor its Board of Directors nor any committee thereof will withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger or the transactions contemplated hereby, or approve or recommend, or propose publicly to approve or recommend, a Parent Takeover Proposal.

        Section 7.3.    No Solicitation by the Company.

          (a)   The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate or induce, any inquiries or the making of any proposal that constitutes any Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that, if at any time, the Board of Directors of Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, Company may, in response to a Company Superior Proposal, or a Company Takeover Proposal that the Board of Directors of the Company concludes in good faith that there is a reasonable likelihood that such Company Takeover Proposal could result in a Company Superior Proposal (a "Probable Company Superior Proposal"), that was not solicited by it or that did not otherwise result from a breach of this Section 7.3(a) and subject to providing prior written notice of its decision to take such action to Parent and compliance with Section 7.3(c), (x) furnish the same information with respect to Company and its Subsidiaries as was previously furnished to Parent, as revised or updated to reflect any changes or additions to such information (provided that such revised information is contemporaneously furnished to Parent to the extent it had not been previously so furnished), to any person making a Company Superior Proposal or a Probable Company Superior Proposal pursuant to a customary confidentiality agreement (as determined by Company after consultation with its outside counsel) that is no less restrictive in any material respect than the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Company Superior Proposal or Probable Company Superior Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (x) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or of 50% or more of any class of equity securities of any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Company or 50% of any class of equity securities of any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (z) merger, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The Company shall immediately terminate, and shall cause its Subsidiaries and its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, or other representatives to immediately terminate, all discussions or negotiations, if any, with any third party with respect to a Company Takeover Proposal.

          (b)   Except as expressly permitted by this Section 7.3 and Section 7.5(a), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Recommendation, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, (iii) permit the Company to waive or otherwise fail to enforce any standstill agreement or similar arrangement between the Company and any other person, or (iv) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to this and the following sentences) terminate this Agreement in order to concurrently enter into such Company Acquisition Agreement with respect to a Company Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.3(b) unless and until (i) three business days have elapsed following the delivery to Parent of a written notice of such determination by the Board of Directors of Company and (x) the Company has delivered to Parent the written notice required by Section 7.3(c) below and (y) during such three business day period, the Company otherwise cooperates with Parent with respect to the Company Takeover Proposal that constitutes a Company Superior Proposal with the intent of enabling Parent to engage in good faith negotiations to make such adjustments in the terms and conditions of the Merger as would enable the Company to proceed with the Merger on such adjusted terms, (ii) at the end of such three business day period the Board of Directors of the Company continues reasonably to believe that the Company Takeover Proposal constitutes a

  Company Superior Proposal and (iii) the Company pays the Company Termination Fee as provided in Section 9.5. For purposes of this Agreement, a "Company Superior Proposal" means a bona fide written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 30% of the combined voting power of the shares of the Company Common Stock then outstanding or more than 40% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions and otherwise on terms which the Board of Directors of Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger (after considering (1) any adjustment to the terms and conditions of the Merger proposed by Parent in response to a Company Takeover Proposal and (2) the Company Termination Fee) and (i) for which financing, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party and (ii) which, in the good faith judgment of the Board of Directors of the Company, is reasonably likely of being completed.

          (c)   In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 7.3, the Company shall immediately advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal. The Company shall keep Parent reasonably informed of the status and details (including amendments and proposed amendments) of any such request or Company Takeover Proposal.

          (d)   Nothing contained in this Section 7.3 prohibits the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as expressly permitted by paragraph (b) of this Section 7.3 in connection with a Company Superior Proposal, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger or the transactions contemplated hereby, or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

        Section 7.4.    Registration Statement.    As promptly as practicable, Parent and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement-Prospectus, and Parent, in consultation with the Company, shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable. Parent shall also use its reasonable best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of Parent Common Stock and Parent Preferred Stock pursuant to this Agreement in the Merger. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Registration Statement and the issuance of shares of Parent Common Stock and Parent Preferred Stock. If at any time prior to the Effective Time any event or circumstance relating to Parent, any Subsidiary of Parent, the Company, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement-Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

        Section 7.5.    Proxy Statement-Prospectus; Stockholder Approvals.

          (a)   The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law based on advice by outside legal counsel, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company and include in the Proxy Statement-Prospectus such recommendation (the "Company Recommendation") and (ii) take all reasonable and lawful action to solicit and obtain such approval. Without limiting the generality of the foregoing, but subject to it rights pursuant to Section 7.3(b) and Section 9.1(d), Company agrees that its obligations pursuant to this Section 7.5(a) will not be affected by the commencement, public proposal, public disclosure or communication to the Company of, a Company Takeover Proposal.

          (b)   Parent, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective, a meeting of the holders of Parent Common Stock for the purpose of voting to approve the issuance of the shares of Parent Common Stock and Parent Preferred Stock to be issued in the Merger, and, subject to the fiduciary duties of the Board of Directors of Parent under applicable law based on advice by outside counsel, (i) recommend approval of such issuance by the stockholders of Parent and include in the Proxy Statement-Prospectus such recommendation (the "Parent Recommendation") and (ii) take all reasonable and lawful action to solicit and obtain such approval. Without limiting the generality of the foregoing, but subject to its rights pursuant to Section 7.2(b) and Section 9.1(g), Parent agrees that its obligation pursuant to this Section 7.5(b) will not be affected by the commencement, public proposal, public disclosure or communication to Parent, of a Parent Takeover Proposal.

          (c)   Parent and the Company, as promptly as practicable (or with such other timing as Parent and the Company mutually agree), shall cause the definitive Proxy Statement-Prospectus to be mailed to the Company's stockholders.

          (d)   At or prior to the Closing, each of Parent and the Company shall deliver to the other a certificate of its Secretary setting forth the voting results from its stockholder meeting.

          (e)   Parent and Company shall use all reasonable best efforts to hold their respective stockholders meetings on the same date and as soon as practicable after the date hereof.

        Section 7.6.    Compliance with the Securities Act.

          (a)   At least 30 days prior to the Effective Time, the Company shall cause to be delivered to Parent a list identifying all persons who were, in its reasonable judgment, at the record date for the Company's stockholders' meeting convened in accordance with Section 7.5(a) hereof, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

          (b)   The Company shall use its reasonable best efforts to cause each person who is identified as one of its Affiliates in its list referred to in Section 7.6(a) above to deliver to Parent (with a copy to the Company), at or prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit C (the "Affiliate Letters").

          (c)   If any Affiliate of the Company refuses to provide an Affiliate Letter, Parent may place appropriate legends on the certificates evidencing the shares of Parent Common Stock to be received by such Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock to the effect that the shares of Parent Common Stock received by such Affiliate pursuant to this Agreement only may be sold, transferred or otherwise conveyed (i) pursuant to an effective registration statement under the Securities Act, (ii) in compliance with Rule 145 promulgated under the Securities Act or (iii) pursuant to another exemption under the Securities Act.

        Section 7.7.    Reasonable Best Efforts.    Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, the Company, Parent and Sub shall make all filings and submissions under the HSR Act and with respect to the Other Governmental Approvals as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to the Confidentiality Agreement, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreement, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consents or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Parent and the Surviving Corporation shall take all such necessary action. Each of the parties will use its reasonable best efforts to ensure that the tax opinion to be delivered by its counsel pursuant to Section 8.2(d) or Section 8.3(c), as the case may be, be delivered and not withdrawn or modified in any material respect.

        Section 7.8.    Company Stock Options.    At the Effective Time, except as provided in the next sentence, each of the Company Stock Options that is outstanding immediately prior to the Effective Time shall be assumed by Parent and converted automatically into an option to purchase shares of Parent Common Stock (a "New Option") in an amount and at an exercise price determined as provided below. The Company shall make the cash payments required under each limited right granted with respect to any Company Stock Option that is "in-the-money" at the Effective Time based upon the Exchange Ratio, which payment shall cause the cancellation of such Company Stock Option, pursuant to the terms of the agreement and Company Plan governing such Company Stock Option and shall use its reasonable best efforts (which efforts shall not require the Company to obtain stockholder approval) to make any agreements and modifications necessary to cash out (which shall cause the cancellation of such Company Stock Option) any Company Stock Option that is "in-the-money" at the Effective Time based upon the Exchange Ratio and does not have an associated limited stock appreciation right.

          (a)   The number of shares of Parent Common Stock to be subject to the New Option shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original option and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

          (b)   The exercise price per share of Parent Common Stock under the New Option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

        The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. After the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, except that all references to the Company shall be deemed to be references to Parent. The Company shall take all actions necessary (including adopting amendments, if necessary, to the Company Plans, but none of which would require the Company to obtain stockholder approval) to effect the assumption and conversion of Company Stock Options described in this Section 7.8. Promptly after the Effective Time, but no later than ten business days after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement for purposes of registering all shares of Parent Common Stock issuable after the Effective Time upon exercise of the New Options, and use all reasonable efforts to (i) have such registration statement or post-effective amendment become effective with respect thereto as promptly as practicable after the Effective Time, and (ii) maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the New Options remain outstanding or for so long as such registration statement is required with respect to any Company Plan.

        Section 7.9.    Public Announcements.    Each of Parent, Sub, and the Company agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby or thereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law or by obligations imposed pursuant to any listing agreement with the NNM, the New York Stock Exchange or any other national securities exchange and (ii) the party making such disclosure has first used its reasonable best efforts to consult with the other party about the form and substance of such disclosure.

        Section 7.10.    Directors' and Officers' Indemnification.

          (a)   From and after the Effective Time, Parent and Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (each, an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or served as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) at any time maintained by or contributed to by the Company or any of its Subsidiaries ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. Without limitation to clauses (i) and (ii), Parent and the Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees of the Company and its Subsidiaries (in all of their capacities) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof (each of which indemnification agreements is listed on Schedule 7.10(a)). In the event of any such Indemnified Liability, (i) Parent and Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) Parent shall cooperate in the defense of such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law and the certificate of incorporation or by-laws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent and the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). In the event that any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Parent and the Surviving Corporation shall reimburse such Indemnified Party for all of its expenses in bringing and pursuing such action including, without limitation, reasonable attorneys' fees and costs. In addition, from and after the Effective Time, directors and officers of the Company who become directors or officers of Parent will be entitled to indemnification under Parent's certificate of incorporation and by-laws, as the case may be, as the same may be amended from time to time in accordance with their terms and applicable law.

          (b)   In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent assume the obligations set forth in this Section 7.10(b).

          (c)   For six years after the Effective Time, Parent shall maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of the policy of the Company in effect on the date hereof; provided, however, that in no event will Parent be required to pay aggregate premiums for insurance under this Section 7.10(c) in excess of 200% of the aggregate annual premiums paid or payable by the Company for such purpose with respect to coverage for the policy year ending February 2004; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Parent, for a cost up to but not exceeding such amount. In addition, for six years after the Effective Time, Parent shall maintain in effect fiduciary liability insurance policies for employees who serve or have served as fiduciaries under or with respect to any employee benefit plans described in Section 7.10(a) with coverages and in amounts no less favorable than those of the policies of the Company in effect on the date hereof.

          (d)   The provisions of this Section 7.10(d) (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

        Section 7.11.    Expenses.    Except as otherwise set forth in Section 9.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        Section 7.12.    Listing Application.    Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger to be approved for listing on the NNM, subject to official notice of issuance, and to be reserved for issuance upon conversion of the Parent Preferred Stock and upon the exercise of New Options, prior to the Effective Time.

        Section 7.13.    Supplemental Disclosure.    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.13 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VIII of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

        Section 7.14.    Letters of Accountants.

          (a)   Parent shall use all reasonable efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

          (b)   The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter of Deloitte & Touche LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to the Effective Time.

        Section 7.15.    Consulting and Other Agreements.    Between the date hereof and the Closing Date, Parent and the Company shall use their respective reasonable best efforts to enter into employment, consulting or similar arrangements with the individuals set forth on Schedule 7.15 hereto and establish the other arrangements described on Schedule 7.15 hereto, which agreements and arrangements shall include the substantive terms set forth on Schedule 7.15 hereto.

        Section 7.16.    Employee Benefit Plans.

          (a)   Parent shall, or shall cause the Surviving Corporation to, provide to all employees of the Company immediately prior to the Effective Time who remain employees of the Surviving Corporation compensation and benefits which are, in the aggregate, substantially comparable to the compensation and benefits provided to such employees of the Company immediately prior to the Effective Time, or in the alternative, Parent shall, or shall cause the Surviving Corporation to, include such employees of the Company in the compensation and benefit programs of Parent applicable to similarly situated employees of Parent. At all times following the Effective Time, Parent shall cause, or shall cause the Surviving Corporation to cause, each of the employee benefit plans and programs covering individuals who were employees of the Company before the Effective Time to recognize service performed as an employee of the Company prior to the Effective Time, but such recognition of service will not be required to result in any duplication of benefits.

          (b)   Within the time period permitted under ERISA Section 4043, Parent shall file with the Pension Benefit Guaranty Corporation any notice that is required under ERISA Section 4043 with respect to each Parent Plan, and the Company shall file with the Pension Benefit Guaranty Corporation any notice that is required under ERISA Section 4043 with respect to each Company Plan.

        Section 7.17.    Stockholder Litigation.    Each of Parent and the Company shall give the other reasonable opportunity to participate in the defense of any stockholder litigation against Parent or the Company, as applicable, and its respective directors relating to the transactions contemplated hereby.

ARTICLE VIII.

CONDITIONS TO CONSUMMATION OF THE MERGER

        Section 8.1.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)    HSR and Other Governmental Approval.    Any waiting period applicable to the consummation of the Merger under the HSR Act or with respect to any Other Governmental Approval shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission or similar Governmental Entity challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

          (b)    Stockholder Approval.    Each of the Parent Stockholder Approval and the Company Stockholder Approval shall have been obtained.

          (c)    NNM Listing for Quotation.    The shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement in the Merger shall have been authorized for listing on the NNM, upon official notice of issuance.

          (d)    Registration Statement.    The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

          (e)    No Order.    No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) (collectively, "Restraints") which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          (f)    Approvals.    Other than the filing of Merger documents in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity that are listed on Schedule 8.1(f), the failure of which to obtain, make or occur could reasonably be expected to have a Material Adverse Effect at or after the Effective Time on Parent or the Surviving Corporation, shall have been obtained, been filed or have occurred.

        Section 8.2.    Conditions to Obligations of Parent and Sub to Effect the Merger.    The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

          (a)    Representations and Warranties.    The representations and warranties of the Company shall be true and correct in all respects (without giving effect to any limitation as to "materiality" or "material adverse effect" or any similar limitation set forth therein), as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time except where the failure of such representations and warranties to be so true and correct could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Tax Opinion of Counsel.    Parent shall have received an opinion of Gardner Carton & Douglas LLC ("Gardner Carton") dated on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of the Company to the effect that (i) the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, and (ii) the description of the federal income tax consequences of the Merger contained in the Registration Statement and the Proxy Statement-Prospectus, insofar as it relates to matters of federal income tax law, is a fair and accurate summary of such matters, which opinion shall not have been withdrawn or modified in any material respect.

        In rendering such opinion, Gardner Carton may require and rely upon representations contained in certificates of officers of Parent, Sub and the Company, certain stockholders and others dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect; provided, however, that, at the option of the Company, the condition set forth in this Section 8.2(c) shall be deemed to be satisfied if Gardner Carton is unable to render such opinion solely by reason of Parent or Sub refusing or failing to provide Gardner Carton with requested representations unless such representations are untrue. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to Gardner Carton.

          (d)    No Company Material Adverse Effect.    No Company Material Adverse Effect shall have occurred since the date of this Agreement and no fact or circumstance shall have occurred or arisen since the date of this Agreement that could reasonably be expected to have a Company Material Adverse Effect.

        Section 8.3.    Conditions to Obligation of the Company to Effect the Merger.    The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent shall be true and correct in all respects (without giving effect to any limitation as to "materiality" or "material adverse effect" or any similar limitation set forth therein) as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made on and as of the Effective Time, except where the failure of such representations and warranties to be so true and correct could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)    Performance of Obligations of Parent and Sub.    Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

          (c)    Tax Opinion of Counsel.    The Company shall have received an opinion of Jones Day ("Jones Day") dated on or about the date that is two business days prior to the date the Proxy Statement-Prospectus is first mailed to stockholders of the Company to the effect that (i) the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, and (ii) the description of the federal income tax consequences of the Merger contained in the Registration Statement and the Proxy Statement-Prospectus, insofar as it relates to matters of federal income tax law, is a fair and accurate summary of such matters, which opinion shall not have been withdrawn or modified in any material respect.

        In rendering such opinion, Jones Day may require and rely upon representations contained in certificates of officers of Parent, Sub and the Company, certain stockholders and others dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect; provided, however, that, at the option of Parent, the condition set forth in this Section 8.3(c) shall be deemed to be satisfied if Jones Day is unable to render such opinion solely by reason of the Company or any of the holders of Company Common Stock or Company Preferred Stock refusing or failing to provide Jones Day with requested representations unless such representations are untrue. The specific provisions of each such certificate and representation shall be in form and substance satisfactory to Jones Day.

          (d)    No Parent Material Adverse Effect.    No Parent Material Adverse Effect shall have occurred since the date of this Agreement and no fact or circumstance shall have occurred or arisen since the date of this Agreement that could reasonably be expected to have a Parent Material Adverse Effect.

ARTICLE IX.

TERMINATION

        Section 9.1.    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Parent Stockholder Approval or the Company Stockholder Approval:

          (a)   by mutual written consent of Company and Parent;

          (b)   by either Company or Parent:

            (i)    if the Merger shall not have been consummated by September 30, 2003 (provided that, if, by September 30, 2003, all conditions to the Closing set forth in Article VIII shall have been fulfilled other than (i) those conditions that by their nature cannot be satisfied until the Closing Date and (ii) those conditions that are set forth in Section 8.1(a), Section 8.1(d) or Section 8.1(f), such date shall be extended to November 30, 2003); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) is not available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

            (ii)   if the Parent Stockholder Approval has not been obtained at a Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof,

            (iii)  if the Company Stockholder Approval has not been obtained at a Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, or

            (iv)  if any Restraint having any of the effects set forth in Section 8.1(e) is in effect and has become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.1(b)(iv) has used reasonable best efforts to prevent the entry of and to remove such Restraint;

          (c)   by the Company, if any representation or warranty of Parent is inaccurate (without giving effect to any limitation as to "materiality" or "material adverse effect" or similar limitation contained or set forth therein) or Parent has breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, breach or failure to perform has given rise to or could reasonably be expected to give rise to a Parent Material Adverse Change or a Parent Material Adverse Effect and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by Parent;

          (d)   by the Company in accordance with Section 7.3(b); provided, however, that, in order for the termination of this Agreement pursuant to this Section 9.1(d) to be deemed effective, the Company shall have complied with all provisions contained in Section 7.3, including the notice provisions therein, and the applicable requirements, including the payment of the Company Termination Fee, of Section 9.5;

          (e)   by the Company if (i) the Board of Directors of Parent or any committee thereof has withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to the Company (including any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification), the Parent Recommendation, or approved or recommended any Parent Takeover Proposal or (ii) the Board of Directors of Parent has resolved to do any of the foregoing;

          (f)    by Parent, if any representation or warranty of the Company is inaccurate (without giving effect to any limitation as to "materiality" or "material adverse effect" or similar limitation contained or set forth therein) or the Company has breached or failed to perform any of its covenants or other agreements contained in this Agreement, which inaccuracy, breach or failure to perform has given rise to or could reasonably be expected to give rise to a Company Material Adverse Change or Company Material Adverse Effect and (A) is not cured within 30 days after written notice thereof or (B) is incapable of being cured by the Company;

          (g)   by Parent in accordance with Section 7.2(b); provided, however, that, in order for the termination of this Agreement pursuant to this Section 9.1(g) to be deemed effective, Parent shall have complied with all provisions of Section 7.2, including the notice provisions therein, and the applicable requirements, including the payment of the Parent Termination Fee, of Section 9.5; or

          (h)   by Parent if (i) the Board of Directors of the Company or any committee thereof has withdrawn or modified or proposed publicly to withdraw or modify, in a manner adverse to Parent (including any disclosure as a result of its fiduciary duty of disclosure having the effect of an adverse modification), the Company Recommendation, or approved or recommended any Company Takeover Proposal or (ii) the Board of Directors of the Company has resolved to do any of the foregoing.

        Section 9.2.    Effect of Termination.    In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of the Company or Parent, other than the provisions of Section 4.22, Section 5.23, the last sentence of Section 7.1, Section 7.9, Section 7.11, this Section 9.2, Section 9.5 and Article X, which provisions will survive such termination; provided, however, that nothing herein relieves any party from any liability for any material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        Section 9.3.    Amendment.    This Agreement may be amended by the parties at any time before or after the Parent Stockholder Approval or the Company Stockholder Approval; provided, however, that after any such approval, there may not be made any amendment that by law requires further approval by the stockholders of Parent or the Company without the further approval of such stockholders. This

Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        Section 9.4.    Extension; Waiver.    At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

        Section 9.5.    Fees and Expenses.

          (a)   Except as provided in this Section 9.5(a), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby are to be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Proxy Statement—Prospectus (including SEC filing fees), but excluding fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to such matters.

          (b)   If (i) this Agreement is terminated by Parent pursuant to Section 9.1(g), then, immediately prior to such termination, Parent shall pay Company a fee equal to $20 million (the "Parent Termination Fee"), payable by wire transfer of same day funds, or (ii) (x) a Parent Takeover Proposal has been made known to Parent or any of its Subsidiaries or has been made directly to its stockholders generally or any person has publicly announced an intention (whether or not conditional) to make a Parent Takeover Proposal which, in any such case, has not been publicly withdrawn prior to the Parent Stockholders Meeting, (y) thereafter, this Agreement is terminated by either Parent or Company pursuant to Section 9.1(b)(ii), and (z) within 12 months of such termination Parent or any of its Subsidiaries enters into any Parent Acquisition Agreement or consummates any Parent Takeover Proposal (for the purposes of the foregoing proviso the terms "Parent Acquisition Agreement" and "Parent Takeover Proposal" have the meanings assigned to such terms in Section 7.2 except that the references to "15%" in the definition of "Parent Takeover Proposal" in Section 7.2(a) are deemed to be references to 35%" and "Parent Takeover Proposal" is only deemed to refer to a transaction involving Parent, or with respect to assets (including the shares of any Subsidiary) of Parent and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone), then Parent shall pay Company the Parent Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of a Parent Acquisition Agreement or the consummation of a Parent Takeover Proposal, or (iii) this Agreement is terminated by Company pursuant to Section 9.1(e), then Parent shall pay Company the Parent Termination Fee, payable by wire transfer of same day funds, no later than two days after such termination. Parent acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Company would not enter into this Agreement.

          (c)   If (i) this Agreement is terminated by Company pursuant to Section 9.1(d), then, immediately prior to such termination, Company shall pay Parent a fee equal to $20 million (the "Company Termination Fee"), payable by wire transfer of same day funds, or (ii) (x) a Company Takeover Proposal has been made known to Company or any of its Subsidiaries or has been made directly to its stockholders generally or any person has publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal which, in any such case, has not been publicly withdrawn prior to the Company Stockholders Meeting, (y) thereafter, this Agreement is terminated by either Parent or Company pursuant to Section 9.1(b)(iii), and (z) within 12 months of such termination Company or any of its Subsidiaries enters into any Company Acquisition Agreement or consummates any Company Takeover Proposal (for the purposes of the foregoing proviso the terms "Company Acquisition Agreement" and "Company Takeover Proposal" have the meanings assigned to such terms in Section 7.3 except that the references to "15%" in the definition of "Company Takeover Proposal" in Section 7.3(a) are deemed to be references to "35%" and "Company Takeover Proposal" is only deemed to refer to a transaction involving Company, or with respect to assets (including the shares of any Subsidiary) of Company and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone), then Company shall pay Parent the Company Termination Fee, payable by wire transfer of same day funds, no later than two days after the first to occur of the execution of a Company Acquisition Agreement or the consummation of a Company Takeover Proposal, or (iii) this Agreement is terminated by Parent pursuant to Section 9.1(h), then Company shall pay Parent the Company Termination Fee, payable by wire transfer of same day funds, no later than two days after such termination. Company acknowledges that the agreements contained in this Section 9.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement.

          (d)   If this Agreement is terminated at such time that this Agreement is terminable pursuant to either (but not both) of Section 9.1(c) or Section 9.1(f), then the party whose representations or warranties are inaccurate or who has breached its covenants or other agreements contained in this Agreement shall promptly (but not later than two business days after receipt of notice from the other party) pay to the other party an amount equal to all documented out-of-pocket expenses and fees incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of or in connection with or related to the Merger or the other transactions contemplated by this Agreement) not to exceed $3 million in the aggregate ("Out-of-Pocket Expenses"), and the non-breaching party may pursue any remedies available to it at law or in equity and will, in addition to its Out-of-Pocket Expenses (which are to be paid as specified above and, if this Agreement is terminated by a party as a result of a willful breach by the other party, will not be limited to $3 million), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

ARTICLE X.

GENERAL PROVISIONS

        Section 10.1.    Survivability.    The respective representations and warranties of Parent and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not survive beyond the Effective Time.

        Section 10.2.    Knowledge.    For purposes of this Agreement, the term "knowledge" means, with respect to any entity, the actual knowledge of such entity's executive officers, after inquiry of their respective direct reports.

        Section 10.3.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

          (a)   If to Parent or Sub, to:

      Andrew Corporation
      10500 West 153rd Street
      Orland Park, Illinois 60462
      Attention: Chief Executive Officer
      Facsimile: (708) 349-5294

  with copies to:

      Gardner Carton & Douglas LLC
      191 N. Wacker Drive, Suite 3700
      Chicago, Illinois 60606
      Attention: Dewey B. Crawford
      Facsimile: (312) 569-3111

  and

          (b)   If to the Company, to:

      Allen Telecom Inc.
      25101 Chagrin Boulevard Suite 350
      Beachwood, Ohio 44122
      Attention: General Counsel
      Facsimile: (216) 765-0410

    with a copy to:

      Jones Day
      North Point
      901 Lakeside Avenue
      Cleveland, Ohio 44114
      Attention: Lyle G. Ganske
      Facsimile: (216) 579-0212

        Section 10.4.    Descriptive Headings; Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections, Schedules, Exhibits or Articles mean a Section, Schedule, Exhibit or Article of this Agreement unless otherwise indicated. References to this Agreement shall be deemed to include the Exhibits and Schedules hereto, unless the context otherwise requires. The term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, an association, a trust, a Governmental Entity or an unincorporated organization or other entity.

        Section 10.5.    Entire Agreement; Assignment.    This Agreement (including the Schedules and other documents and instruments referred to herein), together with the Confidentiality Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Except for Section 7.10, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Agreement shall not be assigned by operation of law or otherwise; provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

        Section 10.6.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

        Section 10.7.    Severability.    In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

        Section 10.8.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

[Signature Page Follows]

[Signature Page to Agreement and Plan of Merger]

        IN WITNESS WHEREFORE, each of Parent, Sub and the Company has caused this Agreement to be executed under seal on its behalf by its officers thereunto duly authorized, all as of the date first above written.

PARENT:
ANDREW CORPORATION
By:	/s/ RALPH E. FAISON Name: Ralph E. Faison Title: President and Chief Executive Officer
SUB:
ADIRONDACKS, INC.
By:	/s/ CHARLES R. NICHOLAS Name: Charles R. Nicholas Title: President
THE COMPANY:
ALLEN TELECOM INC.
By:	/s/ ROBERT G. PAUL Name: Robert G. Paul Title: President and Chief Executive Officer

EXHIBIT A

OFFICERS OF THE SURVIVING CORPORATION

Name	Title
Ralph E. Faison	Chairman & Chief Executive Officer
Robert G. Paul	President
James LePorte	Vice President
Mark A. Olson	Vice President
James F. Petelle	Vice President & Secretary
M. Jeffrey Gittelman	Vice President & Treasurer
Laura C. Meagher	Assistant Secretary

A-A-1

EXHIBIT B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ANDREW CORPORATION

[Incorporated on November 21, 1986]

        ANDREW CORPORATION a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware Law"), the Certificate of Incorporation, as amended, of ANDREW CORPORATION, a Delaware corporation (the "Corporation"), is hereby amended and restated to read in its entirety as follows:

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

        Article 1.    The name of the Corporation is ANDREW CORPORATION

        Article 2.    The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is the Corporation Service Company.

        Article 3.    The nature of the business and the objects and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        Article 4.    (a) The total number of shares of stock which the corporation shall have authority to issue is Four Hundred Million (400,000,000) shares of common stock, at $.01 par value and One Million (1,000,000) shares of Series A 7.75% Convertible Preferred Stock, at no par value.

           (b)  Holders of Common Stock have one vote in respect of each share held by them.

           (c)  The Series A 7.75% Convertible Preferred Stock shall have the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        1.    Definitions.    As used herein, in addition to those terms otherwise defined herein, the following terms shall have the following meanings:

          (a)   "Accumulated Automatic Conversion Ratio Increases" shall mean, as of any date, any accumulated automatic increases to the Conversion Ratio that may occur pursuant to Section 6 (g)(ii), as such increases may be equitably adjusted from time to time pursuant to Section 16 (d).

          (b)   "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

          (c)   "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law or executive order to close.

          (d)   "Change of Control" shall mean any of the following events:

      (i)
      the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation's assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act);

A-B-1

      (ii)
      the Corporation consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all its assets to any Person, or permits any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation, and the surviving company, successor, transferee or lessee is not organized under the laws of the United States or any political subdivision thereof;

      (iii)
      the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Corporation;

      (iv)
      the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13 (d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of the Corporation; or

      (v)
      during any period of two consecutive years, individuals who at the beginning of such period composed the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 66 2/3% of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

          (e)   "Change of Control Date" shall mean the date on which a Change of Control event described in Section 1(d) occurs.

          (f)    "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Corporation is a constituent corporation.

          (g)   "Conversion Price" shall mean, initially, $4.338 per share of Common Stock, subject to adjustment from time to time as set forth in Section 8.

          (h)   "Conversion Ratio" shall mean the number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted at any time pursuant to and in accordance with an applicable voluntary or mandatory conversion provision of this Certificate of Incorporation, and shall equal (x) the Liquidation Preference divided by the Conversion Price applicable upon such conversion, plus (y) Accumulated Automatic Conversion Ratio Increases, if any, through the conversion date.

          (i)    "Dividend Payment Date" shall mean February 15, May 15, August 15 and November 15 of each year, commencing                        15, 2003, or, if any such day is not a Business Day, the next succeeding Business Day.

          (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          (k)   "Holder" shall mean a holder of record of an outstanding share or shares of the Series A Preferred Stock.

          (l)    "Issue Date" shall mean the original date of issuance of shares of the Series A Preferred Stock.

          (m)  "Junior Stock" shall mean the Common Stock and each other class of capital stock or series of preferred stock of the Corporation established by the Board of Directors after the Issue

A-B-2

  Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

          (n)   "Liquidation Parity Stock" shall mean Parity Stock the terms of which expressly provide that it will rank on parity with the Series A Preferred Stock as to rights upon the liquidation, winding-up or dissolution of the Corporation.

          (o)   "Liquidation Preference" shall mean, with respect to each share of the Series A Preferred Stock, $50.00, subject to equitable adjustment from time to time pursuant to Section 16 (d).

          (p)   "Market Value" shall mean the average closing price of a share of the Common Stock for a five consecutive Trading Day period on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock).

          (q)   "NNM" shall mean the NASDAQ National Market.

          (r)   "Officer" shall mean the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

          (s)   "Officers' Certificate" shall mean a certificate signed by two duly authorized Officers.

          (t)    "Opinion of Counsel" shall mean a written opinion from legal counsel acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Corporation or the Transfer Agent.

          (u)   "Parity Stock" shall mean any class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

          (v)   "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

          (w)  "Record Date" shall mean, with respect to a Dividend Payment Date, the 15th calendar day prior thereto, or such other date designated by the Board of Directors with respect to a Dividend Period.

          (x)   "SEC" shall mean the Securities and Exchange Commission.

          (y)   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          (z)   "Senior Stock" shall mean each class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

          (aa) "Trading Day" shall mean any day on which the Common Stock is traded for any period on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation).

          (bb) "Transfer Agent" shall mean Computershare Investor Services, the Corporation's duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the

A-B-3

  Series A Preferred Stock and transfer agent and registrar for any Common Stock issued upon conversion of or in payment of any portion of a dividend on shares of the Series A Preferred Stock, or any successor duly appointed by the Corporation.

          (a)   "Underwriting Agreement" shall mean that certain Underwriting Agreement with respect to the public offering of the Series D Preferred Stock of Allen Telecom, Inc., dated as of March 14, 2002, among the Allen Telecom, Inc., Bear, Stearns & Co. Inc., McDonald Investments Inc., A.O. Edwards & Sons, Inc., Needham & Company, Inc. and H.C. Wainwright & Co., Inc.

          (cc) "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

        2.    Ranking.    The Series A Preferred Stock will, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, rank (a) senior to all Junior Stock, (b) on parity with all Parity Stock and (c) junior to all Senior Stock.

        3.    Liquidation Rights.

          (a)   In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall, subject to the prior rights of any holders of Senior Stock, be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Liquidation Preference for each outstanding share of the Series A Preferred Stock held by such Holder, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock, including, without limitation, on any Common Stock. After the payment to the Holders of the Liquidation Preference for each outstanding share of the Series A Preferred Stock, the Holders shall not be entitled to convert any share of the Series A Preferred Stock into Common Stock and shall not be entitled to any further participation in distributions of, and shall have no right or claim to, any of the remaining assets of the Corporation in respect of the shares of the Series A Preferred Stock.

          (b)   Upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, the Corporation shall not pay to the Holders, and no Holder shall be entitled to, any additional amount per share of the Series A Preferred Stock in excess of the Liquidation Preference to compensate any such Holder for any Accumulated Automatic Conversion Ratio Increases through the date of liquidation, winding-up or dissolution.

          (c)   Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 3.

          (d)   In the event the assets of the Corporation legally available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 3(a), no such distribution shall be made on account of any shares of

A-B-4

  Liquidation Parity Stock upon such liquidation, winding-up or dissolution unless proportionate distributable amounts shall be paid with equal priority on account of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Liquidation Parity Stock are entitled upon such liquidation, winding-up or dissolution.

        4.    Voting; Amendments.

          (a)   The shares of the Series A Preferred Stock shall have no voting rights except as set forth in Section 4(b) and 4(c) or as otherwise required by Delaware law from time to time. In exercising the voting rights set forth in Section 4(b) and 4(c), each Holder shall be entitled to one vote for each share of the Series A Preferred Stock held by such Holder.

          (b)   So long as any shares of the Series A Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or written consent of the Holders (voting or consenting separately as one class) of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock, authorize, increase the authorized amount of, reclassify any authorized capital stock or the Corporation into, or issue, any shares of any class or series of Senior Stock (or any security convertible into or exchangeable or exercisable for Senior Stock), or adopt amendments to the Certificate of Incorporation or the by-laws of the Corporation, that would materially affect the existing terms of the Series A Preferred Stock. Notwithstanding the foregoing, except as otherwise required by law, the Corporation may, without the consent of any Holder, authorize, increase the authorized amount of, or issue shares of Parity Stock or Junior Stock, and in taking such actions the Corporation shall not be deemed to have materially adversely affected the existing terms of the Series A Preferred Stock. In addition, the Corporation may, without the consent of any Holder, enter into a Transaction, as described in Section 9(i), in which the outstanding shares of the Series A Preferred Stock become convertible into securities other than the Common Stock, cash or other property, or consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation, as described in Section 12.

          (c)   So long as at least 100,000 shares of the Series A Preferred Stock remain outstanding:

      (i)
      If, for each of six consecutive Dividend Periods, the Corporation fails to pay in cash, shares of Common Stock or a combination of cash and shares of Common Stock, the full dividend amount payable to the Holders with respect to such dividend Period pursuant to Sections 6(a) and 6(b), then the Holders, voting separately as one class, will be entitled at the next regular or special meeting of stockholders of the Corporation to elect one additional director of the Corporation. Effective immediately prior to the election of such additional director, the number of directors that compose the Board of Directors shall be increased by one director.

      (ii)
      The Holders may exercise the voting rights set forth in Section 4(c) (i) at any special meeting of the Holders held for such purpose, which may be called in accordance with the Corporation's by-laws or as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as fewer than 100,000 shares of the Series A Preferred Stock are outstanding, such time as the outstanding shares of the Series A Preferred Stock have been mandatorily converted or redeemed, or the liquidation, winding-up or dissolution of the Corporation, whichever is earliest, at which time such voting rights and the term of any director elected pursuant to this Section 4(c) shall automatically terminate.

A-B-5

      (iii)
      At any time when the voting rights set forth in Section 4(c)(i) shall have vested in the Holders, an Officer of the Corporation may call, and, upon written request of the Holders of at least twenty-five percent (25%) of the outstanding shares of the Series A Preferred Stock, addressed to the Secretary of the Corporation, shall call a special meeting of the Holders. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 4(c)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 4(c) shall be held at such annual meeting of stockholders.

      (iv)
      At any meeting held for the purpose of electing directors at which the Holders voting separately as one class shall have the right to elect a director as provided in this Section 4(c), the presence in person or by proxy of the Holders of more than fifty percent (50%) of the then outstanding shares of the Series A Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the election of a director by such class. The director candidate that receives the highest number of affirmative votes of the outstanding shares of the Series A Preferred Stock will be elected.

      (v)
      Any director elected pursuant to the voting rights set forth in this Section 4(c) shall hold office until the next annual meeting of stockholders (or his or her earlier death, resignation or removal), unless such term has previously automatically terminated pursuant to Section 4(c)(ii)) and any vacancy in respect of any such director shall be filled only by the Holders at a special meeting called in accordance with the procedures set forth in this Section 4(c), or, if no such special meeting is called, at the next annual meeting of stockholders. The Holders shall be entitled to remove any director elected pursuant to this Section 4(c) without cause at any time and replace such director as provided in this Section 4(c).

        5.    Dividends; Automatic Conversion Ratio Increases.

          (a)   Subject to the rights of any holders of Senior Stock or Parity Stock, each Holder will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, dividends on each share of the Series A Preferred Stock at a rate per annum equal to 7.75% of the Liquidation Preference, or $3.875 per share annually (or $0.96875 per share in a full quarterly dividend period), payable quarterly in arrears on each Dividend Payment Date, to the Holders at the close of business on the Record Date immediately preceding the relevant Dividend Payment Date.

          (b)   Dividends on the outstanding shares of the Series A Preferred Stock will be payable from the most recent Dividend Payment Date or, in the case of the dividend payable on            15, 2003, from the Issue Date (each such period, a "Dividend Period"). Dividends payable on the Series A Preferred Stock with respect to any period other than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends shall be made on the next succeeding Business Day.

          (c)   In the event that the Board of Directors declares a dividend with respect to a Dividend Period in an amount less than the full amount payable to the Holders with respect to such Dividend Period pursuant to Sections 5(a) and 5(b) (such lesser amount, a "Partial Dividend"),

A-B-6

  such Partial Dividend shall be distributed to the Holders on a pro rata basis with respect to the outstanding shares of the Series A Preferred Stock.

          (d)   Any dividend on the Series A Preferred Stock shall be, at the option of the Corporation, payable in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock. The Corporation may not elect to pay any portion of the dividend with respect to any Dividend Period in shares of Common Stock unless the covenants set forth in Sections 15(f), 15(g), 15(h) and 15(i) shall have been satisfied with respect to all of the shares of Common Stock to be issued in payment thereof ("Dividend Common Stock"). If the Corporation elects to pay any portion of a dividend in Common Stock:

      (i)
      The Corporation shall furnish written notice of such election by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), at least ten days in advance of the Record Date for the relevant Dividend Payment Date.

      (ii)
      The number of shares of Common Stock to be issued as a dividend on the applicable Dividend Payment Date per share of the Series A Preferred Stock will be determined by dividing (w) the difference between the total declared dividend amount per share of the Series A Preferred Stock to be paid with respect to the applicable Dividend Period and the amount of the cash dividend, if any, to be paid per share of the Series A Preferred Stock with respect to such Dividend Period, by (x) the applicable Discounted Current Market Value of the Common Stock. The "Discounted Current Market Value" of a share of the Common Stock with respect to a Dividend Payment Date shall equal the product of (y) 95% and (z) the average closing price of a share of the Common Stock on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) for the ten consecutive Trading Day period ending on and including the fifth Trading Day before such Dividend Payment Date.

      (iii)
      No fractional shares of Common Stock shall be issued in payment of any dividend on the Series A Preferred Stock. The Transfer Agent is hereby authorized to aggregate any fractional shares of Common Stock that would otherwise be distributable as Dividend Common Stock, to sell them at the best available price and to distribute the proceeds to the Holders in proportion to their respective interests. The Corporation shall reimburse the Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the sale by the Transfer Agent of such aggregated fractional shares of Common Stock would be restricted, the Corporation shall agree with the Transfer Agent on other appropriate arrangements for the cash realization of such fractional shares of Common Stock. If the Corporation is precluded from paying cash in lieu of fractional shares to the Holders on the Dividend Payment Date, such failure shall not trigger an automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii), and the Corporation shall, when it becomes legally and contractually able to, pay to the Holders such cash in lieu of fractional shares.

          (e)   The Corporation will not declare, pay or set apart any sum for the payment of any dividend or other distribution in respect of any Parity Stock or Junior Stock, unless the Board of

A-B-7

  Directors has declared, and the Corporation has not failed to pay, a dividend in the full amount payable to the Holders pursuant to Sections 5(a) and 5(b) with respect to the Dividend Period in which such payment of a dividend or other distribution in respect of any Parity Stock or Junior Stock would occur. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation may:

      (i)
      declare and pay dividends on Parity Stock which are payable solely in shares of Parity Stock or Junior Stock;

      (ii)
      declare and pay dividends on Junior Stock which are payable solely in shares of Junior Stock;

      (iii)
      declare and pay dividends on Parity Stock or Junior Stock by increasing the liquidation value of the Parity Stock or Junior Stock, as applicable;

      (iv)
      repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock; or

      (v)
      repurchase, redeem or otherwise acquire Parity Stock in exchange for Parity Stock or Junior Stock.

          (f)    If the Board of Directors declares a dividend with respect to a Dividend Period, the Holders at the close of business on the applicable Record Date will be entitled to receive the dividend payment on shares of the Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion thereof subsequent to such Record Date, unless the Corporation defaults in payment of such dividend on the corresponding Dividend Payment Date, in which case such Holders shall be issued on the Dividend Payment Date, in addition to the shares of Common Stock issued on the conversion date, an additional number of shares of Common Stock per converted share of the Series A Preferred Stock equal to the automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii). However, shares of the Series A Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount in cash equal to the cash dividend amount payable on that Dividend Payment Date (or, if the dividend payable on that Dividend Payment Date is payable in Common Stock in whole or in part, an amount in cash equal to the cash dividend amount that would have been payable on that Dividend Payment Date if the Corporation had elected to pay such dividend solely in cash) on the shares of the Series A Preferred Stock surrendered for conversion. A Holder on a Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive any dividend payable by the Corporation on such tendered shares of the Series A Preferred Stock on that date, and the converting Holder need not include payment in the amount of such dividend upon surrender of shares of the Series A Preferred Stock for conversion.

          (g)   The difference between (x) the full amount payable per share of the Series A Preferred Stock to the Holders with respect to any Dividend Period pursuant to Sections 5(a) and 5(b) and (y) any lesser (or zero) actual dividend amount paid per share of the Series A Preferred Stock with respect to such Dividend Period, resulting from the failure of the Board of Directors to declare any dividend with respect to such Dividend Period, the declaration by the Board of Directors of a Partial Dividend with respect to such Dividend Period, or the failure of the Corporation to pay on the applicable Dividend Payment Date the dividend or Partial Dividend declared by the Board of Directors for such Dividend Period, is referred to as the "Dividend

A-B-8

  Deficiency." In the event that a Dividend Deficiency shall occur with respect to any Dividend Period:

      (i)
      The Holders will not be entitled to receive the amount of the Dividend Deficiency with respect to such Dividend Period, and the amount of the Dividend Deficiency with respect to such Dividend Period shall not accumulate and no interest or sum of money or other property or securities in lieu of interest will be payable in respect of such Dividend Deficiency.

      (ii)
      The Conversion Ratio shall automatically increase on the Dividend Payment Date on which the amount of such Dividend Deficiency would have been paid by a number of shares of Common Stock equal to 115% of the number of shares of Common Stock that the Corporation would have been required to issue as a stock dividend on each share of the Series A Preferred Stock to pay the Dividend Deficiency with respect to the applicable Dividend Period in full. Such automatic increase in the Conversion Ratio shall be deemed to fully satisfy in all respects the payment of the amount of the Dividend Deficiency with respect to the applicable Dividend Period, and, except for the voting rights described in Section 4(c), no other rights or interest will accrue to the Holders as a result of any Dividend Deficiency, whether or not the earnings or net surplus of the Corporation in any calendar or fiscal year of the Corporation were sufficient to pay any such Dividend Deficiency in whole or in part.

      (iii)
      Upon any automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii), the Corporation promptly shall deliver to the Transfer Agent an Officers' Certificate describing in reasonable detail the Dividend Deficiency requiring the automatic increase in the Conversion Ratio and the method of calculation thereof in accordance with the provisions of this Certificate of Incorporation and specifying the increased Conversion Ratio in effect following such automatic increase.

      (iv)
      The Corporation shall furnish notice of any Dividend Deficiency and resulting automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii) by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by distribution of a copy of the Officers' Certificate described in Section 5(g)(iii) to each Holder by first class mail or by publication (with subsequent prompt distribution of such notice by first class mail to each Holder), (A) at least ten days in advance of the Record Date for the relevant Dividend Payment Date, in the event that the Board of Directors does not declare a dividend with respect to any Dividend Period or declares a Partial Dividend with respect to any Dividend Period, or (B) no more than three days after the relevant Dividend Payment Date, if the Corporation fails to pay a dividend or Partial Dividend declared by the Board of Directors with respect to any Dividend Period.

A-B-9

          (h)   Automatic increases in the Conversion Ratio pursuant to Section 5(g)(ii) will occur each time a Dividend Deficiency occurs with respect to a Dividend Period, and such increases in the Conversion Ratio shall accumulate with respect to each outstanding share of the Series A Preferred Stock, until the earlier of (i) such time as such shares of the Series A Preferred Stock are redeemed for cash or converted into Common Stock, cash or other property as provided in this Certificate of Incorporation, or (ii) such time as distributions of the Corporation's assets with respect to such shares of the Series A Preferred Stock are made upon the liquidation, winding-up of dissolution of the Corporation as provided in this Certificate of Incorporation. Upon distribution of the Corporation's assets to the Holders with respect to the outstanding shares of the Series A Preferred Stock upon the liquidation, winding-up of dissolution of the Corporation as provided in Section 3 or upon the mandatory redemption of the outstanding shares of the Series A Preferred Stock pursuant to Section 10, the Corporation shall not pay to any Holder any amount per share of the Series A Preferred Stock in excess of the Liquidation Preference to compensate such Holder for Accumulated Automatic Conversion Ratio Increases through the date of liquidation or the Mandatory Redemption Date.

          (i)    The Corporation shall take all actions required or permitted under the General Corporation Law of the State of Delaware to permit the payment of dividends on the Series A Preferred Stock and automatic increases in the Conversion Ratio pursuant to Section 5(g)(ii).

          (j)    In the event that the Corporation consummates a transaction described in Section 1(d)(ii), and the laws of the jurisdiction in which the successor, transferee or lessee is organized would impose a withholding tax on any dividend payment hereunder, the Corporation shall:

      (i)
      furnish written notice to the Holders, by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by distribution of such notice to each Holder by first class mail or by publication (with subsequent prompt distribution of such notice by first class mail to each Holder) at least ten days in advance of the Record Date for the first Dividend Payment Date on which any dividend payable hereunder would be subject to such withholding tax, whether or not any dividend is paid on such Dividend Payment Date, which notice shall state that withholding taxes may be imposed with respect to dividends payable on the Series A Preferred Stock and that the Corporation will, as described in Section 5(j)(ii) below, increase the dividend amounts payable on the Series A Preferred Stock with respect to all Dividend Periods for which such withholding taxes apply;

      (ii)
      with respect to the dividend payable on each Dividend Payment Date for which any such withholding tax may be imposed, increase the dividend amount payable to the Holders such that the net dividend amount payable to the Holders on such Dividend Payment Date after giving effect to any such withholding tax shall be equivalent to the dividend that the Holders would have received on such Dividend Payment Date absent such withholding tax; and

      (iii)
      with respect to each dividend for which any such withholding tax may be imposed, deliver to the Transfer Agent promptly after the declaration of such dividend an Officers' Certificate describing in detail the dividend amount that would have been payable on the relevant Dividend Payment Date before the increase for withholding taxes pursuant to Section 5(j)(ii) and the amount by which such dividend amount was increased to produce a net dividend amount equal to the dividend amount that the

A-B-10

        Holders would have received on the relevant Dividend Payment Date absent such withholding tax.

        6.    Voluntary Conversion.

          (a)   Each Holder shall have the right, at its option, exercisable at any time and from time to time from the Issue Date, to convert, subject to the terms and provisions of this Section 6 and Section 10, any or all of such Holder's shares of the Series A Preferred Stock into such whole number of shares of Common Stock per share of the Series A Preferred Stock as is equal to the Conversion Ratio in effect on the date of conversion, plus cash in lieu of any fractional share of Common Stock as provided in Section 7.

          (b)   The conversion right of a Holder shall be exercised by the Holder by the delivery to the Corporation at any time during usual business hours at the Corporation's principal place of business or the offices of the Transfer Agent of a written notice to the Corporation in the form of Exhibit B that the Holder elects to convert the number of its shares of the Series A Preferred Stock specified in such notice. The conversion of shares of the Series A Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 14. If the shares of the Series A Preferred Stock that the Holder wishes to convert are represented by one or more physical certificates, the Holder shall be required to surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require). The shares of Common Stock and cash in lieu of any fractional share due to such Holder surrendering physical certificates shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired. Immediately prior to the close of business on the date of receipt by the Corporation or its duly appointed Transfer Agent of notice of conversion of shares of the Series A Preferred Stock, each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder's shares of the Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that, if applicable, physical certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights of any Holder with respect to the shares of the Series A Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such shares of the Series A Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 7, and (ii) exercise the rights to which he, she or it is entitled as a holder of Common Stock into which such shares of the Series A Preferred Stock have been converted.

        7.    No Fractional Shares Upon Conversion.    No fractional shares or securities representing fractional shares of Common Stock shall be issued upon any conversion of any shares of the Series A Preferred Stock, whether voluntary or mandatory. If more than one share of the Series A Preferred Stock held by the same Holder shall be subject to conversion at one time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of, and any applicable Accumulated Automatic Conversion Ratio Increases with respect to, all of such shares of the Series A Preferred Stock as of the conversion date. If the conversion of any share or shares of the Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common

A-B-11

Stock) at the close of business on the Trading Day next preceding the conversion date shall be paid to such Holder in cash by the Corporation.

        8.    Adjustments to Conversion Price.    Any adjustment to the Conversion Price shall result in a change in the Conversion Ratio. The Conversion Price shall be subject to adjustment as follows:

          (a)   In case the Corporation shall at any time or from time to time:

      (i)
      pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 8 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Corporation (other than the issuance of shares of Common Stock in connection with the conversion of the Series A Preferred Stock or as dividends in respect of the Series A Preferred Stock or any Parity Stock);

      (ii)
      subdivide the outstanding shares of Common Stock into a larger number of shares;

      (iii)
      combine the outstanding shares of Common Stock into a smaller number of shares;

      (iv)
      issue any shares of its capital stock in a reclassification of the Common Stock; or

      (v)
      pay a dividend or make a distribution to all holders of shares of Common Stock (other than a dividend subject to Section 8(b)) pursuant to a stockholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the Holder of shares of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of the Series A Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 8(a) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

          (b)   In case the Corporation shall at any time or from time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Market Value for the period ending on the date of issuance (treating the price per share of any security convertible into, or exchangeable or exercisable for, Common Stock as equal to (i) the sum of the price paid to acquire such security convertible into, or exchangeable or exercisable for, Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (ii) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (A) issuances of such rights, options or warrants if the Holder would be entitled to receive such rights, options or warrants upon conversion at any time of shares of the Series A Preferred Stock into Common Stock and (B) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (x) the numerator of which shall be the sum of the number of shares of

A-B-12

  Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at the Market Value for the period ending on the date of conversion; provided, however, that if the Corporation distributes rights or warrants (other than those referred to above in this Section 8(b)) pro rata to the holders of Common Stock, the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants so long as (x) such rights or warrants have not expired or been redeemed by the Corporation, and (y) the Holder of any shares of the Series A Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such shares of the Series A Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such shares of the Series A Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants.

          (c)   In case the Corporation shall at any time or from time to time:

      (i)
      make a pro rata distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in Section 8(a)(v) above, or cash distributed upon a merger or consolidation to which Section 8(i) below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Corporation or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 8 has been made, in the aggregate exceeds 10% of the Corporation's market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the record date of such distribution;

      (ii)
      complete a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (A) any cash and other consideration payable in a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 8 has been made and (B) the aggregate amount of any such all-cash

A-B-13

        distributions referred to in Section 8(c)(i) to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 10% of the Corporation's market capitalization (as defined in Section 8(c)(ii) on the expiration of such tender offer; or

      (iii)
      make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in Sections 8(a) or 8(b) above or this Section 8(c), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which shall be the Market Value for the period ending on the record date for the determination of stockholders entitled to receive such distribution, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the Holder would otherwise be entitled to receive such rights upon conversion at any time of shares of the Series A Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 8(c) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

          (d)   In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Sections 8(a), 8(b), 8(c) or 8(i), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Transfer Agent and the Holders along with the Officers' Certificate described in Section 8(h)).

          (e)   Notwithstanding anything herein to the contrary, no adjustment under this Section 8 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

          (f)    The Corporation reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be

A-B-14

  taxable to the recipients. In the event the Corporation elects to make such a reduction in the Conversion Price, the Corporation will comply with the requirements of Rule 14e-l under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

          (g)   If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

          (h)   Upon any increase or decrease in the Conversion Price pursuant to this Section 8, the Corporation promptly shall deliver to the Transfer Agent and each Holder an Officers' Certificate describing in reasonable detail the event requiring the increase or decrease in the Conversion Price and the method of calculation thereof and specifying the increased or decreased Conversion Price and Conversion Ratio in effect following such adjustment, and attaching and certifying the resolution of the Board of Directors pursuant to Section 8(d) (if applicable).

          (i)    Subject to the provisions of Section 11, in the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (computed on a consolidated basis) (any of the foregoing, a "Transaction"), each share of the Series A Preferred Stock then outstanding shall, without the consent of any Holder, become convertible at any time, at the option of the Holder thereof, only into the kind and amount of securities (of the Corporation or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of the Series A Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event, including the exercise of the Change of Control Option contemplated in Section 11. The provisions of this Section 8(i) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The provisions of this Section 8(i) shall be the sole right of the Holders in connection with any Transaction and such Holders shall have no separate vote thereon.

          (j)    For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on Common Stock held in treasury of the Corporation.

        9.    Mandatory Conversion.

          (a)   At any time on or after February 20, 2005, the Corporation shall have the right, at its option, to cause all, but not a portion, of the outstanding shares of the Series A Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of the Series A Preferred Stock equal to the Conversion Ratio then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9(a) only if the closing price of a share of the Common Stock as reported on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) equals or exceeds 125% of the Conversion Price then in effect for at least 20 Trading Days

A-B-15

  in any consecutive 30-day trading period, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the Corporation's issuance of a press release, or, if no press release is issued, mailing of a notice announcing the mandatory conversion as described in Section 9(b).

          (b)   To exercise the mandatory conversion right described in Section 9(a) or in Section 9(e), the Corporation shall issue a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 9(a) or in Section 9(e), as applicable, are met, announcing such a mandatory conversion whether or not a press release is issued, the Corporation shall furnish notice of the Corporation's intention to mandatorily convert the outstanding shares of the Series A Preferred Stock by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), not later than the 15th day prior to the date on which the mandatory conversion would occur (the "Mandatory Conversion Date"). The Mandatory Conversion Date will be a date selected by the Corporation and will be at least 15 days but no more than 30 days after the Corporation issues the press release described in this Section 9(b), or if no press release is issued, after mailing of the notice described in this Section 9(b) to the Holders.

          (c)   In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9(a) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of the Series A Preferred Stock; (iii) the number of shares of the Series A Preferred Stock to be converted; and (iv) that dividends on the shares of the Series A Preferred Stock to be converted will cease to be payable on the Mandatory Conversion Date.

          (d)   On the Mandatory Conversion Date, dividends will cease to be payable on the Series A Preferred Stock, and all rights of any Holder with respect to the shares of the Series A Preferred Stock, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such Holder's shares of the Series A Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 7, and (ii) exercise the rights to which he, she or it is entitled as a holder of Common Stock into which such Holder's shares of the Series A Preferred Stock have been mandatorily converted. Any dividend payment declared by the Board of Directors with respect to the shares of the Series A Preferred Stock called for a mandatory conversion on a date during the period between the close of business on any Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the Holder of such share on such Record Date if such share has been converted after such Record Date and prior to such Dividend Payment Date.

          (e)   In addition to the mandatory conversion right described in Section 9(a), if there are less than 100,000 shares of the Series A Preferred Stock outstanding, the Corporation shall have the right, at any time on or after February 20, 2006, at its option, to cause each outstanding share of the Series A Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the lesser of (i) the Conversion Ratio then in effect and (ii) the sum of (x) the Liquidation Preference divided by the Market Value for the period ending on the second Trading Day immediately prior to the Mandatory Conversion Date and (y) any Accumulated Automatic Conversion Ratio Increases to the Mandatory Conversion Date. Any fractional shares of

A-B-16

  Common Stock resulting from such conversion shall be settled in cash in accordance with Section 7.

          (f)    The provisions of Sections 9(b) and 9(d) shall apply to any mandatory conversion pursuant to Section 9(e). In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9(e) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of the Series A Preferred Stock to be converted; (iii) that dividends on the shares of the Series A Preferred Stock to be converted will cease to be payable on the Mandatory Conversion Date; (iv) the Conversion Ratio then in effect; and (v) that the number of shares of Common Stock to be issued upon conversion of each share of the Series A Preferred Stock shall be equal to the lesser of the Conversion Ratio then in effect and the sum of (x) the Liquidation Preference divided by the Market Value for the period ending on the second Trading Day immediately prior to the Mandatory Conversion Date and (y) any Accumulated Automatic Conversion Ratio Increases to the Mandatory Conversion Date.

        10.    Mandatory Redemption.

          (a)   On but not before February 15, 2014 (the "Mandatory Redemption Date"), the Corporation shall be required to redeem, subject to the legal availability of funds therefor, all outstanding shares of the Series A Preferred Stock at a price in cash equal to the Liquidation Preference thereof (the "Mandatory Redemption Price"). The Corporation shall take all actions required or permitted under the laws of the State of Delaware to permit such mandatory redemption.

          (b)   Upon mandatory redemption pursuant to this Section 10, the Corporation shall not pay to the Holders, and no Holder shall be entitled to, any additional amount per share of the Series A Preferred Stock in excess of the Liquidation Preference to compensate any such Holder for any Accumulated Automatic Conversion Ratio Increases through the Mandatory Redemption Date.

          (c)   Unless the Corporation defaults in the payment of the Mandatory Redemption Price, the right of the Holders pursuant to Section 6 to convert shares of the Series A Preferred Stock into Common Stock shall terminate at the close of business on the Business Day preceding the Mandatory Redemption Date, dividends on the Series A Preferred Stock will cease to be payable on and after the Mandatory Redemption Date and all other rights of the Holders will terminate on the Mandatory Redemption Date except for the right to receive the Mandatory Redemption Price, without interest.

          (d)   The Corporation will furnish written notice of the mandatory redemption by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), at least 15 days in advance of the Mandatory Redemption Date (the "Mandatory Redemption Notice"). In addition to any information required by applicable law or regulation, the press release, if any, and Mandatory Redemption Notice shall state, as appropriate:

      (i)
      the Mandatory Redemption Date;

      (ii)
      the total number of shares of the Series A Preferred Stock to be mandatorily redeemed;

      (iii)
      that each outstanding share of the Series A Preferred Stock will be redeemed for cash in an amount equal to the Mandatory Redemption Price;

A-B-17

      (iv)
      that dividends on the Series A Preferred Stock to be mandatorily redeemed will cease to be payable on the Mandatory Redemption Date, unless the Corporation defaults in the payment of the Mandatory Redemption Price;

      (v)
      that the right of the Holders to voluntarily convert shares of the Series A Preferred Stock into Common Stock will terminate at the close of business on the Business Day preceding the Mandatory Redemption Date, unless the Corporation defaults in the payment of the Mandatory Redemption Price;

      (vi)
      the Conversion Ratio then in effect; and

      (vii)
      that if any shares of the Series A Preferred Stock held by any Holder are represented by one or more physical certificates, such Holder must surrender to the Corporation or the Transfer Agent, in the manner and at the place or places designated, such physical certificate or certificates representing the shares of the Series A Preferred Stock to be redeemed.

          (e)   The mandatory redemption of shares of the Series A Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 14. Each Holder of one or more physical certificates representing shares of the Series A Preferred Stock shall surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require and the Mandatory Redemption Notice shall so state), in the manner and at the place or places designated in the Mandatory Redemption Notice, and the full Mandatory Redemption Price for such shares shall be payable in cash on the Mandatory Redemption Date to the Holder, and each surrendered physical certificate shall be canceled and retired.

          (f)    The Corporation shall comply with any federal and state securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the mandatory redemption.

        11.    Change of Control.

          (a)   Upon the occurrence of a Change of Control (or if the Corporation has mailed or is required by Section 11(d) to have mailed a notice with respect to a transaction described in Section 1(d)(ii) that is for the purpose of changing the Corporation's domicile to a location outside of the United States (a "Foreign Domicile Change of Control")), each Holder shall, in the event that the Change of Control Ratio (as defined below) is greater than the Conversion Ratio on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, on the date that is two Trading Days before the mailing of the notice described in Section 11((d)), have a one-time option (the "Change of Control Option") to convert all of such Holder's outstanding shares of the Series A Preferred Stock into shares of Common Stock, each such share of the Series A Preferred Stock being convertible into a number of shares of Common Stock equal to the sum of (u) the Liquidation Preference divided by an adjusted Conversion Price equal to the greater of (i) the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the Market Value for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 11(d)) and (ii) $2.6291 and (v) the amount of any Accumulated Automatic Conversion Ratio Increases through the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the amount of any Accumulated Automatic Conversion Ratio Increases through the Holder's date of conversion pursuant to its exercise of the Change of Control Option). The "Change of Control Ratio" shall equal the sum of (w) the Liquidation Preference divided by the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the Market Value for the period ending on the date that is two Trading Days before the

A-B-18

  mailing of the notice described in Section 11 (d)) and (x) the amount of any Accumulated Automatic Conversion Ratio Increases through the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, through the date that is two Trading Days before the mailing of the notice described in Section 11(d)). In lieu of converting shares of the Series A Preferred Stock into Common Stock upon any Holder's valid exercise of the Change of Control Option, the Corporation may, at its option, redeem each share of the Series A Preferred Stock for cash equal to the product of (y) the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 11(d)) and (z) the number of shares of Common Stock that would have been issuable to such Holder upon conversion in accordance with the first sentence of this Section 11(a). Notwithstanding the foregoing, upon the occurrence of a Change of Control in which each holder of the Common Stock receives consideration consisting solely of common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares) that is listed on a national securities exchange or quoted on the NNM and all of the Common Stock has been exchanged for, converted into or acquired for common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares), and shares of the Series A Preferred Stock become convertible solely into such common stock, the Conversion Price will not be adjusted as described in this Section 11(a).

          (b)   The Change of Control Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days commencing on the third Business Day after notice of a Change in Control has been given by the Corporation in accordance with Section 11(c); provided, however, that in the case of a Foreign Domicile Change of Control, the Change of Control Option must be exercised, if at all, during the 15 consecutive day period ending on the day immediately prior to the Change of Control Date commencing upon the Corporation's delivery of a notice to the Holders in accordance with Section 11(d).

          (c)   In the event of a Change of Control (other than a Change of Control described in the last sentence of Section 11(a) or a Foreign Domicile Change of Control), notice of such Change of Control shall be given, within five Business Days of the Change of Control Date, by the Corporation by first class mail to each Holder. Each such notice shall state (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Option may be exercised (with respect to any such Change of Control, the "Expiration Date") pursuant to the terms of this Section 11; and (iii) the procedures that Holders must follow to exercise the Change of Control Option.

          (d)   In the event of a Foreign Domicile Change of Control, notice of such Foreign Domicile Change of Control shall be given at least 15 days prior to the Change of Control Date by the Corporation by first class mail to each Holder. Each such notice shall state (i) that a Foreign Domicile Change of Control is pending; (ii) the expected Change of Control Date; (iii) the last day on which the Change of Control Option may be exercised (with respect to such Foreign Domicile Change of Control, the "Expiration Date") pursuant to the terms of this Section 11; and (iv) the procedures that Holders must follow to exercise the Change of Control Option.

          (e)   On or before the Expiration Date, each Holder wishing to exercise the Change of Control Option shall furnish to the Corporation or the Transfer Agent the documentation requested in the notice described in Section 11(c) or 11(d), in the manner and at the place or places designated in such notice. The conversion or redemption of shares of the Series A Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 14. Each Holder of one or more physical certificates representing shares of the Series A Preferred Stock shall be required to surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state). The cash or shares of Common Stock

A-B-19

  due to such Holder, as described in Section 11(a), shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired.

          (f)    The rights of the Holders pursuant to this Section 11 are in addition to, and not in lieu of, the voluntary conversion rights of the Holders provided for in Section 6.

        12.    Consolidation, Merger and Sale of Assets.

          (a)   The Corporation, without the consent of any Holder, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation; provided, however, that:

      (i)
      subject to the provisions of Section 11, the shares of the Series A Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the shares of the Series A Preferred Stock had immediately prior to such transaction; and

      (ii)
      the Corporation delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Incorporation.

          (b)   Upon any consolidation by the Corporation with, or merger by the Corporation into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Corporation as described in Section 12(a), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of the Series A Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the shares of the Series A Preferred Stock.

        13.    SEC Reports.    Whether or not the Corporation is required to file reports with the SEC, if any shares of the Series A Preferred Stock are outstanding, the Corporation shall file with the SEC all such reports and other information as it would be required to file with the SEC pursuant to Sections 12(a) or 14(d) under the Exchange Act. The Corporation shall supply each Holder, upon request, without cost to such Holder, copies of such reports or other information.

        14.    Certificates.

          (a)   The Series A Preferred Stock certificate shall be substantially in the form of Exhibit A, which is hereby incorporated in, and the form and terms thereof expressly made a part of, this Certificate of Incorporation. The Series A Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).

          (b)   The Series A Preferred Stock shall initially be issued only in the form of one or more fully registered global security certificates ("Global Security Certificates") with the global securities legend set forth in Exhibit A hereto, registered in the name of Cede & Co., the nominee of The Depository Trust Company, which will act as securities depositary (the "Depositary") for the Series A Preferred Stock. The Global Security Certificates will be deposited with the Depositary or its custodian. As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, the Depositary or that nominee will be considered the sole owner and holder of the Global Security Certificates and all of the shares of the Series A Preferred Stock

A-B-20

  represented by those Global Security Certificates for all purposes under the Series A Preferred Stock. Except if the Depositary has notified the Corporation that it is unwilling or unable to continue as Depositary for the Global Security Certificates, has ceased to be qualified to act or there is a continuing default by the Corporation in respect of its obligations under the Series A Preferred Stock, the Underwriting Agreement, this Certificate of Incorporation or any other principal agreement or instrument executed in connection with the offering of the Series A Preferred Stock, owners of beneficial interests in Global Security Certificates will not be entitled to have the Global Security Certificates or shares of the Series A Preferred Stock represented by those certificates registered in their names, will not receive or be entitled to receive physical certificates representing shares of the Series A Preferred Stock in exchange and will not be considered to be owners or holders of the Global Security Certificates or any of the shares of the Series A Preferred Stock represented by the Global Security Certificates for any purpose under the Series A Preferred Stock. All payments on shares of the Series A Preferred Stock represented by the Global Security Certificates and all related transfers and deliveries of Common Stock will be made to the Depositary or its nominee as their holder.

          (c)   Except with respect to shares of Series A Preferred Stock that nay be represented by physical certificates issued by the Corporation from time to time, procedures for conversion or redemption of the shares of Series A Preferred Stock in accordance with the applicable provisions of this Certificate of Incorporation will be governed by arrangements among the Depositary, its participants and Persons that may hold beneficial interests through its participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time.

          (d)   If the Corporation issues any physical certificate representing shares of the Series A Preferred Stock from time to time and any such Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of the Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent. The Corporation shall not be required to issue any physical certificates representing shares of the Series A Preferred Stock on or after any conversion date with respect to such shares of the Series A Preferred Stock. In place of the delivery of a replacement certificate following any such conversion date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock evidenced by the certificate.

        15.    Other Provisions.

          (a)   With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any mandatory redemption, mandatory conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

A-B-21

          (b)   The shares of the Series A Preferred Stock shall be issuable, convertible and redeemable only in whole shares.

          (c)   Any calculation of a dollar amount or number of shares of Common Stock pursuant to any provision of this Certificate of Incorporation, including, without limitation, the calculation of Accumulated Automatic Conversion Ratio Increases, any Market Value, Discounted Current Market Value, adjusted Conversion Price, Conversion Ratio, Change of Control Ratio or Dividend Deficiency, shall be calculated to the nearest ten-thousandth of a dollar or share.

          (d)   The Liquidation Preference and the annual dividend rate set forth in Section 5(a) shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving shares of the Series A Preferred Stock. In addition, Accumulated Automatic Conversion Ratio Increases shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution. Upon any such equitable adjustment, the Corporation shall promptly deliver to the Transfer Agent and each Holder an Officers' Certificate attaching and certifying the resolution of the Board of Directors, describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference, annual dividend rate or Accumulated Automatic Conversion Ratio Increases, and the Conversion Ratio, in effect following such adjustment.

          (e)   Shares of the Series A Preferred Stock issued and reacquired shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of the Series A Preferred Stock must be in compliance with this Certificate of Incorporation.

          (f)    The Corporation covenants that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of shares of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock not theretofore converted. For purposes of this Section 15(f), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. The Corporation shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of the Series A Preferred Stock not theretofore converted.

          (g)   The Corporation covenants that any shares of Common Stock issued upon conversion of or in payment of any dividend on shares of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable.

          (h)   Prior to the delivery of any shares of Common Stock or other securities that the Corporation shall be obligated to deliver upon conversion of shares of the Series A Preferred Stock or the delivery of any shares of Common Stock in payment of any dividend on shares of the Series A Preferred Stock, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or

A-B-22

  consent to the delivery thereof by, any governmental authority. Any share of Common Stock so delivered shall be freely transferable under the Securities Act.

          (i)    The Corporation shall list the shares of Common Stock required to be delivered upon conversion of shares of the Series A Preferred Stock or in payment of any dividend on shares of the Series A Preferred Stock, prior to such delivery, upon the NNM and each other national securities exchange or quotation system, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

          (j)    The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of the Series A Preferred Stock pursuant to the provisions of this Certificate of Incorporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the shares of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

          (k)   The Holders as such are not entitled to any preemptive or preferential right to purchase or subscribe to any capital stock, obligations, warrants or other securities of the Corporation.

          (l)    Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Incorporation.

        Article 5.    Duration.    The Corporation is to have perpetual existence.

        Article 6.    Board of Directors.

          SECTION 1.    Number.    The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall consist of not less than six and not more than thirteen persons, with the specific number to be determined by resolution of the Board of Directors.

          SECTION 2.    Terms.    Each director shall hold office until the next Annual Meeting of Stockholders after his election or until his successor is elected and qualified or until his earlier resignation or removal.

          SECTION 3.    Stockholder Nominations of Director Candidates.    Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

          SECTION 4.    Newly Created Directorships and Vacancies.    Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders.

          SECTION 5.    Removal.    Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

A-B-23

        Article 7.    Stockholder Action.    Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by consent in writing by such stockholders. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

        Article 8.    Bylaws Amendments.    The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders.

        Article 9.    Acquisition Proposals.    In determining whether an "acquisition proposal" is in the best interests of the Corporation and its stockholders, the Board of Directors shall consider all factors it deems relevant including, without limitation:

          (a)   the consideration being offered in the acquisition proposal, not only in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation as an independent entity, and

          (b)   the social, legal and economic effects upon employees, suppliers, customers and on the communities in which the Corporation is located, as well as on the long-term business prospects of the Corporation.

"Acquisition proposal" means any proposal of any person (i) for a tender offer, exchange offer or any other method of acquiring any equity securities of the Corporation with a view to acquiring control of the Corporation, (ii) to merge or consolidate the Corporation with another corporation, (iii) to purchase or otherwise acquire all or substantially all the properties and assets of the Corporation.

        This Section shall not be interpreted to create any rights on behalf of third persons, such as employees, suppliers or customers.

        Article 10.    Indemnification.

          SECTION 1.    Elimination of Certain Liability of Directors.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from the director derived an improper personal benefit.

          SECTION 2.    Indemnification and Insurance.

            (a)    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, if a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended

A-B-24

    (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            (b)    Right of Claimant to Bring Suit.    If a claim under paragraph A of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (c)    Non-Exclusivity of Rights.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

            (d)    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss,

A-B-25

    whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        SECOND: That, pursuant to a resolution of its Board of Directors, a Special Meeting of the Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by Section 242 of the General Corporation Law of the State of Delaware were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, ANDREW CORPORATION has caused this certificate to be signed by                        , its                        , this    day of                        , 2003.

ANDREW CORPORATION
By:

Name:

Its:

A-B-26

EXHIBIT A

FORM OF SERIES A PREFERRED STOCK

FACE OF SECURITY

        [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

(1)  Subject to removal if not a global security certificate.

Certificate Number:

Number of Shares of Series A Preferred Stock:

CUSIP No.:

Series A 7.75% Convertible Preferred Stock
of
Andrew Corporation

        Andrew Corporation, a Delaware corporation (the "Company"), hereby certifies that [    ] (the "Holder") is the registered owner of fully paid and non-assessable shares of preferred stock of the Company designated as the Series A 7.75% Convertible Preferred Stock, without par value, liquidation preference $50.00 per share (the "Series A Preferred Stock"). The shares of the Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional and other special rights of the shares of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Certificate of Incorporation of the Company dated                         , 2003, as the same may be amended from time to time in accordance with its terms (the "Certificate of Incorporation"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Incorporation. The Company will provide a copy of the Certificate of Incorporation to a Holder without charge upon written request to the Company at its principal place of business.

        Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Incorporation, which select provisions and the Certificate of Incorporation shall for all purposes have the same effect as if set forth in this certificate.

        Upon receipt of this certificate, the Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder. Unless the Transfer Agent's valid countersignature appears hereon, the shares of the Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Incorporation or be valid or obligatory for any purpose.

A-BA-1

IN WITNESS WHEREOF, the Company has executed this Series A Preferred Stock certificate as of the date set forth below.

ANDREW CORPORATION
By:
Name:
Title:

By:
Name:
Title:

Dated:

COUNTERSIGNED AND REGISTERED

                                                                                                                                                                                                                                                                                                                                                                                     , as Transfer Agent,

By:
Authorized Signatory

Dated:

A-BA-2

REVERSE OF SECURITY

        Dividends on each share of Series A Preferred Stock shall be payable when, as and if declared by the Board of Directors of the Company from funds legally available therefor at a rate per annum set forth in the face hereof or as provided in the Certificate of Incorporation. Dividends may be paid in cash, in shares of the Company's common stock, par value $0.01 per share ("Common Stock"), or a combination thereof.

        The shares of the Series A Preferred Stock shall be redeemable as provided in the Certificate of Incorporation. The shares of the Series A Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Incorporation.

        The Company shall furnish to any holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional and other special rights of each class of the Company's stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

A-BA-3

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee's social security or tax identification number) (Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:
Signature:

(Sign exactly as your name appears on the other side of this Series A Preferred Stock certificate)

Signature Guarantee:(2)

(2)
Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-BA-4

EXHIBIT B

NOTICE OF CONVERSION

(To be executed by the registered holder in order to
convert shares of the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert (the "Conversion") [            ] shares of Series A 7.75% Convertible Preferred Stock (the "Series A Preferred Stock"), into shares of common stock, par value $0.01 per share ("Common Stock"), of Andrew Corporation (the "Company") according to the conditions of the Amended and Restated Certificate of Incorporation establishing the terms of the Series A Preferred Stock (the "Certificate of Incorporation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith payment of all applicable taxes or evidence that such taxes have been paid. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each stock certificate representing shares of the Series A Preferred Stock to be converted is attached hereto (or evidence of loss, theft or destruction thereof)(3)

Date of Conversion:

Applicable Conversion Ratio:

Number of shares of Series A Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Signature:

Name:

Address:(4)

Fax No.:

(3)
The Company is not required to issue shares of Common Stock until the original certificates representing the shares of the Series A Preferred Stock (or evidence of loss, theft or destruction thereof and indemnity reasonably satisfactory to the Company and the Transfer Agent) to be converted are received by the Company or the Transfer Agent. The Company shall issue and deliver shares of Common Stock by hand or by delivery to an overnight courier not later than three business days following receipt of the original stock certificates representing the shares of the Series A Preferred Stock to be converted.

(4)
Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

A-BB-1

EXHIBIT C

            , 2003

Andrew Corporation
10500 West 153rd Street
Orland Park, Illinois 60462
 Attention: Vice President, Law

Gentlemen:

        I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Allen Telecom Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposed of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of February 17, 2003 (the "Agreement"), by and among Andrew Corporation, a Delaware corporation ("Parent"), Adirondacks, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Parent will acquire all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock") and the Company will merge with and into Sub (the "Merger").

        As a result of the Merger, I may receive shares of Common Stock, par value $.01 per share of Parent ("Parent Common Stock"). I would receive the Parent Common Stock in exchange for shares (or options for shares) owned by me of Company Common Stock.

        I represent, warrant and covenant to Parent that in the event I receive Parent Common Stock as a result of the Merger:

          A.    I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

          B.    I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.

          C.    I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D.    I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

A-C-1

          E.    I also understand that there will be placed on the certificates for the Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED                        , 2003 BETWEEN THE REGISTERED HOLDER HEREOF AND ANDREW CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ANDREW CORPORATION"

          F.     I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to any transferee:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

        It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Parent in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

        Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate or on after the date of this letter.

Very truly yours,

Name:

Accepted this            day of            , 2003, by

ANDREW CORPORATION
By:
Name:
Title:

A-C-2

AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, effective as of May 29, 2003 is by and among Andrew Corporation, a Delaware corporation ("Parent"), Adirondacks, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent, and Allen Telecom Inc., a Delaware corporation (the "Company").

        Whereas, Parent, Adirondacks, Inc. (the predecessor to Adirondacks, LLC) and the Company are parties to that certain Agreement and Plan of Merger dated as of February 17, 2003 (the "Merger Agreement");

        Whereas, Section 1.1 of the Merger Agreement provides that the Merger may be structured so that the Company is merged with any direct Subsidiary of Parent;

        Whereas, effective as of May 28, 2003, Adirondacks, Inc. was converted into Adirondacks, LLC in accordance with Section 18-214 of the Delaware Limited Liability Company Act; and

        Whereas, the parties wish to amend certain provisions of the Merger Agreement to reflect the substitution of Adirondacks, LLC in place of Adirondacks, Inc. as hereinafter set forth in detail.

        Now, Therefore, for and in consideration of the foregoing, and other good and valuable consideration, Parent, Sub and the Company agree as follows:

        1.    DEFINITIONS.    All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

        2.    AMENDMENT OF MERGER AGREEMENT.    The Merger Agreement is hereby amended as follows:

        A.    The defined term "Sub" in the Merger Agreement shall be amended to refer to Adirondacks, LLC.

        B.    The first whereas clause shall be deleted in its entirety and replaced with the following:

          WHEREAS, the Board of Directors of Parent, the Managers of Sub and the Board of Directors of the Company each deem it advisable and in the best interests of its respective stockholders (or member, in the case of Sub) that Parent acquire the Company pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors (and Parent as the sole member of Sub) have approved this Agreement and the merger of the Company with and into Sub in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLCA"); and

        C.    Section 1.1 of the Merger Agreement shall be amended by deleting the first and second sentences of such Section in their entirety and replacing them with the following:

          In accordance with the provisions of this Agreement, the DGCL and the DLLCA, at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Sub (the "Merger"), the separate existence of the Company shall thereupon cease, and Sub shall be the surviving entity in the Merger (sometimes hereinafter called the "Surviving Entity") and shall continue its existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 264 of the DGCL and Section 18-209 of the DLLCA.

        D.    Section 1.2 of the Merger Agreement shall be amended by deleting the first sentence of such Section in its entirety and replacing it with the following:

          The Merger shall become effective at the time of filing of a properly executed Certificate of Merger in the form required by and executed in accordance with the provisions of the DGCL and the DLCCA.

        E.    Sections 2.1, 2.2 and 2.3 of the Merger Agreement shall be amended by deleting such Sections in their entirety and replacing them with the following:

          Section 2.1.    Certificate of Organization.    The Certificate of Organization of Sub in effect at the Effective Time shall be the Certificate of Organization of the Surviving Entity until amended in accordance with applicable law, except that the name of the Surviving Entity shall be "Allen Telecom LLC."

          Section 2.2.    Limited Liability Company Agreement.    The Limited Liability Company Agreement of Sub as in effect at the Effective Time shall be the Limited Liability Company Agreement of the Surviving Entity until amended in accordance with applicable law.

          Section 2.3.     Managers and Officers of Surviving Entity.

          (a)   The managers of Sub at the Effective Time shall be the initial managers of the Surviving Entity, and each shall hold office from the Effective Time until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Organization or Limited Liability Company Agreement of the Surviving Entity or as otherwise provided by law.

          (b)   The officers as set forth on Exhibit A shall be the initial officers of the Surviving Entity, and each shall hold office until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Organization or Limited Liability Company Agreement of the Surviving Entity or as otherwise provided by law.

        F.    Section 3.1(b) of the Merger Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

          (b)   Each outstanding unit of membership interest of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued unit of membership interest of the Surviving Entity.

        G.    Section 5.1(a) of the Merger Agreement shall be amended by deleting the last two sentences of such Section in their entirety and replacing them with the following:

          Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its organization.

        H.    Section 5.2(c) of the Merger Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

          (c)   Except as disclosed in this Section 5.2 or in the Parent SEC Reports (as hereinafter defined), (i) there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Parent or Sub any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent or Sub, (ii) there is no outstanding security of any kind convertible into or exchangeable for such capital stock or equity security and (iii) there is no voting trust or other agreement or understanding to which Parent or Sub is a party or is bound with respect to the voting of the capital stock or other equity securities of Parent or Sub.

        I.    Section 5.3 of the Merger Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

          Section 5.3    Authority Relative to This Agreement.    Each of Parent and Sub has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by Parent and Sub of the

2

  transactions contemplated on their part hereby have been duly authorized by their respective Boards of Directors, and by Parent as the sole member of Sub, and, except for the approval of Parent's stockholders to be sought at the stockholders' meeting contemplated by Section 7.5(b), no other corporate or limited liability company proceedings on the part of Parent or Sub are necessary to authorize this Agreement or for Parent and Sub to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

        J.    Section 5.4 of the Merger Agreement shall be amended by deleting subclause (i)(x) of such Section in its entirety and replacing it with the following:

          (x)   the Certificate of Incorporation or By-Laws of Parent or the Certificate of Organization or Limited Liability Company Agreement of Sub

        K.    Section 5.19 of the Merger Agreement shall be amended by deleting the last three sentences of such Section and replacing them with the following:

          The affirmative vote of Parent, as the sole member of Sub, is the only vote of the holders of any class or series of equity interests of Sub necessary to approve the Merger. The Board of Directors of Parent (at a meeting duly called and held) has unanimously (i) approved this Agreement, (ii) determined that the transactions contemplated hereby are fair to and in the best interests of Parent and the holders of Parent Common Stock, (iii) determined to cause Parent, as the sole member of Sub, to approve and adopt this Agreement, and (iv) recommended that Parent's stockholders approve the Share Issuance and the Charter Amendment. The managers of Sub (by unanimous written consent) have approved this Agreement.

        L.    Section 6.2(b) of the Merger Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

          (b)   neither Parent nor Sub shall (i) amend its Certificate of Incorporation, Certificate of Organization, By-Laws, Limited Liability Company Agreement or other organizational documents other than to the extent required to comply with applicable law or Parent's obligations hereunder, (ii) split, combine or reclassify any of its outstanding capital stock or membership interests or (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property;

        M.    All references in the Merger Agreement to the "Surviving Corporation" shall be amended to refer to the "Surviving Entity."

        3.    MERGER AGREEMENT OTHERWISE TO REMAIN IN FULL FORCE AND EFFECT.    Except and to the extent as hereinabove amended, the terms of the Merger Agreement shall remain in full force and effect.

[Signature Page Follows]

3

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

        In Witness Whereof, the parties hereto have executed this Amendment No. 1 to Agreement and Plan of Merger as of the day and year first written above.

ANDREW CORPORATION
By:	/s/ RALPH E. FAISON
Its:	President and Chief Executive Officer
ADIRONDACKS, LLC
By:	/s/ CHARLES R. NICHOLAS
Its:	President
ALLEN TELECOM INC.
By:	/s/ ROBERT G. PAUL
Its:	President and Chief Executive Officer

4

ANNEX B

February 17, 2003

Board of Directors
Andrew Corporation
10500 West 153rd Street
Orland Park, IL 60462

Members of the Board:

        We understand that Allen Telecom Inc. (the "Company"), Andrew Corporation ("Parent"), and Adirondacks, Inc., a wholly owned subsidiary of Parent ("Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 16, 2003 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of the Company with and into the Sub. Pursuant to the Merger, (a) the Company will become a wholly owned subsidiary of the Parent, (b) each outstanding share of common stock, par value $1.00 per share (the "Company Common Stock"), of the Company, other than shares held in treasury or held by the Parent or any affiliate of the Company or Parent, will be converted into the right to receive 1.775 shares (the "Exchange Ratio") of common stock, par value $0.01 per share (the "Parent Common Stock"), of the Parent, and (c) each outstanding share of Series D 7.75% Convertible Preferred Stock of the Company, no par value per share, will be converted into the right to receive one share of Series A 7.75% Convertible Preferred Stock of Parent, no par value per share ("Parent Preferred Stock"). We note that at the Parent's option, the Merger may be alternatively structured with the same effect described above. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Parent.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain publicly available financial statements and other information of the Company and the Parent;

  (ii)
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

  (iii)
  reviewed certain financial projections prepared by the management of the Company;

  (iv)
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  (v)
  reviewed certain internal financial statements and other financial and operating data concerning the Parent prepared by the management of the Parent;

  (vi)
  reviewed certain financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the management of the Parent;

  (vii)
  discussed the past and current operations and financial condition and the prospects of the Parent with senior executives of the Parent;

  (viii)
  reviewed the pro forma impact of the Merger on the Parent's earnings per share, consolidated capitalization and financial ratios, including the issuance of Parent Preferred Stock;

  (ix)
  reviewed the relative financial contributions of the Parent and the Company to the combined company as a result of the Merger and as adjusted for the pro forma capitalization of the Parent, including the issuance of Parent Preferred Stock;

  (x)
  reviewed the reported prices and trading activity for the Company Common Stock and the Parent Common Stock;

  (xi)
  compared the financial performance of the Company and the Parent and the prices and trading activity of the Company Common Stock and the Parent Common Stock with that of certain other comparable publicly-traded companies and their securities;

  (xii)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (xiii)
  participated in discussions and negotiations among representatives of the Company and the Parent and their financial and legal advisors;

  (xiv)
  reviewed the draft Merger Agreement dated February 16, 2003 and certain related documents; and

  (xv)
  performed such other analyses and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Parent. We have relied upon the assessment by the management of the Parent and the Company of their ability to retain key employees. We have also relied upon, without independent verification, the assessment by the management of the Parent and the Company of the Parent's and the Company's technologies and products, the timing and risks associated with the integration of the Parent and the Company and the validity of, and risks associated with, the Parent's and the Company's existing and future products and technologies.

        We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. In addition, Morgan Stanley assumed, in all respects material to its analysis, that all the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party to the Merger Agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto. With respect to any potential legal, tax or regulatory liabilities of either party or in connection with the Merger, Morgan Stanley noted that it is not a legal, tax or regulatory expert and have relied upon, without independent verification, the assessment of the Parent's management and its legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the Parent, Company and the proposed Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

        We have acted as financial advisor to the Board of Directors of the Parent in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Parent and have received fees for the rendering of these services. In addition, Morgan Stanley is a full service securities firm engaged securities trading, investment management and brokerage activities. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley or its affiliates may actively trade the debt and equity securities of the Company or the Parent for its own accounts or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

        It is understood that this letter is for the information of the Board of Directors of the Parent and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Parent in respect of the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Parent Common Stock will trade following consummation of the Merger and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company or Parent should vote at the shareholders' meetings held in connection with the Merger.

        Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Parent.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ CHARLES A. SMITH Charles A. Smith Executive Director

ANNEX C

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179 Tel 212.272.2000 www.bearstearns.com

February 17, 2003

The Board of Directors
Allen Telecom, Inc.
25101 Chagrin Blvd, Suite 350
Beachwood, OH 44122

Ladies and Gentlemen:

        We understand that Allen Telecom, Inc. ("Allen"), Andrew Corporation ("Andrew") and Adirondacks, Inc., a wholly-owned subsidiary of Andrew ("Sub"), propose to enter into an Agreement and Plan of Merger to be dated February 17, 2003 (the "Merger Agreement"), pursuant to which Allen will merge with and into Sub, with Sub as the surviving entity (the "Transaction"). Pursuant to the Transaction, each share of common stock, par value $1.00 per share, of Allen will be converted into the right to receive merger consideration of 1.775 shares of common stock, par value $0.01 per share, of Andrew (the "Exchange Ratio"). In addition, each outstanding share of Series D Convertible Preferred Stock of Allen (the "Allen Preferred"), no par value per share, shall be converted into the right to receive one share of Series A 7.75% Convertible Preferred Stock of Andrew, no par value per share, which shall have with respect to Andrew, the same powers, preferences and relative participating, optional or special rights, and the qualifications, limitations or restrictions thereon as the shares of Allen Preferred have in respect of Allen immediately prior to the effective time of the Merger (as such term is defined in the Merger Agreement). You have provided us with a copy of a draft of the Merger Agreement.

        You have asked us to render our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the common shareholders of Allen.

        In the course of performing our review and analyses for rendering this opinion, we have:

  •
  reviewed the final draft of the Merger Agreement dated February 17, 2003;

  •
  reviewed Allen's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1999 through 2001, its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2002, its Report on Form 8-K outlining its preliminary results for the year ended December 31, 2002, and its other Reports on Form 8-K for the three years ended the date hereof;

  •
  reviewed certain operating and financial information, including projections for the three years ended December 31, 2005 (the "Allen Projections"), provided to us by management relating to Allen's business and prospects;

  •
  met with certain members of Allen's senior management to discuss Allen's business, operations, historical and projected financial results and future prospects;

  •
  reviewed Andrew's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended September 30, 2000 through 2002, its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and December 31, 2002 and its Reports on Form 8-K for the three years ended the date hereof;

  •
  reviewed certain operating and financial information, including a budget for the fiscal year ended September 30, 2003 (the "Andrew Budget"), provided to us by management of Andrew relating to Andrew's business and prospects;

  •
  met with certain members of Andrew's senior management to discuss Andrew's business, operations, historical and budgeted financial results and future prospects;

  •
  reviewed certain estimates of cost savings and other combination benefits expected to result from the Transaction (the "Synergies"), prepared and provided to us by Allen's and Andrew's management;

  •
  reviewed the historical prices, trading multiples and trading volume of the common shares of Allen and Andrew;

  •
  reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Allen and Andrew;

  •
  reviewed the terms of recent mergers and acquisitions of companies which we deemed generally comparable to Allen and the Transaction;

  •
  performed discounted cash flow analyses based on the Allen Projections and the Synergies;

  •
  reviewed the pro forma financial results, financial condition and capitalization of Andrew giving effect to the Transaction; and

  •
  conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation, the Allen Projections, the Andrew Budget and the Synergies. With respect to the Allen Projections and the Andrew Budget, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Allen and Andrew as to the expected future performance of Allen and Andrew, respectively. With respect to the Synergies, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Allen and Andrew as to the cost savings and other combination benefits expected to result from the Transaction. We have not assumed any responsibility for the independent verification of any such information or of the Allen Projections, the Andrew Budget and the Synergies and we have further relied upon the assurances of the senior managements of Allen and Andrew that they are unaware of any facts that would make such information provided to us incomplete or misleading.

        We understand that the supply agreement dated June 1, 2001 by Lucent Technologies, Inc. ("Lucent") and FS Corp., a subsidiary of Andrew, as amended by a letter agreement dated January 25, 2002 between Celiant and Lucent is currently being renegotiated. We have assumed, with your consent, that such re-negotiated supply agreement is on terms that will not have a materially adverse impact on the Budget and the future financial performance of Andrew.

        In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Allen and Andrew, nor have we been furnished with any such appraisals. We have assumed that the Transaction will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Merger Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Allen or Andrew.

        We do not express any opinion as to the price or range of prices at which the shares of common stock of Allen and Andrew may trade subsequent to the announcement of the Transaction or as to the price or range of prices at which the shares of common stock of Andrew may trade subsequent to the consummation of the Transaction.

        We have acted as a financial advisor to Allen in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. Bear Stearns has been previously engaged by Allen and Andrew to provide certain investment banking and financial advisory services for which we have received customary fees. In the last twelve months, we acted as sole book-running manager for the public offering of the Allen Preferred (completed in March 2002) and as financial advisor to Andrew in connection with their acquisition of Celiant (announced in February 2002). In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Allen and Andrew for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

        It is understood that this letter is intended for the benefit and use of the Board of Directors of Allen and does not constitute a recommendation to the Board of Directors of Allen or any holders of Allen common stock as to how to vote in connection with the Transaction. This opinion does not address Allen's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Allen or the effects of any other transaction in which Allen might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement / prospectus to be distributed to the holders of Allen common stock in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the common shareholders of Allen.

Very truly yours,
BEAR, STEARNS & CO. INC.
By:	/s/ EDWARD M. RIMLAND Edward M. Rimland Senior Managing Director

ANNEX D

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179 Tel 212.272.2000 www.bearstearns.com

May 27, 2003

The Board of Directors
Allen Telecom, Inc.
25101 Chagrin Blvd, Suite 350
Beachwood, OH 44122

Ladies and Gentlemen:

        We understand that Allen Telecom, Inc. ("Allen"), Andrew Corporation ("Andrew") and Adirondacks, Inc., a wholly-owned subsidiary of Andrew ("Sub"), have entered into an Agreement and Plan of Merger dated February 17, 2003 (the "Merger Agreement"), pursuant to which Allen will merge with and into Sub, with Sub as the surviving entity (the "Transaction"). Pursuant to the Transaction, each share of common stock, par value $1.00 per share, of Allen will be converted into the right to receive merger consideration of 1.775 shares of common stock, par value $0.01 per share, of Andrew (the "Exchange Ratio"). In addition, each outstanding share of Series D Convertible Preferred Stock of Allen (the "Allen Preferred"), no par value per share, shall be converted into the right to receive one share of Series A 7.75% Convertible Preferred Stock of Andrew, no par value per share, which shall have with respect to Andrew, the same powers, preferences and relative participating, optional or special rights, and the qualifications, limitations or restrictions thereon as the shares of Allen Preferred have in respect of Allen immediately prior to the effective time of the Merger (as such term is defined in the Merger Agreement). You have provided us with a copy of the Joint Proxy Statement/Prospectus dated May 15, 2003, which includes the Merger Agreement, in substantially the form to be sent to the shareholders of Allen (the "Proxy Statement").

        You have asked us to update our original opinion, dated February 17, 2003, as to whether the Exchange Ratio is fair, from a financial point of view, to the common shareholders of Allen.

        In the course of performing our review and analyses for rendering this opinion, we have:

  •
  reviewed the Merger Agreement and the Proxy Statement;

  •
  reviewed Allen's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 2000 though 2002, its Quarterly Report on Form 10-Q for the period ended March 31, 2003, and its other Reports on Form 8-K for the three years ended the date hereof;

  •
  reviewed certain operating and financial information, including revised projections for the three years ended December 31, 2005 (the "Allen Projections"), provided to us by management of Allen relating to Allen's business and prospects;

  •
  met with certain members of Allen's senior management to discuss Allen's business, operations, historical and projected financial results and future prospects;

  •
  reviewed Andrew's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended September 30, 2000 through 2002, its Quarterly Reports on Form 10-Q for the periods ended December 31, 2002 and March 31, 2003, and its Reports on Form 8-K for the three years ended the date hereof;

  •
  reviewed certain operating and financial information, including a revised budget for the fiscal year ended September 30, 2003 (the "Andrew Budget"), provided to us by management of Andrew relating to Andrew's business and prospects;

  •
  met with certain members of Andrew's senior management to discuss Andrew's business, operations, historical and budgeted financial results and future prospects;

  •
  reviewed certain estimates of cost savings and other combination benefits expected to result from the Transaction (the "Synergies"), prepared and provided to us by Allen's and Andrew's management;

  •
  reviewed the historical prices, trading multiples and trading volume of the common shares of Allen and Andrew;

  •
  reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Allen and Andrew;

  •
  reviewed the terms of recent mergers and acquisitions of companies which we deemed generally comparable to Allen and the Transaction;

  •
  performed discounted cash flow analyses based on the Allen Projections and the Synergies;

  •
  reviewed the pro forma financial results, financial condition and capitalization of Andrew giving effect to the Transaction; and

  •
  conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including without limitation, the Allen Projections, the Andrew Budget and the Synergies. With respect to the Allen Projections and the Andrew Budget, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Allen and Andrew as to the expected future performance of Allen and Andrew, respectively. With respect to the Synergies, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior managements of Allen and Andrew as to the cost savings and other combination benefits expected to result from the Transaction. We have not assumed any responsibility for the independent verification of any such information or of the Allen Projections, the Andrew Budget and the Synergies and we have further relied upon the assurances of the senior managements of Allen and Andrew that they are unaware of any facts that would make such information provided to us incomplete or misleading.

        In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Allen and Andrew, nor have we been furnished with any such appraisals. We have assumed that the Transaction will qualify as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Merger Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Allen or Andrew.

        We do not express any opinion as to the price or range of prices at which the shares of common stock of Allen and Andrew may trade prior to the date hereof subsequent to the announcement of the Transaction or as to the price or range of prices at which the shares of common stock of Andrew may trade subsequent to the consummation of the Transaction.

        We have acted as a financial advisor to Allen in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. Bear Stearns has been previously engaged by Allen and Andrew to provide certain investment banking and financial advisory services for which we have received customary fees. In the last twelve months, we acted as sole book-running manager for the public offering of the Allen Preferred (completed in March 2002) and as financial advisor to Andrew in connection with their acquisition of Celiant (announced in February 2002). In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Allen and Andrew for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

        It is understood that this letter is intended for the benefit and use of the Board of Directors of Allen and does not constitute a recommendation to the Board of Directors of Allen or any holders of Allen common stock as to how to vote in connection with the Transaction. This opinion does not address Allen's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Allen or the effects of any other transaction in which Allen might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement / prospectus to be distributed to the holders of Allen common stock in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the common shareholders of Allen.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:	/s/ EDWARD M. RIMLAND Edward M. Rimland Senior Managing Director

ANNEX E

Amendments to the Andrew Corporation
Certificate of Incorporation

Amendment Number One:

        Article 4 shall be deleted in its entirety and replaced with the following:

Article 4    (a)    The total number of shares of stock which the corporation shall have authority to issue is Four Hundred Million (400,000,000) shares of common stock, at $.01 par value and One Million (1,000,000) shares of Series A 7.75% Convertible Preferred Stock, at no par value.

                   (b)    Holders of Common Stock have one vote in respect of each share held by them.

                   (c)    The Series A 7.75% Convertible Preferred Stock shall have the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        1.     Definitions. As used herein, in addition to those terms otherwise defined herein, the following terms shall have the following meanings:

                (a)   "Accumulated Automatic Conversion Ratio Increases" shall mean, as of any date, any accumulated automatic increases to the Conversion Ratio that may occur pursuant to Section 6 (g)(ii), as such increases may be equitably adjusted from time to time pursuant to Section 16 (d).

                (b)   "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

                (c)   "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law or executive order to close.

                (d)   "Change of Control" shall mean any of the following events:

      (i)
      the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporation's assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act);

      (ii)
      the Corporation consolidates with or merges into any other Person or conveys, transfers or leases all or substantially all its assets to any Person, or permits any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation, and the surviving company, successor, transferee or lessee is not organized under the laws of the United States or any political subdivision thereof;

      (iii)
      the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Corporation;

      (iv)
      the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13 (d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Voting Stock of the Corporation; or

      (v)
      during any period of two consecutive years, individuals who at the beginning of such period composed the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a vote of 66 2/3% of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                (e)   "Change of Control Date" shall mean the date on which a Change of Control event described in Section 1(d) occurs.

                (f)    "Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Corporation is a constituent corporation.

                (g)   "Conversion Price" shall mean, initially, $4.338 per share of Common Stock, subject to adjustment from time to time as set forth in Section 8.

                (h)   "Conversion Ratio" shall mean the number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted at any time pursuant to and in accordance with an applicable voluntary or mandatory conversion provision of this Certificate of Incorporation, and shall equal (x) the Liquidation Preference divided by the Conversion Price applicable upon such conversion, plus (y) Accumulated Automatic Conversion Ratio Increases, if any, through the conversion date.

                (i)    "Dividend Payment Date" shall mean February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2003, or, if any such day is not a Business Day, the next succeeding Business Day.

                (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                (k)   "Holder" shall mean a holder of record of an outstanding share or shares of the Series A Preferred Stock.

                (l)    "Issue Date" shall mean the original date of issuance of shares of the Series A Preferred Stock.

                (m)  "Junior Stock" shall mean the Common Stock and each other class of capital stock or series of preferred stock of the Corporation established by the Board of Directors after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

                (n)   "Liquidation Parity Stock" shall mean Parity Stock the terms of which expressly provide that it will rank on parity with the Series A Preferred Stock as to rights upon the liquidation, winding-up or dissolution of the Corporation.

                (o)   "Liquidation Preference" shall mean, with respect to each share of the Series A Preferred Stock, $50.00, subject to equitable adjustment from time to time pursuant to Section 16 (d).

                (p)   "Market Value" shall mean the average closing price of a share of the Common Stock for a five consecutive Trading Day period on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock).

                (q)   "NNM" shall mean the NASDAQ National Market.

                (r)   "Officer" shall mean the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.

                (s)   "Officers' Certificate" shall mean a certificate signed by two duly authorized Officers.

                (t)    "Opinion of Counsel" shall mean a written opinion from legal counsel acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Corporation or the Transfer Agent.

                (u)   "Parity Stock" shall mean any class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

                (v)   "Person" shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

                (w)  "Record Date" shall mean, with respect to a Dividend Payment Date, the 15th calendar day prior thereto, or such other date designated by the Board of Directors with respect to a Dividend Period.

                (x)   "SEC' shall mean the Securities and Exchange Commission.

                (y)   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                (z)   "Senior Stock" shall mean each class of capital stock or series of preferred stock established by the Board of Directors after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

                (aa) "Trading Day" shall mean any day on which the Common Stock is traded for any period on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation).

                (bb) "Transfer Agent" shall mean Computershare Investor Services, the Corporation's duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Series A Preferred Stock and transfer agent and registrar for any Common Stock issued upon conversion of or in payment of any portion of a dividend on shares of the Series A Preferred Stock, or any successor duly appointed by the Corporation.

                (a)   "Underwriting Agreement" shall mean that certain Underwriting Agreement with respect to the public offering of the Series D Preferred Stock of Allen Telecom, Inc., dated as of March 14, 2002, among the Allen Telecom, Inc., Bear, Stearns & Co. Inc., McDonald Investments Inc., A.O. Edwards & Sons, Inc., Needham & Company, Inc. and H.C. Wainwright & Co., Inc.

                (cc) "Voting Stock" shall mean, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person. For purposes of this definition, "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

        2.     Ranking. The Series A Preferred Stock will, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, rank (a) senior to all Junior Stock, (b) on parity with all Parity Stock and (c) junior to all Senior Stock.

        3.     Liquidation Rights.

                (a)   In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall, subject to the prior rights of any holders of Senior Stock, be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders the Liquidation Preference for each outstanding share of the Series A Preferred Stock held by such Holder, in preference to the holders of, and before any payment or distribution is made on (or any setting apart for any payment or distribution), any Junior Stock, including, without limitation, on any Common Stock. After the payment to the Holders of the Liquidation Preference for each outstanding share of the Series A Preferred Stock, the Holders shall not be entitled to convert any share of the Series A Preferred Stock into Common Stock and shall not be entitled to any further participation in distributions of, and shall have no right or claim to, any of the remaining assets of the Corporation in respect of the shares of the Series A Preferred Stock.

                (b)   Upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, the Corporation shall not pay to the Holders, and no Holder shall be entitled to, any additional amount per share of the Series A Preferred Stock in excess of the Liquidation Preference to compensate any such Holder for any Accumulated Automatic Conversion Ratio Increases through the date of liquidation, winding-up or dissolution.

                (c)   Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, other securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation) nor the merger or consolidation of the Corporation into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 3.

                (d)   In the event the assets of the Corporation legally available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 3(a), no such distribution shall be made on account of any shares of Liquidation Parity Stock upon such liquidation, winding-up or dissolution unless proportionate distributable amounts shall be paid with equal priority on account of the Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Liquidation Parity Stock are entitled upon such liquidation, winding-up or dissolution.

        4.     Voting; Amendments.

                (a)   The shares of the Series A Preferred Stock shall have no voting rights except as set forth in Section 4(b) and 4(c) or as otherwise required by Delaware law from time to time. In exercising the voting rights set forth in Section 4(b) and 4(c), each Holder shall be entitled to one vote for each share of the Series A Preferred Stock held by such Holder.

                (b)   So long as any shares of the Series A Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or written consent of the Holders (voting or consenting separately as one class) of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock, authorize, increase the authorized amount of, reclassify any authorized capital stock or the Corporation into, or issue, any shares of any class or series of Senior Stock (or any security convertible into or exchangeable or exercisable for Senior Stock), or adopt amendments to the Certificate of Incorporation or the by-laws of the Corporation, that would materially affect the existing terms of the Series A Preferred Stock. Notwithstanding the foregoing, except as otherwise required by law, the Corporation may, without the consent of any Holder, authorize, increase the authorized amount of, or issue shares of Parity Stock or Junior Stock, and in taking such actions the Corporation shall not be deemed to have materially adversely affected the existing terms of the Series A Preferred Stock. In addition, the Corporation may, without the consent of any Holder, enter into a Transaction, as described in Section 9(i), in which the outstanding shares of the Series A Preferred Stock become convertible into securities other than the Common Stock, cash or other property, or consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation, as described in Section 12.

                (c)   So long as at least 100,000 shares of the Series A Preferred Stock remain outstanding:

      (i)
      If, for each of six consecutive Dividend Periods, the Corporation fails to pay in cash, shares of Common Stock or a combination of cash and shares of Common Stock, the full dividend amount payable to the Holders with respect to such dividend Period pursuant to Sections 6(a) and 6(b), then the Holders, voting separately as one class, will be entitled at the next regular or special meeting of stockholders of the Corporation to elect one additional director of the Corporation. Effective immediately prior to the election of such additional director, the number of directors that compose the Board of Directors shall be increased by one director.

      (ii)
      The Holders may exercise the voting rights set forth in Section 4(c) (i) at any special meeting of the Holders held for such purpose, which may be called in accordance with the Corporation's by-laws or as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as fewer than 100,000 shares of the Series A Preferred Stock are outstanding, such time as the outstanding shares of the Series A Preferred Stock have been mandatorily converted or redeemed, or the liquidation, winding-up or dissolution of the Corporation, whichever is earliest, at which time such voting rights and the term of any director elected pursuant to this Section 4(c) shall automatically terminate.

      (iii)
      At any time when the voting rights set forth in Section 4(c)(i) shall have vested in the Holders, an Officer of the Corporation may call, and, upon written request of the Holders of at least twenty-five percent (25%) of the outstanding shares of the Series A Preferred Stock, addressed to the Secretary of the Corporation, shall call a special meeting of the Holders. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 4(c)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders in which such case, the election of directors pursuant to Section 4(c) shall be held at such annual meeting of stockholders.

      (iv)
      At any meeting held for the purpose of electing directors at which the Holders voting separately as one class shall have the right to elect a director as provided in this Section 4(c), the presence in person or by proxy of the Holders of more than fifty percent (50%) of the then outstanding shares of the Series A Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the election of a director by such class. The director candidate that receives the highest number of affirmative votes of the outstanding shares of the Series A Preferred Stock will be elected.

      (v)
      Any director elected pursuant to the voting rights set forth in this Section 4(c) shall hold office until the next annual meeting of stockholders (or his or her earlier death, resignation or removal), unless such term has previously automatically terminated pursuant to Section 4(c)(ii)) and any vacancy in respect of any such director shall be filled only by the Holders at a special meeting called in accordance with the procedures set forth in this Section 4(c), or, if no such special meeting is called, at the next annual meeting of stockholders. The Holders shall be entitled to remove any director elected pursuant to this Section 4(c) without cause at any time and replace such director as provided in this Section 4(c).

        5.     Dividends; Automatic Conversion Ratio Increases.

                (a)   Subject to the rights of any holders of Senior Stock or Parity Stock, each Holder will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, dividends on each share of the Series A Preferred Stock at a rate per annum equal to 7.75% of the Liquidation Preference, or $3.875 per share annually (or $0.96875 per share in a full quarterly dividend period), payable quarterly in arrears on each Dividend Payment Date, to the Holders at the close of business on the Record Date immediately preceding the relevant Dividend Payment Date.

                (b)   Dividends on the outstanding shares of the Series A Preferred Stock will be payable from the most recent Dividend Payment Date or, in the case of the dividend payable on August 15, 2003, from May 15, 2003 (each such period, a "Dividend Period"). Dividends payable on the Series A Preferred Stock with respect to any period other than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, payment of dividends shall be made on the next succeeding Business Day.

                (c)   In the event that the Board of Directors declares a dividend with respect to a Dividend Period in an amount less than the full amount payable to the Holders with respect to such Dividend Period pursuant to Sections 5(a) and 5(b) (such lesser amount, a "Partial Dividend"), such Partial Dividend shall be distributed to the Holders on a pro rata basis with respect to the outstanding shares of the Series A Preferred Stock.

                (d)   Any dividend on the Series A Preferred Stock shall be, at the option of the Corporation, payable in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock. The Corporation may not elect to pay any portion of the dividend with respect to any Dividend Period in shares of Common Stock unless the covenants set forth in Sections 15(f), 15(g), 15(h) and 15(i) shall have been satisfied with respect to all of the shares of Common Stock to be issued in payment thereof ("Dividend Common Stock"). If the Corporation elects to pay any portion of a dividend in Common Stock:

      (i)
      The Corporation shall furnish written notice of such election by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), at least ten days in advance of the Record Date for the relevant Dividend Payment Date.

      (ii)
      The number of shares of Common Stock to be issued as a dividend on the applicable Dividend Payment Date per share of the Series A Preferred Stock will be determined by dividing (w) the difference between the total declared dividend amount per share of the Series A Preferred Stock to be paid with respect to the applicable Dividend Period and the amount of the cash dividend, if any, to be paid per share of the

        Series A Preferred Stock with respect to such Dividend Period, by (x) the applicable Discounted Current Market Value of the Common Stock. The "Discounted Current Market Value" of a share of the Common Stock with respect to a Dividend Payment Date shall equal the product of (y) 95% and (z) the average closing price of a share of the Common Stock on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) for the ten consecutive Trading Day period ending on and including the fifth Trading Day before such Dividend Payment Date.

      (iii)
      No fractional shares of Common Stock shall be issued in payment of any dividend on the Series A Preferred Stock. The Transfer Agent is hereby authorized to aggregate any fractional shares of Common Stock that would otherwise be distributable as Dividend Common Stock, to sell them at the best available price and to distribute the proceeds to the Holders in proportion to their respective interests. The Corporation shall reimburse the Transfer Agent for any expenses incurred with respect to such sale, including brokerage commissions. If the sale by the Transfer Agent of such aggregated fractional shares of Common Stock would be restricted, the Corporation shall agree with the Transfer Agent on other appropriate arrangements for the cash realization of such fractional shares of Common Stock. If the Corporation is precluded from paying cash in lieu of fractional shares to the Holders on the Dividend Payment Date, such failure shall not trigger an automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii), and the Corporation shall, when it becomes legally and contractually able to, pay to the Holders such cash in lieu of fractional shares.

                (e)   The Corporation will not declare, pay or set apart any sum for the payment of any dividend or other distribution in respect of any Parity Stock or Junior Stock, unless the Board of Directors has declared, and the Corporation has not failed to pay, a dividend in the full amount payable to the Holders pursuant to Sections 5(a) and 5(b) with respect to the Dividend Period in which such payment of a dividend or other distribution in respect of any Parity Stock or Junior Stock would occur. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation may:

      (i)
      declare and pay dividends on Parity Stock which are payable solely in shares of Parity Stock or Junior Stock;

      (ii)
      declare and pay dividends on Junior Stock which are payable solely in shares of Junior Stock;

      (iii)
      declare and pay dividends on Parity Stock or Junior Stock by increasing the liquidation value of the Parity Stock or Junior Stock, as applicable;

      (iv)
      repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock; or

      (v)
      repurchase, redeem or otherwise acquire Parity Stock in exchange for Parity Stock or Junior Stock.

                (f)    If the Board of Directors declares a dividend with respect to a Dividend Period, the Holders at the close of business on the applicable Record Date will be entitled to receive the dividend payment on shares of the Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the conversion thereof subsequent to such Record Date, unless the Corporation defaults in payment of such dividend on the corresponding Dividend Payment Date, in which case such

Holders shall be issued on the Dividend Payment Date, in addition to the shares of Common Stock issued on the conversion date, an additional number of shares of Common Stock per converted share of the Series A Preferred Stock equal to the automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii). However, shares of the Series A Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount in cash equal to the cash dividend amount payable on that Dividend Payment Date (or, if the dividend payable on that Dividend Payment Date is payable in Common Stock in whole or in part, an amount in cash equal to the cash dividend amount that would have been payable on that Dividend Payment Date if the Corporation had elected to pay such dividend solely in cash) on the shares of the Series A Preferred Stock surrendered for conversion. A Holder on a Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date will receive any dividend payable by the Corporation on such tendered shares of the Series A Preferred Stock on that date, and the converting Holder need not include payment in the amount of such dividend upon surrender of shares of the Series A Preferred Stock for conversion.

                (g)   The difference between (x) the full amount payable per share of the Series A Preferred Stock to the Holders with respect to any Dividend Period pursuant to Sections 5(a) and 5(b) and (y) any lesser (or zero) actual dividend amount paid per share of the Series A Preferred Stock with respect to such Dividend Period, resulting from the failure of the Board of Directors to declare any dividend with respect to such Dividend Period, the declaration by the Board of Directors of a Partial Dividend with respect to such Dividend Period, or the failure of the Corporation to pay on the applicable Dividend Payment Date the dividend or Partial Dividend declared by the Board of Directors for such Dividend Period, is referred to as the "Dividend Deficiency." In the event that a Dividend Deficiency shall occur with respect to any Dividend Period:

      (i)
      The Holders will not be entitled to receive the amount of the Dividend Deficiency with respect to such Dividend Period, and the amount of the Dividend Deficiency with respect to such Dividend Period shall not accumulate and no interest or sum of money or other property or securities in lieu of interest will be payable in respect of such Dividend Deficiency.

      (ii)
      The Conversion Ratio shall automatically increase on the Dividend Payment Date on which the amount of such Dividend Deficiency would have been paid by a number of shares of Common Stock equal to 115% of the number of shares of Common Stock that the Corporation would have been required to issue as a stock dividend on each share of the Series A Preferred Stock to pay the Dividend Deficiency with respect to the applicable Dividend Period in full. Such automatic increase in the Conversion Ratio shall be deemed to fully satisfy in all respects the payment of the amount of the Dividend Deficiency with respect to the applicable Dividend Period, and, except for the voting rights described in Section 4(c), no other rights or interest will accrue to the Holders as a result of any Dividend Deficiency, whether or not the earnings or net surplus of the Corporation in any calendar or fiscal year of the Corporation were sufficient to pay any such Dividend Deficiency in whole or in part.

      (iii)
      Upon any automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii), the Corporation promptly shall deliver to the Transfer Agent an Officers' Certificate describing in reasonable detail the Dividend Deficiency requiring the automatic increase in the Conversion Ratio and the method of calculation thereof in accordance with the provisions of this Certificate of Incorporation and specifying the increased Conversion Ratio in effect following such automatic increase.

      (iv)
      The Corporation shall furnish notice of any Dividend Deficiency and resulting automatic increase in the Conversion Ratio pursuant to Section 5(g)(ii) by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by distribution of a copy of the Officers' Certificate described in Section 5(g)(iii) to each Holder by first class mail or by publication (with subsequent prompt distribution of such notice by first class mail to each Holder), (A) at least ten days in advance of the Record Date for the relevant Dividend Payment Date, in the event that the Board of Directors does not declare a dividend with respect to any Dividend Period or declares a Partial Dividend with respect to any Dividend Period, or (B) no more than three days after the relevant Dividend Payment Date, if the Corporation fails to pay a dividend or Partial Dividend declared by the Board of Directors with respect to any Dividend Period.

                (h)   Automatic increases in the Conversion Ratio pursuant to Section 5(g)(ii) will occur each time a Dividend Deficiency occurs with respect to a Dividend Period, and such increases in the Conversion Ratio shall accumulate with respect to each outstanding share of the Series A Preferred Stock, until the earlier of (i) such time as such shares of the Series A Preferred Stock are redeemed for cash or converted into Common Stock, cash or other property as provided in this Certificate of Incorporation, or (ii) such time as distributions of the Corporation's assets with respect to such shares of the Series A Preferred Stock are made upon the liquidation, winding-up of dissolution of the Corporation as provided in this Certificate of Incorporation. Upon distribution of the Corporation's assets to the Holders with respect to the outstanding shares of the Series A Preferred Stock upon the liquidation, winding-up of dissolution of the Corporation as provided in Section 3 or upon the mandatory redemption of the outstanding shares of the Series A Preferred Stock pursuant to Section 10, the Corporation shall not pay to any Holder any amount per share of the Series A Preferred Stock in excess of the Liquidation Preference to compensate such Holder for Accumulated Automatic Conversion Ratio Increases through the date of liquidation or the Mandatory Redemption Date.

                (i)    The Corporation shall take all actions required or permitted under the General Corporation Law of the State of Delaware to permit the payment of dividends on the Series A Preferred Stock and automatic increases in the Conversion Ratio pursuant to Section 5(g)(ii).

                (j)    In the event that the Corporation consummates a transaction described in Section 1(d)(ii), and the laws of the jurisdiction in which the successor, transferee or lessee is organized would impose a withholding tax on any dividend payment hereunder, the Corporation shall:

      (i)
      furnish written notice to the Holders, by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by distribution of such notice to each Holder by first class mail or by publication (with subsequent prompt distribution of such notice by first class mail to each Holder) at least ten days in advance of the Record Date for the first Dividend Payment Date on which any dividend payable hereunder would be subject to such withholding tax, whether or not any dividend is paid on such Dividend Payment Date, which notice shall state that withholding taxes may be imposed with respect to dividends payable on the Series A Preferred Stock and that the Corporation will, as described in Section 5(j)(ii) below, increase the dividend amounts payable on the Series A Preferred Stock with respect to all Dividend Periods for which such withholding taxes apply;

      (ii)
      with respect to the dividend payable on each Dividend Payment Date for which any such withholding tax may be imposed, increase the dividend amount payable to the Holders such that the net dividend amount payable to the Holders on such Dividend Payment Date after giving effect to any such withholding tax shall be equivalent to the dividend that the Holders would have received on such Dividend Payment Date absent such withholding tax; and

      (iii)
      with respect to each dividend for which any such withholding tax may be imposed, deliver to the Transfer Agent promptly after the declaration of such dividend an Officers' Certificate describing in detail the dividend amount that would have been payable on the relevant Dividend Payment Date before the increase for withholding taxes pursuant to Section 5(j)(ii) and the amount by which such dividend amount was increased to produce a net dividend amount equal to the dividend amount that the Holders would have received on the relevant Dividend Payment Date absent such withholding tax.

        6.     Voluntary Conversion.

                (a)   Each Holder shall have the right, at its option, exercisable at any time and from time to time from the Issue Date, to convert, subject to the terms and provisions of this Section 6 and Section 10, any or all of such Holder's shares of the Series A Preferred Stock into such whole number of shares of Common Stock per share of the Series A Preferred Stock as is equal to the Conversion Ratio in effect on the date of conversion, plus cash in lieu of any fractional share of Common Stock as provided in Section 7.

                (b)   The conversion right of a Holder shall be exercised by the Holder by the delivery to the Corporation at any time during usual business hours at the Corporation's principal place of business or the offices of the Transfer Agent of a written notice to the Corporation in the form of Exhibit B that the Holder elects to convert the number of its shares of the Series A Preferred Stock specified in such notice. The conversion of shares of the Series A Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 14. If the shares of the Series A Preferred Stock that the Holder wishes to convert are represented by one or more physical certificates, the Holder shall be required to surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require). The shares of Common Stock and cash in lieu of any fractional share due to such Holder surrendering physical certificates shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired. Immediately prior to the close of business on the date of receipt by the Corporation or its duly appointed Transfer Agent of notice of conversion of shares of the Series A Preferred Stock, each converting Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder's shares of the Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that, if applicable, physical certificates representing such Common Stock shall not then be actually delivered to such Holder. On the date of any conversion, all rights of any Holder with respect to the shares of the Series A Preferred Stock so converted, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such shares of the Series A Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 7, and (ii) exercise the rights to which he, she or it is entitled as a holder of Common Stock into which such shares of the Series A Preferred Stock have been converted.

        7.     No Fractional Shares Upon Conversion. No fractional shares or securities representing fractional shares of Common Stock shall be issued upon any conversion of any shares of the Series A Preferred Stock, whether voluntary or mandatory. If more than one share of the Series A Preferred

Stock held by the same Holder shall be subject to conversion at one time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of, and any applicable Accumulated Automatic Conversion Ratio Increases with respect to, all of such shares of the Series A Preferred Stock as of the conversion date. If the conversion of any share or shares of the Series A Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the last reported sale price of the Common Stock on the NNM (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) at the close of business on the Trading Day next preceding the conversion date shall be paid to such Holder in cash by the Corporation.

        8.     Adjustments to Conversion Price. Any adjustment to the Conversion Price shall result in a change in the Conversion Ratio. The Conversion Price shall be subject to adjustment as follows:

                (a)   In case the Corporation shall at any time or from time to time:

      (i)
      pay a dividend (or other distribution) payable in shares of Common Stock on any class of capital stock (which, for purposes of this Section 8 shall include, without limitation, any dividends or distributions in the form of options, warrants or other rights to acquire capital stock) of the Corporation (other than the issuance of shares of Common Stock in connection with the conversion of the Series A Preferred Stock or as dividends in respect of the Series A Preferred Stock or any Parity Stock);

      (ii)
      subdivide the outstanding shares of Common Stock into a larger number of shares;

      (iii)
      combine the outstanding shares of Common Stock into a smaller number of shares;

      (iv)
      issue any shares of its capital stock in a reclassification of the Common Stock; or

      (v)
      pay a dividend or make a distribution to all holders of shares of Common Stock (other than a dividend subject to Section 8(b)) pursuant to a stockholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the Holder of shares of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of the Series A Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 8(a) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                (b)   In case the Corporation shall at any time or from time to time issue to all holders of its Common Stock rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the Market Value for the period ending on the date of issuance (treating the price per share of any security convertible into, or exchangeable or exercisable for, Common Stock as equal to (i) the sum of the price paid to acquire such security convertible into, or exchangeable or exercisable for, Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common

Stock divided by (ii) the number of shares of Common Stock into which such convertible, exchangeable or exercisable security is initially convertible, exchangeable or exercisable), other than (A) issuances of such rights, options or warrants if the Holder would be entitled to receive such rights, options or warrants upon conversion at any time of shares of the Series A Preferred Stock into Common Stock and (B) issuances that are subject to certain triggering events (until such time as such triggering events occur), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the record date of such issuance by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock issued or to be issued upon or as a result of the issuance of such rights, options or warrants (or the maximum number into or for which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into or for which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon the conversion, exchange or exercise of such security) would purchase at the Market Value for the period ending on the date of conversion; provided, however, that if the Corporation distributes rights or warrants (other than those referred to above in this Section 8(b)) pro rata to the holders of Common Stock, the Conversion Price shall not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants so long as (x) such rights or warrants have not expired or been redeemed by the Corporation, and (y) the Holder of any shares of the Series A Preferred Stock surrendered for conversion shall be entitled to receive upon such conversion, in addition to the shares of Common Stock then issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants and (ii) if such conversion occurs after the Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which such shares of the Series A Preferred Stock was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date had such shares of the Series A Preferred Stock been converted immediately prior to such Distribution Date in accordance with the terms and provisions applicable to the rights and warrants.

                (c)   In case the Corporation shall at any time or from time to time:

      (i)
      make a pro rata distribution to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in Section 8(a)(v) above, or cash distributed upon a merger or consolidation to which Section 8(i) below applies), that, when combined together with (x) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (y) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Corporation or any of its subsidiaries for shares of Common Stock concluded within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 8 has been made, in the aggregate exceeds 10% of the Corporation's market capitalization (defined as the product of the Market Value for the period ending on the record date of such distribution times the number of shares of Common Stock outstanding on such record date) on the record date of such distribution;

      (ii)
      complete a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock that involves an aggregate consideration that, together with (A) any cash and other consideration payable in a tender or exchange offer by the Corporation or any of its subsidiaries for shares of Common Stock expiring within the then-preceding 12 months in respect of which no adjustment pursuant to this Section 8 has been made and (B) the aggregate amount of any such all-cash distributions referred to in Section 8(c)(i) to all holders of shares of Common Stock within the then-preceding 12 months in respect of which no adjustments have been made, exceeds 10% of the Corporation's market capitalization (as defined in Section 8(c)(ii) on the expiration of such tender offer; or

      (iii)
      make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its capital stock other than Common Stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in Sections 8(a) or 8(b) above or this Section 8(c), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution or completion of such tender or exchange offer, as the case may be, by a fraction (x) the numerator of which shall be the Market Value for the period ending on the record date for the determination of stockholders entitled to receive such distribution, or, if such adjustment is made upon the completion of a tender or exchange offer, on the payment date for such offer, and (y) the denominator of which shall be such Market Value less the then fair market value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or paid in such tender or exchange offer, applicable to one share of Common Stock (but such denominator shall not be less than one); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Corporation if the Holder would otherwise be entitled to receive such rights upon conversion at any time of shares of the Series A Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the Corporation, in which case such redemption shall be treated for purposes of this Section 8(c) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made or tender or exchange offer is completed, as the case may be, and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                (d)   In the case the Corporation at any time or from time to time shall take any action affecting its Common Stock (it being understood that the issuance or sale of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) to any Person at a price per share less than the Conversion Price then in effect shall not be deemed such an action), other than an action described in any of Sections 8(a), 8(b), 8(c) or 8(i), then the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Transfer Agent and the Holders along with the Officers' Certificate described in Section 8(h)).

                (e)   Notwithstanding anything herein to the contrary, no adjustment under this Section 8 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

                (f)    The Corporation reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Corporation elects to make such a reduction in the Conversion Price, the Corporation will comply with the requirements of Rule 14e-l under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

                (g)   If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                (h)   Upon any increase or decrease in the Conversion Price pursuant to this Section 8, the Corporation promptly shall deliver to the Transfer Agent and each Holder an Officers' Certificate describing in reasonable detail the event requiring the increase or decrease in the Conversion Price and the method of calculation thereof and specifying the increased or decreased Conversion Price and Conversion Ratio in effect following such adjustment, and attaching and certifying the resolution of the Board of Directors pursuant to Section 8(d) (if applicable).

                (i)    Subject to the provisions of Section 11, in the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any consolidation or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in the event of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (computed on a consolidated basis) (any of the foregoing, a "Transaction"), each share of the Series A Preferred Stock then outstanding shall, without the consent of any Holder, become convertible at any time, at the option of the Holder thereof, only into the kind and amount of securities (of the Corporation or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of the Series A Preferred Stock could have been converted immediately prior to such Transaction, after giving effect to any adjustment event, including the exercise of the Change of Control Option contemplated in Section 11. The provisions of this Section 8(i) and any equivalent thereof in any such securities similarly shall apply to successive Transactions. The provisions of this Section 8(i) shall be the sole right of the Holders in connection with any Transaction and such Holders shall have no separate vote thereon.

                (j)    For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in treasury of the Corporation. The Corporation shall not pay any dividend or make any distribution on Common Stock held in treasury of the Corporation.

        9.     Mandatory Conversion.

                (a)   At any time on or after February 20, 2005, the Corporation shall have the right, at its option, to cause all, but not a portion, of the outstanding shares of the Series A Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of the Series A Preferred Stock equal to the Conversion Ratio then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7. The Corporation may exercise its right to cause a mandatory conversion pursuant to this Section 9(a) only if the closing price of a share of the Common Stock as reported on the NYSE (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) equals or exceeds 125% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day trading period, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the Corporation's issuance of a press release, or, if no press release is issued, mailing of a notice announcing the mandatory conversion as described in Section 9(b).

                (b)   To exercise the mandatory conversion right described in Section 9(a) or in Section 9(e), the Corporation shall issue a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, prior to the opening of business on the first Trading Day following any date on which the conditions described in Section 9(a) or in Section 9(e), as applicable, are met, announcing such a mandatory conversion whether or not a press release is issued, the Corporation shall furnish notice of the Corporation's intention to mandatorily convert the outstanding shares of the Series A Preferred Stock by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), not later than the 15th day prior to the date on which the mandatory conversion would occur (the "Mandatory Conversion Date"). The Mandatory Conversion Date will be a date selected by the Corporation and will be at least 15 days but no more than 30 days after the Corporation issues the press release described in this Section 9(b), or if no press release is issued, after mailing of the notice described in this Section 9(b) to the Holders.

                (c)   In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9(a) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of the Series A Preferred Stock; (iii) the number of shares of the Series A Preferred Stock to be converted; and (iv) that dividends on the shares of the Series A Preferred Stock to be converted will cease to be payable on the Mandatory Conversion Date.

                (d)   On the Mandatory Conversion Date, dividends will cease to be payable on the Series A Preferred Stock, and all rights of any Holder with respect to the shares of the Series A Preferred Stock, including the rights, if any, to receive distributions of the Corporation's assets (including, but not limited to, the Liquidation Preference) or notices from the Corporation, will terminate, except only for the rights of any such Holder to (i) receive physical certificates (if applicable) for the number of whole shares of Common Stock into which such Holder's shares of the Series A Preferred Stock have been converted and cash in lieu of any fractional share as provided in Section 7, and (ii) exercise the rights to which he, she or it is entitled as a holder of Common Stock into which such Holder's shares of the Series A Preferred Stock have been mandatorily converted. Any dividend payment declared by the Board of Directors with respect to the shares of the Series A Preferred Stock called for a mandatory conversion on a date during the period between the close of business on any Record Date to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the Holder of such share on such Record Date if such share has been converted after such Record Date and prior to such Dividend Payment Date.

                (e)   In addition to the mandatory conversion right described in Section 9(a), if there are less than 100,000 shares of the Series A Preferred Stock outstanding, the Corporation shall have the right, at any time on or after February 20, 2006, at its option, to cause each outstanding share of the Series A Preferred Stock to be automatically converted into that number of whole shares of Common Stock equal to the lesser of (i) the Conversion Ratio then in effect and (ii) the sum of (x) the Liquidation Preference divided by the Market Value for the period ending on the second Trading Day immediately prior to the Mandatory Conversion Date and (y) any Accumulated Automatic Conversion Ratio

Increases to the Mandatory Conversion Date. Any fractional shares of Common Stock resulting from such conversion shall be settled in cash in accordance with Section 7.

                (f)    The provisions of Sections 9(b) and 9(d) shall apply to any mandatory conversion pursuant to Section 9(e). In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9(e) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of the Series A Preferred Stock to be converted; (iii) that dividends on the shares of the Series A Preferred Stock to be converted will cease to be payable on the Mandatory Conversion Date; (iv) the Conversion Ratio then in effect; and (v) that the number of shares of Common Stock to be issued upon conversion of each share of the Series A Preferred Stock shall be equal to the lesser of the Conversion Ratio then in effect and the sum of (x) the Liquidation Preference divided by the Market Value for the period ending on the second Trading Day immediately prior to the Mandatory Conversion Date and (y) any Accumulated Automatic Conversion Ratio Increases to the Mandatory Conversion Date.

        10.   Mandatory Redemption.

                (a)   On but not before February 15, 2014 (the "Mandatory Redemption Date"), the Corporation shall be required to redeem, subject to the legal availability of funds therefor, all outstanding shares of the Series A Preferred Stock at a price in cash equal to the Liquidation Preference thereof (the "Mandatory Redemption Price"). The Corporation shall take all actions required or permitted under the laws of the State of Delaware to permit such mandatory redemption.

                (b)   Upon mandatory redemption pursuant to this Section 10, the Corporation shall not pay to the Holders, and no Holder shall be entitled to, any additional amount per share of the Series A Preferred Stock in excess of the Liquidation Preference to compensate any such Holder for any Accumulated Automatic Conversion Ratio Increases through the Mandatory Redemption Date.

                (c)   Unless the Corporation defaults in the payment of the Mandatory Redemption Price, the right of the Holders pursuant to Section 6 to convert shares of the Series A Preferred Stock into Common Stock shall terminate at the close of business on the Business Day preceding the Mandatory Redemption Date, dividends on the Series A Preferred Stock will cease to be payable on and after the Mandatory Redemption Date and all other rights of the Holders will terminate on the Mandatory Redemption Date except for the right to receive the Mandatory Redemption Price, without interest.

                (d)   The Corporation will furnish written notice of the mandatory redemption by issuing a press release for publication on the PR Newswire or an equivalent newswire service, if required by and in accordance with the federal securities laws or the rules of any stock exchange on which the Series A Preferred Stock or the Common Stock is then listed or traded, and in any case by first class mail to each Holder or by publication (with subsequent prompt notice by first class mail to each Holder), at least 15 days in advance of the Mandatory Redemption Date (the "Mandatory Redemption Notice"). In addition to any information required by applicable law or regulation, the press release, if any, and Mandatory Redemption Notice shall state, as appropriate:

      (i)
      the Mandatory Redemption Date;

      (ii)
      the total number of shares of the Series A Preferred Stock to be mandatorily redeemed;

      (iii)
      that each outstanding share of the Series A Preferred Stock will be redeemed for cash in an amount equal to the Mandatory Redemption Price;

      (iv)
      that dividends on the Series A Preferred Stock to be mandatorily redeemed will cease to be payable on the Mandatory Redemption Date, unless the Corporation defaults in the payment of the Mandatory Redemption Price;

      (v)
      that the right of the Holders to voluntarily convert shares of the Series A Preferred Stock into Common Stock will terminate at the close of business on the Business Day preceding the Mandatory Redemption Date, unless the Corporation defaults in the payment of the Mandatory Redemption Price;

      (vi)
      the Conversion Ratio then in effect; and

      (vii)
      that if any shares of the Series A Preferred Stock held by any Holder are represented by one or more physical certificates, such Holder must surrender to the Corporation or the Transfer Agent, in the manner and at the place or places designated, such physical certificate or certificates representing the shares of the Series A Preferred Stock to be redeemed.

                (e)   The mandatory redemption of shares of the Series A Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 14. Each Holder of one or more physical certificates representing shares of the Series A Preferred Stock shall surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require and the Mandatory Redemption Notice shall so state), in the manner and at the place or places designated in the Mandatory Redemption Notice, and the full Mandatory Redemption Price for such shares shall be payable in cash on the Mandatory Redemption Date to the Holder, and each surrendered physical certificate shall be canceled and retired.

                (f)    The Corporation shall comply with any federal and state securities laws and regulations, to the extent such laws and regulations are applicable, in connection with the mandatory redemption.

        11.   Change of Control.

                (a)   Upon the occurrence of a Change of Control (or if the Corporation has mailed or is required by Section 11(d) to have mailed a notice with respect to a transaction described in Section 1(d)(ii) that is for the purpose of changing the Corporation's domicile to a location outside of the United States (a "Foreign Domicile Change of Control")), each Holder shall, in the event that the Change of Control Ratio (as defined below) is greater than the Conversion Ratio on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, on the date that is two Trading Days before the mailing of the notice described in Section 11((d)), have a one-time option (the "Change of Control Option") to convert all of such Holder's outstanding shares of the Series A Preferred Stock into shares of Common Stock, each such share of the Series A Preferred Stock being convertible into a number of shares of Common Stock equal to the sum of (u) the Liquidation Preference divided by an adjusted Conversion Price equal to the greater of (i) the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the Market Value for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 11(d)) and (ii) $2.6291 and (v) the amount of any Accumulated Automatic Conversion Ratio Increases through the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the amount of any Accumulated Automatic Conversion Ratio Increases through the Holder's date of conversion pursuant to its exercise of the Change of Control Option). The "Change of Control Ratio" shall equal the sum of (w) the Liquidation Preference divided by the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, the Market Value for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 11 (d)) and (x) the amount of any Accumulated Automatic Conversion Ratio Increases through the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, through the date that is two Trading Days before the mailing of the notice described in Section 11(d)). In lieu of converting shares of the Series A Preferred Stock into Common Stock upon any Holder's valid exercise of the Change of Control Option, the Corporation may, at its option, redeem each share of the Series A Preferred Stock for cash equal to the product of (y) the Market Value for the period ending on the Change of Control Date (or, in the case of a Foreign Domicile Change of Control, for the period ending on the date that is two Trading Days before the mailing of the notice described in Section 11(d)) and (z) the number of shares of Common Stock that would have been issuable to such Holder upon conversion in accordance with the first sentence of this Section 11(a). Notwithstanding the foregoing, upon the occurrence of a Change of Control in which each holder of the Common Stock receives consideration consisting solely of common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares) that is listed on a national securities exchange or quoted on the NNM and all of the Common Stock has been exchanged for, converted into or acquired for common stock of the successor, acquiror or other third party (and cash paid in lieu of fractional shares), and shares of the Series A Preferred Stock become convertible solely into such common stock, the Conversion Price will not be adjusted as described in this Section 11(a).

                (b)   The Change of Control Option must be exercised, if at all, during the period of not less than 30 days nor more than 60 days commencing on the third Business Day after notice of a Change in Control has been given by the Corporation in accordance with Section 11(c); provided, however, that in the case of a Foreign Domicile Change of Control, the Change of Control Option must be exercised, if at all, during the 15 consecutive day period ending on the day immediately prior to the Change of Control Date commencing upon the Corporation's delivery of a notice to the Holders in accordance with Section 11(d).

                (c)   In the event of a Change of Control (other than a Change of Control described in the last sentence of Section 11(a) or a Foreign Domicile Change of Control), notice of such Change of Control shall be given, within five Business Days of the Change of Control Date, by the Corporation by first class mail to each Holder. Each such notice shall state (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control Option may be exercised (with respect to any such Change of Control, the "Expiration Date") pursuant to the terms of this Section 11; and (iii) the procedures that Holders must follow to exercise the Change of Control Option.

                (d)   In the event of a Foreign Domicile Change of Control, notice of such Foreign Domicile Change of Control shall be given at least 15 days prior to the Change of Control Date by the Corporation by first class mail to each Holder. Each such notice shall state (i) that a Foreign Domicile Change of Control is pending; (ii) the expected Change of Control Date; (iii) the last day on which the Change of Control Option may be exercised (with respect to such Foreign Domicile Change of Control, the "Expiration Date") pursuant to the terms of this Section 11; and (iv) the procedures that Holders must follow to exercise the Change of Control Option.

                (e)   On or before the Expiration Date, each Holder wishing to exercise the Change of Control Option shall furnish to the Corporation or the Transfer Agent the documentation requested in the notice described in Section 11(c) or 11(d), in the manner and at the place or places designated in such notice. The conversion or redemption of shares of the Series A Preferred Stock not represented by physical certificates will be effected through the facilities of the Depositary as described in Section 14. Each Holder of one or more physical certificates representing shares of the Series A Preferred Stock shall be required to surrender such physical certificate or certificates to the Corporation or the Transfer Agent (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state). The cash or shares of Common Stock due to such Holder, as described in Section 11(a), shall be delivered to the Holder and each surrendered physical certificate shall be canceled and retired.

                (f)    The rights of the Holders pursuant to this Section 11 are in addition to, and not in lieu of, the voluntary conversion rights of the Holders provided for in Section 6.

        12.   Consolidation, Merger and Sale of Assets.

                (a)   The Corporation, without the consent of any Holder, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Corporation; provided, however, that:

      (i)
      subject to the provisions of Section 11, the shares of the Series A Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the shares of the Series A Preferred Stock had immediately prior to such transaction; and

      (ii)
      the Corporation delivers to the Transfer Agent an Officers' Certificate and an Opinion of Counsel stating that such transaction complies with this Certificate of Incorporation.

                (b)   Upon any consolidation by the Corporation with, or merger by the Corporation into, any other person or any conveyance, transfer or lease of all or substantially all the assets of the Corporation as described in Section 12(a), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of the Series A Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the shares of the Series A Preferred Stock.

        13.   SEC Reports. Whether or not the Corporation is required to file reports with the SEC, if any shares of the Series A Preferred Stock are outstanding, the Corporation shall file with the SEC all such reports and other information as it would be required to file with the SEC pursuant to Sections 12(a) or 14(d) under the Exchange Act. The Corporation shall supply each Holder, upon request, without cost to such Holder, copies of such reports or other information.

        14.   Certificates.

                (a)   The Series A Preferred Stock certificate shall be substantially in the form of Exhibit A, which is hereby incorporated in, and the form and terms thereof expressly made a part of, this Certificate of Incorporation. The Series A Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).

                (b)   The Series A Preferred Stock shall initially be issued only in the form of one or more fully registered global security certificates ("Global Security Certificates") with the global securities legend set forth in Exhibit A hereto, registered in the name of Cede & Co., the nominee of The Depository Trust Company, which will act as securities depositary (the "Depositary") for the Series A Preferred Stock. The Global Security Certificates will be deposited with the Depositary or its custodian. As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, the Depositary or that nominee will be considered the sole owner and holder of the Global Security Certificates and all of the shares of the Series A Preferred Stock represented by those Global Security Certificates for all purposes under the Series A Preferred Stock. Except if the Depositary has notified the Corporation that it is unwilling or unable to continue as Depositary for the Global Security Certificates, has ceased to be qualified to act or there is a continuing default by the Corporation in respect of its obligations under the Series A Preferred Stock, the Underwriting Agreement, this Certificate of Incorporation or any other principal agreement or instrument executed in connection with the offering of the Series A Preferred Stock, owners of beneficial interests in Global Security Certificates will not be entitled to have the Global Security Certificates or shares of the Series A Preferred Stock represented by those certificates registered in their names, will not receive or be entitled to receive physical certificates representing shares of the Series A Preferred Stock in exchange and will not be considered to be owners or holders of the Global Security Certificates or any of the shares of the Series A Preferred Stock represented by the Global Security Certificates for any purpose under the Series A Preferred Stock. All payments on shares of the Series A Preferred Stock represented by the Global Security Certificates and all related transfers and deliveries of Common Stock will be made to the Depositary or its nominee as their holder.

                (c)   Except with respect to shares of Series A Preferred Stock that may be represented by physical certificates issued by the Corporation from time to time, procedures for conversion or redemption of the shares of Series A Preferred Stock in accordance with the applicable provisions of this Certificate of Incorporation will be governed by arrangements among the Depositary, its participants and Persons that may hold beneficial interests through its participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time.

                (d)   If the Corporation issues any physical certificate representing shares of the Series A Preferred Stock from time to time and any such Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of the Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent. The Corporation shall not be required to issue any physical certificates representing shares of the Series A Preferred Stock on or after any conversion date with respect to such shares of the Series A Preferred Stock. In place of the delivery of a replacement certificate following any such conversion date, the Transfer Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock evidenced by the certificate.

        15.   Other Provisions.

                (a)   With respect to any notice to a Holder required to be provided hereunder, such notice shall be mailed to the registered address of such Holder, and neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any mandatory redemption, mandatory conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action, or the vote upon any action with respect to which the Holders are entitled to vote. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

                (b)   The shares of the Series A Preferred Stock shall be issuable, convertible and redeemable only in whole shares.

                (c)   Any calculation of a dollar amount or number of shares of Common Stock pursuant to any provision of this Certificate of Incorporation, including, without limitation, the calculation of Accumulated Automatic Conversion Ratio Increases, any Market Value, Discounted Current Market

Value, adjusted Conversion Price, Conversion Ratio, Change of Control Ratio or Dividend Deficiency, shall be calculated to the nearest ten-thousandth of a dollar or share.

                (d)   The Liquidation Preference and the annual dividend rate set forth in Section 5(a) shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving shares of the Series A Preferred Stock. In addition, Accumulated Automatic Conversion Ratio Increases shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock. Such adjustments shall be made in such manner and at such time as the Board of Directors in good faith determines to be equitable in the circumstances, any such determination to be evidenced in a resolution. Upon any such equitable adjustment, the Corporation shall promptly deliver to the Transfer Agent and each Holder an Officers' Certificate attaching and certifying the resolution of the Board of Directors, describing in reasonable detail the event requiring the adjustment and the method of calculation thereof and specifying the increased or decreased Liquidation Preference, annual dividend rate or Accumulated Automatic Conversion Ratio Increases, and the Conversion Ratio, in effect following such adjustment.

                (e)   Shares of the Series A Preferred Stock issued and reacquired shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that any issuance or reissuance of shares of the Series A Preferred Stock must be in compliance with this Certificate of Incorporation.

                (f)    The Corporation covenants that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of shares of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock not theretofore converted. For purposes of this Section 15(f), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of the Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. The Corporation shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of the Series A Preferred Stock not theretofore converted.

                (g)   The Corporation covenants that any shares of Common Stock issued upon conversion of or in payment of any dividend on shares of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable.

                (h)   Prior to the delivery of any shares of Common Stock or other securities that the Corporation shall be obligated to deliver upon conversion of shares of the Series A Preferred Stock or the delivery of any shares of Common Stock in payment of any dividend on shares of the Series A Preferred Stock, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority. Any share of Common Stock so delivered shall be freely transferable under the Securities Act.

                (i)    The Corporation shall list the shares of Common Stock required to be delivered upon conversion of shares of the Series A Preferred Stock or in payment of any dividend on shares of the Series A Preferred Stock, prior to such delivery, upon the NNM and each other national securities exchange or quotation system, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

                (j)    The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of the Series A Preferred Stock pursuant to the provisions of this Certificate of Incorporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder of the shares of the Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                (k)   The Holders as such are not entitled to any preemptive or preferential right to purchase or subscribe to any capital stock, obligations, warrants or other securities of the Corporation.

                (l)    Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Incorporation.

As part of Amendment Number One, the following Exhibits shall be added:

EXHIBIT A

FORM OF SERIES A PREFERRED STOCK

FACE OF SECURITY

        [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

Certificate Number:

Number of Shares of Series A Preferred Stock:

CUSIP No.:

Series A 7.75% Convertible Preferred Stock
of
Andrew Corporation

        Andrew Corporation, a Delaware corporation (the "Company"), hereby certifies that [    ] (the "Holder") is the registered owner of fully paid and non-assessable shares of preferred stock of the Company designated as the Series A 7.75% Convertible Preferred Stock, without par value, liquidation preference $50.00 per share (the "Series A Preferred Stock"). The shares of the Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, preferences and relative, participating, optional and other special rights of the shares of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Certificate of Incorporation of the Company dated                         , 2003, as the same may be amended from time to time in accordance with its terms (the "Certificate of Incorporation"). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Incorporation. The Company will provide a copy of the Certificate of Incorporation to a Holder without charge upon written request to the Company at its principal place of business.

        Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Incorporation, which select provisions and the Certificate of Incorporation shall for all purposes have the same effect as if set forth in this certificate.

        Upon receipt of this certificate, the Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder. Unless the Transfer Agent's valid countersignature appears hereon, the shares of the Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Incorporation or be valid or obligatory for any purpose.

(1)
Subject to removal if not a global security certificate.

        IN WITNESS WHEREOF, the Company has executed this Series A Preferred Stock certificate as of the date set forth below.

ANDREW CORPORATION
		By:	Name: Title:
		By:	Name: Title:
Dated:
COUNTERSIGNED AND REGISTERED
, as Transfer Agent,
By:	Authorized Signatory
Dated:

REVERSE OF SECURITY

        Dividends on each share of Series A Preferred Stock shall be payable when, as and if declared by the Board of Directors of the Company from funds legally available therefor at a rate per annum set forth in the face hereof or as provided in the Certificate of Incorporation. Dividends may be paid in cash, in shares of the Company's common stock, par value $0.01 per share ("Common Stock"), or a combination thereof.

        The shares of the Series A Preferred Stock shall be redeemable as provided in the Certificate of Incorporation. The shares of the Series A Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Incorporation.

        The Company shall furnish to any holder upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional and other special rights of each class of the Company's stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee's social security or tax identification number) (Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:

(Sign exactly as your name appears on the other side of this Series A Preferred Stock certificate)

Signature Guarantee:(2)

        (2)   Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

NOTICE OF CONVERSION

(To be executed by the registered holder in order to
convert shares of the Series A Preferred Stock)

        The undersigned hereby irrevocably elects to convert (the "Conversion") [            ] shares of Series A 7.75% Convertible Preferred Stock (the "Series A Preferred Stock"), into shares of common stock, par value $0.01 per share ("Common Stock"), of Andrew Corporation (the "Company") according to the conditions of the Amended and Restated Certificate of Incorporation establishing the terms of the Series A Preferred Stock (the "Certificate of Incorporation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith payment of all applicable taxes or evidence that such taxes have been paid. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each stock certificate representing shares of the Series A Preferred Stock to be converted is attached hereto (or evidence of loss, theft or destruction thereof)(3)

Date of Conversion:
Applicable Conversion Ratio:
Number of shares of Series A Preferred Stock to be Converted:
Number of shares of Common Stock to be Issued:
Signature:
Name:
Address:(4)
Fax No.:

        (3)   The Company is not required to issue shares of Common Stock until the original certificates representing the shares of the Series A Preferred Stock (or evidence of loss, theft or destruction thereof and indemnity reasonably satisfactory to the Company and the Transfer Agent) to be converted are received by the Company or the Transfer Agent. The Company shall issue and deliver shares of Common Stock by hand or by delivery to an overnight courier not later than three business days following receipt of the original stock certificates representing the shares of the Series A Preferred Stock to be converted.

        (4)   Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

Amendments to the Andrew Corporation
Certificate of Incorporation

Amendment Number Two:

        Article 6, Section 1 shall be deleted in its entirety and replaced with the following:

          SECTION 1.    Number.    The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall consist of not less than six and not more than thirteen persons, with the specific number to be determined by resolution of the Board of Directors.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law ("DGCL") generally permits a Delaware corporation to indemnify officers, directors, employees or agents of the corporation if they are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Our certificate of incorporation provides that we will, subject to certain limitations, indemnify our directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

        Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
List of Exhibits

EXHIBIT	DESCRIPTION
2.1	Agreement and Plan of Merger dated as of February 17, 2003, as amended effective as of May 29, 2003, among Andrew Corporation, Adirondacks, LLC (f/k/a Adirondacks, Inc.) and Allen Telecom Inc., which is attached as ANNEX A to the joint proxy statement/prospectus which forms a part of this Registration Statement.
3.1	Form of Restated Certificate of Incorporation of Andrew Corporation (previously filed).
4.1	Stockholders Rights Agreement, dated November 14, 1996 (incorporated by reference to Registrant's Form 8-K filing on November 14, 1996) (File No. 001-14617).
5	Opinion of Gardner Carton & Douglas LLC regarding the validity of the securities being registered.
8.1	Opinion of Gardner Carton & Douglas LLC regarding material federal income tax consequences relating to the merger.
8.2	Opinion of Jones Day regarding material federal income tax consequences relating to the merger.
12	Andrew Corporation Ratio of Earnings to Fixed Charges (previously filed).
23.1	Consent of Ernst & Young LLP (for Andrew).
23.2	Consent of PriceWaterhouseCoopers LLP (for Andrew).

23.3	Consent of Deloitte & Touche LLP (for Allen).
23.4	Consent of Gardner Carton & Douglas LLC (included in the opinions filed as Exhibit 5 and Exhibit 8.1 to this Registration Statement).
23.5	Consent of Jones Day (included in the opinion filed as Exhibit 8.2 to this Registration Statement).
24	Power of Attorney (included on the signature page to this Registration Statement filed on March 31, 2003).
99.1	Form of Andrew Proxy Card.
99.2	Form of Allen Proxy Card.
99.3	Consent of Morgan Stanley & Co. Incorporated (previously filed).
99.4	Consent of Bear, Stearns & Co. Inc.
99.5	Consent of Philip Wm. Colburn (previously filed).
99.6	Consent of Robert G. Paul (previously filed).

ITEM 22. UNDERTAKINGS.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (5)
    That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6)
    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7)
    To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (8)
    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois on June 2, 2003.

ANDREW CORPORATION (Registrant)
/s/ CHARLES R. NICHOLAS Charles R. Nicholas Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of June 2003.

* Floyd L. English Chairman and Director	* Ralph E. Faison President, Chief Executive Officer Director
/s/ CHARLES R. NICHOLAS Charles R. Nicholas Vice Chairman and Chief Financial Officer Director	* Gregory F. Maruszak Vice President, Finance and Administration and Chief Accounting Officer
* John G. Bollinger Director	* Thomas A. Donahoe Director
* Jere D. Fluno Director	* William O. Hunt Director
* Gerald A. Poch Director	* Glen O. Toney Director
* Dennis L. Whipple Director
* /s/ CHARLES R. NICHOLAS Charles R. Nicholas, as attorney-in-fact pursuant to power of attorney granted in Registration Statement No. 333-104177 filed on March 31, 2003.

QuickLinks

ANDREW CORPORATION 10500 West 153rd Street Orland Park, Illinois 60462 Telephone: (708) 349-3300 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
ALLEN TELECOM INC. 25101 Chagrin Boulevard Suite 350 Beachwood, Ohio 44122 Telephone: (216) 765-5818 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
INNISFREE M&A INCORPORATED Stockholders call toll-free: 877-825-8777 Banks and Brokers call collect: 212-750-5833
SUMMARY
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ANDREW
ANDREW CORPORATION Selected Historical Consolidated Financial Data (In thousands, except per share amounts)
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ALLEN
ALLEN TELECOM INC. Selected Historical Consolidated Financial Data (In thousands, except per share amounts)
SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
ANDREW AND ALLEN Selected Unaudited Pro Forma Condensed Consolidated Financial Data (In thousands, except per share amounts)
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA
COMPARATIVE PER SHARE MARKET PRICE DATA
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
RISK FACTORS
THE SPECIAL MEETING OF ANDREW STOCKHOLDERS
INNISFREE M&A INCORPORATED Stockholders call toll-free: 877-825-8777 Banks and Brokers call collect: 212-750-5833
THE SPECIAL MEETING OF ALLEN STOCKHOLDERS
THE MERGER
Pro Forma 2004E Andrew Earnings per Share
Percentages Based On Publicly Available Research Estimates As of February 14, 2003
Percentages Based On Management Estimates of February 14, 2003
Percentages Based On Publicly Available Research Estimates As of May 22, 2003(1)
Percentages Based On Management Estimates of May 1, 2003
Comparisons As of February 14, 2003
Comparisons As of May 22, 2003
BUSINESS OF THE COMBINED COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Consolidated Balance Sheet of Andrew and Allen As of March 31, 2003
Unaudited Pro Forma Condensed Consolidated Statement of Operations of Andrew and Allen For the year ended September 30, 2002
Unaudited Pro Forma Condensed Consolidated Statement of Operations of Andrew and Allen For the six months ended March 31, 2003
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
COMPARISON OF RIGHTS OF ANDREW AND ALLEN STOCKHOLDERS
DESCRIPTION OF ANDREW CAPITAL STOCK
PROPOSALS TO AMEND THE ANDREW CERTIFICATE OF INCORPORATION
FUTURE ANDREW STOCKHOLDER PROPOSALS
FUTURE ALLEN STOCKHOLDER PROPOSALS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INNISFREE M&A INCORPORATED Stockholders call toll-free: 877-825-8777 Banks and Brokers call collect: 212-750-5833
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
ARTICLE I. THE MERGER
ARTICLE II. THE SURVIVING CORPORATION
ARTICLE III. CONVERSION OF SHARES
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
ARTICLE VI. CONDUCT OF BUSINESS PENDING THE MERGER
ARTICLE VII. ADDITIONAL AGREEMENTS
ARTICLE VIII. CONDITIONS TO CONSUMMATION OF THE MERGER
ARTICLE IX. TERMINATION
ARTICLE X. GENERAL PROVISIONS
OFFICERS OF THE SURVIVING CORPORATION
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ANDREW CORPORATION [Incorporated on November 21, 1986]
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
FORM OF SERIES A PREFERRED STOCK FACE OF SECURITY
REVERSE OF SECURITY
ASSIGNMENT
NOTICE OF CONVERSION
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
Amendments to the Andrew Corporation Certificate of Incorporation
FORM OF SERIES A PREFERRED STOCK FACE OF SECURITY
REVERSE OF SECURITY
ASSIGNMENT
NOTICE OF CONVERSION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES